                         CNL RETIREMENT PROPERTIES, INC.

                   Supplement No. Four, dated January 21, 2004
                       to Prospectus, dated March 26, 2003

         This Supplement is part of, and should be read in conjunction with, the
Prospectus dated March 26, 2003. This Supplement  replaces all prior Supplements to the  Prospectus.  Capitalized  terms  used in this  Supplement  have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed Properties for which the Company has entered into  initial  commitments  to acquire  and the  number and types of  Properties acquired by the Company are presented as of January 5, 2004,  and all references to  commitments  and  Property  acquisitions  should  be read  in that  context.
Proposed Properties for which the Company receives initial commitments,  as well as Property acquisitions that occur after January 5, 2004, will be reported in a subsequent Supplement.

                               RECENT DEVELOPMENTS

         The following table sets forth the type,  location and acquisition date for each of the  Properties  acquired by the Company  between  March 1, 2003 and
January 5, 2004.

                    Location                            Date
                                                      Acquired
-------------------------------------------------    -----------

Balmoral
     Palm Harbor, FL                                  07/08/03
Brighton Gardens by Sunrise
     Colorado Springs, CO                             03/27/03
     Denver, CO                                       03/27/03
     Lakewood, CO                                     03/27/03
     Edgewood, KY                                     03/28/03
     Greenville, SC                                   03/28/03
     Northridge, CA                                   03/28/03
     Rancho Mirage, CA                                03/28/03
     Salt Lake City, UT                               03/28/03
     Yorba Linda, CA                                  03/28/03
     Saddle River, NJ                                 03/31/03
     Atlanta, GA                                      08/29/03
     Columbia, MD                                     08/29/03
     Dayton, OH                                       08/29/03
     Florham Park, NJ                                 08/29/03
     Greensboro, NC                                   08/29/03
     Plymouth, MI                                     08/29/03
     Omaha, NE                                        08/29/03
     Prairie Village, KS                              08/29/03
     Rockville, MD                                    08/29/03
     St. Charles, IL                                  08/29/03
     Tampa, FL                                        08/29/03
     Westlake, OH                                     08/29/03
     West Orange, NJ                                  08/29/03
     Wheaton, IL                                      08/29/03
Dogwood Forest
     Dunwoody, GA                                     11/25/03
EdenBrook
     Alpharetta, GA                                   11/25/03
     Houston, TX                                      11/25/03
     Plano, TX                                        11/25/03
     Woodlands, TX                                    11/25/03
     Charleston, SC                                   11/25/03
     Huntsville, AL                                   11/25/03
     Jacksonville, FL                                 11/25/03
     Tallahassee, FL                                  11/25/03
     Middletown, KY                                   11/25/03
     Atlanta, GA (Buckhead)                           11/25/03
     Atlanta, GA (Dunwoody)                           11/25/03
EdenGardens
     Aiken, SC                                        11/25/03
     Columbia, SC                                     11/25/03
     Greenwood, SC                                    11/25/03
     Rock Hill, SC                                    11/25/03
     Arlington, TX                                    11/25/03
     Kingwood, TX                                     11/25/03
     Concord, NC                                      11/25/03
     Gainesville, FL                                  11/25/03
     Marietta, GA                                     11/25/03
     Roswell, GA                                      11/25/03
     Atlanta, GA                                      11/25/03
EdenTerrace Properties
     Arlington, TX                                    11/25/03
     Kingwood, TX                                     11/25/03
     Middletown, KY                                   11/25/03
Fairfax by Sunrise
     Fort Belvoir, VA                                 03/28/03
GreenTree
     Mt. Vernon, IL                                   09/05/03
     Indianapolis, IN                                 09/05/03
     West Lafayette, IN                               09/05/03
     Indianapolis, IN (Ft. Benjamin Harrison)         09/11/03
Sunrise MapleRidge
     Palm Springs, CA                                 03/28/03
Quadrangle by Sunrise
     Haverford, PA                                    03/28/03
Somerby
     Birmingham, AL                                   08/25/03
     Huntsville, AL                                   08/25/03
Sunrise
     Annapolis, MD                                    03/31/03
     Pikesville, MD                                   03/31/03
     Arlington, VA                                    09/30/03
     Arlington, VA (Bluemont Park)                    09/30/03
     Brooklyn, NY                                     09/30/03
     Brooklyn, NY (Sheepshead Bay)                    09/30/03
     Falls Church, VA                                 09/30/03
     Farmington Hills, MI                             09/30/03
     Frederick, MD                                    09/30/03
     Leesburg, VA                                     09/30/03
     Mercer Island, WA                                09/30/03
     Poland, OH                                       09/30/03
     Raleigh, NC                                      09/30/03
     Sterling, VA                                     09/30/03
     Beverly Hills, CA (1)                            09/30/03
     Cresskill, NJ (1)                                09/30/03
     Edmonds, WA (1)                                  09/30/03
     Lilburn, GA (1)                                  09/30/03
     Madison, NJ (1)                                  09/30/03
Land only
     Warminster, PA                                   06/02/03
     Hingham, MA                                      12/01/03

               (1) This Property is being developed.

         The Balmoral  Assisted  Living  Community  located in Palm Harbor is an independent  living/assisted  living  community  which  opened  in July 1996 and includes 44 independent  living units and 55 assisted  living units or units for residents with Alzheimer's or related memory disorders.

         The Brighton Gardens  Properties  located in each of Colorado  Springs,
Denver, Lakewood,  Greenville,  Northridge, Rancho Mirage, Salt Lake City, Yorba
Linda, Omaha, Prairie Village,  Rockville and Tampa are assisted  living/skilled nursing  Properties  which opened  between  September 1996 and January 2002, and each Property  includes  between 60 and 101 assisted living units and between 25 and 44 units for residents with Alzheimer's and related memory  disorders.  Each
Property also includes  between 28 and 30 skilled  nursing  units.  The Brighton
Gardens Properties located in each of Edgewood, Saddle River, Atlanta, Columbia,
Dayton, Florham Park, Greensboro,  Plymouth, St. Charles,  Westlake, West Orange
and Wheaton are assisted living  Properties  which opened between April 1998 and
April 2000, and each Property  includes  between 65 and 98 assisted living units and between 16 and 39 units for residents  with  Alzheimer's  and related memory disorders.

         The Dogwood Forest  Property is an assisted living facility that opened in June 2000.  The Property  includes 55 assisted  living units and 11 units for residents with Alzheimer's and related memory disorders.  It is anticipated that the facility will convert eight units from assisted  living units to Alzheimer's and related  memory  disorder  units.  This will bring the  configuration  to 47 assisted  living units and 19 units for residents with  Alzheimer's  and related memory disorders.

         The  EdenBrook  and   EdenGardens   Properties   are  assisted   living
Properties,  which opened  between  August 1993 and June 2001, and each Property includes  between  36 and 65  assisted  living  units  and  up to 35  units  for residents  with  Alzheimer's  and  related  memory  disorders.  The  EdenTerrace
Properties are independent living Properties, which opened between December 2000 and June 2001, and each Property includes between 120 and 140 independent living units.

         The Fairfax  Property is a continuing care  retirement  community which opened in July 1989 and includes 382 independent  living units and cottages,  45 assisted living units and 40 skilled nursing units.

         The GreenTree  Properties are assisted living  Properties  which opened between March 1998 and March 2001,  and each Property  includes  either 58 or 59 assisted living units.

         The  MapleRidge of Palm Springs is an assisted  living  Property  which opened in December  1999 and includes 56 assisted  living units and 28 units for residents with Alzheimer's and related memory disorders.

         The Quadrangle Property is a continuing care retirement community which opened in May 1989 and includes 349  independent  living units and cottages,  90 assisted  living units,  25 units for  residents  with  Alzheimer's  and related memory disorders and 72 skilled nursing units.

         The  Somerby  Properties  located  in  Birmingham  and  Huntsville  are independent  living/assisted  living  Properties which opened in April 1999. The
Birmingham  Property  includes 240 independent  living units, 84 assisted living units and 28 units for residents with Alzheimer's and related memory  disorders.
The Huntsville  Property  includes 138 independent  living units and 48 assisted living units.

         The  Sunrise  Properties  located  in  each of  Annapolis,  Pikesville,
Arlington,  Brooklyn,  Brooklyn-Sheepshead Bay, Falls Church,  Farmington Hills,
Frederick,  Mercer Island,  Poland,  and Raleigh are assisted living  Properties which opened between January 1989 and February 2002, and each Property  includes between  29 and 88  assisted  living  units  and  between  16 and 38  units  for residents with  Alzheimer's and related memory  disorders.  The Sunrise Property located in Leesburg,  Virginia is an assisted  living  Property  which opened in
January  1984 and  includes 38 assisted  living  units.  The Sunrise  Properties located  in  each  of  Arlington-Bluemont  Park  and  Sterling  are  independent living/assisted  living  Properties which opened between May 1990 and July 1992, and each Property includes between 52 and 128 independent living units,  between
37  and  47  assisted  living  units  and up to ten  units  for  residents  with
Alzheimer's and related memory disorders.

         The Sunrise Properties to be located in each of Beverly Hills, Edmonds,
Lilburn and Madison are  expected  to be  assisted  living  Properties  and each
Property  is expected to include  between 35 and 64  assisted  living  units and between  16 and 23 units for  residents  with  Alzheimer's  and  related  memory disorders. The remaining Sunrise Property located in Cresskill is expected to be an  independent  living/assisted  living  Property and is expected to include 77 independent  living units,  60 assisted  living units and 21 units for residents with Alzheimer's and related memory disorders.

         The  Ann's  Choice  Continuing  Care  Retirement   Community  is  being
constructed  on the  parcel of land  located  in  Warminster,  Pennsylvania.  In addition,  the  Linden  Ponds  Continuing  Care  Retirement  Community  is being constructed on the parcel of land located in Hingham, Massachusetts. The Company will not own these  facilities.  The facilities will be owned by a subsidiary of
Erickson  Retirement  Communities,  LLC  ("Erickson"),  to which the Company has leased the land.

         As of January 5, 2004, the Company owned  interests in 119  Properties.
In addition,  the Company has  commitments to acquire 23 additional  Properties.
Substantially all of the Properties owned by the Company, and the Properties for which  the  Company  has  commitments  to  acquire,  are or will be  leased on a
long-term,   triple-net  basis  and  are  managed  by  Operators  of  retirement facilities. Of the 119 Properties owned by the Company as of January 5, 2004, 93 are operated by Sunrise Senior Living Services,  Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. (formerly known as Sunrise Assisted Living, Inc.)
("Sunrise").  Sunrise  (SRZ)  is  a  NYSE  listed  company.  Additionally,  five
Properties  owned by the  Company as of January 5, 2004 are being  developed  by
Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each  development,  the Property  will be operated by Sunrise  Senior  Living
Services, Inc.

         In a press  release  dated March 31,  2003,  Sunrise  announced  it had acquired all of the outstanding  stock of Marriott Senior Living Services,  Inc.
When the stock sale was completed,  the 41 long-term management agreements which the  Company's  tenants had entered into with Marriott  Senior Living  Services,
Inc. were assumed by Sunrise Senior Living Services,  Inc.;  therefore,  Sunrise
Senior Living Services,  Inc. now operates all of the Company's  Properties that were previously  operated by Marriott Senior Living Services,  Inc. In addition,
Sunrise  agreed to assume an obligation  to the Company  under a guarantee  from
Marriott International,  Inc. relating to one of these Properties. Subsequent to
Sunrise's assumption of the long-term management  agreements which the Company's tenants had entered into with Marriott Senior Living  Services,  Inc., the names of certain Properties owned by the Company were changed in the following manner:
all of the Company's  Marriott  MapleRidge  Properties  are now known as Sunrise
Assisted Living Properties.  Additionally, all of the Company's Brighton Gardens
by  Marriott  Properties  are now known as  Brighton  Gardens by Sunrise  Senior
Living Services, Inc. Properties.

         The Board of Directors declared  Distributions of $0.0589,  $0.0589 and
$0.0592  per Share to  stockholders  of  record on  October  1,  November  1 and
December  1,  2003,  respectively,  which were paid by  December  31,  2003.  In
addition,   the  Board  of  Directors  declared   Distributions  of  $0.0592  to
stockholders of record on January 1, 2004, payable by March 31, 2004.

                                  THE OFFERINGS

GENERAL

         As of January 5, 2004, the Company had received subscriptions from this offering for 89.9 million Shares totalling $899 million in Gross Proceeds. As of
January 5, 2004,  the  Company  had  received  aggregate  subscriptions  for 151 million Shares  totalling $1.5 billion in gross proceeds,  including 1.1 million
Shares ($10.9 million) issued pursuant to the Reinvestment  Plan, from its Prior
Offerings and this offering.  As of January 5, 2004, net proceeds to the Company from its offerings of Shares and capital  contributions from the Advisor,  after deduction of selling  commissions,  the  marketing  support  fee, due  diligence expense  reimbursements and organizational and offering expenses,  totalled $1.4 billion. The Company used $1 billion of net offering proceeds,  $71.4 million in advances  relating  to its  line of  credit  and  $282.4  million  in  Permanent
Financing,  as well as the  assumption  of $88.5  million in bonds  payable,  to invest $1.5 billion in 119  retirement  Properties.  As of January 5, 2004,  the
Company had repaid $51.4 million in advances relating to its line of credit, had paid $89.5 million in  Acquisition  Fees and  Acquisition  Expenses and had used
$1.6  million to redeem  0.2  million  Shares of Common  Stock,  leaving  $205.4 million available to invest in Properties or Mortgage Loans.

                                  RISK FACTORS

COMPANY-RELATED RISKS

         We will be subject to conflicts of interest.

         The following paragraphs update and replace the sixth paragraph on page
14 of the Prospectus:

                  We may invest with affiliates of the advisor. We may invest in joint ventures with other programs  sponsored by the advisor or its  affiliates.
The Board of Directors,  including the independent  directors,  must approve the
transaction,   but  the  advisor's   recommendation   may  be  affected  by  its
relationship  with one or more of the co-venturers and may be more beneficial to the other programs than to us. The advisor or its  affiliates  from time to time may acquire  properties on a temporary  basis with the intention of subsequently transferring the properties to one or more programs  sponsored by CNL. Conflicts may arise in connection with such transactions.

                  Affiliates of the advisor have a financial interest in certain tenants.  For  properties  that we lease to tenants in which  affiliates  of the advisor  have  financial  or other  interests,  we are less  likely to evict the tenant for defaulting under the lease. Minor defaults may continue for some time before the advisor or Board of Directors,  including the independent  directors, resolves  to evict the  tenant,  and the  advisor's  recommendation  may be more beneficial to other entities than to the Company.

REAL ESTATE AND OTHER INVESTMENT RISKS

         Retirement Facilities.

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 18 of the Prospectus:

         We will not control the management of our properties.  Our tenants will be responsible for maintenance and other day-to-day management of the properties either  directly or by  entering  into  operating  agreements  with  third-party operators.  Because  our  revenues  will  largely be  derived  from  rents,  our financial  condition will be dependent on the ability of third-party  tenants or operators  that we do not control to operate the  properties  successfully.  The tenant's  ability to satisfy  the lease  obligations  depends  primarily  on the property's  operating  results.  We intend to enter into leasing agreements with tenants  having  substantial  prior  experience  in the  operation of retirement facilities or medical office  buildings and walk-in clinics or who contract with third-party operators having the same qualifications. However, we may enter into leasing  agreements with newly-formed  tenants that have limited  experience but whose  principals and officers have  substantial  experience in the operation of retirement  facilities or medical office buildings and walk-in  clinics.  If our
tenants  or   third-party   operators  are  unable  to  operate  the  properties
successfully,  they may not be able to pay their  rent,  which  could  adversely affect our financial condition.

                             MANAGEMENT COMPENSATION

         For  information  concerning  compensation  paid to the Advisor and its
Affiliates, see "Certain Relationships and Related Transactions."

                                    BUSINESS

GENERAL

         The  following  table updates and replaces the  corresponding  table on page 46 of the Prospectus.

                   Percent of Persons Needing Assistance with
                        Activities of Daily Living (ADLs)

                 Years of Age                        Percentage
              ------------------                   --------------

                    65-69                              8.1%

                    70-74                              10.5%

                    75-79                              16.9%

                     80+                               34.9%

Source:  U.S. Census Bureau, 1997 data

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 46 of the Prospectus.

         According  to the  Centers  for  Medicare & Medicaid  Services  and the
National Health Statistics  Group, the health care industry  represents 14.3% of the United  States' gross  domestic  product  ("GDP") with over $1.6 trillion in annual  expenditures.  The Health Care  Financing  Administration  expects  this figure  to rise to over 16% of the GDP by 2011,  with  $2.8  trillion  in annual expenditures. According to the Health Care Financing Administration, U.S. health care  construction  expenditures  are  estimated  to be $23  billion in 2003 and growing. With regard to housing for seniors,  there are three major contributors to growth and the  attraction of capital,  according to the National  Investment
Conference for the Senior Living and Long Term Care Industries in 1996. They are
(i)  demographics,  (ii) the  limited  supply  of new  product,  and  (iii)  the investment  community's  increased  understanding  of the industry.  The Company believes the growth in demand and facilities will continue for at least 50 years due to the  favorable  demographics,  the  increase in public  awareness  of the industry,  the  preference  of seniors for obtaining  care in  non-institutional settings and the cost savings realized in a non-institutional environment.

         The  following  table updates and replaces the  corresponding  table on page 47 of the Prospectus.

    Estimate of Resident Demand for Seniors' Housing Categories - Private Pay
                             Thousands of Residents

   Base               Independent Living             Assisted Living            Skilled Nursing
------------         ---------------------          ------------------         ------------------
   2000                      637                           511                        671
   2010                      751                           592                        773
   2020                      991                           720                        964
   2030                     1,389                         1,004                      1,309

Source:   The  Case  for  Investing  in  Seniors   Housing  and  Long  Term-Care
          Properties,  prepared for the National  Investment  Conference for the
          Senior Living and Long-Term Care Industries, Copyright 2001

PROPERTY ACQUISITIONS

         The  following  information  should  be read in  conjunction  with  the
"Business  --  Property  Acquisitions"  section  beginning  on  page  50 of  the
Prospectus.

         Summit  Portfolio  Properties.  On March 27, 2003, the Company acquired the Brighton Gardens of Colorado Springs located in Colorado  Springs,  Colorado
(the "Colorado Springs Property") for $16,120,000 from Senior Living of Colorado
Springs,  LLC; the Brighton  Gardens of Denver located in Denver,  Colorado (the
"Denver  Property") for $17,480,000  from Senior Living of Denver,  LLC; and the
Brighton  Gardens of  Lakewood  located in  Lakewood,  Colorado  (the  "Lakewood
Property")  for  $18,400,000  from Senior Living of Lakewood,  LLC. The Colorado
Springs,  Denver and  Lakewood  Properties  are  hereinafter  referred to as the
"Summit Portfolio  Properties."  These three Properties are operated and managed by Sunrise Senior Living Services, Inc.

         The Company,  as lessor,  has entered into long-term,  triple-net lease agreements with Senior Living of Colorado Springs, LLC, Senior Living of Denver,
LLC and  Senior  Living of  Lakewood,  LLC,  subsidiaries  of Summit  Companies,
Incorporated, relating to these three Properties. The general terms of the lease agreements are described in "Business --  Description  of Property  Leases." The
principal features of the lease agreements are as follows:

         o The initial term of each lease expires on March 27, 2018.

         o Minimum annual rent as set forth in the leases is as follows:

                                                               Minimum
                              Property                      Annual Rent
                 -----------------------------------      ----------------

                 Colorado Springs Property                  $1,576,765
                 Denver Property                             1,707,670
                 Lakewood Property                           1,796,210

 o         Minimum  annual rent will increase by 0.375% in the second lease year and by 2.5%  beginning  in the third lease year,  and each lease year thereafter.

 o         At the end of the  initial  lease  terms,  the  tenant  will have two consecutive renewal options of five years each.

 o         In addition to minimum rent, the leases require additional rent in an
           amount  equal  to  the  difference   between  14%  of  the  Company's
           investment  basis in the  Properties  and minimum  rent  payable each lease year. The additional  rent is payable on a monthly basis to the extent net operating  cash flow from the  Properties is available and does not accumulate beyond each lease year.

o          On behalf of the tenants of these three Properties,  the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of  furniture,  fixtures  and  equipment  relating to the three  Properties.  Deposits to the FF&E  Reserve are made every four weeks,  and the amount of the deposits  are based on a percentage  of gross  revenues,  as  determined  by factors  such as the age of each
           Property. Deposits to the FF&E Reserve are 1.5% of gross revenues for the first lease year;  2% of gross  revenues for the second and third lease years;  3% of gross revenues for the fourth through  thirteenth lease years;  3.5% of gross revenues for the  fourteenth  lease year;
           and 4% of gross revenues for the fifteenth  lease year.  Funds in the
           FF&E  Reserve  relating  to these  three  Properties  are held by the tenant.

o          The leases for the Summit Portfolio Properties contain pooling terms, meaning that net operating  profits with respect to these  Properties are combined for the purpose of funding rental  payments and the FF&E
           Reserve. In addition, the leases contain cross-default terms, meaning that if the  tenant of any of the three  Properties  defaults  on its obligations  under its lease,  the  Company  will have the ability to pursue  its  remedies  under the  leases  with  respect  to all three
           Properties,  regardless of whether the tenant of any such Property is in default under its lease.

o          Base management fees payable to Sunrise Senior Living Services,  Inc.
           for the operation of the three  Properties  are 7% of gross  revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

         The approximate  federal income tax basis of the depreciable portion of the three Summit Portfolio Properties is as follows:

                   Colorado Springs Property                $16,400,000
                   Denver Property                           17,900,000
                   Lakewood Property                         17,900,000

         On March 27,  2003,  in  connection  with the  purchase  of the  Summit
Portfolio  Properties,  the Company obtained  Permanent  Financing  comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable  rate  based on  30-day  LIBOR  plus 325  basis  points  with a minimum interest rate of 5% per annum. The loans require monthly  principal and interest payments  through  March 31,  2005,  with the unpaid  principal  balance and all accrued  interest due at that time. The loans have certain  financial  covenants typically found in commercial  loans.  The financial  covenants are based on the combined operations of the Summit Portfolio  Properties.  In connection with the loans,  the  Company  incurred  loan  fees and  closing  costs of  approximately
$352,000. The loans are cross-collateralized and cross-defaulted.

         The Colorado  Springs  Property,  which opened in October  1999, is the
Brighton Gardens of Colorado Springs located in Colorado Springs,  Colorado. The
Colorado  Springs  Property  includes 90  assisted  living  units,  25 units for residents with  Alzheimer's and related memory  disorders and 28 skilled nursing
units.  The  Operator  provides   assistance  to  residents  with  daily  living
activities  such as  bathing,  dressing  and  medication  reminders,  as well as medical monitoring.  Amenities include common dining and living areas,  activity areas,  a library and a hair salon.  The Property is located three miles west of downtown Colorado Springs,  Colorado.  Other senior living facilities located in proximity to the Colorado Springs Property include NBA Village at Skyline,  Life
Care Campus of Colorado  Springs,  Sunrise  Assisted Living -- University  Park,
Sterling House of Broadmoor,  Wynwood of Colorado  Springs,  Union Printer Home,
Namaste Alzheimer's Center and Clare Bridge of Colorado Springs.

         The Denver  Property,  which opened in September  1996, is the Brighton
Gardens of Denver located in Denver,  Colorado.  The Denver Property includes 90 assisted  living units,  25 units for  residents  with  Alzheimer's  and related memory disorders and 28 skilled nursing units. The Operator provides  assistance to  residents  with  daily  living  activities  such as  bathing,  dressing  and medication  reminders,  as well as medical monitoring.  Amenities include common dining and  living  areas,  activity  areas,  a library  and a hair  salon.  The
Property is located eight miles southeast of downtown  Denver,  Colorado.  Other senior living  facilities  located in proximity to the Denver  Property  include
Caley Ridge, EPOCH Assisted Living of Denver,  Heritage Club of Denver,  Sunrise
at Cherry Creek, Sunrise Assisted Living at Orchard and Wellspring.

         The Lakewood  Property,  which opened in October  1999, is the Brighton
Gardens of Lakewood located in Denver,  Colorado. The Lakewood Property includes
90 assisted  living units,  25 units for residents with  Alzheimer's and related memory disorders and 28 skilled nursing units. The Operator provides  assistance to  residents  with  daily  living  activities  such as  bathing,  dressing  and medication  reminders,  as well as medical monitoring.  Amenities include common dining and  living  areas,  activity  areas,  a library  and a hair  salon.  The
Property is located ten miles west of downtown  Denver,  Colorado.  Other senior living facilities  located in proximity to the Lakewood Property include the Inn at Lakewood, Heritage Club of Lakewood and Sunrise at Pinehurst.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods  during the past five years the facilities have been operational are as follows:

                                                                                         Revenue          Revenue
                                                                         Average       per Occupied         per
                                                                        Occupancy          Unit          Available
          Property                  Location              Year            Rate                              Unit
 ---------------------------  ----------------------  -------------    ------------    -------------    -------------
 Colorado Springs Property    Colorado Springs, CO           *1999          20.7%          $ 115.27           $23.87
                                                            **2000          64.9%            108.68            70.53
                                                            **2001          77.7%            113.60            88.27
                                                            **2002          86.3%            117.93           101.73
                                                           ***2003          93.4%            131.84           123.10

                                                                                         Revenue          Revenue
                                                                         Average       per Occupied         per
                                                                        Occupancy          Unit          Available
          Property                  Location              Year            Rate                              Unit
 ---------------------------  ----------------------  -------------    ------------    -------------    -------------

 Denver Property              Denver, CO                    **1999          93.4%            $98.54           $92.05
                                                            **2000          89.8%            109.78            98.62
                                                            **2001          88.2%            123.57           109.04
                                                            **2002          97.6%            125.62           122.58
                                                           ***2003          94.1%            137.09           128.95

 Lakewood Property            Lakewood, CO                   *1999          38.8%           $134.21          $ 52.09
                                                            **2000          71.0%            107.93            76.59
                                                            **2001          80.5%            127.03           102.23
                                                            **2002          93.0%            127.92           118.95
                                                           ***2003          94.8%            142.74           135.35

*   Data for the Colorado Springs and Lakewood Properties represents the period
    October 1, 1999 through December 31, 1999.
**  Data  for  1999,  2000,  2001  and  2002  represents  information  for  each applicable fiscal year.
*** Data for 2003  represents  the period  January 4, 2003 through  November 30,
    2003.

         Additional  Marriott  Portfolio Two Properties.  On March 28, 2003, the
Company acquired nine Properties from Marriott Senior Living Services,  Inc. and its affiliates for an aggregate  purchase  price of  approximately  $166 million plus the assumption of approximately $88.5 million in life care bonds payable to certain residents of two of the Properties.  The Properties and related purchase prices include the Brighton  Gardens of Edgewood  located in Edgewood,  Kentucky
(the "Edgewood  Property") for  $2,654,632;  the Brighton  Gardens of Greenville
located  in  Greenville,   South  Carolina  (the   "Greenville   Property")  for
$4,132,969; the Brighton Gardens of Northridge located in Northridge, California
(the  "Northridge  Property") for  $14,735,846;  the Brighton  Gardens of Rancho
Mirage located in Rancho Mirage,  California (the "Rancho Mirage  Property") for
$13,833,657;  the Brighton  Gardens of Salt Lake City located in Salt Lake City,
Utah (the "Salt Lake City Property") for  $15,028,664;  the Brighton  Gardens of
Yorba Linda located in Yorba Linda,  California (the "Yorba Linda Property") for
$13,483,926;  the MapleRidge of Palm Springs located in Palm Springs, California
(the "Palm  Springs  Property")  for  $2,653,469;  the  Fairfax  located in Fort
Belvoir,  Virginia  (the  "Fort  Belvoir  Property")  for  $39,421,527  plus the assumption of $37,551,865 in life care bonds payable; and the Quadrangle located in Haverford,  Pennsylvania (the "Haverford  Property") for $60,118,719 plus the assumption of $50,958,830 in life care bonds payable. The Edgewood,  Greenville,
Northridge,  Rancho  Mirage,  Salt Lake City,  Yorba Linda,  Palm Springs,  Fort
Belvoir and Haverford  Properties are hereinafter referred to as the "Additional
Marriott Portfolio Two Properties." The nine Properties are operated and managed by Sunrise Senior Living Services, Inc.

         The Company as lessor,  has entered into  long-term,  triple-net  lease agreements with Eight Pack Management  Corp.,  Eleven Pack Management  Corp. and
Marriott  Continuing  Care,  LLC relating to these nine  Properties.  Eight Pack
Management  Corp.  is the tenant of two of these  Properties,  the  Orland  Park
Property  and  six  of  the  Marriott  Portfolio  Two  Properties.  Eleven  Pack
Management Corp. is the tenant of five of these Properties and the remaining six
Marriott Portfolio Two Properties. HRA Management Corporation, the tenant of the
Marriott Portfolio One Properties;  One Pack Management Corp., the tenant of the
Saddle River Property;  Balmoral Tenant  Services,  Inc., the tenant of the Palm
Harbor  Property;  Twenty  Pack  Management  Corp.,  the  tenant of the  Sunrise
Portfolio Four Properties and the Additional  Sunrise Portfolio Four Properties;
Harborchase  of  Gainesville,  Inc.,  Harborchase  of  Jacksonville,   Inc.  and
Harborchase  of  Tallahassee,  Inc.,  the tenants of the EdenCare  Portfolio One
Properties;  and Twenty Two Pack  Management  Corp.,  the tenant of the EdenCare
Portfolio Two Properties,  as described below, are also affiliates of Eight Pack
Management  Corp. and Eleven Pack Management Corp. Each of these companies is an
"HRA Affiliated  Company" and the ten companies are collectively  referred to as the "HRA Affiliated  Companies." The HRA Affiliated Companies are, collectively, the  tenants of 69 of the 119  Properties  owned by the Company as of January 5,
2004.  The  HRA  Affiliated  Companies  are  thinly  capitalized,  newly  formed corporations which are affiliates of Harbor Retirement  Associates,  LLC ("HRA")
and are affiliated  with the Advisor.  HRA is a developer and operator of senior living products and services. The principals of HRA, Timothy S. Smick and Daniel
Simmons,  have more than 50 years of combined  experience in the seniors housing industry.  Mr. Smick served as a director of the Company until February 13, 2002 and Mr.  Simmons  was an officer of the Company  until  early 2000.  The general terms of the lease  agreements  are  described in the section of the  Prospectus entitled "Business -- Description of Property Leases."

         The  principal  features  of  the  lease  agreements  with  Eight  Pack
Management  Corp.  relating to the Salt Lake City and Yorba Linda Properties are
as follows:

o The initial term of each lease expires on March 28, 2018.

o Minimum annual rent as set forth in the leases is as follows:

                                                      Minimum
                     Property                       Annual Rent
            ----------------------------    ----------------------------

         Salt Lake City Property                  $1,555,842
         Yorba Linda Property                      1,395,923

o        Minimum  annual rent will  increase by 3% beginning in the second lease year, and each lease year thereafter.

o        At the  end of the  initial  lease  terms  the  tenant  will  have  two consecutive renewal options of ten years each.

o        In addition to minimum rent, the leases require  additional  rent in an amount equal to the difference between 14% of the Company's  investment basis in the  Properties  and minimum rent payable each lease year. The additional  rent is  payable  on a  monthly  basis  to the  extent  net operating  cash  flow from the  Properties  is  available  and does not accumulate beyond each lease year.

o        Financial  statements that present the historical  operating results of these  Properties are included in Financial  Information  commencing on page F-1 of this Prospectus  Supplement,  as the Marriott Senior Living
         Services Nine  Communities,  for the quarters  ended March 28, 2003 and
         March 22, 2002,  and the fiscal years ended  January 3, 2003,  December
         28, 2001 and December 29, 2000.

o        On behalf  of the  tenant of these two  Properties,  the  Operator  has established  FF&E Reserve funds which will be used for the  replacement and renewal of furniture,  fixtures and  equipment  relating to the two
         Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property.  Deposits to the FF&E Reserve for the Salt Lake City and Yorba Linda  Properties are
         2% of gross revenues for the first and second lease years;  3% of gross revenues for the third  through  fourteenth  lease  years;  and 3.5% of gross  revenues each lease year  thereafter.  Funds in the FF&E Reserve relating to these two Properties are held by the Company.

o        The leases for the Salt Lake City and Yorba Linda Properties as well as the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock
         Properties  previously  acquired by the Company  and  described  in the section of the Prospectus entitled "Business-- Property  Acquisitions--
         Marriott Portfolio Two Properties" contain pooling terms,  meaning that net  operating  profits  with  respect to these  eight  Properties  are combined  for the  purpose  of  funding  rental  payments  and the FF&E
         Reserve. In addition,  the leases contain  cross-default terms, meaning that if the  tenant  of any of the  eight  Properties  defaults  on its obligations  under  any of these  leases,  the  Company  will  have the ability to pursue its  remedies  under the leases with respect to these eight Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for  the  operation  of the two  Properties  are 6% of  gross  revenues throughout  the term of the leases.  Rent payments due under the leases are subordinate to the payment of base management fees.

         The  principal  features  of the  lease  agreements  with  Eleven  Pack
Management Corp. relating to the Edgewood, Greenville, Northridge, Rancho Mirage
and Palm Springs Properties are as follows:

o        The initial term of each lease expires on March 28, 2018.

o        Minimum annual rent as set forth in the leases is as follows:

                                                   Minimum
                  Property                       Annual Rent
         ----------------------------    ----------------------------

         Edgewood Property                       $   234,022
         Greenville Property                         364,347
         Northridge Property                       1,299,057
         Rancho Mirage Property                    1,219,523
         Palm Springs Property                       233,920

o        Minimum  annual rent will  increase by 3% beginning in the second lease year, and each lease year thereafter.

o        At the  end of the  initial  lease  terms  the  tenant  will  have  two consecutive renewal options of ten years each.

o        In addition to minimum rent, the leases require  additional  rent in an amount equal to the difference between 14% of the Company's  investment basis in the  Properties  and minimum rent payable each lease year. The additional  rent is  payable  on a  monthly  basis  to the  extent  net operating  cash  flow from the  Properties  is  available  and does not accumulate beyond each lease year.

o        Financial  statements that present the historical  operating results of these  Properties are included in Financial  Information  commencing on page F-1 of this Prospectus  Supplement,  as the Marriott Senior Living
         Services Nine  Communities,  for the quarters  ended March 28, 2003 and
         March 22, 2002,  and the fiscal years ended  January 3, 2003,  December
         28, 2001 and December 29, 2000.

o        On behalf of the  tenant of these five  Properties,  the  Operator  has established an FF&E Reserve which will be used for the  replacement and renewal of  furniture,  fixtures  and  equipment  relating  to the five
         Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property.  Deposits to the  FF&E  Reserve  for the  Edgewood,  Greenville  and  Rancho  Mirage
         Properties  are 2% of gross  revenues  for the first and  second  lease years;  3% of gross  revenues for the third  through  fourteenth  lease years; and 3.5% of gross revenues each lease year thereafter.  Deposits to the  FF&E  Reserve  for  the  Northridge  Property  are 2% of  gross revenues  for the first  through  third  lease  years;  and 3% of gross revenues each lease year  thereafter.  Deposits to the FF&E Reserve for the Palm Springs  Property are 2% of gross revenues for the first lease year;  3% of gross  revenues for the second  through  thirteenth  lease years; and 3.5% of gross revenues each lease year thereafter.  Funds in the FF&E  Reserve  relating  to these five  Properties  are held by the
         Company.

o        The leases for the Edgewood, Greenville,  Northridge, Rancho Mirage and
         Palm Springs  Properties as well as the Bellevue,  Oklahoma City, Santa
         Rosa,  Atlanta,  Lynnwood  and  Snohomish  Properties  described in the section of the Prospectus  entitled "Business -- Property  Acquisitions
         -- Marriott  Portfolio Two Properties"  contain pooling terms,  meaning that net  operating  profits  with respect to these 11  Properties  are combined  for the  purpose  of  funding  rental  payments  and the FF&E
         Reserve. In addition,  the leases contain  cross-default terms, meaning that  if  the  tenant  of any of  the  11  Properties  defaults  on its obligations  under  any of these  leases,  the  Company  will  have the ability to pursue its  remedies  under the leases with respect to these
         11 Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for the  operation  of the five  Properties  are 6% of  gross  revenues throughout  the term of the leases.  Rent payments due under the leases are subordinate to the payment of base management fees.

         The principal features of the lease agreements with Marriott Continuing
Care,  LLC, a subsidiary of Sunrise,  relating to the Fort Belvoir and Haverford
Properties are as follows:

o        The initial term of each lease expires on March 28, 2018.

o           Minimum annual rent as set forth in the leases is as follows:

                                                   Minimum
                  Property                       Annual Rent
         ----------------------------    ----------------------------

         Fort Belvoir Property                  $  4,099,134
         Haverford Property                        6,234,763

o        Minimum  annual rent will  increase by 3% beginning in the second lease year, and each lease year thereafter.

o        At the  end of the  initial  lease  terms  the  tenant  will  have  two consecutive  renewal  options.  The first renewal term is for ten years and the second renewal term is for five years.

o        After  payment  of  minimum  rent,  and to the  extent  not used to pay
         minimum  rent,  the  leases  require   additional  rent  equal  to  the
         non-refundable  components of partially  refundable  entrance fees. The additional  rent is payable on an annual basis and does not  accumulate beyond each lease year.

o        Financial  statements that present the historical  operating results of these  Properties are included in Financial  Information  commencing on page F-1 of this Prospectus  Supplement,  as the Marriott Senior Living
         Services Nine  Communities,  for the quarters  ended March 28, 2003 and
         March 22, 2002,  and the fiscal years ended  January 3, 2003,  December
         28, 2001 and December 29, 2000.

o        On behalf  of the  tenant of these two  Properties,  the  Operator  has established an FF&E Reserve which will be used for the  replacement and renewal  of  furniture,  fixtures  and  equipment  relating  to the two
         Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property.  Deposits to the FF&E Reserve for the Fort Belvoir and Haverford  Properties  are 5%
         of gross revenues each lease year  throughout the lease term.  Funds in the FF&E  Reserve  relating  to these  two  Properties  are held by the
         Company.

         The approximate  federal income tax basis of the depreciable portion of the nine Additional Marriott Portfolio Two Properties is as follows:

                Edgewood                        $ 2,000,000
                Greenville                        4,100,000
                Northridge                       12,100,000
                Rancho Mirage                    12,900,000
                Palm Springs                      2,000,000
                Salt Lake City                   15,500,000
                Yorba Linda                      11,900,000
                Fort Belvoir                     62,200,000
                Haverford                        93,000,000

         In connection with the acquisition of the Additional Marriott Portfolio
Two  Properties,  the  Company  borrowed  approximately  $71  million on its $85 million revolving line of credit. For information  regarding the line of credit, see the section of the Prospectus entitled "Business -- Borrowing."

         In addition,  in  connection  with the purchase of the Fort Belvoir and
Haverford  Properties,  the  Company  assumed  approximately  $88.5  million  in non-interest  bearing bonds payable to certain residents of the Fort Belvoir and
Haverford  facilities.  The Company will issue new bonds to future  residents of these facilities, and the proceeds will be used to retire the existing bonds.

         The  Edgewood  Property,  which  opened in April 2000,  is the Brighton
Gardens of  Edgewood  located  in  Edgewood,  Kentucky.  The  Edgewood  Property includes 93 assisted  living units and 26 units for residents  with  Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities  include a main dining room,  recreation room, a chapel, a hair salon, lounge  areas and  resident  laundry  rooms.  The  Property  is located 14 miles southwest  of downtown  Cincinnati,  Ohio and is within five miles of a hospital and retail and dining areas. Other senior living facilities located in proximity to the Edgewood  Property  include Atria Summit  Hills,  Colonial  Gardens,  St.
Charles, Carmel Manor, Atria and Madonna Manor.

         The Greenville Property,  which opened in January 2000, is the Brighton
Gardens of Greenville  located in  Greenville,  South  Carolina.  The Greenville
Property  includes  94  assisted  living  units,  25 units  for  residents  with
Alzheimer's  and related  memory  disorders and 28 skilled  nursing  units.  The
Operator  provides  assistance to residents with daily living activities such as bathing,  dressing  and  medication  reminders,  as well as medical  monitoring.
Amenities  include a main dining room, a recreation  room, a hair salon,  lounge areas and  resident  laundry  rooms.  The Property is located five miles west of downtown Greenville and is within three miles of retail and dining areas.

         The Northridge Property,  which opened in January 2002, is the Brighton
Gardens of Northridge located in Northridge, California. The Northridge Property includes 90 assisted living units,  25 units for residents with  Alzheimer's and related memory  disorders and 28 skilled  nursing units.  The Operator  provides assistance to residents with daily living  activities such as bathing,  dressing and medication  reminders,  as well as medical  monitoring.  Amenities include a main dining  room, a  recreation  room, a hair salon,  lounge areas and resident laundry  rooms.  The  Property is located 26 miles  northwest  of  downtown  Los
Angeles  and is within four miles of a  hospital,  and retail and dining  areas.
Other senior living facilities  located in proximity to the Northridge  Property include a Sunrise  Assisted  Living,  Aegis of  Granada  Hills,  Summerville  at
Chatsworth, Graceville by Le Foyer and Country Villa.

         The Rancho Mirage Property,  which opened in June 2000, is the Brighton
Gardens of Rancho Mirage located in Rancho Mirage, California. The Rancho Mirage
Property  includes  90  assisted  living  units,  26 units  for  residents  with
Alzheimer's  and related  memory  disorders and 28 skilled  nursing  units.  The
Operator  provides  assistance to residents with daily living activities such as bathing,  dressing  and  medication  reminders,  as well as medical  monitoring.
Amenities  include  dining rooms,  recreation  rooms,  activity  rooms, a salon, lounge areas, a swimming pool and jacuzzi,  and laundry  rooms.  The Property is located  120 miles east of  downtown  Los  Angeles and is near retail and dining areas,  and  across  the  street  from a medical  center.  Other  senior  living facilities  located  in  proximity  to the  Rancho  Mirage  Property  include  a
MapleRidge,  Mirage Inn, Hacienda DeMonterey,  Villa at Palm Desert,  Wellington
Place and Inner Image.

         The Palm  Springs  Property,  which  opened in  December  1999,  is the
MapleRidge of Palm Springs located in Palm Springs, California. The Palm Springs
Property  includes  56 assisted  living  units and 28 units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders. Amenities include a common living room and dining rooms. The Property is located 110 miles east of downtown  Los  Angeles in a  residential  area less than a mile from retail and dining  areas,  and within  three miles of a medical center. In addition to the Company's Rancho Mirage Property, other senior living facilities  located in proximity to the Palm Springs  Property  include  Windsor
Court, The Hallmark,  Villa at Palm Desert,  Wellington  Place,  Inner Image and
AMDAL Residential Care.

         The Salt  Lake  City  Property,  which  opened  in April  2000,  is the
Brighton  Gardens of Salt Lake City  located in Salt Lake City,  Utah.  The Salt
Lake City Property  includes 98 assisted  living  units,  25 units for residents with  Alzheimer's and related memory disorders and 28 skilled nursing units. The
Operator  provides  assistance to residents with daily living activities such as bathing,  dressing  and  medication  reminders,  as well as medical  monitoring.
Amenities  include a main dining room, a recreation  room, a hair salon,  lounge areas and  resident  laundry  rooms.  The  Property  is located in the  downtown district of Salt Lake City and is less than one mile from a medical center,  and retail and dining areas.  Other senior living facilities located in proximity to the Salt Lake City Property include Parklane,  St. Joseph's Villa, The Wentworth at East Millcreek, Silverado and Cordia Senior Residence.

         The Yorba Linda  Property,  which opened in July 2000,  is the Brighton
Gardens of Yorba  Linda  located in Yorba  Linda,  California.  The Yorba  Linda
Property  includes  90  assisted  living  units,  25 units  for  residents  with
Alzheimer's  and related  memory  disorders and 28 skilled  nursing  units.  The
Operator  provides  assistance to residents with daily living activities such as bathing,  dressing  and  medication  reminders,  as well as medical  monitoring.
Amenities  include  dining rooms,  recreation  rooms,  activity  rooms, a salon, lounge areas, a swimming pool and jacuzzi,  and laundry  rooms.  The Property is located 36 miles east of  downtown  Los  Angeles  and is near  retail and dining areas,  and  within  two  miles  from a  medical  center.  Other  senior  living facilities  located in proximity to the Yorba Linda Property  include Park Vista at Morningside,  Avalon at Bradford  Square,  Nohl Ranch Inn, Canyon Hills Club,
Prestige Assisted Living and Fullerton Gardens.

         The Fort Belvoir Property, which opened in July 1989, is the Fairfax by
Marriott,  a continuing  care  retirement  community,  located in Fort  Belvoir,
Virginia.  The Fort Belvoir Property  includes 382 independent  living units and cottages,  45 assisted living units and 40 skilled  nursing units.  The Operator provides  assistance to residents with daily living  activities such as bathing, dressing and  medication  reminders,  as well as medical  monitoring.  Amenities include common dining and living areas,  activity rooms, an indoor swimming pool and spa, a tennis court, and barber and beauty shops. The Property is located 19 miles southwest of Washington, D.C. and is within two miles of retail and dining areas,  and within  five miles of a hospital.  Other  senior  living  facilities located in proximity  to the Fort Belvoir  Property  include  Falcon's  Landing,
Vinson Hall and Knollwood.

         The Haverford Property,  which opened in May 1989, is the Quadrangle by
Marriott,  a  continuing  care  retirement  community,   located  in  Haverford,
Pennsylvania.  The Haverford  Property includes 349 independent living units, 90 assisted  living units,  25 units for  residents  with  Alzheimer's  and related memory disorders and 72 skilled nursing units. The Operator provides  assistance to  residents  with  daily  living  activities  such as  bathing,  dressing  and medication  reminders,  as well as medical monitoring.  Amenities include common dining and living areas,  activity  rooms, a swimming pool, hot tub and spa, and barber and beauty shops.  The Property is located ten miles west of Philadelphia and is within five miles of retail and dining  areas,  and within three miles of three  hospitals.  Other senior  living  facilities  located in proximity to the
Haverford  Property include Beaumont at Bryn Mawr,  Waverly Heights and Dunwoody
Village.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods  during the past five years the facilities have been operational are as follows:

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location             Year            Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------
 Edgewood Property           Edgewood, KY                **2000         21.1%            $ 109.25          $ 23.07
                                                         **2001         37.5%              106.55            39.92
                                                         **2002         34.2%              105.41            36.01
                                                        ***2003        45.2%                95.51            43.21

 Greenville Property         Greenville, SC              **2000         35.1%              $99.46          $ 34.94
                                                         **2001         60.2%              103.62            62.41
                                                         **2002         68.8%              109.46            75.25
                                                        ***2003         71.5%              124.50            89.03

 Northridge Property         Northridge, CA              **2002         53.3%            $ 141.23           $75.27
                                                        ***2003         80.1%              177.10           141.88

 Rancho Mirage Property      Rancho Mirage, CA           **2000         25.5%            $ 149.90           $38.23
                                                         **2001         45.4%              134.52            61.09
                                                         **2002         67.5%              149.27           100.77
                                                        ***2003         76.0%              164.60           125.08

 Palm Springs Property       Palm Springs, CA            **2000         22.8%            $ 108.09           $24.68
                                                         **2001         41.3%              105.80            43.72
                                                         **2002         67.9%               99.56            67.63
                                                        ***2003         84.1%               95.83            80.55

 Salt Lake City Property     Salt Lake City, UT          **2000         53.7%            $ 104.65           $56.24
                                                         **2001         75.2%              110.60            83.13
                                                         **2002         84.3%              114.19            96.20
                                                        ***2003         85.1%              125.77           107.08

                                                                      Average          Revenue          Revenue
                                                                     Occupancy       per Occupied     per Available
         Property                 Location             Year            Rate              Unit             Unit
 --------------------------  --------------------  -------------   --------------    -------------   --------------

 Yorba Linda Property        Yorba Linda, CA             **2000         29.7%            $ 122.99           $36.51
                                                         **2001         58.6%              126.37            74.07
                                                         **2002         71.5%              142.45           101.86
                                                        ***2003         71.2%              162.57           115.76

 Fort Belvoir Property       Fort Belvoir, VA             *1999         97.2%            $ 101.71           $98.88
                                                         **2000         95.9%              105.25           100.89
                                                         **2001         97.1%              108.17           105.07
                                                         **2002         98.7%              112.75           111.32
                                                        ***2003         96.6%               98.09            94.72

 Haverford Property          Haverford, PA                *1999         95.9%            $ 118.03         $ 113.15
                                                         **2000         98.0%              124.83           122.35
                                                         **2001         98.0%              134.04           131.36
                                                         **2002         99.7%              142.81           142.38
                                                        ***2003         96.5%              124.79           120.46

*   Data for 1999  represents the period  November 1, 1999 through  December 30,
    1999.

**  Data for 2000,  2001 and 2002  represents  information  for each  applicable fiscal year.

*** Data for 2003  represents  the period  January 4, 2003 through  November 30,
    2003.

         Prime Care  Portfolio Two  Properties.  On March 31, 2003,  the Company
acquired two  Properties  from Prime Care Eight,  LLC for an aggregate  purchase price of approximately $22.6 million. The Properties and related purchase prices include the Sunrise of Annapolis located in Annapolis,  Maryland (the "Annapolis
Property") for $13,294,253 and the Sunrise of Pikesville  located in Pikesville,
Maryland  (the  "Pikesville   Property")  for  $9,340,855.   The  Annapolis  and
Pikesville  Properties are hereinafter  referred to as the "Prime Care Portfolio
Two Properties." These two Properties are operated and managed by Sunrise Senior
Living Services, Inc.

         The Company, as lessor, has entered into a long-term,  triple-net lease agreement  with Prime Care  Eight,  LLC  relating to these two  Properties.  The general  terms of the  lease  agreement  are  described  in the  section  of the
Prospectus  entitled "Business -- Description of Property Leases." The principal features of the lease agreement are as follows:

o        The term of the lease expires on March 31, 2038.

o        Minimum annual rent as set forth in the lease is as follows:

                                                  Minimum
                    Property                    Annual Rent
         --------------------------------     -----------------

         Annapolis Property                      $1,465,099
         Pikesville Property                      1,029,413

o        Minimum annual rent will increase by 2.5% beginning January 1, 2004 and each lease year thereafter until the end of the 28th lease year.

o        In addition to minimum rent, the lease requires  additional  rent which will be payable based on various  predetermined  dollar amounts derived from achieving specific  percentage  occupancy levels beginning January
         1, 2004.

o        Based on the  Company's  due  diligence  and  underwriting  procedures, management anticipates that the net operating income generated from the
         Properties  together with an aggregate $0.5 million tenant guarantee to fund any operating  shortfalls  related to the two  Properties  will be sufficient  to fund amounts due under the terms and  conditions  of the direct financing lease. As of January 5, 2004, the remaining balance of the guarantee was $0.2 million.

o        On behalf  of the  tenant of these two  Properties,  the  Operator  has established  FF&E Reserve funds which will be used for the  replacement and renewal of the  furniture,  fixtures and equipment  relating to the
         Prime Care  Portfolio  Two  Properties.  Monthly  deposits  to the FF&E
         Reserve are as follows:  1.5% of gross  revenues for the years 2003 and
         2004; 2% of gross revenues for the years 2005 through 2008; and 2.5% of gross  revenues  every  year  thereafter.  Funds  in the  FF&E  Reserve relating to these two Properties are held by the tenant.

o        The lease for the two Properties  contains pooling terms,  meaning that net operating  profits with respect to both Properties are combined for the  purpose  of  funding  rental  payments  and the FF&E  Reserve.  In addition,  the lease contains  cross-default terms, meaning that if the tenant defaults on its obligations under the lease for either Property, the  Company  will have the  ability to pursue its  remedies  under the lease with respect to both Properties, regardless of whether the tenant is in default under the lease, with respect to the other Property.

o        The  lease  contains  provisions  that  allow  the  lessee  to elect to purchase  the  Properties  at the end of the term  for a  predetermined amount.  The lease also  permits  the  Company to require the lessee to purchase  the  Properties  at the end of the  lease  term  for the same predetermined  amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for  the  operation  of the  two  Properties  are  6% of  net  revenues throughout the term of the lease.  One-half of the base  management fee is payable as an  operating  expense of the  Property  and minimum rent payments due under the lease are  subordinate  to such base  management fee. The remaining 3% base management fee is subordinate to the payment of minimum annual rent, a tenant administrative fee, the funding of the
         FF&  Reserve  and the  replenishment  of any  amounts  drawn under the
         $500,000 tenant guarantee  discussed above.  Unpaid  subordinated  base management fees will accrue without interest.

         On March 31, 2003,  in  connection  with the purchase of the Prime Care
Portfolio Two  Properties,  the Company assumed  approximately  $20.6 million of
Permanent Financing which is secured by the Prime Care Portfolio Two Properties.
The loan bears interest at a fixed rate of 7.83% per annum and requires  monthly principal and interest  payments  through October 2008 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800.

         The Annapolis  Property,  which opened in November 1995, is the Sunrise of Annapolis located in Annapolis,  Maryland. The Annapolis Property includes 50 assisted  living units and 22 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include common dining and living areas, activity areas and a beauty/barber shop.
The Property is located 26 miles  southeast of  Baltimore.  Other senior  living facilities  located in  proximity to the  Annapolis  Property  include  Manresa,
Annapolitan, Heartlands and Sunrise of Severna Park.

         The  Pikesville  Property,  which opened in May 1996, is the Sunrise of
Pikesville located in Pikesville,  Maryland. The Pikesville Property includes 61 assisted  living units and 18 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include common dining and living areas, activity areas and a beauty/barber shop.
The Property is located 11 miles from  downtown  Baltimore.  Other senior living facilities located in proximity to the Pikesville Property include  Springhouse,
Arden Courts, Brighton Gardens of Pikesville and Atrium Village.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per available  unit (per diem) for the  facilities  for the past five years and for the period  January 1, 2003  through  August 31,  2003 are as follows:

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location             Year            Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------
 Annapolis Property          Annapolis, MD                 1998         97.6%            $ 136.78         $ 133.03
                                                           1999         95.0%              139.82           133.03
                                                           2000         96.9%              141.90           137.48
                                                           2001         97.0%              144.59           141.08
                                                           2002         97.1%              150.44           145.74
                                                          *2003         96.8%              159.95           154.75

 Pikesville Property         Pikesville, MD                1998         91.4%            $ 134.99         $ 123.17
                                                           1999         90.0%              137.65           123.71
                                                           2000         88.4%              132.75           117.34
                                                           2001         92.0%              131.00           120.22
                                                           2002         88.0%              136.07           119.13
                                                          *2003         84.5%              141.06           119.25

*        Data for 2003  represents the period  January 1, 2003 through  November
         30, 2003.

         Brighton  Gardens  located in Saddle  River,  New Jersey.  On March 31,
2003, the Company acquired the Brighton Gardens assisted living Property located in Saddle River,  New Jersey (the "Saddle River  Property") for $12,750,000 from
Circle  Housing  Limited  Partnership.  The  Property is operated and managed by
Sunrise Senior Living Services,  Inc. The Company, as lessor, has entered into a long-term  lease  agreement  with One Pack  Management  Corp.  relating  to this
Property.  One Pack Management Corp., an HRA Affiliated Company, is described in further  detail in "Business -- Property  Acquisitions  --  Additional  Marriott
Portfolio Two  Properties,"  above. The general terms of the lease agreement are described in the section of the Prospectus  entitled "Business -- Description of
Property Leases." The principal features of the lease agreement are as follows:

o        The initial term of the lease expires on March 31, 2018.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of ten years each.

o        The lease  requires  minimum  annual rent of  $1,321,352  for the first lease year with increases of 3% each lease year thereafter.

o        In addition to minimum rent, the lease requires  additional  rent in an amount equal to the difference between 14% of the Company's  investment basis in the  Properties  and minimum rent payable each lease year. The additional  rent is  payable  on a  monthly  basis  to the  extent  net operating  cash  flow from the  Properties  is  available  and does not accumulate beyond each lease year.

o        On behalf of the tenant of the Saddle River Property,  the Operator has established an FF&E Reserve fund which will be used for the replacement and renewal of the  furniture,  fixtures and equipment  relating to the
         Property.  Deposits to the FF&E Reserve are made every four weeks,  and the amount of the deposits are based on a percentage of gross revenues, as determined  by factors such as the age of the Property.  Deposits to the FF&E Reserve for the Saddle River Property are 2% of gross revenues for the first and second  lease  years;  3% of gross  revenues  for the third through  twelfth lease years;  and 3.5% of gross  revenues  every lease  year  thereafter.  Funds in the FF&E  Reserve  relating  to this
         Property are held by the Company.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for the operation of the Saddle River Property are 6% of gross revenues throughout the term of the lease. Rent payments due under the lease are subordinate to the payment of base management fees.

         The approximate  federal income tax basis of the depreciable portion of the Saddle River Property is $11,500,000.

         The Saddle River Property,  which opened in September 1998, includes 90 assisted  living units and 22 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include  common dining and living areas,  activity  areas,  a library and a hair salon. The Property is located 26 miles north of downtown  Newark.  Other senior living  facilities  located in proximity to the Saddle  River  Property  include
Brighton  Gardens of Paramus,  Van Dyk Park  Place,  Longview  Assisted  Living,
Allendale Community for Mature Living and Sunrise of Woodcliff Lake.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods  during the past five years the facility has been operational are as follows:

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location             Year            Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------
 Saddle River Property       Saddle River, NJ             *1999         62.6%             $122.60           $76.79
                                                          *2000         72.2%              129.89            93.82
                                                          *2001         66.2%              141.32            93.30
                                                          *2002         62.8%              141.83            89.04
                                                         **2003         66.6%              145.00            96.53

*  Data for 1999, 2000, 2001 and 2002 represents information for each applicable fiscal year.
** Data for 2003  represents  the period  January 4, 2003  through  November 30,
   2003.

         Ann's  Choice   Continuing   Care  Retirement   Community   located  in
Warminster, Pennsylvania. On June 2, 2003, the Company acquired a parcel of land located in Warminster, Pennsylvania, upon which the Ann's Choice Continuing Care
Retirement Community is being constructed (the "Warminster Property").  The land was purchased from Warminster Campus, L.P., a Maryland limited partnership,  for
$19,500,000.  The  Ann's  Choice  Continuing  Care  Retirement  Community,  once construction  is  completed,  is expected to include  1,542  independent  living apartments, 128 assisted living units and 190 skilled nursing units. The Company will not own the buildings and improvements. The buildings and improvements will be owned by Warminster Campus,  L.P. The Company,  as lessor, has entered into a long-term,  triple-net lease agreement with Warminster Campus,  L.P. relating to the land. The general terms of the lease  agreement are described in the section of the Prospectus  entitled  "Business --  Description of Property  Leases." The
principal features of the lease are as follows:

o        The initial land lease expires on June 2, 2013.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of five years each.

o        The lease  requires  minimum  annual rent of  $2,925,000  for the first through fifth lease years, $3,900,000 for the sixth through tenth lease years and $4,680,000 for the eleventh and all subsequent lease years.

o        A security deposit equal to $1,462,350 has been retained by the Company as security for the tenant's obligations under the lease.

o        The tenant will have the option to purchase the land  subsequent to May
         30, 2007 for $19,500,000.

o        The  Company's  lease  payments  are  subordinate  to a first  mortgage construction  loan entered into by Erickson to fund the  development of the Ann's Choice Continuing Care Retirement Community.

         Balmoral Assisted Living Community located in Palm Harbor,  Florida. On
July 8, 2003,  the Company  acquired  the  Balmoral  Assisted  Living  Community located in Palm Harbor,  Florida (the "Palm Harbor  Property")  for  $12,175,000
from Senior Lifestyle Balmoral Limited Partnership. The Property is operated and managed by Harbor Balmoral  Management,  LLC, an affiliate of the HRA Affiliated
Companies.  The Company,  as lessor,  has entered  into a long-term,  triple-net lease agreement with Balmoral Tenant Services, Inc. relating to this Property.

Balmoral  Tenant  Services,  Inc., an HRA  Affiliated  Company,  is described in further  detail in "Business -- Property  Acquisitions  --  Additional  Marriott
Portfolio Two  Properties,"  above. The general terms of the lease agreement are described in the section of the Prospectus  entitled "Business -- Description of
Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on July 7, 2018.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of ten years each.

o        The lease  requires  minimum  annual rent of  $1,171,109  for the first lease  year,  with  increases  of  2.5%  each  lease  year  thereafter.
         Commencing  on the  fourth  lease  year,  and every  four  lease  years thereafter,  minimum rent shall be reset to the greater of (a) the fair market  value of the Property  multiplied  by 10.25% or (b) 2.5% of the prior lease year's minimum rent.

o        The tenant has  established  FF&E Reserve  funds which will be used for the  replacement  and  renewal of  furniture,  fixtures  and  equipment relating to the  Property.  Deposits to the FF&E  Reserve are made on a monthly basis, and the amount of the deposits are based on a percentage of gross  revenues,  as  determined  by factors  such as the age of the
         Property. Deposits to the FF&E Reserve are equal to the greater of $500 per unit or 2% of gross  revenues  during  the first and  second  lease years;  2.5% for the third through  fifth lease years;  and 3% of gross revenues each lease year thereafter. Funds in the FF&E Reserve are held by the tenant.

o        Base management fees payable to Harbor Balmoral Management, LLC for the operation of the Property are 5% of gross  revenues for each lease year until  such  time  that the  Property  achieves  certain  predetermined operating  performance  thresholds,  at which time the base  management fees  will  increase  to 6% of  gross  revenues  for  each  lease  year thereafter.  Rent payments due under the lease are  subordinate  to the payment of base management fees.

         The approximate  federal income tax basis of the depreciable portion of the Palm Harbor Property is $12,100,000.

         The Palm  Harbor  Property,  which  opened in July  1996,  includes  44 independent  living units and 55 assisted  living  units or units for  residents with  Alzheimer's  or related memory  disorders.  This  fluctuates  according to resident needs. The Operator provides  assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common  dining  and  living  areas,  an  activity  room,  a lounge  area,  and a barber/beauty shop. The Property is located  approximately 20 miles northwest of downtown Tampa, Florida, and is within six miles of two hospitals.  Other senior living facilities located in proximity to the Palm Harbor Property include Coral
Oaks, Arden Courts, Beckett Lake Lodge, Merrill Gardens and Freedom Inn.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods  during the past five years the facility has been operational are as follows:

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location             Year            Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------
 Palm Harbor Property        Palm Harbor, FL              *1999         94.4%             $ 76.84           $72.53
                                                          *2000         98.1%               84.69            83.11
                                                          *2001         96.3%               90.18            86.81
                                                          *2002         97.2%               99.92            97.12
                                                         **2003         96.9%              101.91            98.73

*  Data for 1999, 2000, 2001 and 2002 represents information for each applicable fiscal year.
** Data for 2003  represents  the period  January 4, 2003  through  November 30,
   2003.

         ARC  Somerby  Portfolio  Properties.  On August 25,  2003,  the Company
acquired two  Properties  from Daniel Senior  Living,  L.L.C.  ("Daniel") for an aggregate  purchase price of  $73,260,000.  The Properties and related  purchase prices  include the Somerby at University  Park located in  Birmingham,  Alabama
(the "Birmingham

Property") for $50,427,000 and the Somerby at Jones Farm in Huntsville,  Alabama
(the  "Huntsville  Property")  for  $22,833,000.  The  Birmingham and Huntsville
Properties  are   hereinafter   referred  to  as  the  "ARC  Somerby   Portfolio
Properties."   These  two  Properties  are  operated  and  managed  by  American
Retirement Corporation ("ARC").

         The Company,  as lessor,  has entered into long-term,  triple-net lease agreements  with  a  wholly  owned  subsidiary  of ARC  relating  to  these  two
Properties.  The general  terms of the lease  agreements  are  described  in the section of the Prospectus  entitled "Business - Description of Property Leases."
The principal features of the lease agreements are as follows:

o        The initial term of each lease expires on August 31, 2018.

o        Minimum annual rent as set forth in each lease is as follows:

                                                                 Minimum
                                 Property                      Annual Rent
                    -----------------------------------      ----------------

                    Birmingham Property                         $4,816,996
                    Huntsville Property                          2,144,768

o        Minimum annual rent will increase by 2.5% beginning in the second lease year through the ninth lease year. Beginning with the tenth lease year, minimum  annual rent will increase to $6,795,625 and $2,991,702 for the
         Birmingham Property and the Huntsville Property, respectively, and will increase by 2.5% each lease year thereafter.

o        At the end of the  initial  lease  terms,  the  tenant  will  have  two consecutive renewal options of ten years each.  Commencing on the start of each renewal  option,  the minimum  annual rent will increase to the greater of (i) the prior lease year's  minimum annual rent plus 2.5% or
         (ii) the fair market  value of the Property  multiplied  by the current lease year's lease rate.

o        In addition to minimum rent,  the leases  require  additional  rent for years one  through  nine  which will be  payable  quarterly  based on a percentage of gross  revenues.  The additional rent for both Properties is equal to 0.25% of gross  revenues for the first lease year,  0.5% of gross  revenues for the second lease year,  0.75% of gross revenues for the third  through  sixth lease years and 1% of gross  revenues for the seventh  through ninth lease years.  No additional  rent is due for the tenth lease year and thereafter.

o        The tenant has  established  FF&E Reserve  funds which will be used for the  replacement  and  renewal of  furniture,  fixtures  and  equipment relating to each  Property.  Deposits to the FF&E Reserve are made on a monthly  basis and are equal to $500 per unit per year.  The reserve is held in the following  manner:  the Company will hold $200 per unit per year and Federal Home Loan Mortgage  Corporation,  the mortgage lender, will hold $300 per unit per year.

o        ARC has guaranteed the tenant's obligations under each lease throughout the  duration of the lease,  including  the  payment of minimum  annual rent.

o        The  leases  for  the  ARC   Somerby   Portfolio   Properties   contain
         cross-default  terms,  meaning  that if the  tenant of either  Property defaults on its obligations  under its lease, the Company will have the ability to pursue its  remedies  under the leases with  respect to both
         Properties.

o        The tenant will have the option to purchase the Properties  until March
         31, 2012 for a predetermined  purchase price based on the amount of the
         Company's  initial  investment plus a percentage of the increase in the fair  market  value  of  the  Properties  at the  time  the  option  is exercised.

         In connection with the acquisition of these two Properties, the Company may be required to make  additional  payments (the "Earnout  Amount") if certain earnout  provisions  are achieved by an earnout  date.  The  calculation  of the
Earnout  Amount  considers  the  net  operating  income  of each  Property,  the
Company's  initial  investment  in the Property and the fair market value of the
Property.  In the event an Earnout Amount becomes payable,  the respective lease will be amended and annual minimum rent will increase accordingly.  Simultaneous with the sale of the two Properties to the Company, ARC and Daniel, the original developer and seller,  entered into  agreements  whereby ARC remains  liable for certain  buyout  obligations  to Daniel.  The Earnout  Amount and net  operating profits  from the  Properties,  after the  payment  of minimum  annual  rent and certain  other  operating  expenses for the  Properties,  will be used by ARC to satisfy  these  obligations.  In the event that ARC has not satisfied its buyout obligations  to Daniel by the end of the fifth lease year,  Daniel has the right to acquire the membership interests of the tenant.

         The approximate  federal income tax basis of the depreciable portion of the two ARC Somerby Portfolio Properties is as follows:

                   Birmingham Property                      $50,900,000
                   Huntsville Property                       23,900,000

         On August 25, 2003, in connection  with the purchase of the ARC Somerby
Portfolio Properties,  the Company obtained Permanent Financing comprised of two loans in the aggregate amount of $50,400,000. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through
September 2012 with all unpaid principal and interest due at that time. The loan provisions  allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the
Company incurred loan costs of approximately $651,700.

         The Birmingham Property,  which opened in April 1999, is the Somerby at
University Park located in Birmingham, Alabama. The Birmingham Property includes
240  independent  living  units,  84  assisted  living  units  and 28 units  for residents with Alzheimer's and related memory  disorders.  The Operator provides assistance to residents with daily living  activities such as bathing,  dressing and  medication  reminders,  as well as medical  monitoring.  Amenities  include common dining and living areas,  activity areas, a chapel,  a library and a hair salon. The Property is located six miles south of downtown Birmingham,  Alabama.
Other senior living facilities  located in proximity to the Birmingham  Property include Mount Royal Towers,  The Oaks on Parkwood,  Chateau  Vestavia,  Galleria
Woods, Town Village Vestavia Hills and Park at Riverchase.

         The Huntsville Property,  which opened in April 1999, is the Somerby at
Jones Farm located in Huntsville,  Alabama. The Huntsville Property includes 138 independent  living units and 48 assisted  living units.  The Operator  provides assistance to residents with daily living  activities such as bathing,  dressing and  medication  reminders,  as well as medical  monitoring.  Amenities  include common dining and living areas,  activity areas, a chapel,  a library and a hair salon.  The  Property is located  six miles  southeast  of downtown  Huntsville,
Alabama.  Other senior living facilities  located in proximity to the Huntsville
Property include The Village at Wyndham Park,  Morningside  Assisted Living, The
Madison Village and Chateau Vestivia.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods  during the past five years the facilities have been operational are as follows:
                                                                                         Revenue          Revenue
                                                                         Average       per Occupied         per
                                                                        Occupancy          Unit          Available
          Property                  Location             Year *           Rate                              Unit
 ---------------------------  ----------------------  -------------    ------------    -------------    -------------
 Birmingham Property          Birmingham, AL                **1999          42.4%           $ 72.82       $  30.90
                                                              2000          71.3%             85.62          61.01
                                                              2001          87.9%             88.02          77.34
                                                              2002          76.3%             93.94          71.69
                                                           ***2003          87.0%             93.29          80.98

 Huntsville Property          Huntsville, AL                **1999          43.2%            $65.51       $  28.29
                                                              2000          75.4%             79.32          59.78
                                                              2001          88.4%             89.19          78.85
                                                              2002          80.1%             92.62          74.20
                                                           ***2003          94.0%             88.12          82.88

*   Data represents  information for each applicable  fiscal year,  unless noted
    otherwise.
**  Data for 1999 represents the period May 1, 1999 through December 31, 1999.
*** Data for 2003  represents  the period  January 1, 2003 through  November 30,
    2003.

         Sunrise  Portfolio  Three  Properties.  On August 29, 2003, the Company
acquired 14  Properties  from  several  wholly  owned  subsidiaries  of Marriott
International,  Inc.  for an  aggregate  purchase  price  of  $184,500,000.  The
Properties  and related  purchase  prices include  Brighton  Gardens of Columbia located in Columbia,  Maryland (the "Columbia  Property") for  $10,608,522;  the
Brighton Gardens of Dunwoody located in Atlanta,  Georgia (the "Atlanta-Dunwoody
Property")  for  $11,687,355;  the  Brighton  Gardens of Florham Park located in
Florham Park,  New Jersey (the "Florham Park  Property")  for  $16,811,811;  the
Brighton  Gardens of  Greensboro  located in  Greensboro,  North  Carolina  (the
"Greensboro  Property")  for  $14,564,243;  the Brighton  Gardens of  Northville
located in Plymouth,  Michigan (the "Plymouth  Property") for  $14,630,771;  the
Brighton Gardens of Omaha located in Omaha,  Nebraska (the "Omaha Property") for
$11,200,170; the Brighton Gardens of Prairie Village located in Prairie Village,
Kansas,  (the "Prairie Village Property") for $18,077,466;  the Brighton Gardens
of St. Charles located in St. Charles,  Illinois,  (the "St. Charles  Property")
for $15,326,548;  the Brighton  Gardens of Tampa located in Tampa,  Florida (the
"Tampa Property") for $5,403,590; the Brighton Gardens of Tuckerman Lane located in Rockville,  Maryland (the "Rockville Property") for $20,631,891; the Brighton
Gardens of Washington  Township located in Dayton,  Ohio (the "Dayton Property")
for $5,010,602;  the Brighton Gardens of Westlake located in Westlake, Ohio (the
"Westlake  Property")  for  $10,338,814;  the  Brighton  Gardens of West  Orange
located in West Orange, New Jersey (the "West Orange Property") for $15,464,169;
and the Brighton  Gardens of Wheaton located in Wheaton,  Illinois (the "Wheaton
Property") for $14,744,048.  These 14 Properties are hereinafter  referred to as the "Sunrise Portfolio Three Properties" and are operated and managed by Sunrise
Senior Living Services, Inc.

         The Company,  as lessor,  has entered into long-term,  triple-net lease agreements  with  Solomon  Holdings I - The  Triangle,  LLC relating to these 14
Properties. Solomon Holdings I - The Triangle, LLC is a newly formed corporation which is a wholly  owned  subsidiary  of Solomon  Senior  Living  Holdings,  LLC
("Solomon").  Solomon  is a leading  provider  of  senior  living  products  and services, including operations,  development, marketing, consulting services and asset management.  The principals of Solomon collectively have over 150 years of
experience  in  the  seniors  housing  industry.   Solomon's  chairman  was  the
co-founder of two of the industry's leading trade  associations,  as well as the founder of the nation's 12th largest assisted living provider. The general terms of the lease agreements are described in the section of the Prospectus  entitled
"Business - Description of Property Leases." The principal features of the lease agreements are as follows:

o        The initial term of each lease expires on April 30, 2025.

o        Minimum annual rent as set forth in the leases is as follows:

                                                                 Minimum Annual Rent
                                         --------------------------------------------------------------------
                                           August 29
                                            through
                                          December 31,
                 Property                     2003               2004             2005              2006
         -------------------------       ---------------     -------------    -------------     -------------
         Columbia Property                    $319,422        $1,042,088       $1,095,529        $1,175,689
         Atlanta-Dunwoody
            Property                           351,906         1,148,063        1,206,939         1,295,251
         Florham Park Property                 506,203         1,651,445        1,736,135         1,863,169
         Greensboro Property                   438,529         1,430,664        1,504,031         1,614,082
         Plymouth Property                     440,532         1,437,199        1,510,901         1,621,455
         Omaha Property                        337,237         1,100,207        1,156,628         1,241,259
         Prairie Village Property              544,312         1,775,772        1,866,837         2,003,435
         St. Charles Property                  461,482         1,505,546        1,582,753         1,698,565
         Tampa Property                        162,702           530,801          558,022           598,853
         Rockville Property                    621,226         2,026,696        2,130,630         2,286,529
         Dayton Property                       150,869           492,198          517,439           555,300
         Westlake Property                     311,302         1,015,595        1,067,676         1,145,799
         West Orange Property                  465,626         1,519,065        1,596,965         1,713,817
         Wheaton Property                      443,943         1,448,326        1,522,599         1,634,009

o        Minimum  annual rent will increase by 3% beginning  January 1, 2007 and each calendar year thereafter.

o        At the end of the  initial  lease  terms,  the  tenants  will  have one renewal option of ten years.

o        Financial  statements that present the historical  operating results of these  Properties are included in Financial  Information  commencing on page F-1 of this  Prospectus  Supplement,  as the Sunrise Senior Living
         Services Fourteen  Communities,  for the six months ended June 30, 2003 and 2002, and the year ended December 31, 2002.

o        On  behalf of the  tenant  of these 14  Properties,  the  Operator  has established an FF&E Reserve which will be used for the  replacement and renewal  of  furniture,  fixtures  and  equipment  relating  to  the 14
         Properties.  Deposits to the FF&E Reserve are made on a monthly  basis, and the  amount  of the  deposits  are based on a  percentage  of gross revenues,  as determined  by factors such as the age of each  Property.
         Deposits  into  the  FF&E  Reserve  for  the  Sunrise  Portfolio  Three
         Properties  are 2% from August 29, 2003 through  calendar year 2007, 3%
         for calendar  years 2008 through 2019 and 3.5% for each  calendar  year thereafter.  Funds in the FF&E Reserve  relating to these 14 Properties are held by the Company.

o        The leases for the Sunrise  Portfolio Three Properties  contain pooling terms,  meaning  that net  operating  profits  with respect to these 14
         Properties are combined for the purpose of funding rental  payments and the FF&E Reserve.

         The approximate  federal income tax basis of the depreciable portion of the 14 Sunrise Portfolio Three Properties is as follows:

                Columbia                        $ 9,800,000
                Atlanta-Dunwoody                 10,200,000
                Florham Park                     15,800,000
                Greensboro                       13,600,000
                Plymouth                         13,900,000
                Omaha                            10,600,000
                Prairie Village                  17,100,000
                St. Charles                      13,300,000
                Tampa                             4,100,000
                Rockville                        18,600,000
                Dayton                            4,400,000
                Westlake                          9,400,000
                West Orange                      14,100,000
                Wheaton                          12,800,000

         In  connection  with the  acquisition  of the Sunrise  Portfolio  Three
Properties,  the  Company  borrowed a total of  $92,500,000  under  subordinated mortgage notes  collateralized by the 14 Properties,  payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14
Properties.  The seller  has  agreed to  indemnify  the  Company  for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003,
5.38% for 2004,  6.06% for 2005,  and increases 3% of the prior year's per annum interest  rate each  calendar  year  thereafter  to maturity.  The loan requires interest only payments  through  calendar year 2005 with  principal and interest payments due  thereafter  until  maturity on August 28, 2010.  At the end of the initial loan terms,  the Company has three  consecutive  renewal options of five years each with terms similar to the initial loan terms.

         The  Columbia  Property,  which  opened in April 1998,  is the Brighton
Gardens of  Columbia  located  in  Columbia,  Maryland.  The  Columbia  Property includes 72 assisted  living units and 16 units for residents  with  Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities include common dining and living areas,  activity areas, a library and a hair salon. The Property is located 17 miles southwest of downtown  Baltimore,
Maryland.  Other senior living  facilities  located in proximity to the Columbia
Property  include  Sunrise of  Columbia,  Morningside  House of  Ellicott  City,
Morningside House of Laurel and Harmony Hall.

         The  Atlanta-Dunwoody  Property,  which  opened in March  1999,  is the
Brighton  Gardens of  Dunwoody  located  in  Atlanta,  GA. The  Atlanta-Dunwoody
Property  includes  90 assisted  living  units and 23 units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders. Amenities include common dining and living areas,

activity  areas,  a library and a hair salon.  The  Property is located 16 miles north of downtown Atlanta,  Georgia.  Other senior living facilities  located in proximity to the Atlanta-Dunwoody Property include Sunrise of Huntcliff, Merrill
Gardens and Waterford Gardens.

         The  Florham  Park  Property,  which  opened in  January  1999,  is the
Brighton  Gardens of Florham  Park  located in Florham  Park,  New  Jersey.  The
Florham  Park  Property  includes  74  assisted  living  units  and 36 units for residents with Alzheimer's and related memory  disorders.  The Operator provides assistance to residents with daily living  activities such as bathing,  dressing and  medication  reminders.  Amenities  include  common dining and living areas, activity  areas,  a library and a hair salon.  The  Property is located 16 miles west of downtown Newark,  New Jersey.  Other senior living facilities located in proximity to the Florham Park Property include Castle Senior Living,  Sunrise of
Morris Plains, Spring Meadows and Kessler Village.

         The  Greensboro  Property,  which  opened in May 1998,  is the Brighton
Gardens of Greensboro  located in  Greensboro,  North  Carolina.  The Greensboro
Property  includes  90 assisted  living  units and 25 units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a library  and a hair  salon.  The  Property  is located 6 miles west of  downtown
Greensboro,  North Carolina. Other senior living facilities located in proximity to the  Greensboro  Property  include  Morningview  at Irving Park,  Lovalton at
Greensboro,  Verra Springs at Heritage Greens, the Arboretum at Heritage Greens,
Oakdale Heights, Greensboro Manor and Greensboro Place.

         The Plymouth  Property,  which opened in November 1998, is the Brighton
Gardens of  Northville  located in Plymouth,  Michigan.  The  Plymouth  Property includes 82 assisted  living units and 24 units for residents  with  Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities include common dining and living areas,  activity areas, a library and a hair  salon.  The  Property  is located 25 miles east of  downtown  Ann Arbor,
Michigan and 25 miles west of downtown  Detroit,  Michigan.  Other senior living facilities  located  in  proximity  to the  Plymouth  Property  include  Atterra
Wynwood,   Sunrise  of  Northville,   Independence  Village,   Marquette  House,
Waltonwood of Canton, Arden Courts and Addington Place.

         The Omaha Property,  which opened in June 1999, is the Brighton Gardens of Omaha located in Omaha,  Nebraska.  The Omaha  Property  includes 60 assisted living  units,  42 units for  residents  with  Alzheimer's  and  related  memory disorders and 30 skilled  nursing  units.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders,  as well as medical  monitoring.  Amenities include common dining and living  areas,  activity  areas,  a library  and a hair salon.  The  Property is located  seven miles west of  downtown  Omaha,  Nebraska.  Other  senior  living facilities  located in proximity to the Omaha Property  include  Parson's House,
Silvercrest, Brookstone and Montclair Nursing Home.

         The  Prairie  Village  Property,  which  opened in April  1999,  is the
Brighton  Gardens of Prairie Village  located in Prairie  Village,  Kansas.  The
Prairie  Village  Property  includes  82  assisted  living  units,  25 units for residents with  Alzheimer's and related memory  disorders and 28 skilled nursing
units.  The  Operator  provides   assistance  to  residents  with  daily  living
activities  such as  bathing,  dressing  and  medication  reminders,  as well as medical monitoring.  Amenities include common dining and living areas,  activity areas,  a library and a hair salon.  The  Property is located ten miles south of downtown  Kansas  City,  Kansas.  Other  senior  living  facilities  located  in proximity  to the Prairie  Village  Property  include  Aberdeen  Village,  Epoch
Assisted Living, Mission Springs, Village Shalom and Alterra Clare Bridge.

         The St.  Charles  Property,  which opened in May 1999,  is the Brighton
Gardens  of St.  Charles  located  in St.  Charles,  Illinois.  The St.  Charles
Property  includes  82 assisted  living  units and 24 units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a library  and a hair  salon.  The  Property  is located 38 miles west of downtown
Chicago,  Illinois.  Other senior living facilities  located in proximity to the
St. Charles Property include Oak Crest, The Holmstad and Provena Fox Knoll.

         The Tampa Property,  which opened in July 1999, is the Brighton Gardens of Tampa  located in Tampa,  Florida.  The Tampa  Property  includes 61 assisted living  units,  44 units for  residents  with  Alzheimer's  and  related  memory disorders and 28 skilled  nursing  units.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders,  as well as medical  monitoring.  Amenities include common dining and living  areas,  activity  areas,  a library  and a hair salon.  The  Property is located  16  miles  north  of  downtown  Tampa,  Florida.  Other  senior  living facilities located in proximity to the Tampa Property include Southerland Place,
Park Place of Carrollwood, Arden Courts, Lakeshore Villas and HCR Manor Care.

         The  Rockville  Property,  which opened in April 1998,  is the Brighton
Gardens of Tuckerman Lane located in Rockville, Maryland. The Rockville Property includes 101 assisted  living units and 25 skilled  nursing units.  The Operator provides  assistance to residents with daily living  activities such as bathing, dressing and  medication  reminders,  as well as medical  monitoring.  Amenities include  common dining and living areas,  activity  areas,  a library and a hair salon.  The Property is located 12 miles northwest of downtown  Washington,  DC.
Other senior living  facilities  located in proximity to the Rockville  Property include Summerville Assisted Living,  Sunrise of Rockville,  Brighton Gardens of
Friendship Heights, Kensington Park, Bedford Court and Springhouse.

         The Dayton  Property,  which opened in November  1998,  is the Brighton
Gardens of Washington  Township  located in Dayton,  Ohio.  The Dayton  Property includes 65 assisted  living units and 39 units for residents  with  Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities include common dining and living areas,  activity areas, a library and a hair salon. The Property is located nine miles south of downtown Dayton, Ohio.
Other senior  living  facilities  located in  proximity  to the Dayton  Property include Outlook Pointe, Sunrise of Oakwood, Bethany Lutheran Village, The Suites
at Walnut Creek and Sterling House of Centerville.

         The Westlake  Property,  which opened in January  1999, is the Brighton
Gardens of Westlake located in Westlake, Ohio. The Westlake Property includes 65 assisted  living units and 39 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include  common dining and living areas,  activity  areas,  a library and a hair salon. The Property is located 16 miles west of downtown Cleveland,  Ohio. Other senior living  facilities  located in proximity to the Westlake Property include
Devon Oaks,  Sunrise of Rocky River,  Westlake  Village,  Belvedere of Westlake,
Wellington Place, Arden Courts and Kemner House.

         The West  Orange  Property,  which  opened  in  December  1998,  is the
Brighton  Gardens of West Orange  located in West Orange,  New Jersey.  The West
Orange  Property  includes 90 assisted  living units and 22 units for  residents with Alzheimer's and related memory disorders.  The Operator provides assistance to  residents  with  daily  living  activities  such as  bathing,  dressing  and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon.  The Property is located nine miles northwest of downtown  Newark,  New Jersey.  Other  senior  living  facilities  located in proximity to the West Orange Property include Sunrise at West Essex,  Alterra of
West Orange, Spring Meadows and Winchester Gardens.

         The  Wheaton  Property,  which  opened in July  1998,  is the  Brighton
Gardens of Wheaton located in Wheaton,  Illinois.  The Wheaton Property includes
98 assisted living units and 21 units for residents with Alzheimer's and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include  common dining and living areas,  activity  areas,  a library and a hair salon.  The  Property  is located 26 miles west of downtown  Chicago,  Illinois.
Other senior  living  facilities  located in  proximity to the Wheaton  Property include Sunrise of Naperville,  Sunrise of Glen Ellyn,  Westbridge at Wyndemere,
Belmont Village and Spring Meadows of Naperville.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods 1999 through the most recent  reported  period for the Company during which the  facilities  have been operational are as follows:
                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location            Year *           Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------
 Columbia Property           Columbia, MD                  1999        19.7%              $106.77          $ 20.94
                                                           2000        48.2%               102.49            49.23
                                                           2001        55.8%               112.07            62.14
                                                           2002        73.0%               115.63            83.57
                                                        ***2003        71.2%               115.38            82.18

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location            Year*            Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------

 Atlanta-Dunwoody            Atlanta, GA                 **1999        39.4%              $105.12           $41.13
   Property                                                2000        75.2%                97.87            73.19
                                                           2001        90.9%               103.83            94.80
                                                           2002        81.4%               111.49            91.13
                                                        ***2003        77.0%               111.72            86.03

 Florham Park Property       Florham Park, NJ            **1999        33.1%              $120.44           $39.80
                                                           2000        59.4%               130.18            76.98
                                                           2001        72.8%               135.38            98.04
                                                           2002        69.2%               139.63            97.03
                                                        ***2003        66.0%               147.44            97.34

 Greensboro Property         Greensboro, NC                1999        66.5%               $91.58           $60.52
                                                           2000        89.3%                94.61            84.74
                                                           2001        86.2%               105.29            80.57
                                                           2002        72.5%               115.38            83.28
                                                        ***2003        75.6%               124.53            94.18

 Plymouth Property           Plymouth, MI                  1999        42.2%              $111.08           $47.21
                                                           2000        65.3%               113.71            73.91
                                                           2001     81.3%                  119.97            97.97
                                                           2002        82.2%               122.38           100.96
                                                        ***2003        78.8%               127.09           100.15

 Omaha Property              Omaha, NE                   **1999        27.0%              $120.93           $32.78
                                                           2000        54.3%               112.01            60.73
                                                           2001        66.9%               111.49            74.78
                                                           2002        87.3%               103.73            90.61
                                                        ***2003        95.9%               107.83           103.41

 Prairie Village Property    Prairie Village, KS         **1999        50.4%              $101.65           $51.40
                                                           2000        84.7%               106.25            90.06
                                                           2001        89.3%               114.23           101.69
                                                           2002        89.7%               120.42           107.94
                                                        ***2003        91.2%               125.64           114.59

 St. Charles Property        St. Charles, IL             **1999        38.1%              $118.12           $45.28
                                                           2000     81.5%                  108.04            88.23
                                                           2001        89.2%               113.68           101.36
                                                           2002        89.0%               115.07           102.61
                                                        ***2003        82.9%               118.78            98.48

 Tampa Property              Tampa, FL                   **1999        25.2%              $112.47           $28.48
                                                           2000        68.1%               110.72            75.49
                                                           2001        79.7%               117.42            93.31
                                                           2002        81.4%               117.34            95.24
                                                        ***2003        71.3%               144.14           102.83

 Rockville Property          Rockville, MD                 1999        71.9%              $125.53           $90.17
                                                           2000        86.7%               138.18           119.69
                                                           2001        94.0%               137.56           128.84
                                                           2002        93.9%               147.16           137.83
                                                        ***2003        93.7%               167.09           156.61

 Dayton Property             Dayton, OH                    1999        39.3%              $104.28           $40.84
                                                           2000        64.0%               100.68            64.60
                                                           2001        70.9%               108.57            77.14
                                                           2002        82.8%               101.34            83.75
                                                        ***2003        83.1%                94.98            78.93

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location            Year*            Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------

 Westlake Property           Westlake, OH                  1999        29.0%              $103.33           $30.14
                                                           2000        67.3%                99.25            66.99
                                                           2001        75.7%               101.60            77.05
                                                           2002        70.1%               105.06            74.06
                                                        ***2003        64.1%               109.42            70.16

 West Orange Property        West Orange, NJ               1999        49.5%              $117.91          $ 57.94
                                                           2000        83.5%               121.33           101.46
                                                           2001        89.0%               136.78           121.45
                                                           2002        83.9%               141.48           118.31
                                                        ***2003        83.7%               139.75           117.01

 Wheaton Property            Wheaton, IL                   1999        59.1%              $109.79          $ 65.16
                                                           2000        93.5%               113.80           106.40
                                                           2001        93.1%               118.14           110.45
                                                           2002        81.1%               125.56           100.04
                                                        ***2003        69.9%               121.29            84.80

*        Data represents  information for each  applicable  fiscal year,  unless noted otherwise.
**       Data for the  Atlanta-Dunwoody  Property represents the period March 1,
         1999  through  December 31,  1999;  data for the Florham Park  Property represents the period January 5, 1999 through  December 31, 1999;  data for the Omaha  Property  represents  the period June 23,  1999  through
         December 31, 1999; data for the Prairie Village Property represents the period  April 1,  1999  through  December  31,  1999;  data for the St.
         Charles  Property  represents the period May 29, 1999 through  December
         31, 1999;  and data for the Tampa  Property  represents the period July
         29, 1999 through December 31, 1999.
***      Data for 2003  represents the period  January 4, 2003 through  November
         30, 2003.

         GreenTree Portfolio Properties.  On September 5 and September 11, 2003,
the Company  acquired  three  Properties  and one Property,  respectively,  from
affiliates  of  Greenwalt   Corporation  for  an  aggregate  purchase  price  of
$22,956,000. The Properties and related purchase prices include the GreenTree at
Mt. Vernon  located in Mt.  Vernon,  Illinois (the "Mt.  Vernon  Property")  for
$7,300,000,  the  GreenTree  at  Post  located  in  Indianapolis,  Indiana  (the
"Indianapolis-Post  Property") for  $5,100,000,  the GreenTree at West Lafayette
located  in  West  Lafayette,   Indiana  (the  "West  Lafayette  Property")  for
$5,456,000 and the GreenTree at Ft. Benjamin  Harrison  located in Indianapolis,
Indiana (the "Indianapolis-Ft.  Benjamin Harrison Property") for $5,100,000. The
Mt.  Vernon,  Indianapolis-Post,  West Lafayette and  Indianapolis-Ft.  Benjamin
Harrison  Properties are  hereinafter  referred to as the  "GreenTree  Portfolio
Properties."  These four  Properties are operated and managed by an affiliate of
CateredLife Communities, Inc., which is an affiliate of Greenwalt Corporation.

         The Company,  as lessor,  has entered into long-term,  triple-net lease agreements with four, newly-formed companies,  which are affiliates of Greenwalt
Corporation,  relating to these four Properties.  The general terms of the lease agreements are described in the section of the Prospectus  entitled  "Business -
Description of Property Leases." The principal  features of the lease agreements are as follows:

o        The initial term of each lease expires on September 30, 2018.

o        Minimum annual rent as set forth in the leases is as follows:

                                                                 Minimum
                                 Property                      Annual Rent
                    -----------------------------------      ----------------

                    Indianapolis-Post Property                   $540,855
                    Mt. Vernon Property                           774,165
                    West Lafayette Property                       578,609
                    Indianapolis-Ft. Benjamin
                       Harrison Property                          540,855

o        Minimum  annual rent will  increase by 3% beginning in the second lease year and each year thereafter.

o        At the end of the  initial  lease  terms,  the  tenants  will  have two consecutive renewal options of five years each. Commencing on the start of each renewal  option,  the minimum  annual rent will increase to the greater of (i) the prior lease  year's  minimum  annual rent plus 3% or
         (ii) the fair market value of the Property multiplied by 10.5%.

o        The tenants have established FF&E Reserve funds, which will be used for the  replacement  and  renewal of  furniture,  fixtures  and  equipment relating to the Properties.  Deposits to the FF&E Reserve are made on a monthly  basis  and are  equal  to the  greater  of $500  per  year per licensed bed or 1% of gross revenues  through the second lease year; 2%
         of gross  revenues for the third through  fifth lease years;  and 3% of gross revenues each lease year thereafter.

o        Security  deposits  have been  retained by the Company as security  for each of the tenant's obligations under the leases as follows:

                                                                Security
                                 Property                        Deposit
                    -----------------------------------      ----------------

                    Indianapolis-Post Property                  $211,765
                    Mt. Vernon Property                          286,275
                    West Lafayette Property                      213,961
                    Indianapolis-Ft. Benjamin
                        Harrison Property                        200,000

o        The leases for the GreenTree Portfolio Properties contain cross-default terms,  meaning that if the tenant of any of these Properties  defaults on its obligations  under its lease,  the Company will have the ability to pursue  its  remedies  under the  leases  with  respect  to all four
         Properties,  regardless  of  whether  the  tenant  of any of the  other
         Properties is in default under its lease.

o        The Company has committed to fund, for the Indianapolis-Post  Property, the Mt. Vernon Property and the West Lafayette Property,  an additional
         $1,950,000  (an aggregate of  $5,850,000)  for the  construction  of 25 additional  units for each  Property.  This  additional  amount will be advanced  to the  tenants in monthly  installments  during a  six-month period  and will bear  interest  at the prime  rate,  as  published  by
         Wachovia  Bank,  plus  2%.  Upon the  earlier  of six  months  from the commencement  of construction  or the completion of  construction,  the amounts advanced to the tenants will be added to the lease basis at the then current lease rates.

         The approximate  federal income tax basis of the depreciable portion of the four GreenTree Portfolio Properties is as follows:

                   Indianapolis-Post Property                $5,100,000
                   Mt. Vernon Property                        7,000,000
                   West Lafayette Property                    5,200,000
                   Indianapolis-Ft. Benjamin
                       Harrison Property                      4,900,000

         The  Indianapolis-Post  Property,  which  opened in March 1998,  is the
GreenTree  at Post  located  in  Indianapolis,  Indiana.  The  Indianapolis-Post
Property includes 58 assisted living units. The Operator provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a game room, a library and a hair salon. The Property is located ten miles east of downtown Indianapolis,  Indiana, and is four miles from a hospital,  near retail and  dining  areas  and  adjacent  to a  medical  office.  Other  senior  living facilities  located  in  proximity  to the  Indianapolis-Post  Property  include
Rosewalk at Lutherwood, Atria Heritage, Covington East and Autumn Glenn.

         The  Mt.  Vernon  Property,  which  opened  in  February  2001,  is the
GreenTree at Mt. Vernon located in Mt. Vernon, Illinois. The Mt. Vernon Property includes 58 assisted living units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders.
Amenities include common dining and living areas, activity areas, a game room, a library and a hair salon.  The Property is located 80 miles east of downtown St.
Louis,  Missouri,  and is two miles from a hospital,  near doctors'  offices and adjacent to retail and dining areas.  Another senior living facility  located in proximity to the Mt. Vernon Property is the Mt. Vernon Countryside Manor.

         The  West  Lafayette  Property,  which  opened  in March  2001,  is the
GreenTree  at West  Lafayette  located  in West  Lafayette,  Indiana.  The  West
Lafayette  Property  includes 59 assisted  living units.  The Operator  provides assistance to residents with daily living  activities such as bathing,  dressing and  medication  reminders.  Amenities  include  common dining and living areas, activity areas, a game room, a library and a hair salon. The Property is located
60 miles northwest of downtown Indianapolis,  Indiana, and is within three miles of a hospital  and within one mile of retail  and  dining  areas.  Other  senior living  facilities  located in proximity to the West Lafayette  Property include
Rosewalk Commons, Westminster Village and University Place.

         The  Indianapolis-Ft.  Benjamin  Harrison  Property,  which  opened  in
November  1999,  is  the  GreenTree  at  Ft.   Benjamin   Harrison   located  in
Indianapolis, Indiana. The Indianapolis-Ft.  Benjamin Harrison Property includes
58 assisted  living units.  The Operator  provides  assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities include common dining and living areas, activity areas, a game room, a library and a hair salon. The Property is located 13 miles northeast of downtown
Indianapolis,  Indiana,  and is five miles from two  hospitals  and  adjacent to retail and dining areas.  Other senior living facilities located in proximity to the  Indianapolis-Ft.  Benjamin Harrison  Property include Berkshire  Castleton,
Sunrise at Fall  Creek,  Millers  Castleton,  Clearwater  Commons  and Hearth at
Windermere.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods 1999 through the most recently  reported  period for the Company during which the facilities have been operational are as follows:

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location            Year *           Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------
 Indianapolis-Post Property  Indianapolis, IN              1999        80.0%               $61.70          $ 49.36
                                                           2000        83.7%                69.05            57.79
                                                           2001        81.3%                73.98            60.15
                                                           2002        84.8%                73.64            62.45
                                                       ****2003        89.7%                73.82            66.19

 Mt. Vernon Property         Mt. Vernon, IL             ***2001        25.5%               $80.53           $20.83
                                                           2002        67.0%                78.08            52.50
                                                       ****2003        94.8%                82.83            78.55

 West Lafayette Property     West Lafayette, IN         ***2001        54.3%               $70.13           $38.04
                                                           2002        98.0%                71.10            69.90
                                                       ****2003       100.0%                76.89            76.89

 Indianapolis-Ft.
   Benjamin      Harrison                                **1999        18.5%               $87.25           $16.55
   Property                  Indianapolis, IN
                                                           2000        52.7%                69.17            36.97
                                                           2001        81.0%                71.11            57.63
                                                           2002        89.0%                72.44            64.94
                                                       ****2003        86.2%                75.75            65.31

*        Data represents  information for each  applicable  fiscal year,  unless noted otherwise.
**       Data represents the period November 1, 1999 through December 31, 1999.
***      Data for the Mt. Vernon  Property  represents  the period March 1, 2001 through  December  31,  2001 and data for the West  Lafayette  Property represents the period April 3, 2001 through December 31, 2001.
****     Data for 2003  represents the period  January 1, 2003 through  November
         30, 2003.

         Sunrise  Portfolio Four Properties.  On September 30, 2003, the Company
acquired 12 Properties from several wholly owned  subsidiaries of Sunrise Senior
Living, Inc. for an aggregate purchase price of $149,276,672. The Properties and related  purchase  prices  include  Sunrise of Arlington  located in  Arlington,
Virginia (the "Arlington Property") for $7,084,655; the Sunrise at Bluemont Park
located in Arlington,  Virginia (the  "Arlington-Bluemont  Park  Property")  for
$28,039,268;  the Sunrise at  Countryside  located in  Sterling,  Virginia  (the
"Sterling  Property")  for  $14,668,229;  the Sunrise of Falls Church located in
Falls Church, Virginia (the "Falls Church Property") for $8,681,197; the Sunrise
at North Farmington Hills located in Farmington Hills, Michigan (the "Farmington
Hills Property") for $9,379,684;  the Sunrise of Frederick located in Frederick,
Maryland (the  "Frederick  Property")  for  $6,885,087;  the Sunrise of Leesburg
located in Leesburg,  Virginia (the  "Leesburg  Property") for  $2,095,461;  the
Sunrise of Mercer  Island  located in Mercer  Island,  Washington  (the  "Mercer
Island Property") for $7,783,142; the Sunrise of Mill Basin located in Brooklyn,
New York (the  "Brooklyn-Mill  Basin Property") for $24,147,697;  the Sunrise of
Poland  located in Poland,  Ohio (the "Poland  Property")  for  $8,581,413;  the
Sunrise of Raleigh located in Raleigh,  North Carolina (the "Raleigh  Property")
for $6,286,384;  and the Sunrise of Sheepshead Bay located in Brooklyn, New York
(the  "Brooklyn-Sheepshead  Bay Property") for $25,644,455.  These 12 Properties
are hereinafter  referred to as the "Sunrise  Portfolio Four Properties" and are
operated  and  managed by Sunrise  Senior  Living  Services,  Inc.  The  Sunrise
Portfolio Four  Properties  were  purchased in  conjunction  with the Additional
Sunrise Portfolio Four Properties described below.

         The Company,  as lessor,  has entered into long-term,  triple-net lease agreements  with Twenty Pack Management  Corp.  relating to these 12 Properties.
Twenty Pack Management Corp., an HRA Affiliated Company, is described in further detail in "Business -- Property  Acquisitions -- Additional  Marriott  Portfolio
Two Properties,"  above. The general terms of the lease agreements are described in the section of the  Prospectus  entitled  "Business - Description of Property
Leases." The principal features of the lease agreements are as follows:

o        The initial term of each lease expires on September 30, 2018.

o        At the end of the  initial  lease  terms,  the  tenant  will  have five consecutive renewal options of five years each.

o        Minimum  annual  rent is  adjustable  based upon the cost of debt and a minimum return to the Company.  Minimum rent consists of a fixed return on the cash investment in each Property (10.0% in the first lease year;
         10.75% in the second lease year;  11.0% for the third lease year; 11.5%
         for the  fourth  lease  year and will  increase  by 3% each  lease year thereafter)  and an amount  based on the debt  service  payment  on the related  debt.  It is expected  that the Company will obtain  Permanent
         Financing in the amount of $74.6 million on the Sunrise  Portfolio Four
         Properties  during the first  quarter of 2004.  Commencing on the lease commencement date until January 1, 2004,  aggregate minimum annual rent for the Sunrise  Portfolio Four Properties was $12,390,000.  Commencing
         January  1,  2004,  minimum  annual  rent  increased  to  approximately
         $15,018,000 until such time Permanent  Financing is obtained.  Upon the
         Company  obtaining  Permanent  Financing,  minimum  annual rent will be adjusted to an amount equal to the debt service  payment related to the
         Permanent  Financing plus a fixed return on the cash investment in each
         Property,  as described above.  Commencing in the sixth lease year, and every third lease year  thereafter,  minimum rent shall be reset to the greater  of (a)  the  fair  market  value  of the  Property  determined pursuant to a formula  multiplied  by 9.5% or (b) 3% of the prior lease year's minimum rent.

o        In addition to minimum annual rent, the leases require  additional rent in an amount equal to the  difference  between  13.5% of the  Company's cash  investment  basis in the  Properties  and the  portion of minimum annual rent related to the Company's cash investment basis payable each lease  year.  For  purposes of the  additional  rent  calculation,  the
         Company's  cash  investment  basis  equals  the  sum of the  Property's purchase price plus closing costs less Permanent  Financing  related to such Property.  The additional  rent is payable on a quarterly basis to the extent net operating cash flow from the Properties is available and does not accumulate beyond each lease year.

o        On behalf of the tenant of the Sunrise  Portfolio Four Properties,  the
         Operator has  established  an FF&E  Reserve  which will be used for the replacement and renewal of furniture,  fixtures and equipment  relating to the 12  Properties.  Deposits  to the  FF&E  Reserve  are  made on a monthly  basis and are equal to $750 per unit for the first  lease year and increase each lease year thereafter by an amount that is based on a percentage  determined  by a consumer  price  index.  Funds in the FF&E
         Reserve relating to these 12 Properties are held by the Company.

o        The leases for the Sunrise  Portfolio Four  Properties  contain pooling terms,  meaning that net operating  profits with respect to the Sunrise
         Portfolio  Four  Properties  are  combined  for the  purpose of funding rental payments and the FF&E Reserve.  In addition,  the leases contain cross-default terms, meaning that if the

         tenant of any of the 12 Properties  defaults on its  obligations  under its lease,  the Company  will have the  ability to pursue its  remedies under the leases  with  respect  to all 12  Properties,  regardless  of whether the tenant of any of the other  Properties  is in default under its lease.

o        Sunrise has  guaranteed  minimum  annual rent and the FF&E Reserve from the lease  commencement dates until the latter of (i) 30 months or (ii)
         18 months after development is completed on the Properties  included in the Additional  Sunrise  Portfolio Four Properties,  as described below
         (hereinafter referred to as the "Final Development Date").

         The approximate  federal income tax basis of the depreciable portion of the Sunrise Portfolio Four Properties is as follows:

                Arlington                               $6,400,000
                Arlington-Bluemont Park                 26,100,000
                Sterling                                13,200,000
                Falls Church                             7,600,000
                Farmington Hills                         8,800,000
                Frederick                                7,200,000
                Leesburg                                 1,800,000
                Mercer Island                            7,300,000
                Brooklyn-Mill Basin                     22,800,000
                Poland                                   8,300,000
                Raleigh                                  6,200,000
                Brooklyn-Sheepshead Bay                 22,600,000

         In  connection  with the  acquisition  of the  Sunrise  Portfolio  Four
Properties,  the Company  expects to borrow  approximately  $70,000,000  under a mortgage note  collateralized by the Sunrise  Portfolio Four Properties,  from a commercial  lender.  It is expected  that the note will have an initial  term of seven years with a fixed interest rate that will be based on a percentage amount above the seven-year U.S. Treasury rate at the time the loan is funded (expected to be  between  5.75% and  6.75%).  It is  expected  that the loan will  require interest  only  payments  for the first two years with  principal  and  interest payments due thereafter until maturity.

         The Arlington Property, which opened in January 1989, is the Sunrise of
Arlington  located in Arlington,  Virginia.  The Arlington  Property includes 29 assisted  living units and 18 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include common dining and living areas, a private dining area,  activity  areas, paved  walkways  and garden  areas.  The  Property is located five miles west of downtown Washington, D.C. Other senior living facilities located in proximity to the Arlington  Property  include Sunrise of Falls Church and Sunrise at Bluemont
Park,  which  are  also  Properties  included  in  the  Sunrise  Portfolio  Four
Properties.

         The Arlington-Bluemont Park Property,  which opened in May 1990, is the
Sunrise at Bluemont Park located in Arlington,  Virginia. The Arlington-Bluemont
Park Property  includes 128  independent  living units, 37 assisted living units and 10 units for residents with  Alzheimer's and related memory  disorders.  The
Operator  provides  assistance to residents with daily living activities such as bathing, dressing and medication reminders.  Amenities include common dining and living areas, a private dining area,  activity areas,  paved walkways and garden areas. The Property is located 26 miles northwest of downtown  Washington,  D.C.
Other senior living  facilities  located in proximity to the  Arlington-Bluemont
Property  include  Sunrise of Arlington and Sunrise of Falls  Church,  which are also Properties included in the Sunrise Portfolio Four Properties.

         The Sterling  Property,  which  opened in July 1992,  is the Sunrise at
Countryside  located in Sterling,  Virginia.  The Sterling  Property includes 52 independent  living units and 46 assisted  living units.  The Operator  provides assistance to residents with daily living  activities such as bathing,  dressing and medication  reminders.  Amenities  include common dining and living areas, a private  dining area,  activity  areas,  paved  walkways and garden  areas.  The
Property is located 26 miles northwest of downtown Washington, D.C. Other senior living  facilities  located in proximity to the Sterling Property include Monroe
House, Mirror Ridge and Morningside House.

         The Falls Church  Property,  which opened in March 1993, is the Sunrise of Falls Church  located in Falls Church,  Virginia.  The Falls Church  Property
includes 36 assisted  living units and 18 units for residents  with  Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities  include common dining and living areas, a private dining area,  paved walkways and garden areas.  The Property is located eight miles west of downtown
Washington,  D.C.  Other senior  living  facilities  located in proximity to the
Falls Church Property include Sunrise at Bluemont Park and Sunrise of Arlington, which are also Properties included in the Sunrise Portfolio Four Properties.

         The Farmington  Hills  Property,  which opened in December 1999, is the
Sunrise at North Farmington  Hills located in Farmington  Hills,  Michigan.  The
Farmington  Hills  Property  includes 40 assisted  living units and 29 units for residents with Alzheimer's and related memory  disorders.  The Operator provides assistance to residents with daily living  activities such as bathing,  dressing and  medication  reminders.  Amenities  include  common dining and living areas, private dining area, paved walkways and garden areas. The Property is located 25 miles northwest of downtown  Detroit,  Michigan.  Other senior living facilities located in proximity to the  Farmington  Hills  Property  include  Waltonwood of
Royal Oak, Fountains of Franklin,  Botsford Commons,  Regent Street,  Alterra of
Farmington Hills and Arden Courts.

         The Frederick  Property,  which opened in February 1992, is the Sunrise of Frederick located in Frederick,  Maryland. The Frederick Property includes 38 assisted  living units and 22 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include  common dining and living areas,  activity  areas, a private dining area and a hair salon.  The Property is located one mile west of downtown  Frederick,
Maryland.  Other senior living facilities  located in proximity to the Frederick
Property include Tranquility,  Somerford House, Heartfields, Country Meadows and
Edenton.

         The Leesburg Property,  which opened in January 1984, is the Sunrise of
Leesburg  located in  Leesburg,  Virginia.  The  Leesburg  Property  includes 38 assisted living units. The Operator provides  assistance to residents with daily living activities such as bathing, dressing and medication reminders.  Amenities include  common  dining and living  areas,  a front  porch and a sun porch.  The
Property is located 40 miles northwest of downtown Washington, D.C. Other senior living  facilities  located  in  proximity  to  the  Leesburg  Property  include
Morningside and Meadowglen.

         The  Mercer  Island  Property,  which  opened in October  1990,  is the
Sunrise of Mercer Island located in Mercer Island, Washington. The Mercer Island
Property  includes  34 assisted  living  units and 16 units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities  include  common dining and living areas, a private dining area,  activity areas,  paved walkways and garden areas. The Property is located six miles east of downtown  Seattle,  Washington.  In addition to the  Company's
Brighton  Gardens  of  Bellevue,  other  senior  living  facilities  located  in proximity to the Mercer Island Property  include  Sunrise of Bellevue,  Fairland
Terrace, Admiral Heights, Aegis of Kirkland and Robinswood Pointe.

         The Brooklyn-Mill Basin Property, which opened in February 2002, is the
Sunrise of Mill Basin located in Brooklyn,  New York.  The  Brooklyn-Mill  Basin
Property  includes  75 assisted  living  units and 38 units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities  include several common living areas, a common and private dining area, a private  outdoor  covered dining area, an activity area,  several screened porches,  several patios and an outside gazebo. The Property is located in the center of Brooklyn,  New York. Other senior living facilities  located in proximity  to the  Brooklyn-Mill  Basin  Property  include  Palm  Beach Home and
Sunrise of Sheepshead Bay, which is also included in the Sunrise  Portfolio Four
Properties.

         The Poland Property, which opened in May 1999, is the Sunrise of Poland located in Poland,  Ohio. The Poland Property  includes 48 assisted living units and 19 units for residents with  Alzheimer's and related memory  disorders.  The
Operator  provides  assistance to residents with daily living activities such as bathing, dressing and medication reminders.  Amenities include common dining and living areas, a private dining area,  activity areas,  paved walkways and garden areas. The Property is located seven miles south of downtown  Youngstown,  Ohio.
Other senior  living  facilities  located in  proximity  to the Poland  Property include Alterra Clare Bridge, Manor at the Meadows (also know as Shepherd of the
Valley), Marian Living Center, Glen Ellen and The Commons.

         The Raleigh Property,  which opened in February 1996, is the Sunrise of
Raleigh located in Raleigh,  North Carolina.  The Raleigh  Property  includes 37 assisted  living units and 35 units for residents with  Alzheimer's  and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include common dining and living areas, a private dining area,  activity  areas, paved walkways and garden areas.  The Property is located seven miles  northwest of downtown Raleigh,  North Carolina.  Other senior living facilities located in proximity  to the Raleigh  Property  include  Magnolia  Glen,  Oakleaf  Village,
Woodland Terrace, Morningside and Heartfields.

         The  Brooklyn-Sheepshead  Bay Property,  which opened in March 2000, is
the  Sunrise  of   Sheepshead   Bay   located  in   Brooklyn,   New  York.   The
Brooklyn-Sheepshead  Bay Property includes 88 assisted living units and 23 units for  residents  with  Alzheimer's  and related  memory  disorders.  The Operator provides  assistance to residents with daily living  activities such as bathing, dressing and medication  reminders.  Amenities  include  several common areas, a living room, two main dining areas, a living area,  activity areas, and screened porches and patios.  The  Property  is located  directly  across the street from
Sheepshead Bay in Brooklyn,  New York. Other senior living facilities located in proximity to the  Brooklyn-Sheepshead  Bay Property  include Palm Beach Home and
Sunrise of Mill Basin,  which is also  included in the  Sunrise  Portfolio  Four
Properties.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods 1999 through the most recent  reported  period for the Company during which the  facilities  have been operational are as follows:

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location            Year *           Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------
 Arlington Property          Arlington, VA                 1999       95.9%             $136.12          $130.50
                                                           2000       91.4%              151.78           138.69
                                                           2001       81.4%              155.50           126.54
                                                           2002       85.3%              150.57           128.38
                                                      *****2003       79.1%              166.57           131.81

 Arlington-Bluemont Park     Arlington, VA                 1999       95.3%             $111.06          $105.80
   Property                                                2000       92.7%              117.37           108.79
                                                           2001       89.7%              116.15           104.13
                                                           2002       85.9%              122.95           105.57
                                                      *****2003       85.0%              128.34           109.06

 Sterling Property           Sterling, VA                  1999       96.7%             $105.32          $101.87
                                                           2000       98.0%              111.97           109.69
                                                           2001       93.6%              117.12           109.62
                                                           2002       94.0%              124.25           116.84
                                                      *****2003       93.5%              129.83           121.32

 Falls Church Property       Falls Church, VA              1999      100.0%             $152.47          $152.47
                                                           2000      100.0%              157.59           157.59
                                                           2001       94.9%              162.76           154.48
                                                           2002       88.3%              168.97           149.16
                                                      *****2003       82.9%              178.04           147.56

 Farmington Hills            Farmington Hills,           **1999       40.0%              $82.77           $33.11
   Property                    MI                          2000       43.3%              148.09            64.06
                                                           2001     78.5%                140.93           110.61
                                                           2002       79.0%              139.78           110.48
                                                      *****2003       75.6%              150.35           113.63

 Frederick Property          Frederick, MD                 1999       90.9%             $128.32          $116.64
                                                           2000       95.3%              140.88           134.29
                                                           2001       90.8%              136.68           124.08
                                                           2002       89.4%              141.22           126.21
                                                      *****2003       89.5%              147.26           131.78

 Leesburg Property           Leesburg, VA                  1999      100.0%             $103.89          $103.89
                                                           2000       97.9%              106.20           103.94
                                                           2001       93.1%              112.92           105.12
                                                           2002       85.7%              122.80           105.28
                                                      *****2003       84.0%              131.73           110.65

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location            Year *           Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------

 Mercer Island Property      Mercer Island, WA             1999       93.9%             $129.20          $121.32
                                                           2000     95.5%                135.38           129.23
                                                           2001       90.1%              145.77           131.34
                                                           2002       90.2%              162.45           146.53
                                                      *****2003       91.0%              172.41           156.92

 Brooklyn-Mill Basin         Brooklyn, NY              ****2002       24.6%             $163.70          $ 40.29
   Property                                           *****2003       48.6%              148.37            72.13

 Poland Property             Poland, OH                  **1999       57.8%             $101.17           $58.47
                                                           2000       80.2%              116.86            93.66
                                                           2001       93.5%              122.55           114.53
                                                           2002       94.8%              128.84           122.15
                                                      *****2003       85.1%              134.42           114.35

 Raleigh Property            Raleigh, NC                   1999       96.5%             $132.20          $127.57
                                                           2000       93.7%              141.12           132.20
                                                           2001       93.9%              141.90           133.28
                                                           2002       92.7%              151.25           140.17
                                                      *****2003       94.0%              154.24           145.06

 Brooklyn-Sheepshead         Brooklyn, NY               ***2000       27.9%             $180.55           $50.41
   Bay Property                                            2001       46.6%              152.86            71.20
                                                           2002       69.5%              143.01            99.34
                                                      *****2003       84.2%              151.41           127.49

*        Data represents  information for each  applicable  fiscal year,  unless noted otherwise.
**       Data for the Farmington  Hills Property  represents the period December
         6, 1999 through  December 31,  1999;  and data for the Poland  Property represents the period May 14, 1999 through December 31, 1999.
***      Data  represents  the period March 27, 2000 through  December 31, 2000.
         **** Data represents the period  February 2, 2002 through  December 31,
         2002. ***** Data for 2003 represents the period January 1, 2003 through
         November 30, 2003.

         Additional  Sunrise  Portfolio Four Properties.  On September 30, 2003,
the Company also acquired five Properties in various stages of development  from several wholly owned  subsidiaries of Sunrise for an aggregate purchase price of
$29,551,989.  The Properties  and related  purchase  prices  include  Sunrise of
Beverly  Hills  located  in  Beverly  Hills,   California  (the  "Beverly  Hills
Property") for $6,581,576;  the Sunrise of Cresskill  located in Cresskill,  New
Jersey (the "Cresskill Property") for $6,444,584; the Sunrise of Edmonds located in Edmonds,  Washington (the "Edmonds Property") for $2,496,510;  the Sunrise at
Five Forks located in Lilburn,  Georgia (the "Lilburn Property") for $9,925,123;
and the  Sunrise  of Madison  located  in  Madison,  New  Jersey  (the  "Madison
Property") for $4,104,196.  These five Properties are hereinafter referred to as the  "Additional  Sunrise  Portfolio Four  Properties."  The Additional  Sunrise
Portfolio  Four  Properties  were  purchased  in  conjunction  with the  Sunrise
Portfolio Four Properties described above.

         In connection with the acquisition of the Additional  Sunrise Portfolio
Four  Properties,  the  Company  has  entered  into  five  development  services agreements with Sunrise Development, Inc., a wholly owned subsidiary of Sunrise, which  provides  for  construction  of the  Properties.  Sunrise has  guaranteed development  costs  exceeding  an  aggregate  amount  of  $111,693,428.  Sunrise
Development,  Inc. will be entitled to an incentive development fee equal to 25%
of the aggregate  savings below the aggregate  estimated costs of  $111,693,428.
The maximum cost to the Company with  respect to the Beverly  Hills,  Cresskill,
Edmonds,  Lilburn and Madison  Properties  (including  the purchase price of the land,  development  costs, and development fees payable to Sunrise  Development,
Inc.) will not exceed the amounts set forth below:

                                                                            Estimated Final
    Property                                Estimated Cost                  Completion Date
    --------                                --------------                  ---------------
    Beverly Hills Property                    $29,679,188                       May 2005
    Cresskill Property                         38,831,533                    December 2004
    Edmonds Property                           13,751,040                     October 2004
    Lilburn Property                           13,014,881          Construction completed December 2003
    Madison Property                           16,416,786                     November 2004
                                         ----------------------
                                             $111,693,428
                                         ======================

         The Company obtained  construction loans totalling $83.1 million from a commercial  lender,  which  are  collateralized  by the five  Properties.  As of
January 5, 2004, the Company had borrowed  approximately  $7.6 million under the construction  loans. The loans have a term of three years with variable interest rates that require  interest only payments until  maturity.  The Company has and will continue to capitalize the interest  payments as  development  costs of the
Properties during the construction phase of each project.

         The Company,  as lessor,  has entered into long-term,  triple-net lease agreements with Twenty Pack Management Corp.  relating to the Additional Sunrise
Portfolio  Four  Properties.  Twenty Pack  Management  Corp.,  an HRA Affiliated
Company, is described in further detail in "Business -- Property Acquisitions --
Additional  Marriott Portfolio Two Properties,"  above. The general terms of the lease  agreements  are  described  in the  section  of the  Prospectus  entitled
"Business --  Description  of Property  Leases." The  principal  features of the lease agreements are as follows:

o        The initial term of each lease expires on September 30, 2018.

o        At the end of the  initial  lease  terms,  the  tenant  will  have five consecutive renewal options of five years each.

o        From the lease commencement date to the Final Development Date, minimum annual  rent  is  based  upon a  fixed  return  on the  Company's  cash investment  in each  Property.  The fixed  return is 10.0% in the first lease year;  10.75% in the second lease year; 11.0% for the third lease year;  11.5% for the  fourth  lease year and will  increase  by 3% each lease year thereafter.  The Company's  aggregate cash investment in the five  Properties is  $27,923,357,  or 25% of the estimated  development costs.  On the Final  Development  Date,  minimum  annual  rent will be adjusted based upon the cost of anticipated Permanent Financing and the then  current  lease  rate on the  Company's  cash  investment  amount.
         Commencing  in the  sixth  lease  year,  and  every  third  lease  year thereafter,  minimum rent shall be reset to the greater of (a) the fair
         market  value  of  the  Property   determined  pursuant  to  a  formula
         multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.

o        Commencing on the Final Development Date, the leases require additional rent  in an  amount  equal  to  the  difference  between  13.5%  of the
         Company's  cash  investment  basis in the Properties and the portion of minimum  annual rent related to the  Company's  cash  investment  basis
         payable  each  lease  year.  For  purposes  of  the   additional   rent
         calculation,  the Company's cash investment basis equals the sum of the
         Property's purchase price plus closing costs and additional development costs less Permanent  Financing.  The  additional  rent is payable on a quarterly  basis  to the  extent  net  operating  cash  flow  from  the
         Properties is available and does not accumulate beyond each lease year.

o        Commencing on the Final  Development  Date, the Operator,  on behalf of the tenant of the Additional  Sunrise  Portfolio Four Properties,  will establish an FF&E Reserve  which will be used for the  replacement  and renewal of furniture, fixtures and equipment relating to the Additional
         Sunrise Portfolio Four Properties. Deposits to the FF&E Reserve will be made on a  monthly  basis  and are equal to $750 per unit for the first lease year and increase each lease year thereafter by an amount that is based on a percentage  determined by a consumer  price index.  Funds in the FF&E Reserve  relating to the  Additional  Sunrise  Portfolio  Four
         Properties will be held by the Company.

o        Commencing on the Final Development Date, the leases for the Additional
         Sunrise  Portfolio Four Properties will contain pooling terms,  meaning that net  operating  profits  with  respect to the  Additional  Sunrise
         Portfolio Four  Properties  will be combined for the purpose of funding rental payments and the FF&E Reserve.

o        Sunrise has  guaranteed  minimum  annual rent and the FF&E Reserve from the lease  commencement dates until the latter of (i) 30 months or (ii)
         18 months after the Final Development Date.

         The Company will not commence the  depreciation  of assets with respect to the Additional  Sunrise Portfolio Four Properties until the Final Development
Date.

         The Beverly Hills Property, which is currently in the development stage and is  scheduled  to open in May 2005,  will be the  Sunrise of Beverly  Hills, located in Beverly Hills, California.  The Beverly Hills Property is expected to include 64 assisted living units and 16 units for residents with Alzheimer's and related memory disorders. The Operator will provide assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities  will include  common living and dining areas,  a private dining area, activity  areas,  paved walkways and garden areas.  The Property will be located approximately  12 miles west of downtown Los Angeles,  California.  Other senior living  facilities  located in proximity to the Beverly Hills  Property  include
Bridgeport at Beverly  Hills,  Stanford  House,  Westwood  Plaza,  Country Villa
Terrace and Westwood Horizons.

         The Cresskill  Property,  which is currently under  construction and is scheduled to open in December 2004, will be the Sunrise of Cresskill, located in
Cresskill,  New  Jersey.  The  Cresskill  Property  is  expected  to  include 77 independent  living units,  60 assisted  living units and 21 units for residents with  Alzheimer's  and related  memory  disorders.  The  Operator  will  provide assistance to residents with daily living  activities such as bathing,  dressing and medication reminders. Amenities will include common living and dining areas, porches,  sunrooms,  laundry  facilities and a hair salon.  The Property will be located  approximately  ten miles from Teaneck,  New Jersey and approximately 20 miles from downtown New York City. The only other senior living facility located in proximity to the Cresskill  Property is the Classic Residence of Hyatt, which is an independent living facility.

         The Edmonds  Property,  which is currently in the development stage and is scheduled to open October  2004,  will be the Sunrise of Edmonds,  located in
Edmonds,  Washington.  The  Edmonds  Property is expected to include 35 assisted living units and 23 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator will provide  assistance to residents with daily living activities such as bathing,  dressing and medication  reminders.  Amenities will include common living and dining areas, a private dining area,  activity  areas, paved walkways and garden areas.  The Property will be located  approximately 16 miles north of downtown  Seattle,  Washington.  Other senior  living  facilities located in proximity to the Edmonds  Property  include  Rosewood Court,  Edmonds
Landing, Mountlake Terrace Plaza, Edmonds Retirement Inn and Aegis of Shoreline.

         The Lilburn Property,  which opened in December 2003, is the Sunrise at
Five  Forks,  located in Lilburn,  Georgia.  The  Lilburn  Property  includes 52 assisted  living units and 17 units for residents with  Alzheimer's  and related memory disorders.  The Operator will provide  assistance to residents with daily living activities such as bathing, dressing and medication reminders.  Amenities will  include  common  living  and  dining  areas,  porches,  sunrooms,  laundry facilities  and a hair  salon.  The  Property is located 15 miles  northeast  of downtown Atlanta,  Georgia.  Other senior living facilities located in proximity to the Lilburn Property include Atria of Lawrenceville,  The Bridge and Winthrop of Tucker.

         The Madison  Property,  which is currently  under  construction  and is scheduled to open in November 2004,  will be the Sunrise of Madison,  located in
Madison,  New Jersey.  The  Madison  Property is expected to include 52 assisted living units and 20 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator will provide  assistance to residents with daily living activities such as bathing,  dressing and medication  reminders.  Amenities will include common living and dining areas,  porches,  sunrooms,  laundry facilities and a hair  salon.  The  Property  will be located  approximately  16 miles from
Newark  Liberty  International  Airport.  In addition to the Company's  Brighton
Gardens of Florham Park, other senior living facilities  located in proximity to the  Madison  Property  include  a  Care  One  facility  scheduled  to  open  at approximately the same time as the Madison Property.

         Dogwood Forest of Dunwoody.  On November 25, 2003, the Company acquired the Dogwood  Forest of Dunwoody  located in  Dunwoody,  Georgia  (the  "Dunwoody
Property") from 7400 Peachtree  Dunwoody Rd., LLC, DBA Dogwood Forest - Dunwoody
for a purchase price of  $5,500,000.  This Property is managed by Sunrise Senior
Living Services, Inc.

         The Company, as lessor, has entered into a long-term,  triple-net lease agreement  with  Solomon  Holdings  II - Dogwood  Forest,  LLC,  a wholly  owned subsidiary  of  Solomon.  Solomon  is the  parent  company  of the tenant of the
Sunrise  Portfolio Three  Properties  described in the section of the Prospectus
Supplement entitled "Business - Property Acquisitions." The general terms of the lease  agreement  are  described  in  the  section  of the  Prospectus  entitled
"Business - Description of Property Leases." The principal features of the lease agreement are as follows:

o        The initial term of the lease expires on November 25, 2018.

o        The lease requires minimum annual rent of $527,568 and $633,961 for the first and second lease  years,  respectively,  and will  increase by 3%
         each  lease year  thereafter.  Beginning  in the fourth  lease year and every 36 months thereafter, the minimum annual rent will be adjusted to the greater of (i) the Company's  investment  in the Dunwoody  Property plus 75% of the increase in the fair market value  multiplied  by 10.5%
         or (ii) the prior year's rent increased by 3%.

o        At the end of the initial lease term,  the tenant will have one renewal option of ten years.  Commencing on the date of the renewal option, the minimum  annual rent will  increase to the greater of (i) the Company's investment  in the  Dunwoody  Property  plus 75% of the increase in the fair market  value  multiplied  by 10.5% or (ii) the prior  year's rent increased by 3%.

o        The tenant has  established an FF&E Reserve fund which will be used for the  replacement  and  renewal of  furniture,  fixtures  and  equipment relating to the  Property.  Deposits to the FF&E  Reserve are made on a monthly  basis  and  total  $500  per unit for the  first  lease  year, increasing by 3% each lease year thereafter.  Funds in the FF&E Reserve relating to this property are held by the Company.

o        In addition to the purchase price, the Company has funded an additional
         $203,000 to convert eight existing assisted living units to Alzheimer's and related memory disorder units, to buyout existing  equipment leases and to provide funds for additional capital  improvements.  This amount is included in the basis by which minimum rent is calculated.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for the operation of the Property equal 5% of gross revenues throughout the  term  of  the  lease.  Rent  payments  due  under  the  lease  are subordinate to the payment of base management fees.

         In  connection  with the  acquisition  of the  Dunwoody  Property,  the
Company may be required to make an additional payment (the "Earnout Amount") not to exceed  $750,000 if certain  earnout  provisions are achieved by November 25,
2006. The calculation of the Earnout Amount  considers the net operating  income of the Property,  the  Company's  investment in the Property and the fair market value of the Property. In the event an Earnout Amount becomes payable, the lease basis will be amended and annual minimum rent will increase accordingly.

         The approximate  federal income tax basis of the depreciable portion of the Dunwoody Property is $5.3 million.

         The Dunwoody Property, which opened in June 2000, is the Dogwood Forest of Dunwoody,  an assisted living  facility,  located in Dunwoody,  Georgia.  The
Dunwoody  Property  includes 55 assisted living units and 11 units for residents with  Alzheimer's  and related memory  disorders.  The tenant intends to convert eight  units from  assisted  living  units to  Alzheimer's  and  related  memory disorder units.  This will bring the  configuration  to 47 assisted living units and 19 units for residents with  Alzheimer's and related memory  disorders.  The
Operator  provides  assistance to residents with daily living activities such as bathing, dressing and medication reminders.  Amenities include common dining and living  areas,  activity  areas,  a private  dining area and garden  areas.  The
Property is located 15 miles north of downtown Atlanta,  Georgia. In addition to the Company's Brighton Gardens of Dunwoody,  EdenBrook of Dunwoody, EdenBrook of
Buckhead  and  EdenGardens  of Sandy  Springs,  other senior  living  facilities located in proximity to the  Dunwoody  Property  include  Atria  Johnson  Ferry,
Cypress Court-Sandy Springs,  Cypress Gardens - SS, Hearthstone of Marietta, The
Mann House,  Merrill  Gardens of Dunwoody,  Renaissance  of Peachtree,  Savannah
Court of Marietta, Sunrise at Huntcliff, Sunrise of Dunwoody, Waterford Gardens,
and Winthrop at Buckhead.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods 2000 through the most recent  reported  period for the Company during which the facility has been operational are as follows:

                                                                                         Revenue          Revenue
                                                                         Average       per Occupied         per
                                                                        Occupancy          Unit          Available
          Property                  Location             Year *           Rate                              Unit
 ---------------------------  ----------------------  -------------    ------------    -------------    -------------
 Dunwoody Property            Dunwoody, GA                  **2000          29.0%            $48.66           $14.11
                                                              2001          31.0%            100.54            31.17
                                                              2002          55.2%             81.03            44.71
                                                           ***2003          69.5%             95.71            66.47

*   Data represents  information for each applicable  fiscal year,  unless noted
    otherwise.
**  Data for 2000  represents  the period  August 1, 2000  through  December 31,
    2000.
*** Data for 2003  represents  the period  January 1, 2003  through  October 31,
    2003.

         EdenCare  Portfolio One  Properties.  On November 25, 2003, the Company
acquired  three   Properties   from  EdenCare  Senior  Living   Services,   L.P.
("EdenCare") for an aggregate purchase price of $27,000,000.  The Properties and related  purchase  prices include the EdenGardens of Gainesville in Gainesville,
Florida  (the   "Gainesville   Property")  for  $8,000,000;   the  EdenBrook  of
Jacksonville  in  Jacksonville,   Florida  (the  "Jacksonville   Property")  for
$7,000,000  and the  EdenBrook  of  Tallahassee  in  Tallahassee,  Florida  (the
"Tallahassee Property") for $12,000,000.  These three Properties are hereinafter referred to as the  "EdenCare  Portfolio  One  Properties"  and are operated and managed by affiliates of HRA.

         The Company,  as lessor,  has entered into long-term,  triple-net lease agreements with Harborchase of Gainesville,  Inc.,  Harborchase of Jacksonville,
Inc. and Harborchase of Tallahassee, Inc., all affiliates of HRA and hereinafter referred to as the "EdenCare  Portfolio  One  Tenants,"  relating to these three
Properties.  Each of  these  entities  is a  thinly  capitalized,  newly  formed corporation  affiliated  with the  Advisor.  The HRA  Affiliated  Companies  are described in further detail in the section of the Prospectus Supplement entitled
"Business  --  Property   Acquisitions  --  Additional  Marriott  Portfolio  Two
Properties."  The general  terms of the lease  agreements  are  described in the section of the Prospectus entitled "Business -- Description of Property Leases."
The principal features of the lease agreements are as follows:

o        The initial term of each lease expires on November 30, 2018.

o        Minimum annual rent as set forth in each lease is as follows:

                                                                 Minimum
                                 Property                      Annual Rent
                    -----------------------------------      ----------------

                    Gainesville Property                       $   859,231
                    Jacksonville Property                          751,827
                    Tallahassee Property                         1,288,846

o        Minimum  annual rent will  increase by 3% beginning in the second lease year and each lease year thereafter. Beginning in the fourth lease year and  every 36  months  thereafter,  the  minimum  annual  rent  will be adjusted to the greater of (i) the fair  market  value of the  Property multiplied by 10.5% or (ii) the prior year's  minimum rent increased by
         3%.

o        At the end of the  initial  lease  terms,  the  tenant  will  have  two consecutive renewal options of ten years each.

o        In addition to minimum annual rent, the leases require  additional rent in an  amount  equal to the lessor of (i) the excess of (A) 15% of the Company's investment basis in the
         Properties and (B) minimum annual rent payable each lease year plus, for lease periods beginning after the first thirty-six months of the lease, one and one-half percent (1.5%) of the gross revenues of the Properties, or $22,222.00 (subject to adjustment each lease year), whichever is lower, and (ii) the funds required to be  paid to the tenant by the manager of the property, reduced by (A) the minimum annual rent amount, (B)
         payments to the FF&E Reserve, and (C) one and one-half percent (1.5%) of the gross revenues of the
         Properties, or $22,222.00 (subject to adjustment each lease year), whichever is lower.

o        The tenant has  established  an FF&E Reserve which will be used for the replacement and renewal of furniture,  fixtures and equipment  relating to the three  Properties.  Deposits  to the FF&E  Reserve are made on a monthly  basis  and are equal to the  greater  of (i) $500 per unit per year or (ii) 2% of gross receipts for the first and second lease years,
         2.5% of gross  receipts for the third  through fifth lease years and 3%
         of gross  receipts  for each lease year  thereafter.  Funds in the FF&E
         Reserve relating to these three Properties are held by the Company.

o        The leases for the EdenCare  Portfolio One Properties  contain  pooling terms,  meaning that net operating profits with respect to the EdenCare
         Portfolio One Properties are combined for the purpose of funding rental payments  and  the  FF&E  Reserve.  In  addition,  the  leases  contain cross-default  terms,  meaning  that if the  tenant of any of the three
         Properties  defaults on its  obligations  under its lease,  the Company will have the  ability to pursue  its  remedies  under the leases  with respect to all three  Properties,  regardless  of whether the tenant of any of the other Properties is in default under its lease.

o        Base management  fees payable to Harbor  Gainesville  Management,  LLC,
         Harbor Jacksonville Management,  LLC and Harbor Tallahassee Management,
         LLC for  the  operation  of the  three  Properties  equal  6% of  gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

         The approximate  federal income tax basis of the depreciable portion of the EdenCare Portfolio One Properties is as follows:

                Gainesville                            $ 8,100,000
                Jacksonville                             6,400,000
                Tallahassee                             12,100,000

         The  Gainesville   Property,   which  opened  in  April  2000,  is  the
EdenGardens of Gainesville  located in  Gainesville,  Florida.  The  Gainesville
Property  includes  41 assisted  living  units and 28 units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa.
The Property is located eight miles west of downtown  Gainesville.  Other senior living  facilities  located in proximity  to the  Gainesville  Property  include
Alterra Sterling House, High Springs, Park Place and Rose Court - Azalea.

         The  Jacksonville  Property,  which  opened in  December  1999,  is the
EdenBrook of Jacksonville  located in  Jacksonville,  Florida.  The Jacksonville
Property  includes  52 assisted  living  units and 28 units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a library,  a tea room, a garden room, a hobby room, a chapel/theater,  a wellness center,  a hair  salon and a spa.  The  Property  is  located  15 miles  east of downtown  Jacksonville.  Other senior living facilities  located in proximity to the  Jacksonville  Property  include  Alterra Clare Bridge,  Broadview,  Alterra
Sterling House, Saint Augustine, and Woodmont.

         The  Tallahassee  Property,  which  opened  in  December  1999,  is the
EdenBrook  of  Tallahassee  located in  Tallahassee,  Florida.  The  Tallahassee
Property  includes  56 assisted  living  units and 28 units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a library,  a tea room, a garden room, a hobby room, a chapel/theater,  a wellness center,  a hair salon and a spa.  The  Property is located  three miles north of downtown Tallahassee. Other senior living facilities located in proximity to the
Tallahassee  Property  include  Alterra  Sterling  House of  Tallahassee,  Saint
Augustine Plantation and Woodmont.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods 2000 through the most recent  reported  period for the Company during which the  facilities  have been operational are as follows:

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location            Year *           Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------
 Gainesville Property        Gainesville, FL             **2000        64.2%            $ 78.96          $ 50.69
                                                           2001        84.1%             109.43            92.03
                                                           2002        92.8%             109.43           102.01
                                                        ***2003        95.7%             111.69           106.89

 Jacksonville Property       Jacksonville, FL              2000        56.9%            $ 77.28          $ 43.97
                                                           2001        76.3%             100.77            76.89
                                                           2002        89.4%             103.80            92.80
                                                        ***2003        91.9%             110.58           101.62

 Tallahassee Property        Tallahassee, FL               2000        64.3%            $ 84.92          $ 54.61
                                                           2001        94.1%             100.15            94.24
                                                           2002        96.4%             110.71           106.72
                                                        ***2003        93.5%             121.79           113.87

*   Data represents  information for each applicable  fiscal year,  unless noted
    otherwise.
**  Data represents the period April 3, 2000 through December 31, 2000.
*** Data for 2003  represents  the period  January 1, 2003  through  October 31,
    2003.

         EdenCare  Portfolio Two  Properties.  On November 25, 2003, the Company
also acquired 22 additional  Properties from EdenCare for an aggregate  purchase price of  $171,755,000.  The Properties and related  purchase prices include the
EdenBrook of Champions located in Houston,  Texas (the "Champions Property") for
$11,818,000;  the  EdenGardens  of Arlington  located in  Arlington,  Texas (the
"EdenGardens  Arlington Property") for $8,666,000;  the EdenTerrace of Arlington
located  in  Arlington,   Texas  (the  "EdenTerrace   Arlington  Property")  for
$8,075,000;  the  EdenGardens  of  Kingwood  located  in  Kingwood,  Texas  (the
"EdenGardens  Kingwood  Property") for  $8,666,000;  the EdenTerrace of Kingwood
located  in  Kingwood,   Texas  (the   "EdenTerrace   Kingwood   Property")  for
$10,829,000;  the  EdenBrook  of Plano  located  in  Plano,  Texas  (the  "Plano
Property")  for  $12,211,000;  the  EdenBrook  of The  Woodlands  located in The
Woodlands, Texas (the "Woodlands Property") for $13,590,000;  the EdenGardens of
Concord  located  in  Concord,  North  Carolina  (the  "Concord  Property")  for
$3,841,000;  the EdenBrook of Charleston  located in Charleston,  South Carolina
(the "Charleston Property") for $9,060,000;  the EdenGardens of Aiken located in
Aiken, South Carolina (the "Aiken Property") for $7,386,000;  the EdenGardens of
Rock Hill located in Rock Hill,  South  Carolina (the "Rock Hill  Property") for
$6,894,000; the EdenGardens of Columbia located in Columbia, South Carolina (the
"Columbia  Property") for $4,235,000;  the  EdenGardens of Greenwood  located in
Greenwood,  South  Carolina  (the  "Greenwood  Property")  for  $4,432,000;  the
EdenBrook of Buckhead located in Atlanta,  Georgia (the "Buckhead Property") for
$7,583,000;  the EdenBrook of  Alpharetta  located in  Alpharetta,  Georgia (the
"Alpharetta  Property")  for  $6,894,000;  the EdenBrook of Dunwoody  located in
Atlanta,  Georgia  (the  "EdenBrook  Dunwoody  Property")  for  $4,825,000;  the
EdenGardens of Roswell located in Roswell,  Georgia (the "Roswell Property") for
$2,364,000;  the  EdenGardens  of Marietta  located in  Marietta,  Georgia  (the
"Marietta Property") for $4,825,000; the EdenGardens of Sandy Springs located in
Atlanta, Georgia (the "Sandy Springs Property") for $3,250,000; the EdenBrook of
Louisville located in Middletown, Kentucky (the "EdenBrook Louisville Property")
for $10,537,000;  the EdenTerrace of Louisville located in Middletown,  Kentucky
(the "EdenTerrace  Louisville  Property") for $12,517,000;  and the EdenBrook of
Huntsville  located in  Huntsville,  Alabama  (the  "Huntsville  Property")  for
$9,257,000.  These 22 Properties  are  hereinafter  referred to as the "EdenCare
Portfolio Two  Properties" and are operated and managed by Sunrise Senior Living
Services,   Inc.  The  EdenCare  Portfolio  Two  Properties  were  purchased  in conjunction with the EdenCare Portfolio One Properties described above.

         The Company,  as lessor,  has entered into long-term,  triple-net lease
agreements  with  Twenty  Two  Pack  Management  Corp.   relating  to  these  22
Properties.  Twenty Two Pack  Management  Corp.  is an affiliate of the EdenCare
Portfolio One Tenants described above and the HRA Affiliated Companies described in the  section  of the  Prospectus  Supplement  entitled  "Business  - Property
Acquisitions -- Additional  Marriott Portfolio Two Properties."  Twenty Two Pack
Management Corp. is a thinly  capitalized,  newly formed corporation  affiliated with the Advisor. The general terms of the lease agreements are described in the section of the Prospectus  entitled "Business - Description of Property Leases."
The principal features of the lease agreements are as follows:

o        The initial term of each lease expires on November 30, 2018.

o        At the end of the  initial  lease  terms,  the  tenant  will  have four consecutive renewal options of five years each.

o        Minimum annual rent as set forth in each lease is as follows:

                                                                 Minimum Annual Rent

                                                  ---------------------------------------------------
                                                  1st Lease Year       2nd Lease         3rd Lease
                       Property                       Year                Year             Year
         -------------------------------------    ---------------     -------------    --------------
         Aiken Property                               $ 713,246         $ 750,786        $ 796,583
         Alpharetta Property                            665,697           700,733          743,478
         Buckhead Property                              732,266           770,807          817,826
         Champions Property                           1,141,194         1,201,257        1,274,553
         Charleston Property                            874,915           920,964          977,142
         Columbia Property                              408,928           430,450          456,708
         Concord Property                               370,888           390,409          414,223
         EdenBrook Dunwoody Property                    465,988           490,513          520,435
         EdenBrook Louisville Property                1,017,565         1,071,121        1,136,459
         EdenGardens Arlington Property                 836,876           880,922          934,658
         EdenGardens Kingwood Property                  836,876           880,922          934,658
         EdenTerrace Arlington Property                 779,816           820,859          870,931
         EdenTerrace Kingwood Property                1,045,720         1,100,758        1,167,905
         EdenTerrace Louisville Property              1,208,779         1,272,399        1,350,015
         Greenwood Property                             427,948           450,471          477,950
         Huntsville Property                            893,935           940,985          998,385
         Marietta Property                              465,988           490,513          520,435
         Plano Property                               1,179,234         1,241,299        1,317,018
         Rock Hill Property                             665,697           700,733          743,478
         Roswell Property                               228,239           240,251          254,907
         Sandy Springs Property                         313,828           330,346          350,497
         Woodlands Property                           1,312,373         1,381,445        1,465,714

o        Commencing in the fourth lease year,  minimum annual rent will increase to the greater of (i) the fair market value of the Property  determined pursuant to a formula multiplied by 9.5% (the "FMV Adjustment") or (ii)
         the prior year's  minimum rent increased by 3%. Once the FMV Adjustment has occurred,  minimum rent will only be adjusted by the FMV Adjustment method every three years and only if such  adjustment will result in an increase of minimum rent.

o        In addition to minimum annual rent, the leases require  additional rent in an  amount  equal to the lessor of (i) the excess of (A) 15% of the Company's investment basis in the
         Properties and (B) minimum annual rent payable each lease year plus, for lease periods beginning after the first thirty-six months of the lease, one and one-half percent (1.5%) of the gross revenues of the Properties, or $22,222.00 (subject to adjustment each lease year), whichever is lower, and (ii) the funds required to be  paid to the tenant by the manager of the property, reduced by (A) the minimum annual rent amount, (B)
         payments to the FF&E Reserve, and (C) one and one-half percent (1.5%) of the gross revenues of the
         Properties, or $22,222.00 (subject to adjustment each lease year), whichever is lower.

o        The tenant of the EdenCare  Portfolio Two Properties has established an
         FF&E  Reserve  which will be used for the  replacement  and  renewal of furniture,  fixtures  and  equipment  relating  to the  22  Properties.
         Deposits to the FF&E Reserve are made on a monthly  basis and are equal to $500 per unit for the first lease year and increase  each lease year thereafter  by an amount that is based on a percentage  determined by a consumer  price index.  Funds in the FF&E Reserve  relating to these 22
         Properties are held by the Company.

o        The leases for the EdenCare  Portfolio Two Properties  contain  pooling terms,  meaning that net operating profits with respect to the EdenCare
         Portfolio Two Properties are combined for the purpose of funding rental payments and the FF&E Reserve.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for the  operations  of the 22  Properties  equal 7% of gross  revenues throughout  the term of the leases.  Rent payments due under the leases are  subordinate  to the payment of 5% of gross  revenues  for the base management fees.

o        EdenCare has  established a $5.5 million  escrow account for use by the tenant  in the  event  that net  operating  income  from  the  EdenCare
         Portfolio Two Properties is  insufficient to fully pay minimum rent and
         FF&E  Reserve  payments due under the leases.  The  EdenCare  guarantee terminates  at the end of the fifth lease year.  In  addition,  Sunrise
         Senior Living Services,  Inc. has guaranteed the tenant's obligation to pay minimum rent and FF&E Reserve payments due under the leases up to a maximum of $5 million  which will  terminate  upon the  earlier of: (i)
         such time as Sunrise Senior Living Services, Inc.'s cumulative payments under the guarantee aggregate $5 million or (ii) such time that the net operating income from the EdenCare  Portfolio Two Properties  equals or exceeds  minimum  rent due under the  leases by 25% for a  trailing  12 month period.  Sunrise Senior Living Services,  Inc. is not required to commence  its  guarantee  until  such  time as the  funds are no longer available from the EdenCare escrow account.  As of January 5, 2004, the amount available in the EdenCare escrow account was $5.5 million.

         In connection with the EdenCare Portfolio Two Properties, at the end of the third lease year the  Company may be required to fund an Earnout  Amount not to exceed $2 million if the Properties  achieve  certain  operating  performance thresholds. In the event an Earnout Amount becomes payable, the respective lease basis will be amended and minimum annual rent will increase accordingly.

         The approximate  federal income tax basis of the depreciable portion of the Additional EdenCare Portfolio One Properties is as follows:

                       Property                         Federal Tax Basis
        ----------------------------------------      ---------------------

        Aiken Property                                           $7,400,000
        Alpharetta Property                                       6,600,000
        Buckhead Property                                         7,200,000
        Champions Property                                       12,000,000
        Charleston Property                                       9,100,000
        Columbia Property                                         4,200,000
        Concord Property                                          3,700,000
        EdenBrook Dunwoody Property                              4,800,000
        EdenBrook Louisville Property                            10,500,000
        EdenGardens Arlington Property                            8,800,000
        EdenGardens Kingwood Property                             8,700,000
        EdenTerrace Arlington Property                            7,900,000
        EdenTerrace Kingwood Property                            10,900,000
        EdenTerrace Louisville Property                          12,300,000
        Greenwood Property                                        4,400,000
        Huntsville Property                                       9,200,000
        Marietta Property                                         4,600,000
        Plano Property                                           12,400,000
        Rock Hill Property                                        7,100,000
        Roswell Property                                          2,100,000
        Sandy Springs Property                                    2,900,000
        Woodlands Property                                       14,000,000

         In connection with the acquisition of the Aiken, Alpharetta,  Buckhead,
Charleston,  EdenBrook Louisville,  EdenTerrace  Louisville,  Plano and Woodland
Properties, the Company obtained Permanent Financing comprised of seven loans in the aggregate amount of $45,000,000. The loans bear interest at a rate of 30-day
LIBOR plus 260 to 300 basis points and require monthly payments of interest only for the first year.  Commencing  December  1, 2004,  the loan  requires  monthly principal and interest  payments  thereafter  through  November  2006,  with all unpaid  principal and interest due at that time.  In connection  with the loans, the Company incurred loan costs of $250,000. In addition, in connection with the acquisition of the Concord Property,  the Company assumed Permanent Financing in the amount of approximately $2,445,000.  The loan bears interest at a fixed rate of 8.375% and requires monthly

principal  and interest  payments  until  maturity in November  2038.  Also,  in connection with the acquisition of the EdenBrook Dunwoody Property,  the Company assumed Permanent Financing in the amount of approximately $4,685,000.  The loan bears  interest  at a fixed rate of 8.25% and  requires  monthly  principal  and interest payments until maturity in March 2038.

         The Champions Property,  which opened in June 2000, is the EdenBrook of
Champions located in Houston, Texas. The Champions Property includes 56 assisted living units and 28 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator  provides  assistance  to  residents  with daily living activities such as bathing, dressing and medication reminders. Amenities include common  dining and living areas,  activity  areas,  a library,  a garden room, a hobby room, a wellness  center,  a hair salon and a spa. The Property is located
22 miles northwest of downtown Houston.  Other senior living facilities  located in proximity to the Champions  Property  include Atria  Cypresswood,  Hampton at
Willowbook,  Hampton at Cypress Station, Hearthstone at Cypress Fair, Park Place
of Cypress Fair and Silverado Cypresswood.

         The EdenGardens  Arlington  Property,  which opened in October 2000, is the  EdenGardens  of Arlington  located in  Arlington,  Texas.  The  EdenGardens
Arlington  Property includes 52 assisted living units and 22 units for residents with Alzheimer's and related memory disorders.  The Operator provides assistance to  residents  with  daily  living  activities  such as  bathing,  dressing  and medication reminders. Amenities include common dining and living areas, activity areas, a library,  a hobby room, a hair salon and a spa. The Property is located six miles  southwest  of downtown  Arlington.  Other  senior  living  facilities located in proximity to the  EdenGardens  Arlington  Property  include  Arkansas
House, Broadway Plaza at Pecan Park, Hearthstone at Arlington and Meadow View.

         The EdenTerrace  Arlington Property,  which opened in December 2000, is the  EdenTerrace  of Arlington  located in  Arlington,  Texas.  The  EdenTerrace
Arlington  Property  includes 140 independent  living units.  Amenities  include common  dining and living  areas,  activity  areas,  a hobby room, a theater,  a wellness  center,  a hair salon and a spa.  The  Property  is located  six miles southwest of downtown  Arlington.  Other  senior  living  facilities  located in proximity to the EdenTerrace  Arlington Property include the Arbrook,  Arlington
Plaza, Fox Run Estates, Town Village Arlington, and the Waterford at Pantego.

         The  EdenGardens  Kingwood  Property,  which opened in May 2001, is the
EdenGardens of Kingwood  located in Kingwood,  Texas.  The EdenGardens  Kingwood
Property  includes  42 assisted  living  units and 28 units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa.
The  Property is located 23 miles  northeast of downtown  Houston.  Other senior living  facilities  located in proximity to the  EdenGardens  Kingwood  Property include Atria Kingwood, The Rosemont and Silverado-Kingwood.

         The EdenTerrace  Kingwood Property,  which opened in April 2001, is the
EdenTerrace of Kingwood  located in Kingwood,  Texas.  The EdenTerrace  Kingwood
Property includes 120 independent living units.  Amenities include common dining and living areas, activity areas, a library, a hobby room, a theater, a wellness center,  a hair salon and a spa. The  Property is located 23 miles  northeast of downtown  Houston.  Other senior living  facilities  located in proximity to the
EdenTerrace  Kingwood  Property  include  Carriage  Inn,  The  Forum,  Greatwood
Retirement, The Heritage and The Terrace.

         The Plano  Property,  which  opened in June 2000,  is the  EdenBrook of
Plano located in Plano,  Texas.  The Plano Property  includes 38 assisted living units and 35 units for residents with Alzheimer's and related memory  disorders.
The Operator provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living  areas,  activity  areas,  a library,  a garden room, a hobby room, a wellness  center, a hair salon and a spa. The Property is located 20 miles north of downtown Dallas.  Other senior living facilities  located in proximity to the
Plano  Property  include Active Care,  Autumn  Leaves,  Collin Oaks and Colonial
Lodge of Plano.

         The Woodlands  Property,  which opened in August 2000, is the EdenBrook of The  Woodlands  located  in The  Woodlands,  Texas.  The  Woodlands  Property
includes 65 assisted  living units and 28 units for residents  with  Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities include common dining and living areas, activity areas, a library, a garden room, a hobby room, a wellness  center, a hair salon and a spa.  The  Property is located 29 miles north of downtown  Houston.  Other senior living facilities  located in proximity to the Woodlands Property include
Hampton at Cypress Station,  Hearthstone at Rivershire,  Silverado Senior Living
and Forum at the Woodlands.

         The Concord Property,  which opened in June 1998, is the EdenGardens of
Concord located in Concord,  North Carolina.  The Concord  Property  includes 56 assisted living units. The Operator provides  assistance to residents with daily living activities such as bathing, dressing and medication reminders.  Amenities include  common dining and living areas,  activity  areas,  a hobby room, a hair salon  and a spa.  The  Property  is  located  26 miles  northeast  of  downtown
Charlotte.  Other senior living  facilities  located in proximity to the Concord
Property include Carillon, Concord Place and Morningside.

         The Charleston Property, which opened in January 2000, is the EdenBrook of Charleston  located in Charleston,  South Carolina.  The Charleston  Property
includes 56 assisted  living units and 28 units for residents  with  Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities include common dining and living areas,  activity areas, a library,  a garden  room,  a hobby  room,  a wellness  center,  a hair salon and a spa.  The
Property is located nine miles west of downtown Charleston.  Other senior living facilities  located in proximity to the Charleston  Property  include Oak Haven,
Oakdale Heights, Spring Arbor and Trinity Mission.

         The Aiken  Property,  which opened in March 1995, is the EdenGardens of
Aiken located in Aiken, South Carolina.  The Aiken Property includes 47 assisted living units and 24 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator  provides  assistance  to  residents  with daily living activities such as bathing, dressing and medication reminders. Amenities include common  dining and living areas,  activity  areas,  a library,  a garden room, a hobby room, a wellness  center,  a hair salon and a spa. The Property is located
61 miles southwest of downtown Columbia.  Other senior living facilities located in proximity to the Aiken Property include  Cumberland  Hills,  Hitchcock House,
Shadow Oaks and Trinity Lutheran.

         The Rock Hill Property,  which opened in April 1996, is the EdenGardens of Rock Hill  located  in Rock  Hill,  South  Carolina.  The Rock Hill  Property
includes 48 assisted  living units and 24 units for residents  with  Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities include common dining and living areas,  activity areas, a library,  a garden  room,  a hobby  room,  a wellness  center,  a hair salon and a spa.  The
Property is located 25 miles  southwest of downtown  Charlotte,  North Carolina.
Other senior  living  facilities  located in proximity to the Rock Hill Property include  Alterra-Sterling  House of Rock Hill,  Morningside of Rock Hill, Spring
Arbor of Rock Hill,  Westminster Towers, Lake Wylie Assisted Living and Oak Pond
Manor.

         The  Columbia   Property,   which  opened  in  December  1996,  is  the
EdenGardens  of Columbia  located in  Columbia,  South  Carolina.  The  Columbia
Property  includes 38 assisted  living  units and ten units for  residents  with
Alzheimer's and related memory disorders.  The Operator  provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a library,  a hobby room,  a hair salon and a spa.  The  Property is located  nine miles northwest of downtown Columbia.  Other senior living facilities located in proximity to the Columbia Property include Alterra Sterling House of Habison and
Habison Hall.

         The  Greenwood  Property,   which  opened  in  December  1996,  is  the
EdenGardens of Greenwood  facility  located in Greenwood,  South  Carolina.  The
Greenwood  Property includes 36 assisted living units and 12 units for residents with Alzheimer's and related memory disorders.  The Operator provides assistance to  residents  with  daily  living  activities  such as  bathing,  dressing  and medication reminders. Amenities include common dining and living areas, activity areas, a library,  a hobby room, a hair salon and a spa. The Property is located
74 miles west of downtown  Columbia.  Other senior living facilities  located in proximity to the Greenwood  Property  include  Sterling House of Greenwood,  The
Bayberry of Greenwood, Morningside of Greenwood, Ashley House and Wesley Commons
Assisted Living Special Care.

         The Buckhead  Property,  which opened in June 2000, is the EdenBrook of
Buckhead located in Atlanta, Georgia. The Buckhead Property includes 47 assisted living units and 26 units for  residents  with  Alzheimer's  and related  memory disorders.  The Operator  provides  assistance  to  residents  with daily living activities such as bathing, dressing and medication reminders. Amenities include common  dining and living areas,  activity  areas,  a library,  a garden room, a hobby room, a wellness  center,  a hair salon and a spa. The Property is located
12 miles  north of downtown  Atlanta.  In  addition  to the  Company's  Brighton
Gardens  of  Buckhead,  Brighton  Gardens  of  Dunwoody  and  Dogwood  Forest of
Dunwoody,  other senior living  facilities  located in proximity to the Buckhead
Property include Atria Buckhead, Campbell Stone, The Mann House, Merrill Gardens
of  Dunwoody,  Renaissance  of  Peachtree,  Sunrise  of  Buckhead,  Winthrop  at
Buckhead, and EdenGardens of Sandy Springs and EdenBrook of Dunwoody,  which are both also included in the EdenCare Portfolio Two Properties.

         The Alpharetta  Property,  which opened in April 2000, is the EdenBrook of Alpharetta located in Alpharetta,  Georgia.  The Alpharetta Property includes
48 assisted living units and 24 units for residents with Alzheimer's and related memory  disorders.  The Operator  provides  assistance  to residents  with daily living activities such as bathing, dressing and medication reminders.  Amenities include  common dining and living areas,  activity  areas,  a library,  a garden room, a hobby room, a wellness  center,  a hair salon and a spa. The Property is located 23 miles north of  downtown  Atlanta.  Other  senior  living  facilities located in proximity to the  Alpharetta  Property  include  Cohen Home,  Dogwood
Forest -  Alpharetta,  Ivy Hall  North,  Ivy Hall at St.  Ives,  Sunrise at Ivey
Ridge,  Tapestry  House,  Chambrel at Roswell,  Epoch,  Hearthstone  of Roswell,
Merrill Gardens, The Veranda and EdenGardens of Roswell,  which is also included in the EdenCare Portfolio Two Properties.

         The EdenBrook  Dunwoody  Property,  which opened in August 1998, is the
EdenBrook  of  Dunwoody  located in Atlanta,  Georgia.  The  EdenBrook  Dunwoody
Property includes 57 assisted living units. The Operator provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a library, a garden room, a hobby room, a wellness center, a hair salon and a spa.
The Property is located 16 miles north of downtown  Atlanta.  In addition to the
Company's  Brighton  Gardens of Dunwoody and Dogwood  Forest of Dunwoody,  other senior living facilities located in proximity to the EdenBrook Dunwoody Property include Atria Johnson Ferry, Cypress Court-Sandy Springs,  Cypress Gardens - SS,
Hearthstone  of  Marietta,   The  Mann  House,   Merrill  Gardens  of  Dunwoody,
Renaissance  of  Peachtree,  Savannah  Court of Marietta,  Sunrise at Huntcliff,
Sunrise of Dunwoody,  Waterford Gardens,  Winthrop at Buckhead, and EdenBrook of
Buckhead and  EdenGardens of Sandy Springs,  which are both also included in the
EdenCare Portfolio Two Properties.

         The Roswell Property, which opened in December 1994, is the EdenGardens of Roswell  located in  Roswell,  Georgia.  The  Roswell  Property  includes  42 assisted living units. The Operator provides  assistance to residents with daily living activities such as bathing, dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a hair salon and a spa.
The  Property is located 25 miles  northeast of downtown  Atlanta.  Other senior living  facilities  located in proximity to the Roswell  Property  include Cohen
Home, Country Gardens,  Cypress Court, Cypress Gardens,  Hearthstone of Roswell,
Ivy Hall North, Merrill Gardens,  Plantation South, Sunrise of Dunwoody, Sunrise
of Huntcliff, Sunrise at Ivey Ridge, Tapestry House and EdenBrook of Alpharetta,
which is also included in the EdenCare Portfolio Two Properties.

         The  Marietta   Property,   which  opened  in  December  1998,  is  the
EdenGardens  of Marietta  located in Marietta,  Georgia.  The Marietta  Property includes 49 assisted living units and 7 units for residents with Alzheimer's and related memory  disorders.  The Operator  provides  assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities include common dining and living areas,  activity areas, a library,  a garden  room,  a hobby  room,  a wellness  center,  a hair salon and a spa.  The
Property is located 19 miles northwest of downtown Atlanta.  Other senior living facilities located in proximity to the Marietta Property include Atherton Place,
Atria Johnson Ferry, Azalea Manor,  Hearthstone Personal Care, Heritage of Sandy
Plains, Savannah Court of Marietta,  Shoreham at Marietta,  Sunrise of East Cobb
and Wynwood Retirement.

         The  Sandy  Springs  Property,  which  opened in  August  1993,  is the
EdenGardens  of Sandy  Springs  located in Atlanta,  Georgia.  The Sandy Springs
Property includes 55 assisted living units. The Operator provides  assistance to residents with daily living activities such as bathing,  dressing and medication reminders.  Amenities include common dining and living areas,  activity areas, a garden  room,  a hobby  room,  a wellness  center,  a hair salon and a spa.  The
Property  is located 14 miles  north of  downtown  Atlanta.  In  addition to the
Company's Brighton Gardens of Dunwoody, Brighton Gardens of Buckhead and Dogwood
Forest of Dunwoody,  other senior living facilities  located in proximity to the
Sandy Springs Property include Atria Buckhead,  The Mann House,  Merrill Gardens of Dunwoody, Plantation South of Dunwoody,  Renaissance of Peachtree, Sunrise of
Buckhead,  Sunrise of Dunwoody,  Waterford  Gardens,  Winthrop at Buckhead,  and
EdenBrook of Buckhead and EdenBrook of Dunwoody, which are both also included in the EdenCare Portfolio Two Properties.

         The EdenBrook  Louisville  Property,  which opened in June 2001, is the
EdenBrook  of  Louisville  located  in  Middletown,   Kentucky.   The  EdenBrook
Louisville Property includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.  The Operator provides assistance to  residents  with  daily  living  activities  such as  bathing,  dressing  and medication reminders. Amenities include common dining and living areas, activity areas, a library,  a garden room, a hobby room, a wellness  center, a hair salon and a spa. The Property is located 14 miles east of downtown  Louisville.  Other senior  living  facilities  located in  proximity  to the  EdenBrook  Louisville
Property include Atria Stoney Brook,  Belmont  Village,  Pine Tree Villa and The
Forum of Brookside.

         The EdenTerrace Louisville Property,  which opened in June 2001, is the
EdenTerrace  of Louisville  located in  Middletown,  Kentucky.  The  EdenTerrace
Louisville  Property  includes 120 independent  living units.  Amenities include common dining and living areas,  activity areas, a library,  a theater,  a hobby room,  a wellness  center,  a hair salon and a spa.  The  Property is located 14 miles east of downtown  Louisville.  Other senior living  facilities  located in proximity to the EdenTerrace Louisville Property include Brownsboro Park, Oxmoor
Lodge and The Forum at Brookside.

         The  Huntsville  Property,  which  opened  in  February  2001,  is  the
EdenBrook of Huntsville located in Huntsville,  Alabama. The Huntsville Property includes 58 assisted  living units and 30 units for residents  with  Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living  activities  such as bathing,  dressing and  medication  reminders.
Amenities include common dining and living areas,  activity areas, a library,  a garden  room,  a hobby  room,  a wellness  center,  a hair salon and a spa.  The
Property is located three miles south of downtown Huntsville. In addition to the
Company's  Somerby at Jones Farm,  other  senior  living  facilities  located in
proximity  to  the  Huntsville   Property   include  Atria  Weatherly   Springs,
Hearthstone at Byrd Springs and Greystone Retirement Community.

         The average  occupancy  rate,  the revenue per occupied unit (per diem)
and the revenue per  available  unit (per diem) for the periods 1999 through the most recent  reported  period for the Company during which the  facilities  have been operational are as follows:

                                                                                         Revenue          Revenue
                                                                        Average        per Occupied         per
                                                                       Occupancy           Unit          Available
          Property                   Location            Year *           Rate                              Unit
 ----------------------------  ----------------------  ------------   -------------    -------------    -------------
 Aiken Property                Aiken, SC                      1999       74.0%             $78.27           $57.92
                                                              2000       58.5%             100.50            58.79
                                                              2001       60.6%             102.91            62.36
                                                              2002       93.0%              88.79            82.57
                                                          ****2003       90.9%             103.63            94.20

 Alpharetta Property           Alpharetta, GA               **2000       69.4%             $79.49           $55.16
                                                              2001       59.7%             122.37            73.06
                                                              2002       84.7%              71.54            60.60
                                                          ****2003       87.5%              89.51            78.32

 Buckhead Property             Atlanta, GA                  **2000       35.4%             $73.39           $25.98
                                                              2001       40.3%             106.49            42.92
                                                              2002       69.9%              77.04            53.85
                                                          ****2003       67.1%             102.77            68.96

 Champions Property            Houston, TX                  **2000       46.4%             $59.71           $27.71
                                                              2001       63.1%              94.10            59.38
                                                              2002       78.0%              99.97            77.98
                                                          ****2003       79.2%             106.47            84.33

 Charleston Property           Charleston, SC               **2000       66.9%             $62.14           $41.57
                                                              2001        97.0%             94.00            91.18
                                                              2002       81.0%             112.87            91.43
                                                          ****2003       86.9%             102.68            89.23

 Columbia Property             Columbia, SC                   1999       76.3%             $93.16           $71.68
                                                              2000       82.3%             104.50            86.01
                                                              2001       91.7%             120.56           110.56
                                                              2002       76.0%             121.06            92.01
                                                          ****2003       82.3%             109.13            89.82

 Concord Property              Concord, NC                    1999        65.8%            $58.04           $38.19
                                                              2000       82.1%              87.82            72.10
                                                              2001       83.9%             106.00            88.94
                                                              2002       90.2%              98.27            88.64
                                                          ****2003       83.0%             105.45            87.53

 EdenBrook Dunwoody            Atlanta, GA                    1999        55.6%           $102.97           $57.25
   Property                                                   2000        63.2%            109.10            68.95
                                                              2001       80.7%              99.80            80.54
                                                              2002       98.3%              92.90            91.32
                                                          ****2003       93.0%             114.23           106.23

 EdenBrook Louisville          Middletown, KY              ***2001       22.0%             $71.63           $15.76
   Property                                                   2002       59.5%              67.94            40.42
                                                          ****2003       76.8%              98.98            76.02

 EdenGardens Arlington         Arlington, TX                **2000       25.0%             $92.83           $23.21
   Property                                                   2001       60.1%              69.58            41.81
                                                              2002       92.6%              86.98            80.54
                                                          ****2003       88.5%             102.25            90.49

 EdenGardens                   Kingwood, TX                ***2001       35.7%             $71.19           $25.41
   Kingwood Property                                          2002       82.9%              70.14            58.15
                                                          ****2003       87.1%             105.63            92.01

 EdenTerrace Arlington         Arlington, TX                **2000        7.1%             $35.37           $ 2.51
   Property                                                   2001       24.3%              39.55             9.61
                                                              2002       42.9%              46.47            19.93
                                                          ****2003       52.1%              54.00            28.13

 EdenTerrace                   Kingwood, TX                ***2001       30.0%             $51.01           $15.30
   Kingwood Property                                          2002       70.0%              45.54            31.88
                                                          ****2003       85.7%              60.28            51.66

 EdenTerrace Louisville        Louisville, KY              ***2001       25.0%             $39.25           $ 9.81
   Property                                                   2002       61.7%              45.88            28.31
                                                          ****2003       77.5%              63.59            49.28

 Greenwood Property            Greenwood, SC                  1999       91.8%             $98.16           $90.11
                                                              2000       92.7%             103.38            95.83
                                                              2001       81.3%             107.96            87.77
                                                              2002       80.2%             104.02            83.42
                                                          ****2003       56.3%             122.95            69.22

 Huntsville Property           Huntsville, AL              ***2001       58.5%             $74.96           $43.85
                                                              2002       61.4%              99.24            60.93
                                                          ****2003       64.8%             105.54            68.39

 Marietta Property             Marietta, GA                   1999       45.3%             $73.00           $33.07
                                                              2000       77.7%              87.44            67.94
                                                              2001       64.3%             116.17            74.69
                                                              2002       67.9%             103.91            70.55
                                                          ****2003       86.6%              96.23            83.34

 Plano Property                Plano, TX                    **2000       36.3%             $74.45           $27.03
                                                              2001       75.3%              97.28            73.25
                                                              2002       93.2%             116.33           108.42
                                                          ****2003       82.9%             146.84           121.73

 Rock Hill Property            Rock Hill, SC                  1999       93.6%             $69.86           $65.39
                                                              2000       63.9%             114.99            73.48
                                                              2001       63.9%             122.26            78.13
                                                              2002       64.6%             113.10            73.06
                                                          ****2003       61.1%             106.67            65.18

 Roswell Property              Roswell, GA                    1999       62.8%            $107.28           $67.37
                                                              2000       64.3%             113.88            73.22
                                                              2001       44.1%             155.96            68.78
                                                              2002       50.0%              88.93            44.47
                                                          ****2003       42.9%              96.96            41.59

 Sandy Springs Property        Sandy Springs, GA              1999       67.0%             $88.82           $59.51
                                                              2000       99.1%              75.65            74.97
                                                              2001       42.7%             175.43            74.91
                                                              2002       34.6%              90.68            31.37
                                                          ****2003       36.4%              67.46            24.55

 Woodlands Property            The Woodlands, TX            **2000       35.5%             $79.77           $28.32
                                                              2001       55.9%              90.63            50.66
                                                              2002       70.4%             115.13            81.05
                                                          ****2003       62.9%             120.87            76.03

*   Data represents  information for each applicable  fiscal year,  unless noted
    otherwise.

**  Data for the Alpharetta Property represents the period April 5, 2000 through
    December 31, 2000; data for the Buckhead Property represents the period June
    1,  2000  through  December  31,  2000;  data  for  the  Champions  Property represents the period June 5, 2000 through  December 31, 2000;  data for the
    Charleston  Property represents the period January 16, 2000 through December
    31, 2000; data for the EdenGardens  Arlington Property represents the period
    October  23,  2000  through  December  31,  2000;  data for the  EdenTerrace
    Arlington  Property  represents the period December 4, 2000 through December
    31, 2000;  data for the Plano  Property  represents  the period June 1, 2000 through  December 31, 2000; and data for the Woodlands  Property  represents the period August 17, 2000 through December 31, 2000.

*** Data for the EdenBrook  Louisville  Property  represents the period June 30,
    2001 through December 31, 2001; data for the EdenGardens  Kingwood  Property represents the period May 21, 2001 through  December 31, 2001;  data for the
    EdenTerrace  Kingwood Property  represents the period April 16, 2001 through
    December 31, 2001; data for the EdenTerrace  Louisville  Property represents the  period  June 15,  2001  through  December  31,  2001;  and data for the
    Huntsville Property represents the period February 12, 2001 through December
    31, 2001.

****Data for 2003  represents  the period  January 1, 2003 through  November 30,
    2003.

         Linden Ponds Continuing Care Retirement  Community  located in Hingham,
Massachusetts.  On  December  1,  2003,  the  Company  acquired a parcel of land located in Hingham,  Massachusetts,  upon which the Linden Ponds Continuing Care
Retirement Community is being constructed (the "Hingham Property"). The land was purchased  from  Hingham  Campus  LLC, a wholly  owned  subsidiary  of  Erickson
Retirement Communities,  LLC, for $19,700,000.  The Linden Ponds Continuing Care
Retirement  Community,  once  construction is completed,  is expected to include
1,747 independent  living  apartments,  96 assisted living units and 192 skilled nursing  units.  The Company will not own the  buildings and  improvements.  The buildings and improvements will be owned by Hingham Campus LLC. The Company,  as lessor,  has entered into a long-term,  triple-net  lease agreement with Hingham
Campus LLC relating to the land.  The general  terms of the lease  agreement are described in the section of the Prospectus  entitled "Business -- Description of
Property Leases." The principal features of the lease are as follows:

o        The initial land lease expires on November 30, 2013.

o        At the  end of the  initial  lease  term,  the  tenant  will  have  two consecutive renewal options of five years each.

o        The lease  requires  minimum  annual rent of  $2,955,000  for the first through  fifth  lease  years and will  increase  by 3% each  lease year thereafter.

o        A security deposit equal to $1,477,500 has been retained by the Company as security for the tenant's obligations under the lease.

o        The tenant has the option to  purchase  the land  during the lease term for a purchase price that is based on the date of such purchase  option and other  attributes  including  the amount of the  Company's  initial investment,  and a percentage of the increase in consumer price indices and/or  the fair  market  value of the land at the time the  option  is exercised.

o        Lease  payments  to the  Company are  subordinate  to a first  mortgage construction  loan entered into by Erickson to fund the  development of the Linden Ponds Continuing Care Retirement Community.

RETIREMENT COMMUNITY BRANDS

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 77 of the Prospectus.

         Erickson  Brands.  Erickson  currently  has 11 large  scale  retirement communities in various stages of development located in Maryland, Massachusetts,
Michigan,  New Jersey,  Pennsylvania  and Virginia.  Brooksby  Village,  Fox Run
Village  and Ann's  Choice are three of  Erickson's  communities.  In 2002,  the
American Seniors Housing Association ranked Erickson  Retirement  Communities as the nation's eleventh largest manager of seniors' housing.

         The  following  information  should  be read in  conjunction  with  the
"Business -- Retirement  Community  Brands" section  beginning on page 76 of the
Prospectus.

         Sunrise  Brand.  Sunrise  is one of the  nation's  oldest  and  largest providers of assisted living services.  Independent  living services and skilled nursing  services are also offered at some  communities.  According to Sunrise's
2002  Annual  Report,  as of December  31,  2002,  Sunrise and its  subsidiaries operated 209  residences in the United  States,  Canada and the United  Kingdom,
with a combined resident capacity of more than 16,000. In addition, more than 24 properties with a resident  capacity of 2,055 were under  construction.  In 2001 and 2002, the American Seniors Housing  Association  ranked Sunrise as the sixth largest seniors' housing operator in the country.

         In a press  release  dated March 31,  2003,  Sunrise  announced  it had acquired all of the outstanding  stock of Marriott Senior Living Services,  Inc.
Upon the closing of this  transaction,  Sunrise,  or its  subsidiaries,  assumed management of an additional 126 properties with a resident capacity of more than
23,000,  including  41  properties  owned by the  Company as of March 31,  2003.
Sunrise (SRZ) is a NYSE listed company.

         GreenTree  Catered  Living for Seniors  Brand.  According  to Greenwalt
Corporation,  after  thirty  years in the business of  commercial,  retail,  and industrial  development and construction as Greenfield Builders,  the principals of the  Greenwalt  Corporation  recognized  a growing  need for  quality  senior housing  and  built  the  first  GreenTree  Community  in  Greenfield,  Indiana, establishing  the  GreenTree  Catered  Living  for  Seniors  concept.  Under the umbrella of Greenwalt  Corporation,  they also formed  CateredLife  Communities,
Inc.,  which  manages each of the  GreenTree  Communities,  as well as Greenwalt
Design,  which is responsible for the complete interior design and furnishing of the  facilities.  GreenTree  Catered Living for Seniors  provides a well-rounded housing option for the senior  resident  wishing to combine  retirement with any level of assisted living they may require.  Each GreenTree  Community is staffed twenty-four  hours a day, so  residents  have the  security of knowing  that the well-trained staff will be there to assist them when needed. As of September 16,
2003, there were eight GreenTree Assisted Living Facilities, with a total of 465 units in operation, all managed by CateredLife Communities, Inc.

         EdenCare Brand. Prior to the Company's purchase of substantially all of the  operating  assets of EdenCare  on November  25,  2003,  EdenCare  owned and operated  senior  housing  communities  located in  Alabama,  Florida,  Georgia,
Kentucky,  North Carolina,  South Carolina and Texas. EdenCare offered two types of assisted living  communities:  EdenBrook and  EdenGardens.  Both  communities provide all of EdenCare's services and amenities.  EdenTerrace is an independent living community designed to be a full service senior living campus,  which also offers assisted living and memory care.  EdenCare  communities have four primary programs,  which include pet therapy,  aromatherapy,  life  enrichment  and fine dining.

PENDING INVESTMENTS

         As of January 5, 2004,  the Company had initial  commitments to acquire
23 additional  Properties for an aggregate  purchase price of approximately $589 million. The 23 Properties are one Sunrise Property (in Santa Rosa, California),
two  Courtyard  Manor  Properties  (one in each of  Auburn  Hills  and  Sterling
Heights,  Michigan)  and 20  Horizon  Bay  Properties  (one in  each of  Hoover,
Alabama; Sun City, Arizona;  Fresno and Sun City, California;  Niles and Olympia
Fields, Illinois;  Cumberland,  East Providence,  Greenwich,  Smithfield,  South
Kingstown,  Tiverton and Warwick,  Rhode Island;  Dallas, Texas; and Largo, Palm
Beach Gardens,  Sarasota and West Palm Beach, Florida; and two in Boynton Beach,
Florida).  The Sunrise  Property  will be acquired from an affiliate of Sunrise, the  Courtyard  Manor  Auburn  Hills  Property  will be acquired  from  Westgate
Properties of Auburn Hills,  LTD., the Courtyard Manor Sterling Heights Property
will be acquired from WSH, LLC and Courtyard  Manor of Sterling  Heights,  Inc.,
and the 20 Horizon Bay  Properties  will be acquired  from  affiliates  of WHSLH
Realty,   L.L.C.   (affiliated   with  Whitehall   Street  Real  Estate  Limited
Partnerships,  Goldman,  Sachs & Co. and Senior Lifestyle  Contribution Company,
L.L.C.).  The  acquisition  of  each  of  these  Properties  is  subject  to the fulfillment of certain conditions.  There can be no assurance that any or all of the  conditions  will be satisfied or, if  satisfied,  that one or more of these
Properties  will be acquired by the Company.  If  acquired,  the leases of these
Properties  are  expected  to be entered  into on  substantially  the same terms described in the section of the Prospectus  entitled "Business -- Description of
Property Leases." In order to acquire these Properties,  the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.  The Company  plans to assume  Permanent  Financing of  approximately
$274.5  million in connection  with 17 of these  Properties  and plans to obtain
Permanent  Financing of  approximately  $4.6 million in  connection  with one of these Properties.

         Leases.  Set forth below are summarized  terms expected to apply to the leases for each of the  Properties.  More  detailed  information  relating  to a
Property  and its related  lease will be  provided at such time,  if any, as the
Property is acquired.

                                         Estimated Purchase   Lease Term and            Minimum Annual                   Percentage
           Property                           Price           Renewal Options                Rent                           Rent
--------------------------------------   ------------------   -------------------     ---------------------------------  -----------
Sunrise of Santa Rosa (1) (2)                 $9,279,900      15 years; five                   (3)                             (4)
Santa Rosa, California                                        five-year renewal
(the "Santa Rosa Property")                                   options
Existing retirement facility

Carrington Pointe (5) (6) (7)                 $28,667,000     15 years; two           $2,216,000 for the first lease year;      N/A
Fresno, California                                            five-year renewal       $2,462,000 for the second lease
(the "Fresno Property")                                       options                 year; $2,694,000 for the third lease
Existing retirement facility                                                          year; $2,780,000 for the fourth
                                                                                      lease year; 2,896,000
                                                                                      for the fifth lease year;
                                                                                      with increases of 3% each
                                                                                      lease year thereafter (12)

Cherry Hills Club (5) (6) (7)                 $24,581,000     15 years; two           $1,900,000 for the first lease year;      N/A
Sun City, California                                          five-year renewal       $2,111,000 for the second lease
(the "Sun City California Property")                          options                 year; $2,310,000 for the third lease
Existing retirement facility                                                          year; $2,384,000 for the fourth
                                                                                      lease year; $2,483,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

East Bay Manor (5) (6) (7)                    $13,107,000     15 years; two           $1,013,000 for the first lease year;      N/A
East Providence, Rhode Island                                 five-year renewal       $1,126,000 for the second lease
(the "East Providence Property")                              options                 year; $1,232,000 for the third lease
Existing retirement facility                                                          year; $1,271,000 for the fourth
                                                                                      lease year; $1,324,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

Emerald Bay Manor (5) (6) (8)                 $19,142,000     15 years; two           $1,479,000 for the first lease year;      N/A
Cumberland, Rhode Island                                      five-year renewal       $1,644,000 for the second lease
(the "Cumberland Property")                                   options                 year; $1,799,000 for the third lease
Existing retirement facility                                                          year; $1,857,000 for the fourth
                                                                                      lease year; $1,934,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter (12)

Greenwich Bay Manor (5) (6) (7)               $11,289,000     15  years; two          $873,000 for the first lease year;        N/A
Greenwich, Rhode Island                                       five-year renewal       $969,000 for the second lease year;
(the "Greenwich Property")                                    options                 $1,061,000 for the third lease year;
Existing retirement facility                                                          $1,095,000 for the fourth lease
                                                                                      year; $1,141,000 for the fifth lease
                                                                                      year; with increases of 3% each
                                                                                      lease year thereafter (12)

The Heritage Palmeras (5) (6) (9)             $46,181,000     15 years; two           $3,569,000 for the first lease year;      N/A
Sun City, Arizona                                             five-year renewal       $3,966,000 for the second lease
(the "Sun City Arizona Property")                             options                 year; $4,339,000 for the third lease
Existing retirement facility                                                          year; $4,479,000 for the fourth
                                                                                      lease year; $4,666,000 for
                                                                                      the fifth lease year; with increases
                                                                                      of 3% each lease year thereafter (12)

Heron's Run (5) (6)                           $2,139,000      15 years; two           $165,000 for the first lease year;        N/A
West Palm Beach, Florida                                      five-year renewal       $184,000 for the second lease year;
(the "West Palm Beach Property")                              options                 $201,000 for the third lease year;
Existing retirement facility                                                          $207,000 for the fourth lease year;
                                                                                      $216,000 for the fifth lease year;
                                                                                      with increases of 3% each lease year
                                                                                      thereafter (12)

Manor at Newport Place (5) (6) (9)            $46,054,000     15 years; two           $3,560,000 for the first lease year;      N/A
Boynton Beach, Florida                                        five-year renewal       $3,955,000 for the second lease
(the "Boynton Beach Manor Property")                          options                 year; $4,327,000 for the third lease
Existing retirement facility                                                          year; $4,467,000 for the fourth
                                                                                      lease year; $4,653,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter (12)

The Park at Golf Mill (5) (6) (9)             $59,820,000     15 years; two           $4,623,000 for the first lease year;      N/A
Niles, Illinois                                               five-year renewal       $5,137,000 for the second lease
(the "Niles Property")                                        options                 year; $5,621,000 for the third lease
Existing retirement facility                                                          year; $5,802,000 for the fourth
                                                                                      lease year; $6,044,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

North Manor Bay (5) (6) (10)                  $19,401,000     15 years; two           $1,499,000 for the first lease year;      N/A
Smithfield, Rhode Island                                      five-year renewal       $1,666,000 for the second lease
(the "Smithfield Property")                                   options                 year; $1,823,000 for the third lease
Existing retirement facility                                                          year; $1,882,000 for the fourth
                                                                                      lease year; $1,960,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

The Park at Olympia Fields (5) (6) (7)        $41,294,000     15 years; two           $3,192,000 for the first lease year;      N/A
Olympia Fields, Illinois                                      five-year renewal       $3,546,000 for the second lease
(the "Olympia Fields Property")                               options                 year; $3,880,000 for the third lease
Existing retirement facility                                                          year; $4,005,000 for the fourth
                                                                                      lease year; $4,172,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

Pinecrest Place (5) (6) (11)                  $60,265,000     15 years; two           $4,658,000 for the first lease year;      N/A
Largo, Florida                                                five-year renewal       $5,175,000 for the second lease
(the "Largo Property")                                        options                 year; $5,663,000 for the third lease
Existing retirement facility                                                          year; $5,845,000 for the fourth
                                                                                      lease year; $6,089,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

The Park at Riverchase (5) (6)                $7,184,000      15 years; two           $555,000 for the first lease year;        N/A
Hoover, Alabama                                               five-year renewal      $617,000 for the second lease year;
(the "Hoover Property")                                       options                 $675,000 for the third lease year;
Existing retirement facility                                                          $697,000 for the fourth lease year;
                                                                                      $726,000 for the fifth lease year;
                                                                                      with increases of 3% each lease
                                                                                      year  thereafter (12)

The Pointe at Newport Place (5) (6) (9)       $7,159,000      15 years; two           $553,000 for the first lease year;        N/A
Boynton Beach, Florida                                        five-year renewal       $615,000 for the second lease year;
(the "Boynton Beach Pointe Property")                         options                 $673,000 for the third lease year;
Existing retirement facility                                                          $694,000 for the fourth lease year;
                                                                                      $723,000 for the fifth lease year;
                                                                                      with increases of 3% each lease year
                                                                                      thereafter (12)

Prosperity Oaks (5) (6) (9)                   $63,708,000     15 years; two           $4,924,000 for the first lease year;      N/A
Palm Beach Gardens, Florida                                   five-year renewal       $5,471,000 for the second lease
(the "Palm Beach Gardens Property")                           options                 year; $5,986,000 for the third lease
Existing retirement facility                                                          year; $6,179,000 for the fourth
                                                                                      lease year; $6,437,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

Sakonnet Bay Manor (5) (6)                    $24,679,000     15 years; two           $1,907,000 for the first lease year;      N/A
Tiverton, Rhode Island                                        five-year renewal       $2,119,000 for the second lease
(the "Tiverton Property")                                     options                 year; $2,319,000 for the third lease
Existing retirement facility                                                          year; $2,394,000 for the fourth
                                                                                      lease year; $2,493,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

South Bay Manor (5) (6) (10)                  $16,860,000     15 years; two           $1,303,000 for the first lease year;      N/A
South Kingstown, Rhode Island                                 five-year renewal       $1,448,000 for the second lease
(the "South Kingstown Property")                              options                 year; $1,584,000 for the third lease
Existing retirement facility                                                          year; $1,635,000 for the fourth
                                                                                      lease year; $1,703,000
                                                                                      for the fifth lease year; with
                                                                                      increases of 3% each lease year
                                                                                      thereafter(12)

Treemont Retirement Community (5) (6) (10)    $19,792,000     15 years; two           $1,530,000 for the first lease year;      N/A
Dallas, Texas                                                 five-year renewal       $1,700,000 for the second lease
(the "Dallas Property")                                       options                 year; $1,860,000 for the third lease
Existing retirement facility                                                          year; $1,920,000 for the fourth
                                                                                      lease year; $2,000,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

Waterside Retirement Estates (5) (6) (7)      $33,720,000     15 years; two           $2,606,000 for the first lease year;      N/A
Sarasota, Florida                                             five-year renewal       $2,896,000 for the second lease
(the "Sarasota Property")                                     options                 year; $3,168,000 for the third lease
Existing retirement facility                                                          year; $3,271,000 for the fourth
                                                                                      lease year; $3,407,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

West Bay Manor (5) (6) (7)                    $16,958,000     15 years; two           $1,311,000 for the first lease year;      N/A
Warwick, Rhode Island                                         five-year renewal       $1,456,000 for the second lease
(the "Warwick Property")                                      options                 year; $1,593,000 for the third lease
Existing retirement facility                                                          year; $1,645,000 for the fourth
                                                                                      lease year; $1,713,000 for the
                                                                                      fifth lease year; with increases
                                                                                      of 3% each lease year thereafter
                                                                                      (12)

Courtyard Manor at Auburn Hills (13) (14)     $9,100,000      15 years; two ten-year  $905,000 for the first lease year;    To be
Auburn Hills, Michigan                                        renewal options         with increases of 3% each lease year  deter-
(the "Auburn Hills Property")                                                         thereafter (12) (15)                  mined
Existing retirement facility                                                                                                prior to
                                                                                                                            closing

Courtyard Manor at Sterling Heights (13) (14) $8,700,000      15 years; two ten-year  $865,000 for the first lease year;    To be
Sterling Heights, Michigan                                    renewal options         with increases of 3% each lease year  deter-
(the "Sterling Heights Property")                                                     thereafter (12) (15)                  mined
Existing retirement facility                                                                                                prior to
                                                                                                                            closing

------------------------
FOOTNOTES:

(1)      It is  expected  that this  Property  will be  operated  and managed by
         Sunrise Senior Living Services, Inc.

(2)      The  lease  for  this  Property  is  expected  to be with  Twenty  Pack
         Management  Corp.,  which is the tenant of the Sunrise  Portfolio  Four
         Properties  and  the  Additional   Sunrise  Portfolio  Four  Properties
         described in the "Property  Acquisitions"  section  above.  Twenty Pack
         Management  Corp. is an affiliate of HRA. The HRA Affiliated  Companies are  described  in  further  detail in the  section  of the  Prospectus
         Supplement  entitled  "Business -- Property  Acquisitions -- Additional
         Marriott  Portfolio Two Properties." The leases for this Property,  the
         Sunrise Portfolio Four Properties and the Additional  Sunrise Portfolio
         Four  Properties  contain or are  expected  to contain  pooling  terms, meaning  that the net  operating  profits  with  respect  to all of the
         Properties are combined for the purpose of funding rental  payments due under each lease.

(3)      Minimum annual rent is expected to be adjustable based upon the cost of debt and the Company's cash investment in the Property.  The lease rate on the Company's cash  investment is expected to be the following:  10%
         in the first lease year;  10.75% for the second lease year; 11% for the third  lease year;  11.5% for the fourth  lease year and is expected to increase  by 3% each  lease year  thereafter.  The  Company  expects to
         obtain  Permanent  Financing   totalling   approximately  $4.6  million
         relating to the Santa Rosa  Property  and the lease rate related to the debt portion of the Company's  investment in the Property will be equal to the fixed interest rate on the anticipated loan.

(4)      It is expected that  additional rent will be payable in an amount equal to the difference  between 13.5% of the Company's cash investment basis in the Santa Rosa  Property and minimum  annual rent payable each lease year until  minimum  annual rent exceeds  13.5% of the  Company's  cash investment basis. For purposes of the additional rent calculation,  the
         Company's  cash  investment  basis  equals  the  sum of the  Property's purchase  price plus  closing  costs,  less  Permanent  Financing.  The additional  rent is expected to be payable on a quarterly  basis to the extent net operating  cash flow from the Property is available and will not accumulate beyond each lease year.

(5)      It is expected that the Fresno,  Sun City California,  East Providence,
         Cumberland, Greenwich, Sun City Arizona, West Palm Beach, Boynton Beach
         Manor, Niles, Smithfield,  Olympia Fields, Largo, Hoover, Boynton Beach
         Pointe, Palm Beach Gardens, Tiverton, South Kingstown, Dallas, Sarasota
         and Warwick  Properties,  hereinafter  referred to as the  "Horizon Bay
         Portfolio One Properties,"  will be operated and managed by Horizon Bay
         Management, L.L.C.

(6)      The leases for the Horizon Bay Portfolio One Properties are expected to be with  affiliates  of WHSLH  Realty,  L.L.C.  The  leases  for  these
         Properties  are  expected to contain  pooling  terms,  meaning that net operating  profits with respect to all of the  Properties  are combined for the purpose of rental payments due under each lease.

(7)      In connection with the acquisition of the Fresno,  Sun City California,
         East  Providence,  Greenwich,  Olympia  Fields,  Sarasota  and  Warwick
         Properties,  the Company plans to assume approximately $82.2 million in debt from the current  owners.  It is expected  that the loan will bear interest at a LIBOR based rate and will require  interest only payments through maturity in May 2008. It is expected that the loan will contain a conversion  feature  which will allow the Company to convert the loan to a fixed interest loan for a five, seven or ten year term. The leases for these Properties are expected to be cross-defaulted.

(8)      In connection  with the  acquisition  of the Cumberland  Property,  the
         Company  plans to assume  approximately  $10.4 million in debt from the current  owner.  It is  expected  that the loan will bear  interest  at
         30-day  LIBOR plus 370 basis  points  and will  require  interest  only payments through January 2005. Commencing February 2005, it is expected that the loan will require  monthly  principal  and  interest  payments thereafter  through June 2008,  with all unpaid  principal and interest due at that time.  It is expected  that the loan will require a minimum interest rate of 5.95%.

(9)      In connection  with the  acquisition  of the Sun City Arizona,  Boynton
         Beach  Manor,  Niles,  Boynton  Beach  Pointe  and Palm  Beach  Gardens
         Properties, the Company plans to assume approximately $110.4 million in debt from the current  owners.  It is expected  that the loan will bear interest at a LIBOR based rate and will require  interest only payments through  maturity in November  2005.  It is expected that the loan will contain a  conversion  feature  which will allow the Company to convert the loan to a fixed  interest loan for a five,  seven or ten year term.
         The leases for these Properties are expected to be cross-defaulted.

(10)     In connection  with the acquisition of the Smithfield  Property,  South
         Kingstown   and  Dallas   Properties,   the  Company  plans  to  assume
         approximately  $38.3  million  in debt from the  current  owner.  It is expected  that the loan will bear  interest  at 30-day  LIBOR  plus 370 basis points,  with a minimum  interest rate of 5.95%, and will require interest only payments through July 2004.  Commencing August 2004 it is expected  that the loan will  require  monthly  principal  and interest payments  through June 2008, with all unpaid principal and interest due at that time.

(11)     In connection with the  acquisition of the Largo Property,  the Company plans to assume  approximately  $33.2  million in debt from the current owner with a fixed  interest  rate of 8.17%.  The loan is  expected  to require  monthly  principal and interest  payments  through April 2008, with all unpaid principal and interest due at that time.

(12)     Based on estimated purchase price.

(13)     It is expected that the Auburn Hills and Sterling  Heights  Properties,
         hereinafter   referred  to  as  the  "Courtyard   Manor  Portfolio  One
         Properties," will be operated and managed by affiliates of HRA. Each of these Operators will be a thinly capitalized,  newly formed corporation affiliated with the Advisor. The HRA Affiliated Companies are described in further detail in the section of the Prospectus  Supplement entitled
         "Business -- Property Acquisitions -- Additional Marriott Portfolio Two
         Properties."

(14)     The  leases  for the  Courtyard  Manor  Portfolio  One  Properties  are
         expected to be with affiliates of HRA. The HRA Affiliated Companies are described in further detail in the section of the Prospectus Supplement entitled  "Business -- Property  Acquisitions  --  Additional  Marriott
         Portfolio   Two   Properties."   These   leases  are   expected  to  be
         cross-defaulted.  In  addition,  the  leases for these  Properties  are expected to contain  pooling terms,  meaning that net operating  profit with  respect to the two  Properties  are  combined  for the purpose of rental payments due under each lease.

(15)     It is expected  that  beginning  in the fourth  lease year and every 36 months  thereafter,  the  minimum  annual  rent is  expected  to be the greater of (i) the fair  market  value of the  Property  multiplied  by
         10.5% or (ii) the prior year's rent increased by 3%.

         Santa Rosa Property. The Santa Rosa Property, which opened in May 1996, is the Sunrise of Santa Rosa, an independent  living facility,  located in Santa
Rosa, California. The Santa Rosa Property includes 120 independent living units.
The  Property is located two miles  north of  downtown  Santa Rosa,  California, which is 55 miles north of San Francisco.

         Fresno  Property.  The Fresno  Property,  which opened in 1989,  is the
Carrington Pointe, an independent  living/assisted  living facility,  located in
Fresno, California. The Fresno Property includes 99 independent living units and
73 assisted  living  units.  The Property is located ten miles north of downtown
Fresno, California.

         Sun City Property. The Sun City Property,  which opened in 1987, is the
Cherry Hills Club, an independent  living/assisted  living facility,  located in
Sun City,  California.  The Sun City Property  includes 124  independent  living units and 57 assisted  living  units.  The  Property is located one mile west of downtown Sun City, California.

         East Providence Property. The East Providence Property, which opened in
1993, is the East Bay Manor,  an independent  living/assisted  living  facility, located in East Providence,  Rhode Island. The East Providence Property includes
61  independent  living  units and 40 assisted  living  units.  The  Property is located seven miles southeast of downtown Providence, Rhode Island.

         Cumberland Property. The Cumberland Property,  which opened in 1999, is the Emerald Bay Manor,  an independent  living/assisted  living/skilled  nursing facility, located in Cumberland,  Rhode Island. The Cumberland Property includes
54 independent  living units,  54 assisted  living units and 30 skilled  nursing units.  The  Property is located ten miles east of  downtown  Providence,  Rhode
Island.

         Greenwich Property.  The Greenwich  Property,  which opened in 1982, is the Greenwich Bay Manor, an independent living/assisted living facility, located in Greenwich,  Rhode  Island.  The Greenwich  Property  includes 69  independent living  units and 36 assisted  living  units.  The  Property is located 15 miles south of downtown Providence, Rhode Island.

         Sun City Property. The Sun City Property,  which opened in 1996, is The
Heritage Palmeras, an independent  living/assisted  living facility,  located in
Sun City,  Arizona.  The Sun City Property includes 186 independent living units and 25 assisted  living  units.  The  Property is located 12 miles  northwest of downtown Phoenix, Arizona.

         West Palm Beach Property. The West Palm Beach Property, which opened in
1995, is the Heron's Run, an independent  living facility,  located in West Palm
Beach,  Florida.  The West Palm Beach Property  includes 34  independent  living units.  The Property is located ten miles southwest of downtown West Palm Beach,
Florida.

         Boynton Beach Manor Property.  The Boynton Beach Manor Property,  which opened in 1993, is the Manor at Newport Place, an independent  living  facility, located in Boynton Beach, Florida. The Boynton Beach Manor Property includes 224 independent  living  units.  The  Property is located  three miles  northwest of downtown Boynton Beach, Florida.

         Niles Property.  The Niles Property,  which opened in 1989, is The Park at Golf Mill, an independent living facility,  located in Niles,  Illinois.  The
Niles Property  includes 290 independent  living units.  The Property is located ten miles northwest of downtown Chicago, Illinois.

         Smithfield Property. The Smithfield Property,  which opened in 1991, is the North  Manor Bay,  an  independent  living/assisted  living/skilled  nursing facility, located in Smithfield,  Rhode Island. The Smithfield Property includes
65 independent  living units,  11 assisted  living units and 60 skilled  nursing units. The Property is located 13 miles northwest of downtown Providence,  Rhode
Island.

         Olympia Fields Property.  The Olympia Fields Property,  which opened in
1999,  is The Park at Olympia  Fields,  an  independent  living/assisted  living facility,  located in Olympia  Fields,  Illinois.  The Olympia  Fields  Property
includes 184 independent living units and 25 assisted living units. The Property is located 26 miles southwest of downtown Chicago, Illinois.

         Largo  Property.  The Largo  Property,  which  opened  in 1986,  is the
Pinecrest  Place, an independent  living/assisted  living  facility,  located in
Largo,  Florida. The Largo Property includes 388 independent living units and 47 assisted living units.  The Property is located 20 miles west of downtown Tampa,
Florida.

         Hoover Property. The Hover Property,  which opened in 1989, is The Park at  Riverchase,  an  independent  living/assisted  living  facility,  located in
Hoover,  Alabama.  The Hoover Property includes 35 independent  living units, 49 assisted  living units and 26 units for residents with  Alzheimer's  and related memory disorders. The Property is located 13 miles south of downtown Birmingham,
Alabama.

         Boynton Beach Pointe Property. The Boynton Beach Pointe Property, which opened in 1998, is The Pointe at Newport  Place,  an assisted  living  facility, located in Boynton Beach, Florida. The Boynton Beach Pointe Property includes 69 assisted  living units and 14 units for residents with  Alzheimer's  and related memory  disorders.  The  Property is located  three miles  northwest of downtown
Boynton Beach, Florida.

         Palm Beach Gardens  Property.  The Palm Beach Gardens  Property,  which opened in 1987, is the Prosperity  Oaks, an independent  living/assisted  living facility,  located  in Palm  Beach  Gardens,  Florida.  The Palm  Beach  Gardens
Property includes 195 independent living units, 100 assisted living units and 26 units for residents with Alzheimer's and related memory disorders.  The Property is located six miles northeast of downtown Palm Beach Gardens, Florida.

         Tiverton Property. The Tiverton Property,  which opened in 1997, is the
Sakonnet  Bay  Manor,  an  independent  living/assisted  living/skilled  nursing facility,  located in Tiverton,  Rhode Island. The Tiverton Property includes 95 independent living units, 48 assisted living units and 27 skilled nursing units.
The Property is located 20 miles southeast of downtown Providence, Rhode Island.

         South Kingstown Property. The South Kingstown Property, which opened in
1988, is the South Bay Manor, an independent  living/skilled  nursing  facility, located in South Kingstown,  Rhode Island. The South Kingstown Property includes
66  independent  living  units and 42 skilled  nursing  units.  The  Property is located 30 miles southwest of downtown Providence, Rhode Island.

         Dallas  Property.  The Dallas  Property,  which opened in 1974,  is the
Treemont  Retirement  Community,  an  independent  living  facility,  located in
Dallas,  Texas. The Dallas Property  includes 250 independent  living units. The
Property is located 10 miles north of downtown Dallas, Texas.

         Sarasota Property. The Sarasota Property,  which opened in 1980, is the
Waterside  Retirement Estates, an independent  living/assisted  living facility, located in Sarasota,  Florida.  The Sarasota  Property  includes 133 independent living  units and 36 assisted  living  units.  The Property is located six miles southeast of downtown Sarasota, Florida.

         Warwick Property.  The Warwick  Property,  which opened in 1972, is the
West Bay Manor,  an  independent  living/assisted  living  facility,  located in
Warwick, Rhode Island. The Warwick Property includes 97 independent living units and 46 assisted  living  units.  The  Property  is located  eight miles south of downtown Providence, Rhode Island.

         Auburn  Hills  Property.  The Auburn  Hills  Property,  which opened in
October  1994,  is the  Courtyard  Manor at Auburn  Hills,  an  assisted  living facility,  located in Auburn Hills, Michigan. The Auburn Hills Property includes
76 units for  residents  with  Alzheimer's  and related  memory  disorders.  The
Property is located 20 miles northwest of downtown Detroit, Michigan.

         Sterling Heights Property. The Sterling Heights Property,  which opened in November 1997, is the Courtyard Manor at Sterling Heights, an assisted living facility,  located in Sterling Heights,  Michigan. The Sterling Heights Property
includes 80 units for residents with  Alzheimer's and related memory  disorders.
The Property is located 20 miles northeast of downtown Detroit, Michigan.

RETIREMENT COMMUNITY BRANDS FOR PENDING INVESTMENTS

         Horizon  Bay  Brand.  Horizon  Bay  operates  over  20  senior  housing communities located in Alabama, Arizona, California, Florida, Georgia, Illinois,
Rhode  Island  and  Texas.  Horizon  Bay offers  several  types of  communities, including continuum of care retirement,  independent living and assisted living.
Horizon Bay  communities  have three primary  programs,  which include  wellness services, a LiveWell!  Program and harbor courts, which is a separate and secure living area dedicated to the special needs of the memory impaired.

         Courtyard  Manor Brand.  Courtyard Manor operates four locations in the greater metropolitan area surrounding Detroit,  Michigan. Each facility has four homes, which accommodate 20 residents and provides a continuum of care for needs ranging from independent living to advanced Alzheimer's.

BORROWING

         The  following  information  should  be read in  conjunction  with  the
"Business -- Borrowing" section beginning on page 95 of the Prospectus.

         On March 27,  2003,  in  connection  with the  purchase  of the  Summit
Portfolio  Properties,  the Company obtained  Permanent  Financing  comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable  rate  based on  30-day  LIBOR  plus 325  basis  points  with a minimum interest rate of 5% per annum. The loans require monthly  principal and interest payments  through  March 31,  2005,  with the unpaid  principal  balance and all accrued  interest due at that time. The loans have certain  financial  covenants typically found in commercial  loans.  The financial  covenants are based on the combined operations of the Summit Portfolio  Properties.  In connection with the loans,  the  Company  incurred  loan  fees and  closing  costs of  approximately
$352,000. The loans are cross-collateralized and cross-defaulted.

         On March 28, 2003, in connection with the acquisition of the Additional
Marriott  Portfolio  Two  Properties,  the Company  borrowed  approximately  $71 million on its $85 million  revolving line of credit.  As of September 30, 2003, the Company  repaid  approximately  $51 million on its revolving line of credit.
For information  regarding the line of credit, see the section of the Prospectus entitled "Business -- Borrowing."

         In addition,  in connection with this acquisition,  the Company assumed approximately  $88.5  million in  non-interest  bearing bonds payable to certain residents of the Fort Belvoir and Haverford  facilities.  The Company will issue new bonds to future residents of these facilities, and the proceeds will be used to retire the existing bonds.

         On March 31, 2003,  in  connection  with the purchase of the Prime Care
Portfolio Two  Properties,  the Company assumed  approximately  $20.6 million of
Permanent Financing which is secured by the Prime Care Portfolio Two Properties.
The loan bears interest at a fixed rate of 7.83% per annum and requires  monthly principal and interest  payments  through October 2008 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800.

         On August 25, 2003, in connection  with the purchase of the ARC Somerby
Portfolio Properties,  the Company obtained Permanent Financing comprised of two loans in the  aggregate  amount of $50.4  million.  The loans bear interest at a fixed rate of 5.79%. The loans require monthly  principal and interest  payments through  September 2012 with all unpaid principal and interest due at that time.
The loan  provisions  allow the  Company to extend the loans for one  additional year with a variable  interest rate based on a LIBOR index.  In connection  with the loans, the Company incurred loan costs of approximately $651,700.

         On August 29, 2003, in connection  with the  acquisition of the Sunrise
Portfolio Three Properties,  the Company borrowed a total of $92.5 million under subordinated mortgage notes collateralized by the 14 Properties,  payable to the
seller.   The  seller   remains   liable  for  existing   first  mortgage  notes
collateralized  by the 14  Properties.  The seller has agreed to  indemnify  the
Company for any claims  against the Properties  under the first mortgage  notes.
The  subordinated  mortgage  notes  have  initial  terms of seven  years with an interest rate of 5.13% for 2003,  5.38% for 2004,  6.06% for 2005, and increases
3% of the prior year's per annum interest rate each calendar year  thereafter to maturity.  The loan requires  interest only payments  through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28,
2010.  At the end of the initial loan terms,  the Company has three  consecutive renewal options of five years each with terms similar to the initial loan terms.

         On September 9, 2003, the Company entered into a six-month, $50 million credit  facility  agreement that has a 120-day  funding option with a commercial lender. The loan may be extended for two additional  three-month periods and may be used to fund the acquisition and development of Properties and investments in
Mortgage  Loans and other  permitted  investments.  During the initial term, the loan will bear interest at a variable rate, as selected by the Company, equal to
LIBOR plus 300 basis  points or the higher of (i) the bank's prime rate plus 100 basis  points or (ii) the  Federal  Funds  rate plus 150 basis  points,  payable monthly,  and will require  monthly  principal  payments of $2.5  million  until maturity.  As of January 5, 2004, there were no amounts  outstanding  under this loan.

         On October 3, 2003, the Company entered into an initial commitment with a  commercial  lender for a $130  million  mortgage  loan  collateralized  by 22
Properties owned by the Company. The loan is expected to have a 5-year term with a fixed  interest  rate of 5.79%.  The Company  expects to close on the mortgage loan in the first  quarter of 2004.  The  closing of this loan is subject to the fulfillment of certain conditions.  There is no assurance that any or all of the conditions  will be satisfied or, if  satisfied,  that the loan will contain the same terms as stated above.

         On October 23, 2003, the Company obtained an $8.9 million  construction loan relating to one of the Company's Properties that is under construction. The loan requires  interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis  points  based on the  Property's occupancy levels,  until maturity on November 26, 2006 with all unpaid principal and interest due at that time.  Concurrent  with the loan  closing,  the Company drew $6 million to fund construction costs.

         On November 17, 2003,  the Company  entered into an initial  commitment with a commercial lender for a $79.3 million mortgage loan  collateralized by 12
Properties  owned by the  Company  and one  Property  for which the  Company has entered  into an initial  commitment  to  acquire.  The loan will have a term of seven years and will bear  interest at a rate of 5.96% per annum.  The loan will require  monthly  interest  only  payments  for the first 24 months with monthly payments of principal and interest due thereafter  until  maturity.  The Company expects to close the mortgage  loan in the first  quarter of 2004.  In the event the Company does not acquire the Santa Rosa Property,  as described in "Business
- Pending  Investments,"  above, the aggregate principal amount of the loan will be decreased by $4.6 million.

         On November 25, 2003, the Company  obtained a $45 million loan relating to seven of the Company's  Properties included within the EdenCare Portfolio Two
Properties.  The loans bear  interest at a rate of 30-day  LIBOR plus 260 to 300 basis points and require  monthly  payments of interest only for the first year.
Commencing  December 1, 2004, the loan requires  monthly  principal and interest payments  thereafter  through  November  2006,  with all  unpaid  principal  and interest due at that time.

         In addition,  on November 25, 2003,  the Company  obtained a $2,445,000 loan relating to the Concord  Property.  The loan bears interest at a fixed rate of 8.375% and requires monthly principal and interest payments until maturity in
November 2038.

         On November 25,  2003,  the Company  also  obtained a  $4,685,000  loan relating to the EdenBrook Dunwoody Property.  The loan bears interest at a fixed rate of 8.25%  and  requires  monthly  principal  and  interest  payments  until maturity in March 2038.

         On December 2, 2003, the Company  obtained four  construction  loans in the  aggregate  amount  of  $74.2  million  relating  to four  of the  Company's
Properties  that are in  various  stages  of  construction.  The  loan  requires interest  only  payments at a variable  rate of LIBOR plus a premium that ranges from 225 basis  points to 275 basis  points  based on the  Property's  occupancy levels,  until  maturity on  November  26,  2006 with all unpaid  principal  and interest  due at that  time.  The  Company  had not drawn  any  funds  under the construction loans as of January 5, 2004.

                             SELECTED FINANCIAL DATA

         The following  table sets forth certain  financial  information for the
Company,   and  should  be  read  in  conjunction   with  the  section  entitled
"Management's  Discussion  and  Analysis of Financial  Condition  and Results of
Operations"  and  the  Financial  Information  commencing  on  page  F-1 of this
Prospectus  Supplement and the Prospectus (amounts in thousands except per Share data).  This table  updates and replaces the "Selected  Financial  Data" section beginning on page 98 of the Prospectus.

                                    Nine Months Ended
                                      September 30,                                 Year Ended December 31,
                              -------------------------------  ------------------------------------------------------------------
                                     2003             2002            2002          2001          2000       1999 (1)     1998 (1)
                              --------------  ---------------  ------------- ------------- ------------- -----------  -----------
  Revenues                         $ 59,220          $ 9,700        $18,852       $ 1,900       $ 1,085        $ 86        $  --
  Net earnings (loss) (2)(3)         37,231            5,039         11,372           916           225         (28)         --
  Cash flows from operating
     activities                      37,091            9,181         16,785         2,173         1,096          13           --
  Cash flows used in investing
     activities                    (807,601)       (223,953)     (358,090)     (22,931)     (14,429)        --           --
  Cash flows provided by
     (used in) financing
     activities                     779,558          236,896        355,384        47,301         8,766       4,731         (200)
  Cash distributions
     declared and paid (4)           37,311            8,236         14,379         1,507           502          50           --
  Earnings (loss) per Share
     (Basic and Diluted)               0.50             0.30           0.52          0.38          0.27       (0.07)         --
  Funds from operations (5)          47,074            7,150         14,610         1,440           528         (28)         --
  Cash distributions
     declared and paid per Share       0.53             0.52           0.70          0.70          0.58        0.13           --
  Weighted average number of
  Shares outstanding (6):
       (Basic and Diluted)           74,175           16,932         22,035         2,391           846         413           --

                                      September 30,                                      December 31,
                              -------------------------------  ------------------------------------------------------------------
                                  2003             2002            2002          2001          2000         1999         1998
                              --------------  ---------------  ------------- ------------- ------------- -----------  -----------
  Total assets                   $1,379,297         $323,496       $441,765       $64,447       $14,689      $5,089        $ 977
  Total mortgages payable           223,382           45,409         45,327            --            --          --           --
  Total bonds payable                90,631               --             --            --            --          --           --
  Total stockholders' equity      1,031,357          263,661        389,795        60,910         9,204       3,292          200

(1)      No operations  commenced until the Company  received  minimum  offering proceeds  of $2,500 and funds  were  released  from  escrow on July 14,
         1999.  The Company did not acquire its first  Property  until April 20,
         2000;  therefore,  revenues  for  the  year  ended  December  31,  1999 consisted  only of interest  income on funds held in  interest  bearing accounts pending investment in a Property.

(2)      Net loss for the year ended  December 31, 1999 is primarily  the result of a  deduction  of $35 in  organizational  costs  in  accordance  with generally accepted accounting principles ("GAAP").

(3)      To the extent that Operating  Expenses  payable or  reimbursable by the
         Company in any Expense Year exceed the 2%/25%  Guidelines (the "Expense
         Cap"), the Advisor shall reimburse the Company within 60 days after the end of the  Expense  Year the  amount  by  which  the  total  Operating
         Expenses paid or incurred by the Company exceed the Expense Cap. During the Expense Year ended September 30, 2003,  Operating  Expenses did not exceed the Expense  Cap.  During the years ended  December 31, 2001 and
         2000, the Advisor  reimbursed the Company $145 and $214,  respectively, in Operating Expenses. No such amounts were reimbursed in 2002 or 1999.

(4)      Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations.
         For the nine months ended  September  30, 2003 and 2002,  and the years ended December 31, 2002,  2001, 2000 and 1999,  approximately  0%, 39%,
         21%, 39%, 55% and 100%, respectively, of cash Distributions represent a return of capital in accordance with GAAP. Cash  Distributions  treated as a return of  capital on a GAAP  basis  represent  the amount of cash
         Distributions in

         excess  of net  earnings  on a GAAP  basis,  including  deductions  for depreciation  expense.  The Company has not treated  such  amounts as a return of capital for purposes of calculating  Invested Capital and the
         Stockholders' 8% Return.

(5)      Management  considers funds from operations ("FFO") to be an indicative measure  of  operating  performance  due to the  significant  effect of depreciation of real estate assets on net earnings. FFO is based on the revised  definition  adopted by the Board of  Governors of the National
         Association  of Real Estate  Investment  Trusts  ("NAREIT") and as used
         herein,   means  net  earnings  determined  in  accordance  with  GAAP, excluding  gains  or  losses  from  debt  restructuring  and  sales  of property,  plus depreciation and amortization of real estate assets and after adjustments for  unconsolidated  partnerships and joint ventures.
         (Net earnings  determined in accordance  with GAAP includes the noncash effect of  straight-lining  rent increases  throughout the lease terms.
         This  straight-lining  is  a  GAAP  convention  requiring  real  estate companies to report  rental  revenue based on the average rent per year over the life of the leases. During the nine months ended September 30,
         2003 and 2002,  and the years ended  December 31, 2002,  2001 and 2000, net earnings included  approximately $5,500, $800, $1,375, $77 and $21, respectively,  of these  amounts.  No such amounts  were earned  during
         1999.) FFO was developed by NAREIT as a relative measure of performance
         and   liquidity  of  an  equity  REIT  in  order  to   recognize   that
         income-producing  real estate  historically  has not depreciated on the basis determined under GAAP.  However,  FFO (i) does not represent cash generated from operating activities  determined in accordance with GAAP
         (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the  determination  of net  earnings),
         (ii) is not necessarily  indicative of cash flow available to fund cash needs and (iii)  should  not be  considered  as an  alternative  to net earnings  determined  in  accordance  with GAAP as an indication of the
         Company's  operating  performance,  or  to  cash  flow  from  operating activities  determined in  accordance  with GAAP as a measure of either liquidity  or the  Company's  ability  to  make  distributions.  FFO as presented  may  not  be  comparable  to  amounts  calculated  by  other
         companies.   Accordingly,   the  Company  believes  that  in  order  to
         facilitate  a  clear  understanding  of  the  consolidated   historical
         operating  results  of  the  Company,   FFO  should  be  considered  in
         conjunction  with the Company's net earnings and cash flows as reported
         in  the  accompanying   consolidated  financial  statements  and  notes
         thereto. See the Financial Information commencing on page F-1.

         The following is a  reconciliation  of net earnings to FFO for the nine months ended  September 30, 2003 and 2002, and the years ended December
         31, 2002, 2001, 2000 and 1999:

                                               Nine Months Ended
                                                 September 30,                          Year ended December 31,
                                         ------------------------------
                                             2003             2002           2002          2001           2000         1999
                                         -------------    -------------    ----------    ----------    ---------     ---------
         Net earnings                          $37,231           $5,039       $11,372          $916         $225          $(28)
           Adjustments:
             Effect of unconsolidated
               subsidiaries                        195               86           150            --           --            --
             Effect of minority
               interest                             --             (140)        (234)          --           --            --
             Depreciation of real
               estate assets                     9,648            2,165         3,322           524          303            --
                                         -------------    -------------    ----------    ----------    ---------     ---------
         FFO                                   $47,074           $7,150       $14,610        $1,440         $528          $(28)
                                         =============    =============    ==========    ==========    =========     =========

         Weighted average shares                74,175           16,932        22,035         2,391          846           413
                                         =============    =============    ==========    ==========    =========     =========

(6)      The weighted  average number of Shares  outstanding  for the year ended
         December  31,   1999,   is  based  upon  the  period  the  Company  was
         operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The  following  information  should  be read in  conjunction  with  the
"Management's  Discussion  and  Analysis of Financial  Condition  and Results of
Operations" section beginning on page 99 of the Prospectus.

INTRODUCTION

         The Company

         CNL Retirement  Properties,  Inc. is a corporation  which was organized pursuant to the laws of the State of Maryland on December  22, 1997 and operates for  federal  income  tax  purposes  as  a  REIT.  Various  other  wholly  owned subsidiaries  of the Company  have been and will be formed in the future for the purpose of acquiring and owning Properties.

         The  Company  acquires  Properties  related  to  seniors'  housing  and retirement  facilities  ("Retirement  Facilities")  primarily located across the
United  States of America.  The  Retirement  Facilities  may include  congregate
living,  assisted  living  and  skilled  nursing  facilities,   continuing  care
retirement  communities and life care communities,  specialty  clinics,  medical office  buildings  and walk-in  clinics and similar types of health care related facilities.  The  Properties are generally  leased on a long-term,  "triple-net"
basis to  Operators of  Retirement  Facilities  or to other  tenants that engage third  party  managers.  Under the  Company's  triple-net  leases,  the  tenants generally are responsible for repairs,  maintenance,  property taxes,  utilities and  insurance as well as the payment of rent.  The tenants'  ability to satisfy the lease obligations depends primarily on the Properties' operating results. In
addition,   with  respect  to  certain  Properties,   various  forms  of  credit
enhancements,  such as corporate  guarantees and security  deposits,  secure the tenants' obligations. The Company selects its Properties for investment based on a credit  underwriting  process  designed  to  identify  those  Properties  that management believes will be able to fund such lease obligations.

         The Company may  provide  Mortgage  Loans to  Operators  of  Retirement
Facilities  secured by real estate owned by the  borrower.  However,  because it prefers  to focus on  investing  in  Properties,  which  have the  potential  to appreciate,  the  Company  currently  expects to provide  Mortgage  Loans in the aggregate  principal  amount  of no more  than 5 percent  to 10  percent  of the
Company's total assets. The Company expects that the interest rates and terms of the Mortgage Loans will be similar to those of its leases.  The Company also may provide Secured Equipment Leases. The aggregate  outstanding principal amount of
Secured  Equipment  Leases is not expected to exceed 10 percent of the Company's total assets. In addition, the Company, through subsidiaries, may invest up to a maximum of 5% of total  assets in equity  interests in  businesses  that provide services to or are otherwise ancillary to the retirement  industry.  The Company has  retained  CNL  Retirement  Corp.  as its  Advisor  to  provide  management, acquisition, advisory and administrative services.

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings

         In 1998, the Company  registered  its Initial  Offering of Common Stock and in connection with the Initial Offering,  the Company received  subscription proceeds of $9.7 million (971,898 Shares).  Following termination of the Initial
Offering on September 18, 2000, the Company commenced its second public offering
(the "2000 Offering").  On May 24, 2002, the Company completed its 2000 Offering from which it received  subscription  proceeds  of $155  million  (15.5  million
Shares).  Immediately following the completion of the 2000 Offering, the Company commenced its third public  offering  (the "2002  Offering") of up to 45 million
Shares of Common Stock ($450 million).  On April 3, 2003, the Company  completed its 2002 Offering from which it received  subscription  proceeds of $450 million
(45 million Shares), and immediately  commenced this offering of Common Stock of up to 175 million  additional Shares ($1.75 billion).  Of the 175 million Shares of  Common  Stock  offered,  up to 25  million  are  available  to  stockholders purchasing Shares through the Reinvestment Plan.

         On July 30, 2003,  the Company filed a  registration  statement on Form
S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 400 million  Shares of Common Stock ($4 billion) in an offering  expected to commence  immediately  following the completion of this offering (the "2004 Offering").  Of the 400 million Shares of Common Stock to be offered,  up to 50 million Shares will be available to  stockholders  purchasing
Shares  through  the  Reinvestment  Plan.  Until  such  time,  if  any,  as  the stockholders  approve an increase in the number of  authorized  Shares of Common
Stock of the Company, the 2004 Offering will be limited to 213 million Shares.

         From its  formation in December 1997 through  September  30, 2003,  the
Company had received an initial $200,000 (20,000 Shares)  contribution  from the
Advisor  and  subscription  proceeds of $1.1  billion  (114.7  million  Shares), including $5.5 million  (547,733  Shares) through the  Reinvestment  Plan. As of
September 30, 2003,  net proceeds to the Company from its offering of Shares and
capital  contributions  from  the  Advisor,   after  the  deduction  of  selling
commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses,  totalled  approximately $1 billion. As of
September 30, 2003,  the Company had used  approximately  $843.8  million of net offering  proceeds,  $224 million of loan proceeds from Permanent  Financing and
$71.4  million of proceeds  from its  revolving  line of credit,  as well as the assumption  of $88.5  million  in bonds  payable  to invest  approximately  $1.2 billion in 92  Properties  located  in 27 states  (see  "Property  Acquisitions"
below).  As of  September  30,  2003,  the Company had repaid  $51.4  million in advances  relating to its  revolving  line of credit,  had paid $73.4 million in
Acquisition Fees and Acquisition  Expenses,  and had paid $1.1 million to redeem
120,325 Shares of Common Stock,  leaving  approximately  $60.1 million available for investment in Properties,  Mortgage Loans and other  permitted  investments.
The Company  believes that the net proceeds  received from this offering and any additional  offerings  will  enable  the  Company to  continue  to grow and take advantage  of  acquisition  opportunities  until  such  time,  if any,  that the
Company's Shares are Listed.  Under the Company's Articles of Incorporation,  if
the Company  does not List by December  31,  2008,  it will  commence an orderly liquidation  of  its  Assets  and  the  distribution  of  net  proceeds  to  its stockholders.

         During the period October 1, 2003 through  January 5, 2004, the Company received  additional  net  offering  proceeds  of $329.6  million and had $205.4 million  available  for  investment  in  Properties,  Mortgage  Loans  and other permitted investments.  See "Business -- Property Acquisitions" and "Business --
Pending  Investment" for a description of the Properties owned by the Company or
Properties  the Company has entered  into initial  commitments  to acquire as of
January 5, 2004.

         The Company expects to use any uninvested net offering  proceeds,  plus any additional net offering  proceeds from this offering and future offerings to purchase  additional  Properties,  and to a lesser extent, to invest in Mortgage
Loans and other  permitted  investments.  In  addition,  the Company  intends to borrow  money to acquire  Assets and to pay certain  related  fees.  The Company intends to encumber Assets in connection  with such  borrowing.  The Company has obtained a two-year $85 million  revolving line of credit that may be amended to allow the line of credit to be increased  by $40  million.  The Company has also obtained  Permanent  Financing.  The  line of  credit  may be  increased  at the discretion of the Board of Directors  and may be repaid with offering  proceeds, proceeds from the sale of Assets, working capital or Permanent Financing.  Based on current  policy,  the  aggregate  amount of any  Permanent  Financing  is not expected to exceed 40% of the Company's total assets. This policy may be changed by the Company's Board of Directors;  however,  in accordance with the Company's
Articles of Incorporation,  the maximum amount the Company may borrow is 300% of the Company's  Net Assets.  The number of Properties to be acquired and Mortgage
Loans and other  permitted  investments  in which the  Company  may invest  will depend upon the amount of net offering  proceeds and loan proceeds  available to the Company.

         Redemptions

         The Company has a redemption  plan under which the Company may elect to redeem  Shares,  subject  to  certain  conditions  and  limitations.  Under  the redemption plan, prior to such time, if any, as Listing occurs,  any stockholder who has held Shares for at least one year may  present all or any portion  equal to at  least 25  percent  of their  Shares  to the  Company  for  redemption  in
accordance   with  the  procedures   outlined  in  the  redemption   plan.  Upon
presentation,  the Company  may, at its  option,  redeem the Shares,  subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares  redeemed by the Company exceed 5 percent of the number of Shares of the  Company's  outstanding  Common  Stock at the  beginning of the
12-month period.  During the nine months ended September 30, 2003, 76,288 Shares were redeemed at $9.20 per Share (for a total of $700,000) and retired.

         Property Acquisitions and Investments

         As of January 5, 2004, the Company had acquired 119 Properties  located in 27 states for an aggregate  purchase  price of  approximately  $1.4  billion, including six Properties in various stages of development. With the exception of one  Property  under  development,  the  Company,  as lessor,  has entered  into long-term lease  agreements  relating to the Properties.  Upon completion of the development,  the Company expects to enter into a long-term lease agreement with an Operator of the Retirement  Facility to operate and manage the Property.  The leases are on a triple-net lease basis,  meaning the tenants are required to pay all repairs,  maintenance,  property taxes, utilities and insurance.  Generally, the tenants are also required to make capital  expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment and maintain the leasehold in a manner that allows operation for its intended purpose.

         Eighty-seven of the Properties owned as of January 5, 2004, are subject to  operating  leases and  generally  provide  for an  initial  term of 15 years
(expiring between 2015 and 2018). The operating leases generally provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial  leases.  The leases provide for minimum base annual rent payments,  generally  payable in monthly  installments.
The leases  provide that the minimum base rent  required  under the terms of the leases will increase at predetermined  intervals  (typically on an annual basis)
during  the terms of the  leases.  In  addition  to  minimum  annual  base rent, substantially  all  tenants  are subject to  contingent  rent if the  Properties achieve specified  operating  performance  thresholds.  The amount of contingent rent  payable  is based on  factors  such as  percentage  of gross  revenues  or occupancy rates of the  Properties.  The majority of the leases also provide for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically  uses these funds to cover the cost of the replacement,  renewal and additions to furniture, fixtures and equipment.  The Company may be responsible for capital expenditures or  repairs  in  excess of the  amounts  in the  reserve  fund,  and the  tenant generally will be responsible for replenishing the reserve fund and for paying a specified  return on the amount of capital  expenditures  or repairs paid for by the Company in excess of amounts in the reserve fund.

         To mitigate  credit risk,  certain  operating  leases are combined into portfolios that contain  cross-default terms, meaning that if a tenant of any of the Properties in a portfolio  defaults on its obligations  under its lease, the
Company  may pursue  its  remedies  under the lease  with  respect to any of the
Properties  in the  portfolio  ("Cross-Default").  In addition,  certain  leases contain terms whereby the net operating profits of a portfolio of Properties are combined  for the  purpose  of  funding  rental  payments  due under  each lease
("Pooling").  For certain  Properties,  the Company has also  required  security deposits,  guarantees  from the tenant's  parent company or additional  types of income  support.  Guarantees  or other  forms of  credit  support  may be deemed necessary by the Company if a Property  was recently  opened and is still in the process of achieving a stable  occupancy  rate, in which case the Property would not be able to generate minimum rent until reaching occupancy stabilization.  In order to  determine  the  amount of the  guarantee  that would be needed to fund minimum rent,  the Company  develops  estimates of future cash flow available to the  tenant to pay  minimum  rent  based on rent  rolls and an  analysis  of the surrounding real estate market,  including demographic  information and industry standards,  to predict operating expenses.  The Company's estimates are based on assumptions  and there can be no assurances as to what actual  amounts will need to be paid under the guarantees.

         Thirty-one of the  Properties  owned as of January 5, 2004, are subject to  direct  financing  leases  and have  terms  that  range  from 10 to 35 years
(expiring  between  2013 and 2038).  The leases  provide for minimum base annual rent payments payable in monthly  installments.  Lease payments relating to four direct  financing  leases with a carrying value of $77.7 million are subordinate to  first  mortgage  construction  loans  entered  into by the  tenants  to fund development costs related to the Properties. The leases provide that the minimum base rent required under the terms of the leases will increase at  predetermined intervals,  generally  on an annual  basis,  during the terms of the leases.  In addition to minimum  annual base rent,  certain leases are subject to contingent rent if the Properties achieve specified operating performance  thresholds based on the Properties'  occupancy rates.  Certain leases also provide for the tenant to fund, in addition to its lease  payments,  an FF&E Reserve fund. All property purchased  with the funds from the FF&E  Reserve will remain the property of the tenants.  The direct financing leases contain  provisions that allow each lessee to elect to  purchase  the  Property  during or at the end of the lease term for amounts based on the Company's initial investment amount and certain leases also permit the Company to require each lessee to purchase the Property at the end of the lease term for the same amount.  Certain  leases have been combined into two portfolios  of  Properties  and  contain  Cross-Default  and Pooling  terms.  In addition, an affiliate of the tenants of these two portfolios has guaranteed the tenants' obligations to pay minimum rent due under the leases up to an aggregate maximum of  $2,500,000.  As of January 5, 2004, the remaining  amount  available under the guarantees was approximately $200,000.

         The remaining Property owned as of January 5, 2004, is a parcel of land currently in a  pre-construction  phase with planned  development for a seniors'
housing  complex.  Upon  completion of the  development,  the Company expects to enter into a  long-term  lease  agreement  with an  Operator  of the  Retirement
Facility to operate and manage the Property.

         Ninety-three  of the 119 Properties  owned by the Company as of January
5, 2004, are operated and managed by Sunrise Senior Living  Services,  Inc. (see the "Results of  Operations  -- Major  Operators  and Tenants"  section  below).
Additionally,  five  Properties  owned by the  Company as of January 5, 2004 are being  developed by Sunrise  Development,  Inc., a wholly  owned  subsidiary  of
Sunrise. Upon completion of each development,  each Property will be operated by
Sunrise  Senior Living  Services,  Inc.  Four  additional  Operators  manage the remaining Properties owned by the Company as of January 5, 2004.

         Borrowings

         Line of Credit.  In March 2003,  the Company  replaced its existing $25 million  line of credit with a two-year,  $85 million  revolving  line of credit that may be  amended  to allow  the line of credit  to be  increased  up to $125
million.   Eleven   Properties   with  an  aggregate   cost  of  $115.2  million
collateralize the $85 million revolving line of credit;  however, the collateral provided  by these 11  Properties  only  allows the  Company to draw up to $71.4 million  under the  revolving  line of credit.  The Company would be required to pledge  additional  Properties as  collateral to fully  maximize the $85 million liquidity  available  under the revolving line of credit.  This credit  facility requires  monthly  payments of  interest  only at LIBOR plus a  percentage  that fluctuates until maturity,  depending on the Company's  aggregate amount of debt outstanding in relation to the Company's total assets, and has several covenants typically found in revolving loan facilities,  including covenants to maintain a minimum  net  worth  and  minimum  collateral  value.  The  Company  may use the revolving line of credit to fund acquisitions,  pay fees, make distributions and fund working capital for general business  purposes.  Periodically,  the Company expects to repay amounts drawn under the revolving  line of credit with proceeds received  from  equity  offerings,  Permanent  Financing,  the sale of assets or working  capital.  In March 2003, the Company borrowed $71.4 million on the line of credit to acquire  several  Properties  described in  "Liquidity  and Capital
Resources - Property Acquisitions" above. As of January 5, 2004, the Company had an outstanding  balance of $20 million on the line of credit. In connection with the $85 million revolving line of credit,  the Company has incurred $1.9 million in loan fees and costs.

         Permanent  Financing.  In  connection  with  the  acquisition  of three
Properties on March 27, 2003, the Company obtained Permanent Financing comprised of three loans in the aggregate  amount of $26 million.  The loans bear interest at a variable  rate based on 30-day  LIBOR plus 325 basis  points with a minimum interest rate of 5 percent per annum.  The loans require  monthly  principal and interest payments through March 31, 2005, with the unpaid principal balances and all  accrued  interest  due at that  time.  The  loans  have  certain  financial covenants which are typically  found in commercial  loans and which are based on the combined  operations of the three Properties.  In connection with the loans, the Company incurred loan fees and closing costs of approximately  $0.4 million.
These loans are cross-collateralized and cross-defaulted.

         In  connection  with the purchase of two  Properties on March 31, 2003, the Company  assumed a mortgage in the amount of $20.6  million  that matures in
October 2008.  The mortgage  bears  interest at a fixed rate of 7.83 percent per annum and requires monthly principal and interest  payments.  In connection with the  loan,  the  Company  incurred  assumption  fees  and  other  loan  costs of approximately $0.2 million.

         In connection  with the purchase of two  Properties on August 25, 2003, the Company obtained Permanent Financing comprised of two loans in the aggregate amount  of $50.4  million.  The  loans  bear  interest  at a fixed  rate of 5.79 percent.  The loans  require  monthly  principal and interest  payments  through
September 1, 2012 with all unpaid  principal and interest due at that time.  The loan  provisions  allow the Company to extend the loans for one additional  year with a variable  interest rate based on a LIBOR index.  In  connection  with the loans, the Company incurred loan costs of approximately $0.7 million.

         In connection with the acquisition of 14 Properties on August 29, 3003, the Company borrowed a total of $92.5 million under subordinated  mortgage notes collateralized by the 14 Properties,  payable to the seller.  The seller remains liable for existing first mortgage  notes  collateralized  by the 14 Properties.
The  seller has agreed to  indemnify  the  Company  for any claims  against  the
Properties under the first mortgage notes. The subordinated  mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003,  5.38% for
2004,  6.06% for 2005, and the interest rate increases by 3% of the prior year's per annum interest rate each calendar year thereafter to a maximum rate of 7.25%
to maturity.  Interest on the loan is recorded using the effective interest rate of 5.60%.  The loan requires  interest only payments  through calendar year 2005 with principal and interest  payments due thereafter until maturity on September
30,  2010.  At the  end  of the  initial  loan  terms,  the  Company  has  three consecutive renewal options of five years each with terms similar to the initial loan terms.

         On August 29, 2003, the Company paid off a mortgage with an outstanding balance of approximately $12.6 million using proceeds from this offering.

         On September 9, 2003, the Company entered into a six-month, $50 million credit  facility  agreement that has a 120-day  funding option with a commercial lender. The loan may be extended for two additional  three-month periods and may be used to fund the acquisition and development of Properties and investments in
Mortgage  Loans and other  permitted  investments.  During the initial term, the loan will bear interest at a variable rate, as selected by

the  Company,  equal to LIBOR  plus 300 basis  points  or the  higher of (i) the bank's prime rate plus 100 basis points or (ii) the Federal  Funds rate plus 150 basis points,  payable monthly,  and will require monthly principal  payments of
$2.5  million  until  maturity.  As of January  5,  2004,  there were no amounts outstanding under this loan.

         As of  September  30, 2003,  the Company had 22 Mortgage  Loans with an aggregate outstanding balance of approximately $223.4 million  collateralized by
27 Properties.

         On October 3, 2003, the Company entered into an initial commitment with a  commercial  lender for a $130  million  Mortgage  Loan  collateralized  by 22
Properties owned by the Company. The loan is expected to have a 5-year term with a fixed interest rate of 5.79%.  The Company expects to close on the loan in the first quarter of 2004. The closing of this loan is subject to the fulfillment of certain conditions. There is no assurance that any or all of the conditions will be  satisfied  or, if  satisfied,  that the loan will  contain the same terms as stated above.

         On October 23, 2003, the Company obtained an $8.9 million  construction loan related to one of the Company's Properties that is under construction.  The loan requires  interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis  points  based on the  Property's occupancy  levels until maturity on December 31, 2005.  Concurrent with the loan closing, the Company drew $6 million to fund construction costs.

         On November 17, 2003,  the Company  entered into an initial  commitment with a commercial lender for a $79.3 million mortgage loan  collateralized by 12
Properties  owned by the  Company  and one  Property  for which the  Company has entered  into an initial  commitment  to  acquire.  The loan will have a term of seven years and will bear  interest at a rate of 5.96% per annum.  The loan will require  monthly  interest  only  payments  for the first 24 months with monthly payments of principal and interest due thereafter  until  maturity.  The Company expects to close the mortgage  loan in the first  quarter of 2004.  In the event the Company does not acquire the Santa Rosa Property,  as described in "Business
-  Pending  Investment,"  the  aggregate  principal  amount  of the loan will be lowered by $4.6 million.

         On November 25, 2003, the Company  obtained a $45 million loan relating to seven of the Company's  Properties included within the EdenCare Portfolio Two
Properties.  The loans bear  interest at a rate of 30-day  LIBOR plus 260 to 300 basis points and require  monthly  payments of interest only for the first year.
Commencing  December 1, 2004, the loan requires  monthly  principal and interest payments  thereafter  through  November  2006,  with all  unpaid  principal  and interest due at that time.

         In addition,  on November 25, 2003,  the Company  obtained a $2,445,000 loan relating to the Concord  Property.  The loan bears interest at a fixed rate of 8.375% and requires monthly principal and interest payments until maturity in
November 2038.

         On November 25,  2003,  the Company  also  obtained a  $4,685,000  loan relating to the EdenBrook Dunwoody Property.  The loan bears interest at a fixed rate of 8.25%  and  requires  monthly  principal  and  interest  payments  until maturity in March 2038.

         On December 2, 2003, the Company  obtained four  construction  loans in the  aggregate  amount  of  $74.2  million  relating  to four  of the  Company's
Properties  that are in  various  stages  of  construction.  The  loan  requires interest  only  payments at a variable  rate of LIBOR plus a premium that ranges from 225 basis  points to 275 basis  points  based on the  Property's  occupancy levels,  until  maturity on  November  26,  2006 with all unpaid  principal  and interest  due at that  time.  The  Company  did not draw  any  funds  under  the construction loans at closing.

         Bonds  Payable.  In connection  with the  acquisition of two continuing care  retirement  communities  ("CCRC's")  in March 2003,  the  Company  assumed approximately  $88.5 million in non-interest  bearing life care bonds payable to certain  residents of the two Retirement  Facilities.  Generally,  the bonds are refundable  to a  resident  upon  the  resident  moving  out of the CCRC or to a resident's  estate upon the resident's  death. In some instances,  the bonds are not  refundable  until  the  unit  has  been  successfully  remarketed  to a new resident.  The Company  issues new bonds to new  residents  of these  Retirement
Facilities,  and the proceeds from the new bonds are used to retire the existing bonds. As of September 30, 2003, the bonds payable had an outstanding balance of approximately $90.6 million.

         Contractual Obligations and Commitments

         The following table presents the Company's contractual cash obligations and related payment periods as of September 30, 2003 (in thousands):

Contractual Cash Obligations           Less than        2-3 Years
                                         1 Year                           4-5 Years       Thereafter         Total
----------------------------------    -------------    -------------    -------------    ------------    --------------
Mortgages payable                             $388          $28,794         $40,979         $153,221          $223,382
Revolving line of credit                        --           20,000             --               --             20,000
Refundable life care bonds (1)                  --               --             --            90,631             90,631
Refundable tenant security
  deposits                                      --               --             --             7,977             7,977
                                      -------------    -------------    -------------    ------------    --------------
Total Contractual Cash
   Obligations                                $388          $48,794         $40,979         $251,829           $341,990
                                      =============    =============    =============    ============    ==============

     (1) It is expected that the proceeds from the issuance of new bonds will be used to retire the existing bonds;  therefore,  bond redemptions do not create a current net cash obligation for the Company.

         The following table presents the Company's  commitments,  contingencies and  guarantees  and related  expiration  periods as of  September  30, 2003 (in thousands):

 Commitments, Contingencies and       Less than                        4-5 Years
           Guarantees                   1 Year         2-3 Years                      Thereafter         Total
---------------------------------    -------------    ------------    ------------    ------------    -------------
Guarantee of unsecured
   promissory note of
   unconsolidated
   subsidiary (1)                             $ --         $ 2,471           $  --          $   --          $2,471
Earnout provisions (2)                       1,934           9,900              --              --          11,834
Capital improvements to
   investments Properties                    9,585              --              --              --           9,585
Pending investments (3)                     14,780                                                          14,780
                                     -------------    ------------    ------------    ------------    -------------
Total Commitments,
      Contingencies and
      Guarantees                           $26,299         $12,371           $  --          $   --         $38,670
                                     =============    ============    ============    ============    =============

     (1) In connection with the acquisition of a 10 percent limited  partnership interest in CNL Plaza,  Ltd., the Company  severally  guaranteed  16.67 percent, or $2.6 million, of a $15.5 million unsecured  promissory note of the limited  partnership  that  matures  November  30,  2004.  As of
         September 30, 2003,  the unsecured  promissory  note had an outstanding balance  of  approximately  $14.8  million.  The  Company  has not been required to fund any  amounts  under this  guarantee.  In the event the
         Company is required to fund  amounts  under the  guarantee,  management believes that such amounts would be recoverable  either from operations of the related asset or proceeds upon liquidation.

     (2) In connection with the acquisition of seven Properties, the Company may be required  to make  additional  payments  (the  "Earnout  Amount") if certain  earnout  provisions  are achieved by the earnout date for each
         Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the  Property  and the fair value of the  Property.  In the event an
         Earnout Amount is due, the respective  lease will be amended and annual minimum rent will increase accordingly.  Earnout Amounts related to two
         Properties  are  subject  to future  values and  events,  which are not quantifiable  at  September  30, 2003 and are not included in the table above.

     (3) As of September 30, 2003,  the Company had  commitments  to acquire two
         Properties located in two states, subject to the fulfillment of certain conditions.

         Pending Investments

         As of  January 5,  2004,  the  Company  had  commitments  to acquire 23 additional  Properties  located  in  eight  states.  The  anticipated  aggregate purchase  price is  approximately  $589  million,  and the  acquisition  of each
Property is subject to the fulfillment of certain conditions.  The Company plans to assume Permanent Financing of approximately $274.5 million in connection with
17 of these Properties and plans to obtain Permanent  Financing of approximately
$4.6  million  in  connection  with one of  these  Properties.  Of the  proposed
Properties for which the Company has entered into initial commitments to acquire as of January 5, 2004, 20 Properties  are expected to be operated by Horizon Bay
Management,  L.L.C., two Properties are expected to be operated by affiliates of
HRA and one  Property  is  expected  to be  operated  by Sunrise  Senior  Living
Services,  Inc. The HRA Affiliated  Companies are described in further detail in the  section  of  the  Prospectus  Supplement  entitled  "Business  --  Property
Acquisitions -- Additional  Marriott  Portfolio Two Properties." There can be no
assurance that these transactions will be consummated.

         Market Risk

         Approximately  27 percent of the  Company's  mortgage  loans payable at
September 30, 2003, were subject to variable interest rates, adjusted monthly or quarterly,  as described  in the  "Borrowings"  section  above.  Therefore,  the
Company is exposed to market  changes in interest  rates.  To mitigate  interest rate risk, the Company can pay down the mortgages with offering  proceeds should interest rates rise substantially.

         The  Company  may also be  subjected  to  interest  rate  risk  through outstanding  balances  on its  variable  rate line of credit.  The  Company  may mitigate  this risk by paying  down its line of credit  from  offering  proceeds
should  interest  rates  rise   substantially.   The  Company  had  $20  million
outstanding on its variable rate line of credit at September 30, 2003.

         Management  estimates that a one-percentage  point increase in interest rates for the nine months  ended  September  30,  2003,  would have  resulted in additional interest costs of approximately  $300,000.  This sensitivity analysis contains certain simplifying  assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company's  exposure to interest rate change, it is not intended to predict  future  results and the Company's  actual  results will likely vary.

         Cash and Cash Equivalents

         Until  Properties  are acquired or Mortgage Loans are entered into, Net
Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which management believes to have appropriate  safety of principal.  This investment  strategy  provides high liquidity in order to  facilitate  the  Company's  use of these funds to acquire
Properties,  fund Mortgage  Loans and invest in other  permitted  investments at such time as  Properties  suitable for  acquisition  are located or  appropriate opportunities to fund Mortgage Loans develop. At September 30, 2003, the Company had $49.8  million  invested  in such  short-term  investments  as  compared  to approximately  $40.8  million at December 31,  2002.  The increase in the amount
invested  in  short-term   investments   was  primarily   attributable   to  the
subscription  proceeds  received  from the sale of Shares during the nine months ended September 30, 2003, partially offset by the purchase of 55 Properties. The funds remaining at September 30, 2003,  along with additional  funds expected to be  received  from  the  sale of  Shares,  will be used  primarily  to  purchase additional Properties, to make Mortgage Loans or other permitted investments, to pay  Offering  Expenses  and  Acquisition  Expenses,  to  pay  Distributions  to
stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         Notes and Other Receivables

         The Company's notes and other  receivables  balance increased from $3.2 million at December  31, 2002 to $10.2  million as of September  30,  2003.  The increase was primarily  due to an increase in rental  revenues  receivable  from
$0.8 million at December  31, 2002 to $9.8  million at  September  30, 2003 as a result  of an  increase  in the  number of  Properties  from 37 to 92 as of each respective date. Lease agreements  relating to 46 of the Company's 92 Properties owned as of  September  30, 2003,  provide for the tenants to pay their  monthly rent  payments  earned under the lease  agreements  one month in arrears.  As of
January 5, 2004,  management believes the receivable balance as of September 30,
2003 is collectible.  The increase in rental  revenues  receivable was partially offset by the  repayment of a $2 million loan the Company had made to the seller of two Properties.  Prior to the Company's  purchase of the two Properties,  the
Company loaned the seller $2 million to extinguish debt at a discounted  amount, making the purchase of the Properties  economically viable. The Company acquired the two Properties on March 31, 2003, and the note was repaid at that time.

         Loan Costs

         The  Company's net loan costs  increased  from $1.2 million at December
31, 2002 to $4.1  million as of September  30, 2003,  as a result of the Company borrowing $168.9 million in the form of 19 new Mortgage Loans, the assumption of a $20.6 million  Mortgage Loan and a new $85 million  revolving  line of credit.
The increase is partially  offset by loan cost  amortization of $800,000 for the nine months ended September 30, 2003.

         Lease Intangible Costs

         In connection with the acquisition of Properties that are subject to an operating  lease,  the Company  allocates the amount  associated  with having an in-place lease at the date of acquisition  to a lease  intangible  asset that is amortized over the initial term of the lease (generally 15 years). The Company's net lease  intangible  costs increased from $6.9 million at December 31, 2002 to
$21.2 million at September  30, 2003,  as a result of the Company  purchasing 39
Properties  that are subject to  operating  leases  during the nine months ended
September 30, 2003. The increase is partially  offset by lease  intangible  cost amortization of $0.6 million for the nine months ended September 30, 2003.

         Liquidity Requirements

         During the nine months ended September 30, 2003 and 2002, and the years ended  December  31,  2002,  2001 and  2000,  the  Company  generated  cash from operating  activities  (which  includes cash received from tenants and interest, less cash paid for operating  expenses) of $36.4  million,  $9.2 million,  $16.8 million, $2.2 million and $1.2 million,  respectively. For the nine months ended
September  30, 2003 and 2002,  and the years ended  December 31, 2002,  2001 and
2000, cash from operating activities included security deposits of $3.1 million,
$3.5 million,  $3.5 million,  $810,030 and  $553,956,  respectively,  which were received from  tenants.  Management  expects the Company to meet its  short-term liquidity  requirements,  other than for Offering Expenses,  the acquisition and development  of  Properties,  and the  investment  in  Mortgage  Loans and other permitted  investments,  through  cash flow  provided by  operating  activities.
Management  believes  that cash flow  provided by operating  activities  will be sufficient to fund normal  recurring  operating  expenses,  regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow  provided  by  operating  activities  is not  sufficient  to meet such short-term  liquidity  requirements  as a result,  for  example,  of  unforeseen expenses  due  to  the  tenants  defaulting  under  the  terms  of  their  lease agreements, the Company will use borrowings under its line of credit. Management expects  the  Company  to meet  its  other  short-term  liquidity  requirements, including  payment of Offering  Expenses,  the  acquisition  and  development of
Properties,   and  the  investment  in  Mortgage   Loans  and  other   permitted
investments,  with proceeds from its  offerings,  additional  advances under its revolving line of credit and Permanent Financing. Management expects the Company to meet its  long-term  liquidity  requirements  through  short-  or  long-term, unsecured or secured debt financing or equity financing.

         Properties  are  generally  leased on a  long-term,  triple-net  basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, the tenants are also required to maintain an
FF&E reserve account which is used to fund expenditures to refurbish  buildings, premises  and  equipment  to  maintain  the  leasehold  in a manner  that allows operation  for its intended  purpose.  In the event that the FF&E reserve is not sufficient,  the Company may make fixed  asset  expenditures,  in which case the annual minimum rent will be increased.  Management does not believe that working capital or additional FF&E reserves are necessary as of September 30, 2003.

         Management  believes  that its  Properties  are  adequately  covered by insurance.  In  addition,  the Advisor has  obtained  contingent  liability  and property  coverage for the Company.  This insurance policy is intended to reduce the  Company's  exposure in the event a tenant's  insurance  policy lapses or is insufficient to cover a claim relating to the Property.

         Distributions

         The  Company  declared  and  paid  Distributions  to  its  stockholders totalling  $37.3 million and $8.2 million during the nine months ended September
30,  2003 and 2002,  respectively,  using cash from  operating  activities  from current and prior periods. In addition,  during the quarters ended September 30,
2003 and December 31, 2003, the Company  declared and paid  Distributions to its stockholders totalling approximately $16.6 million and $22.5 million,  respectively.  These Distributions were paid by September 30, 2003 and
December  31,  2003,  respectively.  On January 1, 2004,  the  Company  declared
Distributions   to   stockholders   of  record  on  January  1,  2004  totalling
approximately $8.9 million, or $0.0592 per Share, payable by March 31, 2004.

         For the nine months ended September 30, 2003 and 2002, approximately 80
percent  and  50  percent,   respectively,  of  the  Distributions  received  by
stockholders  were considered to be ordinary income and approximately 20 percent and 50 percent,  respectively,  were  considered a return of capital for federal income tax purposes.  No amounts distributed to stockholders for the nine months ended  September 30, 2003 and 2002,  were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders'
8% Return on Invested  Capital.  Generally the Company is required to distribute annually 90% of its real estate  investment trust taxable income. In determining the  amount  of  Distributions,  management  considers  the  amount of cash from operations,  funds from  operations  and the general  economic  condition of the
Company.  The  Company  intends to  continue  to declare  Distributions  of cash available  for such  purpose to the  stockholders  on a monthly  basis,  payable monthly or quarterly.

         Related Party Transactions

         Certain  Directors  and officers of the Company hold similar  positions with the  Advisor,  the  parent of the  Advisor  and the  Managing  Dealer,  CNL
Securities  Corp.  A  Director  of the  Company  indirectly  owns a  controlling interest  in the  parent  of the  Advisor.  These  affiliates  receive  fees and compensation in connection with the offerings and Permanent  Financing,  and the acquisition, management and sale of the assets of the Company.

         CNL Securities  Corp.  receives  Selling  Commissions  amounting to 7.5 percent  of the total  amount  raised  from the sale of Shares for  services  in connection with this offering and the Company's Prior Offerings. During the nine months ended  September  30, 2003,  the Company  incurred  $53.3 million of such fees, the majority of which were reallowed to other broker-dealers.

         In addition,  CNL  Securities  Corp. is entitled to receive a marketing support  fee equal to 0.5  percent of the total  amount  raised from the sale of
Shares in  connection  with this  offering and the  Company's  Prior  Offerings.
During the nine months ended  September  30,  2003,  the Company  incurred  $3.6
million  of  such  fees,   the  majority  of  which  were   reallowed  to  other
broker-dealers.

         CNL Securities  Corp.  will also receive,  in connection  with the 2000
Offering,  a soliciting  dealer  servicing  fee payable  annually by the Company beginning on December 31, 2003, until such time, if any, as the Company's common stock is Listed, in the amount equal to 0.2 percent of the aggregate  investment of stockholders who purchased Shares in the 2000 Offering.  CNL Securities Corp.
in turn may reallow all or a portion of such fees to  soliciting  dealers  whose clients  hold Shares on such date.  As of September  30, 2003,  no such fees had been incurred.

         The Advisor  receives  Acquisition  Fees for  services  in  identifying
Properties and structuring the terms of their leases and Mortgage Loans equal to
4.5 percent of Total Proceeds.  In addition,  if there is a Listing, the Advisor will receive an Acquisition  Fee equal to 4.5 percent of amounts  outstanding on the line of credit,  if any, at the time of the Listing.  During the nine months ended  September  30, 2003,  the Company  incurred  $40.9  million of such fees, including $8.9 million of Acquisition Fees on Permanent Financing. Such fees are included in other assets prior to being allocated to individual Properties.

         The Company and the Advisor  have  entered  into an Advisory  Agreement pursuant  to which the  Advisor  receives  a  monthly  Asset  Management  Fee of one-twelfth  of 0.6 percent of the  Company's  Real  Estate  Asset Value and the outstanding  principal  balance  of  any  Mortgage  Loan  as of  the  end of the preceding  month.  During the nine months ended  September 30, 2003, the Company incurred $2.6 million of such fees.

         The Company incurs operating  expenses relating to its  administration.
Pursuant to the Advisory  Agreement,  the Advisor is required to  reimburse  the
Company the amount by which the total Operating Expenses paid or incurred by the
Company exceed in any four consecutive  fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the
"Expense  Cap").  Operating  Expenses for the Expense Years ended  September 30,
2003 and 2002, did not exceed the Expense Cap.

         CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital  Markets,  LLC ("CCM").  CCM made the arrangements for the $23.5  million  commercial  paper loan  described  in Note 7 to the  Interim
Unaudited Condensed Consolidated Financial Statements of the Company included in the Financial Information  commencing on page F-1. Prior to August 18, 2003, the monthly  interest  payments  due  under the loan  included  a margin of 30 basis points  payable  to CCM for the  monthly  services  it  provides  related to the administration  of the loan.  From its  origination in June 2002, the loan was a commercial  paper backed loan with an interest rate at the commercial paper rate as  determined by market demand plus a margin of 1.86 percent that was inclusive of liquidity fees and  administrative  costs. CCM was paid $0.2 million and $0.1 million during the nine months ended September 30, 2003 and 2002,  respectively, related  to these  services.  On August  18,  2003,  the loan  converted  from a commercial paper loan to a direct loan with a third party commercial lender. The direct loan bears  interest at 30-day LIBOR plus 262 basis points with  interest payable monthly.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was $15.9 million at September 30, 2003.

         On May 30,  2002,  the  Company  acquired a 10%  interest  in a limited partnership,  CNL Plaza,  Ltd., that owns an office building located in Orlando,
Florida,  in which the  Advisor  and its  Affiliates  lease  office  space.  The remaining interest in the limited  partnership is owned by several Affiliates of the  Advisor.  During the nine months  ended  September  30,  2003,  the Company received $89,000 in distributions from the partnership.

         In March 2003,  the  Advisor's  parent  company  purchased a 30 percent voting membership  interest in a limited liability company,  which is affiliated with eight of the Company's tenants that lease 69 of the 119 Properties that the
Company had  acquired  as of January 5, 2004.  In  addition,  six of these eight tenants  contributed  34.6 percent of total rental income from operating  leases and earned income from  investments in direct  financing  leases during the nine months ended September 30, 2003.

         The Advisor and its Affiliates provide various administrative  services to the Company,  including  services related to accounting;  financial,  tax and regulatory compliance reporting;  stockholder  Distributions and reporting;  due diligence  and  marketing;  and  investor  relations  (including  administrative services in  connection  with the  offerings).  The expenses  incurred for these services were  classified as follows for the nine months ended  September 30 (in thousands):

                                                                         2003                 2002
                                                                     -------------        -------------
      Stock issuance costs                                                $ 3,442               $ 2,068
      Investment Properties on operating leases and other
      assets                                                                   --                    20
      General operating and administrative expenses                           941                   351
                                                                     -------------        -------------
                                                                          $ 4,383               $ 2,439
                                                                     =============        =============

         Amounts  due  to  related  parties   consisted  of  the  following  (in
         thousands) at:

                                                                       September 30,            December 31,
                                                                            2003                    2002
                                                                     -----------------        ----------------
      Due to the Advisor and its Affiliates:
        Expenditures incurred for offering expenses on behalf
           of the Company                                                     $   173                 $   1
        Accounting and administrative services                                    220                    76
        Acquisition Fees and miscellaneous Acquisition
        Expenses                                                                  436                   126
                                                                     -----------------        ----------------
                                                                                  829                   203
                                                                     -----------------        ----------------

      Due to CNL Securities Corp.:
        Commissions                                                               451                   145
        Marketing support fees and due diligence expense
           reimbursements                                                          45                    --
                                                                     -----------------        ----------------
                                                                                  496                   145
                                                                     -----------------        ----------------
                                                                             $  1,325                $  348
                                                                     =================        ================

         Other

         Management  is  not  aware  of  any  material   trends,   favorable  or
unfavorable,  in either  capital  resources  or the outlook for  long-term  cash generation,  nor does management expect any material changes in the availability and relative cost of such capital resources. As offering proceeds continue to be invested,  management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

         Critical Accounting Policies

         The  Company's  leases  are  accounted  for  under  the  provisions  of
Statement of Accounting Standard No. 13, "Accounting for Leases" ("FAS 13"), and
have been accounted for as either operating  leases or direct financing  leases.
FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant.  In addition,  management  assumes that all  payments  to be  received  under its  leases  are  collectible.  Changes in management's estimates or assumption regarding  collectibility of lease payments could  result in a change in  accounting  for the lease at the  inception of the lease.

         Acquisition Fees and miscellaneous  acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets.  Upon  purchase of a Property,  the fees and costs directly  identifiable  with that Property are  reclassified to land,  building, equipment and lease  intangibles or to investment in direct financing leases. In the event a Property is not acquired or its acquisition is no longer  considered probable, costs directly related to the Property will be charged to expense.

         Management reviews its Properties and loans for impairment or potential loss as events or circumstances  indicate that the carrying amount of the assets may not be recoverable.  Management  compares the estimated future  undiscounted cash flows, including the residual value of the Property or collateral, with the carrying cost of the individual  asset.  If impairment is indicated,  the assets are adjusted to the estimated fair value.

RESULTS OF OPERATIONS

         Revenues

         At September 30, 2003,  the Company  owned 92 Properties  located in 27 states, including six Properties in various stages of development.  Sixty-one of the  Properties  are subject to operating  leases and  generally  provide for an initial term of 15 years (expiring  between 2015 and 2018). The operating leases generally  provide  options that allow the tenants to renew the leases from 5 to
25  successive  years  subject to the same terms and  conditions  as the initial leases.  Thirty of the  Properties are subject to direct  financing  leases with terms ranging from 10 years or 35 years  (expiring  between 2013 and 2038).  The remaining  Property is a parcel of land  currently in a  pre-construction  phase with planned  development  for a Retirement  Facility.  Upon  completion  of the development,  the Company expects to enter into a long-term lease agreement with an operator of the Retirement Facility to operate and manage the Property.

         The Property  leases  provide for minimum  annual base rent,  generally payable in monthly  installments.  In  addition,  the  leases  provide  that the
minimum   annual  base  rent   required   under  the  leases  will  increase  at
pre-determined  intervals (generally on an annual basis). In addition to minimum annual base rent,  certain  leases  require the  payment of  contingent  rent if certain  operating  performance or occupancy rate thresholds,  as defined in the lease  agreements,  are  achieved by the  Properties.  For the nine months ended
September 30, 2003 and 2002,  the Company earned $56.6 million and $8.2 million, respectively,  in rental income from its Properties  under operating  leases and earned  income from its  Properties  subject to direct  financing  leases ($24.4 million and $3.9 million of which was earned during the quarters ended September
30, 2003 and 2002, respectively).  The Company also earned $1.5 million and $0.1 million in FF&E reserve  income during the nine months ended  September 30, 2003 and 2002,  respectively ($0.6 million and $69,000 of which was earned during the quarters  ended  September  30, 2003 and 2002,  respectively).  The  increase in rental and FF&E  reserve  income  was due to the  Company  owning 92  Properties during the nine months  ended  September  30, 2003 as compared to 22  Properties during the nine months ended  September  30, 2002.  Because 55  Properties  were owned  for only a  portion  of the nine  months  ended  September  30,  2003 and additional  Property  acquisitions  are  expected to occur,  rental  income from operating  leases,  earned income from direct  financing leases and FF&E reserve income are expected to increase in subsequent periods.

         During the nine months ended  September 30, 2003 and 2002,  the Company also earned $1.1 million and $1.3 million, respectively, in interest income from investments  in money  market  accounts  and  other  short-term,  highly  liquid investments  ($0.5  million  and $0.8  million  of which was  earned  during the quarters ended September 30, 2003 and 2002, respectively).  Although the average amount invested in short-term investments increased during the nine months ended
September  30, 2003,  as compared to the nine months ended  September  30, 2002, interest  income  decreased  due to a decrease in interest  rates  earned on the short-term  investments.  Interest income is expected to increase as the Company invests offering  proceeds  received in the future in highly liquid  investments pending  investment in Properties and Mortgage Loans.  However,  as net offering proceeds  are  used to  invest  in  Properties  and  make  Mortgage  Loans,  the percentage  of the Company's  total  revenues  earned from interest  income from investments  in  money  market  accounts  or other  short  term,  highly  liquid investments is expected to decrease.  Interest income related to notes and other receivables for the nine months ended September 30, 2003, was approximately $0.1 million.

         The following  unaudited  condensed pro forma information  assumes that the  Properties  owned as of September 30, 2003,  were owned on January 1, 2002.
Additionally,  it assumes  that the effect of the sale of the  Company's  common stock and  assumption  or issuance of mortgage  debt had  occurred on January 1,
2002, (in thousands):

                                                    For the Nine Months ended
                                                          September 30,
                                              ---------------------------------
                                                     2003               2002
                                              ---------------------------------
Revenues                                       $    103,111        $  100,903
Expenses                                             41,837            38,298
Net earnings                                         61,303            62,770
Basic and diluted earnings per share                   0.57              0.63

Weighted average number of common shares
outstanding - basic and diluted                     107,246            99,561

         Major Operators and Tenants

         At September  30, 2003,  70 of the 92  Properties  owned by the Company were operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living,  Inc., formerly known as Sunrise Assisted Living, Inc.
("Sunrise").  The 70  Properties  include  41  Properties  that were  previously operated by Marriott Senior Living Services, Inc. In a press release dated March
31, 2003,  Sunrise  announced it had  acquired all of the  outstanding  stock of
Marriott  Senior Living  Services,  Inc. When the stock sale was completed,  the long-term  management  agreements,  which the Company's tenants had entered into with  Marriott  Senior Living  Services,  Inc.,  were assumed by Sunrise  Senior
Living Services,  Inc. Additionally,  five Properties owned by the Company as of
September 30, 2003 are being  developed by Sunrise  Development,  Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development,  each Property will be  operated  by Sunrise  Senior  Living  Services,  Inc.  Four  additional operators  manage  the  remaining  17  Properties  owned  by the  Company  as of
September 30, 2003.

         Ninety-one of the Company's  Properties owned as of September 30, 2003, are leased to 12 tenants,  five of which individually  contributed  between 10%
and 21% (an  aggregate of 67.8%) of the  Company's  total  rental  income from operating  leases and earned  income from direct  financing  leases for the nine months ended September 30, 2003. The remaining  Property owned by the Company as of  September  30, 2003,  is a parcel of land on which a retirement  facility is being constructed.

         To mitigate  credit risk,  certain leases are combined into  portfolios that  contain  cross-default  terms,  meaning  that  if a  tenant  of any of the
Properties in the portfolio  defaults on its  obligations  under its lease,  the
Company  may pursue  its  remedies  under the lease  with  respect to any of the
Properties  in the  portfolio.  In addition,  certain  portfolios  contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental  payments due under each lease.  In addition,  as of September
30,  2003,  the  Company had  approximately  $8.0  million in security  deposits related to certain Properties as well as the guarantees described below.

         In  connection  with five  Properties  previously  operated by Marriott
Senior  Living  Services,  Inc.,  Marriott  International,  Inc.,  with  certain limitations, remains as guarantor of the tenant's obligation to pay minimum rent due under the  leases up to a maximum  of $5.9  million.  As of January 5, 2004,
Marriott International, Inc.'s remaining guarantee is $2.4 million.

         Marriott International,  Inc. had also guaranteed a tenant's obligation to pay  minimum  rent due  under a lease for a  Property  formerly  operated  by
Marriott Senior Living  Services,  Inc., up to a maximum of $2.8 million.  As of
January  5,  2004,  Sunrise  Senior  Living  Services,  Inc.  had  assumed  this obligation and remains liable for the guarantee balance of $0.7 million.

         An affiliate of Prime Care Properties,  LLC has guaranteed the tenants'
obligations  to pay  minimum  rent due under 11  leases up to a maximum  of $2.0 million.  As of  December  1, 2003,  the  guarantee  had been fully  drawn,  and therefore,  the  guarantee  is no longer in effect.  An  affiliate of Prime Care
Properties, LLC has also guaranteed two tenants' obligations to pay minimum rent due under an additional lease up to a maximum of $0.5 million.  As of January 5,
2004,  an  affiliate  of Prime  Care  Properties,  LLC  remained  liable for the remaining guarantee balance of $0.2 million.

         In connection  with the purchase of five Properties that are in various stages of  development  and are being  developed by Sunrise  Development,  Inc.,
Sunrise Senior Living Services,  Inc. has guaranteed the tenants' obligations to pay  minimum  rent and the FF&E  reserve  due under the leases  from the date of acquisition  until the latter of (i) 30 months or (ii) 18 months after the final development date.

         In connection with eight Properties leased to wholly owned subsidiaries of American Retirement  Corporation ("ARC"), ARC has unconditionally  guaranteed all of the tenants'  obligations  under the terms of the leases,  including  the payment of minimum rent.

         Although the Company acquires  Properties located in various states and regions and  carefully  screens its tenants in order to reduce risks of default,
failure  of  these  tenants,   their  guarantors  or  the  Sunrise  brand  would
significantly  impact the results of operations  of the Company.  It is expected that the  percentage  of total rental income  contributed  by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

         Expenses

         Operating  expenses  were $22.0  million and $4.4  million for the nine months ended  September 30, 2003 and 2002,  respectively  ($9.8 million and $2.1 million for the  quarters  ended  September  30,  2003 and 2002,  respectively).
Operating expenses for the nine months ended September 30, 2003,  increased as a result of the Company  incurring asset  management fees,  general  operating and administrative  expenses and depreciation  and amortization  expense relating to the Company  owning 55  additional  Properties.  In addition,  interest  expense increased for the quarter and nine months ended  September 30, 2003, as a result of the Company  increasing the average amount of debt outstanding as compared to the same period in the prior year,  offset  partially  by a decrease in interest rates.  The dollar  amount of operating  expenses is expected to increase as the
Company  acquires  additional  Properties,  invests in Mortgage  Loans,  obtains permanent  financing and draws funds on its revolving  line of credit.  However, general  and  administrative  expenses as a  percentage  of total  revenues  are expected to decrease as the Company acquires  additional  Properties and invests in Mortgage Loans.

         New Accounting Standards

         In January 2003,  the Financial  Accounting  Standards  Board  ("FASB")
issued  FASB  Interpretation  No.  46 ("FIN  46"),  "Consolidation  of  Variable
Interest  Entities," to expand upon and strengthen  existing accounting guidance that  addresses  when a company  should  include  the  assets,  liabilities  and activities of another entity in its financial  statements.  To improve financial reporting by companies  involved with variable  interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable  interest  entity be  consolidated by a company if that company  is  subject  to a  majority  risk of loss  from the  variable  interest entity's  activities or entitled to receive a majority of the entity's  residual returns or both. The consolidation

requirements of FIN 46 apply  immediately to variable  interest entities created after  January 31,  2003,  and as a result of a revision to FIN 46 (FIN 46-R) to older entities which are non-special  purpose  entities in the first fiscal year or interim period  beginning  after March 15, 2004. The  consolidation  of these entities,  if  required,  is not  expected to have a  significant  effect on the
Company's financial position nor results of operations.

         In  May  2003,  the  FASB  issued  Statement  of  Financial  Accounting
Standards No. 150 ("SFAS 150")  "Accounting  for Certain  Financial  Instruments
with  Characteristics  of both  Liabilities  and Equity."  SFAS 150  establishes
standards  for  how  an  issuer   classifies  and  measures  certain   financial
instruments  with  characteristics  of both  liabilities  and  equity.  SFAS 150 requires  issuers to classify certain  financial  instruments as liabilities (or assets  in some  circumstances)  that  previously  were  classified  as  equity.
Financial  instruments  covered by SFAS 150 include shares that are  mandatorily
redeemable,   and  other  financial  instruments  that  contain  obligations  to repurchase  outstanding shares or contain  conditional  obligations that require settlement by issuance of a variable number of that issuer's shares. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and  otherwise  is  effective  at the  beginning  of the  first  interim  period beginning  after  September 15, 2003,  except for the provisions  related to the mandatorily redeemable  non-controlling interests. On October 29, 2003, the FASB delayed the effective date of the  implementation  of the provisions that relate to the mandatorily redeemable  non-controlling  interests.  The Company does not expect  the  adoption  of this  statement  to have a  significant  impact on the financial position or results of operations of the Company.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

         The preceding  information contains  forward-looking  statements within the  meaning of Section  27A of the  Securities  Act of 1933,  as  amended,  and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally  characterized by the use of terms such as "believe," "expect" and
"may."  Although the Company  believes that the  expectations  reflected in such forward-looking statements are based upon reasonable assumptions,  the Company's
actual   results   could  differ   materially   from  those  set  forth  in  the
forward-looking  statements.  Certain factors that might cause such a difference include the following: changes in general economic conditions,  changes in local and national real estate  conditions,  availability  of capital from  borrowings under the Company's line of credit,  continued availability of proceeds from the
Company's  current  offering,  the  ability of the  Company to obtain  Permanent
Financing  on  satisfactory  terms,  the  ability of the  Company to continue to locate suitable  tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment  Leases,  and the ability of tenants and borrowers to make payments under their  respective  leases,  Mortgage  Loans or Secured  Equipment
Leases.  Given these  uncertainties,  readers are  cautioned  not to place undue reliance on such statements.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The  following   information  updates  the  corresponding   information
beginning on page 112 of the Prospectus.

         Effective as of August 1, 2003, James M. Seneff,  Jr. resigned as Chief
Executive Officer of the Company and the Advisor.  Mr. Seneff continues to serve as Chairman of the Board of the Company and the Advisor. In addition,  effective
August 1, 2003,  Thomas J. Hutchison III, who serves as President of the Company as well as President and director of the Advisor,  was appointed Chief Executive
Officer of the Company and the  Advisor.  In  addition,  effective  September 5,
2003,  James M.  Seneff,  Jr.  resigned  as  co-Chief  Executive  Officer of CNL
Restaurant  Properties,  Inc. (formerly CNL American Properties Fund, Inc.). Mr.
Seneff continues to serve as Chairman of the Board of CNL Restaurant Properties,
Inc.

         Effective  August 1, 2003 and September 9, 2003,  Stuart J. Beebe,  who
serves as Chief Financial Officer of the Company and the Advisor,  was appointed
Executive Vice President of the Company and the Advisor, respectively.

         Effective  September 9, 2003, Phillip M. Anderson,  who serves as Chief
Operating  Officer and Executive  Vice President of the Company as well as Chief
Operating Officer of the Advisor,  was appointed Executive Vice President of the
Advisor.

         The following information should be read in conjunction with
"Management - Directors and Executive Officers" section beginning on page 112 of the Prospectus.

         Effective July 1, 2003,  Marcel Verbaas was appointed Chief  Investment
Officer of the Company and the Advisor. In addition, effective September 9, 2003 and September 12, 2003, Mr.  Verbaas was appointed  Senior Vice President of the
Advisor and the Company, respectively.

         The following  biography is inserted following the paragraph  beginning on page 114 of the Prospectus.

         Marcel Verbaas,  age 34, serves as Chief Investment  Officer and Senior
Vice President.  Mr. Verbaas also serves as Chief Investment  Officer and Senior
Vice President of CNL Retirement Corp., the Advisor to the Company.  Mr. Verbaas
previously  served as Senior Vice  President of Structured  Investments  for CNL
Hospitality  Corp. from August 2000 through July 2003.  Prior to joining CNL, he
served  as  director  of  corporate   finance  for  Stormont  Trice  Development
Corporation,  a private hotel development company with substantial  expertise in public-private  ventures,  from July 1998 to August 2000.  His  responsibilities included the  negotiation  of all debt and equity  investments  for  development projects, as well as the analysis of development and acquisition  opportunities.
Mr. Verbaas  acquired  extensive real estate finance  expertise  through various originations  and  underwriting  positions  with  GE  Capital  Corp.  and  Ocwen
Financial Corp.  During his tenure at Ocwen Financial  Corp., he assisted in the formation of its affiliated REIT. While he originated, structured and underwrote transactions  in all types of  commercial  real estate,  Mr.  Verbaas  primarily focused on providing  financing  in the  hospitality  industry.  A native of The
Netherlands,  Mr. Verbaas received a master's degree in business  economics from
Erasmus University of Rotterdam, The Netherlands.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 116 of the Prospectus.

         Each  Director is entitled to receive  $12,000  annually for serving on the Board of  Directors,  as well as fees of $1,000 per  meeting of the Board of
Directors  attended ($500 for each telephonic  meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000
(or  $1,500,  in the case of the  Chairman  of the  Audit  Committee)  per Audit
Committee  meeting attended or telephonic  Audit Committee  meeting in which the
Director  participates.  In addition,  each Director is entitled to receive $750
(or $1,000,  in the case of the  chairman of any  committee)  per meeting of any other committee of the Board of Directors  attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special  committee  are entitled to receive fees of $1,000 per day for service as  representatives  of such special committee in lieu of the above compensation
(to the extent that such  Directors  devote in excess of three hours on such day to  matters  relating  to such  special  committee).  In  addition  to the above compensation, the Chairman of the Audit Committee shall be entitled to receive a fee of $1,500 per meeting attended or telephonic  meeting in which such Chairman participates with the Company's  independent  accountants as a representative of the Audit  Committee.  The Company will not pay any compensation to the officers and  Directors  of the Company who also serve as officers  and  directors of the
Advisor.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The  following  information  should  be read in  conjunction  with  the
"Certain  Relationships and Related  Transactions" section beginning on page 119 of the Prospectus.

         The  Managing  Dealer  is  entitled  to  receive  Selling   Commissions
amounting to 7.5% of the total  amount  raised from the sale of Shares of Common
Stock for services in  connection  with the  offering of Shares.  For the period
January 1, 2003  through  January 5, 2004,  the Company  incurred  approximately
$80.3  million  of such  fees in  connection  with  the 2002  Offering  and this offering, the majority of which has been or will be paid by CNL Securities Corp.
as commissions to other broker-dealers.

         In  addition,  the  Managing  Dealer is entitled to receive a marketing support  fee equal to 0.5% of the total  amount  raised  from the sale of Shares from the 2002 Offering and this offering. For the period January 1, 2003 through
January 5, 2004, the Company incurred approximately $5.4 million of such fees in connection  with the 2002 Offering and this offering,  the majority of which has been or will be reallowed to other broker-dealers.

         The  Advisor is entitled to receive  Acquisition  Fees for  services in identifying  the Properties and  structuring  the terms of the  acquisition  and leases of the Properties and  structuring  the terms of the Mortgage Loans equal to 4.5% of Total Proceeds.  During the period January 1, 2003 through January 5,
2004,  the  Company  incurred  approximately  $48.2  million  of  such  fees  in connection  with the 2002  Offering  and this  offering.  Additionally,  for the period January 1, 2003 through January 5, 2004, the Company incurred Acquisition
Fees totalling  approximately  $11.3 million as a result of Permanent  Financing used to acquire certain Properties.

         The Company and the Advisor  have  entered  into an Advisory  Agreement pursuant  to which the  Advisor  receives  a  monthly  Asset  Management  Fee of one-twelfth  of  0.60%  of  the  Company's  Real  Estate  Asset  Value  and  the
outstanding  principal  balance  of any  Mortgage  Loans  as of  the  end of the preceding  month.  The Asset Management Fee, which will not exceed fees that are competitive for similar  services in the same geographic area, may or may not be taken,  in  whole  or in part as to any  year,  in the  sole  discretion  of the
Advisor.  All or any  portion  of the Asset  Management  Fee not taken as to any fiscal year shall be deferred  without  interest  and may be taken in such other fiscal  year as the  Advisor  shall  determine.  During  the nine  months  ended
September 30, 2003 the Company incurred approximately $2.6 million of such fees.

         The Company incurs  operating  expenses  which,  in general,  are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement  described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed,  in any Expense Year, the greater of 2% of Average  Invested
Assets or 25% of Net Income.  During the Expense Year ended  September 30, 2003, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide various administrative  services to the Company,  including  services related to accounting;  financial,  tax and regulatory compliance reporting;  stockholder  distributions and reporting;  due diligence  and  marketing;  and  investor  relations  (including  administrative services in connection with the offering of Shares) on a day-to-day  basis.  For the nine months ended  September 30, 2003,  the Company  incurred  approximately
$4.4  million  for these  services,  approximately  $3.4  million  of such costs represented  stock  issuance  costs and  approximately  $1  million  represented general operating and administrative expenses.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was approximately $12.4 million at January 5, 2004.

         In  conjunction  with a loan  related to the  purchase  of the  Sunrise
Portfolio One Properties, the Company engaged Century Capital Markets LLC to act as its Structuring  Agent.  In connection with this loan, the Structuring  Agent was paid  structuring  fees equal to 2% of the loan.  Prior to August 18,  2003, interest  due under the loan was  payable  monthly  and  included a margin of 30 basis points payable to the Structuring  Agent for monthly services  provided by the Structuring  Agent related to the  administration of the loan. On August 18,
2003, the loan was converted from a commercial  paper loan to a direct loan with a third party  lender.  The direct loan bears  interest at 30-day LIBOR plus 262 basis points with interest  payable  monthly.  As of January 5, 2004,  the joint venture had paid the  Structuring  Agent  approximately  $907,000 in structuring fees and interest. Of this amount, structuring fees totalling $470,400 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor,  is a non-voting Class C member of Century Capital Markets, LLC.

         On May 30,  2002,  the  Company  acquired a 10%  interest  in a limited partnership  that owns a building in which the Advisor and its Affiliates  lease office space. The Company's  equity  investment in the partnership was $300,000.
The remaining interest in the limited partnership is owned by several Affiliates of the  Advisor.  The  Company  periodically  receives  distributions  from  the partnership.  During the nine  months  ended  September  30,  2003,  the Company received  approximately  $89,000  in  distributions  from  the  partnership.  In connection  with this  acquisition,  the Company has  severally  guaranteed  its
16.67%  share,  or  approximately  $2.6 million,  of a $15.5  million  unsecured promissory note of the limited partnership that matures November 30, 2004. As of
September 30, 2003, the unsecured  promissory note had an outstanding balance of approximately  $14.8  million.  The  Company  has not been  required to fund any amounts under this guarantee.

         In March 2003,  the  Advisor's  parent  company  purchased a 30 percent voting membership  interest in a limited liability company,  which is affiliated with eight of the Company's tenants that lease 69 of the 119 Properties that the
Company had  acquired  as of January 5, 2004.  In  addition,  six of these eight tenants  contributed  34.6 percent of total rental income from operating  leases and earned income from  investments in direct  financing  leases during the nine months ended September 30, 2003.

                         PRIOR PERFORMANCE INFORMATION

         The  following   paragraph   updates  and  replaces  the  corresponding
paragraph on page 122 of the Prospectus.

         Mr.  Seneff  and Mr.  Bourne  are  also the  sole  stockholders  of DRR
Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31,
2002,  the  partnership  had raised  $27.5  million from 267  investors  and had invested approximately $25.1 million in the resort, which opened on November 30,
2002.

         The  following  table  updates  and  replaces  the table and  footnotes beginning on page 123 of the Prospectus.

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                   Location                 Financing            Program
       ------                   --------                   --------                 ---------            -------
CNL Income Fund,           22 fast-food or          AL, AZ, CA, FL, GA,              All cash            Public
Ltd.                       family-style             LA, MD, OK, PA, TX,
                           restaurants              VA, WA

CNL Income Fund II,        50 fast-food or          AL, AZ, CO, FL, GA,              All cash            Public
Ltd.                       family-style             IL, IN, KS, LA, MI,
                           restaurants              MN, MO, NC, NM, OH,
                                                    TN, TX, WA, WY

CNL Income Fund            40 fast-food or          AL, AZ, CA, CO, FL,              All cash            Public
III, Ltd.                  family-style             GA, IA, IL, IN, KS,
                           restaurants              KY, MD, MI, MN, MO,
                                                    NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or          AL, DC, FL, GA, IL,              All cash            Public
Ltd.                       family-style             IN, KS, MA, MD, MI,
                           restaurants              MS, NC, OH, PA, TN,
                                                    TX, VA

CNL Income Fund V,         36 fast-food or          AZ, FL, GA, IL, IN,              All cash            Public
Ltd.                       family-style             MI, NH, NY, OH, SC,
                           restaurants              TN, TX, UT, WA

CNL Income Fund VI,        66 fast-food or          AR, AZ, CA, FL, GA,              All cash            Public
Ltd.                       family-style             ID, IL, IN, KS, MA,
                           restaurants              MD, MI, MN, NC, NE,
                                                    NM, NY, OH, OK, PA,
                                                    TN, TX, VA, WA, WY

CNL Income Fund            59 fast-food or          AL, AZ, CO, FL, GA,              All cash            Public
VII, Ltd.                  family-style             IN, LA, MI, MN, NC,
                           restaurants              NE, OH, PA, SC, TN,
                                                    TX, UT, WA

CNL Income Fund            55 fast-food or          AZ, CO, FL, IL, IN,              All cash            Public
VIII, Ltd.                 family-style             LA, MI, MN, NC, NY,
                           restaurants              OH, OR, TN, TX, VA, WI

CNL Income Fund IX,        55 fast-food or          AL, CA, CO, FL, GA,              All cash            Public
Ltd.                       family-style             IL, IN, LA, MD, MI,
                           restaurants              MN, MS, NC, NH, NY,
                                                    OH, SC, TN, TX

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                   Location                 Financing            Program
       ------                   --------                   --------                 ---------            -------

CNL Income Fund X,         59 fast-food or          AL, AZ, CA, CO, FL,              All cash            Public
Ltd.                       family-style             ID, IL, IN, LA, MI,
                           restaurants              MO, MT, NC, NE, NH,
                                                    NM, NY, OH, PA, SC,
                                                    TN, TX, WA

CNL Income Fund XI,        48 fast-food or          AL, AZ, CA, CO, CT,              All cash            Public
Ltd.                       family-style             FL, KS, LA, MA, MI,
                           restaurants              MS, NC, NH, NM, OH,
                                                    OK, PA, SC, TX, VA, WA

CNL Income Fund            58 fast-food or          AL, AZ, CA, CO, FL,              All cash            Public
XII, Ltd.                  family-style             GA, IA, IN, LA, MO,
                           restaurants              MS, NC, NM, OH, SC,
                                                    TN, TX, WA

CNL Income Fund            53 fast-food or          AL, AR, AZ, CA, CO,              All cash            Public
XIII, Ltd.                 family-style             FL, GA, IN, KS, LA,
                           restaurants              MD, MO, NC, OH, PA,
                                                    SC, TN, TX, VA

CNL Income Fund            71 fast-food or          AL, AZ, CO, FL, GA,              All cash            Public
XIV, Ltd.                  family-style             IL, KS, LA, MN, MO,
                           restaurants              MS, NC, NJ, NV, OH,
                                                    SC, TN, TX, VA

CNL Income Fund XV,        61 fast-food or          AL, CA, FL, GA, KS,              All cash            Public
Ltd.                       family-style             KY, MN, MO, MS, NC,
                           restaurants              NJ, NM, OH, OK, PA,
                                                    SC, TN, TX, VA

CNL Income Fund            54 fast-food or          AZ, CA, CO, DC, FL,              All cash            Public
XVI, Ltd.                  family-style             GA, ID, IN, KS, LA,
                           restaurants              MN, MO, NC, NM, NV,
                                                    OH, PA, TN, TX, UT, WI

CNL Income Fund            39 fast-food,            CA, FL, GA, IL, IN,              All cash            Public
XVII, Ltd.                 family-style or          MD, MI, NC, NE, NV,
                           casual-dining            OH, SC, TN, TX, WA, WI
                           restaurants

CNL Income Fund            30 fast-food,            AZ, CA, CO, FL, GA,              All cash            Public
XVIII, Ltd.                family-style or          IL, KY, MD, MN, NC,
                           casual-dining            NV, NY, OH, PA, TN,
                           restaurants              TX, VA

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                   Location                 Financing            Program
       ------                   --------                   --------                 ---------            -------
CNL Restaurant             1,118 fast-food,         AL, AR, AZ, CA, CO,                (1)             Public REIT
Properties, Inc.           family-style or          CT, DE, FL, GA, IA,
                           casual-dining            ID, IL, IN, KS, KY,
                           restaurants              LA, MD, MI, MN, MO,
                                                    MS, NC, NE, NH, NJ,
                                                    NM, NV, NY, OH, OK,
                                                    OR, PA, RI, SC, TN,
                                                    TX, UT, VA, WA, WI, WV

CNL Hospitality            55 limited               AZ, CA, CO, CT, FL,                (2)             Public REIT
Properties, Inc.           service, extended        GA, HI, KS, MA, MD,
                           stay or full             ME, MI, NC, NJ, NV,
                           service hotels           OR, PA, TX, UT, VA, WA
---------------------

(1)    As of  March  31,  1999,  all of CNL  Restaurant  Properties,  Inc.  (the
       "Restaurant  Properties REIT") net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1,
       1999, the Restaurant  Properties REIT has used proceeds from its lines of credit and other borrowing to acquire and develop  properties and to fund mortgage loans and secured equipment leases.

(2)    As of December 31, 2002,  approximately  42.95% of the assets acquired by the  Hospitality  Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REIT's equity offerings.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following  information updates and replaces the table and footnotes on page 129 of the Prospectus.

         The  following   table  presents  total   Distributions   declared  and
Distributions per Share:

                                                             Quarter
                                   ----------------------------------------------------------------
                                      First           Second            Third            Fourth            Year
                                   -------------    ------------    --------------    -------------    --------------
   2003:
   Total Distributions               $8,689,021     $12,030,462       $16,591,206      $22,495,081       $59,805,770
   declared
   Distributions per Share               0.1767          0.1767            0.1767           0.1770            0.7071

   2002:
   Total Distributions               $1,552,403      $2,588,596        $4,096,013       $ 6,142,465      $14,379,477
   declared
   Distributions per Share               0.1749          0.1749            0.1749           0.1755            0.7002

   2001:
   Total Distributions                 $219,887        $247,922          $312,583         $726,930        $1,507,322
   declared
   Distributions per Share               0.1749          0.1749            0.1749           0.1749            0.6996

   2000:
   Total Distributions                  $43,593        $108,932          $160,911         $188,642          $502,078
   declared
   Distributions per Share               0.0750          0.1537            0.1749           0.1749            0.5785

   1999:
   Total Distributions                 (2)              (2)               $16,460          $33,944           $50,404
   declared
   Distributions per Share             (2)              (2)                0.0500           0.0750            0.1250

(1)      In  January  2004,  the  Company   declared   Distributions   totalling
         $8,884,638  (representing $0.0592 per Share) payable by March 31, 2004.
         Distributions for the 12-month period ended December 31, 2003 represent an historical return of 7.071%.

(2)      For the period  December 22, 1997 (date of inception)  through July 13,
         1999,  the  Company  did  not  make  any  cash  distributions   because
         operations had not commenced.

(3)      For the nine months ended  September 30, 2003, the years ended December
         31,  2002,  2001 and  2000,  and the  period  July 13,  1999  (the date operations  of  the  Company  commenced)  through  December  31,  1999, approximately  80%,  65%,  65%,  54%  and  100%,  respectively,  of the
         Distributions  declared and paid were  considered to be ordinary income and  approximately  20%,  35%,  35% , 46%  and 0%,  respectively,  were considered  a return of capital for  federal  income tax  purposes.  No amounts  distributed  to  stockholders  for the periods  presented  are required to be or have been treated by the Company as return of capital for purposes of  calculating  the  Stockholders'  8% Return on Invested
         Capital.  Due to the fact that the Company had not yet  acquired all of its  Properties and was still in the offering stage as of September 30,
         2003,  the  characterization  of  Distributions  for federal income tax
         purposes  is  not   necessarily   considered   by   management   to  be
         representative  of the  characterization  of  Distributions  in  future periods.  In  addition,  the  characterization  for federal  income tax purposes of Distributions  declared for the nine months ended September
         30, 2003, may not be indicative of the results that may be expected for the year ended December 31, 2003.

(4)      Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations.
         For the nine  months  ended  September  30,  2003,  and the years ended
         December 31, 2002, 2001, 2000 and 1999, approximately 0%, 21%, 39%, 55%
         and 100%,  respectively,  of cash  distributions  represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis  represent the amount of cash  distributions in excess of net  earnings on a GAAP basis,  including  deductions  for depreciation  expense.  The Company has not treated  such  amounts as a return of capital for purposes of calculating  Invested Capital and the
         Stockholders' 8% Return.

(5)      Distributions  declared and paid for the years ended December 31, 2002,
         2001 and 2000,  represent  a  distribution  rate of 7%, 7% and  5.785%, respectively, of Invested Capital.

         The  Company  intends to  continue  to make  regular  Distributions  to
stockholders.   Distributions  will  be  made  to  those  stockholders  who  are stockholders  as of the record  date  selected  by the  Directors.  The Board of
Directors  currently  declares  Distributions on a monthly basis using the first day of the month as the  record  date.  In order for an  investor  to  receive a
Distribution,  they  must be a  stockholder  of record  as of the  record  date.
Therefore,  newly admitted  investors,  or investors  redeeming or  transferring
Shares,  will not  receive a  Distribution  for a record  date that they are not considered  a  stockholder  of record.  Currently,  Distributions  are  declared monthly and paid quarterly, unless a stockholder elects to receive Distributions
monthly,   as  described  below,   during  the  offering  period.  In  addition,
Distributions  are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future,  the Board of  Directors,  in its  discretion,  may determine to declare
Distributions on a another basis during the offering period.

                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders.

         The following paragraph is inserted following the fifth paragraph under the heading  "Federal Income Tax  Considerations  -- Taxation of Stockholders --
Taxable Domestic Stockholders" on page 144 of the Prospectus.

         Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and "qualified  dividend income" to 15%. Capital gains on sales of Company  Shares by  individuals  and  "capital  gain"  dividends  received by individuals  will be eligible  for the reduced 15% rate (except to the extent of the portion of capital gain dividend  attributable to depreciation  recapture on sales  of real  property  which  will  continue  to be  taxed at a rate of 25%).
Ordinary  dividend  distributions  made  by  the  Company  will  be  treated  as
"qualified  dividend  income" and  eligible for the 15% maximum rate only to the extent  attributable to taxable income of the Company on which a corporate level tax has been  imposed,  e.g.  dividend  income  received by the  Company  from a non-REIT U.S. "C"-corporation  including a TRS, income of the Company subject to a  "built-in-gains"  tax in the prior taxable year (net of the taxes paid by the
Company on such income), and taxable income retained by the Company in the prior taxable  year (net of the taxes paid by the Company on such  income).  Generally the  Company  does not elect to retain  taxable  income in excess of the  amount required to be distributed for REIT qualification purposes. EXPERTS

         The following paragraph is inserted following the third paragraph under the heading "Experts" on page 156 of the Prospectus.

         The combined  financial  statements of Marriott  Senior Living Services
Nine  Communities at January 3, 2003,  December 28, 2001, and December 29, 2000,
and for each of the three  fiscal  years in the  period  ended  January 3, 2003, included in this  Prospectus  Supplement  and  Registration  Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon  appearing  elsewhere  herein,  and are  included in reliance  upon such report  given  on the  authority  of  such  firm  as  experts  in  auditing  and accounting.

         The combined  financial  statements of Sunrise  Senior Living  Services
Fourteen Communities at December 31, 2002 and for the year then ended,  included in this Prospectus  Supplement and  Registration  Statement have been audited by
Ernst & Young, LLP, independent  auditors,  as set forth in their report thereon appearing  elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

         The  combined  financial  statements  of Sunrise  Senior  Living,  Inc.
Sixteen  Communities at December 31, 2002 and for the year then ended,  included in this Prospectus  Supplement and  Registration  Statement have been audited by
Ernst & Young LLP,  independent  auditors,  as set forth in their report thereon appearing  elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

         The  consolidated   financial  statements  of  EdenCare  Senior  Living
Services,  L.P.  at December  31, 2002 and for the year then ended,  included in this Prospectus Supplement and Registration Statement have been audited by Ernst
& Young  LLP,  independent  auditors,  as set  forth  in  their  report  thereon appearing  elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

         The combined  financial  statements  of Horizon Bay Senior  Communities
Twenty  Communities  as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002  included in this  Prospectus
Supplement have been so included in reliance on the
reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

Page
Pro Forma Consolidated Financial Information (unaudited):
Pro Forma Consolidated Balance Sheet as of September 30, 2003	F-2
Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2003	F-3
Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002	F-4
Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30,
2003 and the year ended December 31, 2002	F-5
Interim Unaudited Condensed Consolidated Financial Statements as recently filed in
CNL Retirement Properties, Inc.'s September 30, 2003 Form 10-Q:
Condensed Consolidated Balance Sheets as of September 30, 2003 and December 31, 2002	F-12
Condensed Consolidated Statements of Earnings for the quarters and nine months ended
September 30, 2003 and 2002	F-13
Condensed Consolidated Statements of Stockholders' Equity for the ninex months ended
September 30, 2003 and the year ended December 31, 2002	F-14
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30,
2003 and 2002	F-15
Notes to Condensed Consolidated Financial Statements for the nine months ended
September 30, 2003 and 2002	F-16

                                             PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated  Balance Sheet of CNL Retirement  Properties,  Inc. and its subsidiaries (the "Company")
gives effect to (i) the receipt of  $363,473,000  in gross  offering  proceeds  from the sale of 36,347,300  additional  shares for the period  October 1, 2003  through  January 5,  2004,  the  accrual of related  offering  expenses,  acquisition  fees and  miscellaneous acquisition  expenses,  borrowings of $405,993,000 under mortgage notes payable and (ii) the application of such funds and cash on hand as of September 30, 2003, to purchase 50  Properties,  all as reflected in the pro forma  adjustments  described in the related  notes.
The Unaudited Pro Forma  Consolidated  Balance Sheet as of September 30, 2003, has been adjusted to give effect to the  transactions in
(i) and (ii) above as if they had occurred on September 30, 2003.

The Unaudited Pro Forma  Consolidated  Statements of Earnings for the nine months ended  September 30, 2003 and the year ended December
31, 2002,  include the historical  operating results of the Properties  described in (ii) above, as well as 92 properties  purchased by the Company prior to September 30, 2003, from the date of their  acquisition (or for the pending  acquisition,  from the date it became probable of being  acquired)  plus  operating  results  from (A) the later of (i) the date the  Properties  became  operational  by the previous  owners or (ii)  January 1, 2002,  to (B) the  earlier of (i) the date the  Properties  were  acquired  by (or for the pending acquisition,  became  probable of being  acquired  by) the Company or (ii) the end of the pro forma  period  presented  (the "Pro Forma
Period").

This pro forma consolidated  financial  information is presented for informational  purposes only and does not purport to be indicative of the Company's  financial  results or condition if the various events and transactions  reflected herein had occurred on the dates or been in effect during the periods indicated.  This pro forma consolidated  financial  information should not be viewed as indicative of the Company's financial results or conditions in the future.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                            UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                          SEPTEMBER 30, 2003
                                                 (in thousands, except per share data)

                                                                                     Pro Forma
                          ASSETS                               Historical           Adjustments               Pro Forma
                                                             ----------------     ----------------          ---------------
Investment Properties:

    Accounted for using the operating method, net                    $ 872,128          $ 813,627     (b)         $1,685,755
    Accounted for using the direct financing method (e)                395,632             20,740     (b)            416,372
Cash and cash equivalents                                               49,848            363,473     (a)              2,092
                                                                                         (485,485)  (b)
                                                                                            1,477     (d)
                                                                                           72,779     (f)
Restricted cash                                                         12,314                  -                     12,314
Notes and other receivables                                             10,195                  -                     10,195
Investment in unconsolidated subsidiary                                     86                  -                         86
Loan costs, net                                                          4,057              3,798     (b)              9,721
                                                                                            1,866     (f)
Lease intangible costs, net (c)                                         21,181             24,111     (c)             45,292
Accrued rental income                                                    6,764                  -                      6,764
Other assets                                                             7,092             16,356     (a)              3,322
                                                                                           21,958     (b)
                                                                                          (45,443)  (b)
                                                                                            3,359     (f)
                                                                     ---------          ---------                  ---------
                                                                    $1,379,297          $ 812,616                 $2,191,913
                                                                     =========          =========                  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                 $223,382          $ 331,348     (b)            629,375
                                                                                           74,645     (f)
    Bonds payable                                                       90,631                  -                     90,631
    Line of credit                                                      20,000                  -                     20,000
    Due to related parties                                               1,325             45,434     (a)             65,029
                                                                                           14,911     (b)
                                                                                            3,359     (f)
    Accounts payable and accrued expenses                                4,625              7,047     (b)             11,672
    Security deposits                                                    7,977              1,477     (d)              9,454
                                                                     ---------          ---------                  ---------
           Total liabilities                                           347,940            478,221                    826,161
                                                                     ---------          ---------                  ---------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000 shares                                  -
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000 shares                                -
    Common stock, $0.01 par value per share.
       Authorized 450,000 shares; issued 115,294 and
       outstanding 115,174 shares; issued 151,641 and
       outstanding 151,521 shares, as adjusted                           1,152                363     (a)              1,515
    Capital in excess of par value                                   1,034,240            363,110     (a)          1,368,272
                                                                                          (29,078)  (a)
    Accumulated distributions in excess of net earnings                 (4,035)                 -                     (4,035)
                                                                     ---------          ---------                  ---------
           Total stockholders' equity                                1,031,357            334,395                  1,365,752
                                                                     ---------          ---------                  ---------
                                                                    $1,379,297           $812,616                 $2,191,913
                                                                     =========          =========                  =========

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                                                 NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                 (in thousands, except per share data)

                                                                                   Pro Forma
                                                          Historical              Adjustments              Pro Forma
                                                        ---------------          --------------          --------------

Revenues:
    Rental income from operating leases                        $36,973                 $92,773     (1)        $129,746
    Earned income from direct financing leases (2)              19,623                  20,150     (1)          39,773
    Contingent rent                                                 45                       -                      45
    FF&E reserve income                                      1,468                   3,211     (3)           4,679
    Interest and other income                                    1,111                  (1,060)   (4)              51
                                                        ---------------          --------------          --------------
                                                                59,220                 115,074                 174,294
                                                        ---------------          --------------          --------------
Expenses:
    Interest                                                     5,245                  19,619     (5)          24,864
    General operating and administrative                         3,531                       -                   3,531
    Property expenses                                               26                       -                      26
    Asset management fees to related party                       2,626                   6,008     (6)           8,634
    Depreciation and amortization                               10,589                  23,928     (7)          34,517
                                                        ---------------          --------------          --------------
                                                                22,017                  49,555                  71,572
                                                        ---------------          --------------          --------------

Earnings Before Equity in Earnings of
    Unconsolidated Subsidiary                                   37,203                  65,519                 102,722

Equity in Earnings of Unconsolidated Subsidiary                     28                       -                      28
                                                        ---------------          --------------          --------------

Net Earnings                                                   $37,231                 $65,519                $102,750
                                                        ===============          ==============          ==============

Net Earnings Per Share of Common Stock
    (Basic and Diluted) (9)                                    $  0.50                                           $0.69
                                                        ===============                                  ==============

Weighted Average Number of Shares of Common
    Stock Outstanding (Basic and Diluted) (9)                   74,175                                         149,601
                                                        ===============                                  ==============

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                                                     YEAR ENDED DECEMBER 31, 2002
                                                 (in thousands, except per share data)

                                                                                Pro Forma
                                                        Historical             Adjustments              Pro Forma
                                                       -------------          ---------------         --------------

Revenues:
     Rental income from operating leases                    $13,258                 $161,336    (1)        $174,594
     Earned income from direct financing leases (2)           3,520                   47,267    (1)          50,787
     Contingent rent                                              8                        -                      8
     FF&E reserve income                                    153                    5,429    (3)           5,582
     Interest and other income                                1,913                   (1,722)  (4)             191
                                                       -------------          ---------------         --------------
                                                             18,852                  212,310                231,162
                                                       -------------          ---------------         --------------
Expenses:
     Interest                                                 1,409                   32,628    (5)          34,037
     General operating and administrative                     1,389                        -                  1,389
     Property expenses                                           23                        -                     23
     Asset management fees to related party                     771                   10,214    (6)          10,985
     Depreciation and amortization                            3,461                   42,350    (7)          45,811
                                                       -------------          ---------------         --------------
                                                              7,053                   85,192                 92,245
                                                       -------------          ---------------         --------------

Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary and Minority Interest
     in Earnings of Consolidated Joint Ventures              11,799                  127,118                138,917

Equity in Earnings of Unconsolidated Subsidiary                   5                        -                      5

Minority Interest in Earnings of Consolidated
     Joint Ventures                                            (433)                    433    (8)               -
                                                       -------------          ---------------         --------------

Net Earnings                                                $11,371                 $127,551               $138,922
                                                       =============          ===============         ==============

Net Earnings Per Share of Common
     Stock (Basic and Diluted) (9)                          $  0.52                                          $  .93
                                                       =============                                  ==============

Weighted Average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (9)               22,035                                         149,594
                                                       =============                                  ==============

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)      Represents  gross  proceeds of $363,473 from the sale of 36,347 shares  during the period  October 1, 2003 through  January 5,
         2004, and the accrual of $45,434 for (i) related  acquisition  fees of $16,356 (4.5% of gross proceeds) which are reflected in other assets,  (ii) selling  commissions of $27,261 (7.5% of gross proceeds) and (iii) marketing  support fees of $1,817 (0.5%
         of gross proceeds) which have been netted against stockholders' equity.

(b)      Represents  the use of $485,485 of cash and cash  equivalents  and  borrowings of $331,348 under mortgage notes payable (i) to purchase 50 properties for $813,035,  and (ii) to pay loan costs of $3,798,  and the accrual of acquisition  fees on permanent financing  (4.5% of permanent  financing) of $14,911 and $7,047 in  miscellaneous  acquisition  costs  incurred in conjunction with the purchase of the properties.  Also represents the  reclassification of $45,443 in miscellaneous  acquisition costs and acquisition  fees to  properties  subject  to  operating  leases  and lease  intangible  costs  (see Note (c)  below)  and the reclassification  of $1,040 in  miscellaneous  acquisition  costs and acquisition  fees to net investment in direct  financing leases.

                                                                                      Acquisition
                                                                                       Fees and
                                                                                        Closing
                                                                                         Costs
                                                                                     Allocated to          Total
                                                                 Purchase Price       Investment
                                                                 ---------------     --------------     -------------

       Dogwood Forest of Dunwoody in Dunwoody, GA                       $ 5,500              $ 456           $ 5,956
       EdenCare Portfolio One Properties                                 27,000              1,778            28,778
       EdenCare Portfolio Two Properties                                171,755             10,147           181,902
       Sunrise of Santa Rosa in Santa Rosa, CA                            9,280                538             9,818
       Horizon Bay Portfolio One Properties                             562,000             30,130           592,130
       Courtyard Manor Portfolio One Properties                          17,800              1,354            19,154
                                                                 ---------------     --------------     -------------
            Properties subject to operating leases                      793,335             44,403           837,738
                                                                 ---------------     --------------     -------------

       Linden Ponds Continuing Care Retirement Community in
           Hingham, MA                                                   19,700              1,040            20,740
                                                                 ---------------     --------------     -------------
            Investment in direct financing leases                        19,700              1,040            20,740
                                                                 ---------------     --------------     -------------

                                                                      $ 813,035          $ 45,443          $858,478
                                                                      =========          ========          ========

(c)      The Company allocates the amount associated with having an in-place lease at the date of acquisition to a lease intangible asset that is amortized on a straight-line basis over the initial term of the lease (generally 15 years).

(d)      Represents a security deposit in the amount of $1,477 received from the lessee in conjunction with the acquisition of the
         Linden Ponds Continuing Care Retirement Community.

(e)      In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as properties on operating leases.  The direct financing leases have initial terms ranging from 10 to 35 years and certain leases contain provisions that allow the lessees to elect to purchase the properties during or at the end of the lease term for amounts based on the Company's initial investment amount.  Certain leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the Company's initial investment amount.  The categorization of the leases has no effect on the rental payments due under the leases.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Balance Sheet - Continued:

(f)      In connection with Sunrise  Portfolio Four  Properties,  the Company has entered into an initial  commitment with a commercial lender for a $74,645  mortgage loan  collateralized  by the 12  Properties.  The loan will have a term of seven years and will bear  interest at a rate of 5.96% per annum.  The loan will require  monthly  interest  only payments for the first 24 months, with monthly  payments of principal and interest due thereafter  until  maturity.  The Company  expects to incur loan costs of
         $1,866, which would be deducted from the loan proceeds, and acquisition fees on permanent financing of $3,359.

Unaudited Pro Forma Consolidated Statements of Earnings:

(1)      Represents  adjustment to rental income from the operating  leases and earned income from the direct  financing leases for the properties  acquired,  and for the  pending  acquisition  expected  to be  acquired,  by the  Company  as of  January  5, 2004
         (collectively, the "Pro Forma Property'' or "Pro Forma Properties'') for the Pro Forma Period.

         The following  presents the actual date the Pro Forma  Properties were acquired or made probable by the Company as compared to
         January 1, 2002, the date the Pro Forma  Properties were treated as becoming  operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.
                                                                                                                  Pro Forma
                                                                                              Pro Forma        Adjustment for
                                                                                            Adjustment for     the Nine Months
                                                                                            the Year Ended          Ended
                                                Date Acquired/Probable      Purchase         December 31,       September 30,
                                                    by the Company            Price              2002               2003
                                               -------------------------    -----------    ---------------    ----------------
Properties subject to operating leases:
Acquired:
Holley Court Terrace in Oak Park, IL           February 11, 2002               $18,469               $  238              $    -
Homewood Residence in Coconut Creek, FL        February 11, 2002                 9,688                  110                   -
Heritage Club in Greenwood Village, CO         March 22, 2002                   17,865                  496                   -
Marriott Portfolio One Properties (a)          May 16 & 17, 2002                58,800                2,217                   -
Homewood Residence in Nashville, TN            November 1, 2002                  8,958                  882                   -
Marriott Portfolio Two Properties              December 20, 2002                89,359               10,051                   -
Summit Portfolio Properties                    March 27, 2003                   52,000                6,152               1,455
Additional Marriott Portfolio Two Properties
                                               March 28, 2003                  254,575               20,562               4,759
Brighton Gardens of Saddle River, NJ           March 31, 2003                   12,750                1,639                 405
Balmoral Assisted Living Community in Palm
    Harbor, FL                                 July 8, 2003                     12,175                1,213                 629
ARC Somerby Portfolio Properties               August 25, 2003                  73,260                8,771               5,683
GreenTree Portfolio Properties                 September 5 & 11, 2003           22,956                3,019               2,046
Sunrise Portfolio Four Properties              September 30, 2003              149,277               13,605               9,800
Additional Sunrise Portfolio Four Properties   September 30, 2003               29,552                    -                   -
Dogwood Forest of Dunwoody in Dunwoody, GA     November 25, 2003                 5,500                  757                 568
EdenCare Portfolio One Properties              November 25, 2003                27,000                3,595               2,697
EdenCare Portfolio Two Properties              November 25, 2003               171,755               21,557              16,167
Probable:
Sunrise of Santa Rosa in Santa Rosa, CA        September 16, 2003                9,280                  814                 610
Horizon Bay Portfolio One Properties           January 5, 2004                 562,000               63,469              46,312
Courtyard Manor Portfolio One Properties       January 5, 2004                  17,800                2,189               1,642
                                                                            -----------    ---------------    ----------------
                                                                            $ 1,603,019           $ 161,336            $ 92,773
                                                                            ===========    ===============    ================

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                             FOR NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                                                  Pro Forma
                                                                                              Pro Forma        Adjustment for
                                                                                            Adjustment for     the Nine Months
                                                                                            the Year Ended          Ended
                                                Date Acquired/Probable by     Purchase       December 31,       September 30,
                                                      the Company              Price             2002                2003
                                               -------------------------     -----------    --------------     ---------------
Investment in direct financing leases:
Acquired:
Prime Care Portfolio Properties                September 30, 2002              $105,250            $ 10,561               $   -
Brooksby Village in Peabody, MA                October 10, 2002                  17,384               2,237                   -
Fox Run Village in Novi, MI                    February 28, 2003                 17,000               2,566                 420
Prime Care Portfolio Two Properties            March 31, 2003                    22,635               2,934                 744
Ann's Choice Continuing Care Retirement
    Community in Warminster, PA                June 2, 2003                      19,500               3,122               1,338
Sunrise Portfolio Three Properties             August 29, 2003                  184,500              22,810              15,401
Linden Ponds Continuing Care Retirement
    Community in Hingham, MA                   December 1, 2003                  19,700               3,037               2,247
                                                                             -----------    --------------     ---------------
                                                                               $385,969            $ 47,267            $ 20,150
                                                                             ===========    ==============     ===============

         (a) Prior to December 20, 2002,  the Marriott  Portfolio One  Properties  were owned through a  consolidated  joint venture (the
         "Joint  Venture")  in which the Company  owned a 76.75  percent  interest.  On December 20, 2002,  the Company  purchased  the remaining 23.25 percent minority interest for $8,500.  See Note (8).

         The adjustment to rental income from operating  leases for the year ended December 31, 2002,  includes  $2,217 relating to the
         Marriott  Portfolio One  Properties.  If the operating cash flows of the Marriott  Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements,  amounts are required to be funded by Marriott International,  Inc. or its  subsidiaries  under the terms of a limited  rental  payment  guarantee  arrangement.  The pro forma  adjustment to rental income from operating  leases for the year ended December 31, 2002,  includes  assumed  funding amounts under the guarantee of
         $1,381 based on the actual  historical  operating  cash flows of the Marriott  Portfolio One  Properties  during the Pro Forma
         Periods.

         Certain leases provide for the payment of percentage rent in addition to base rental income;  however,  no percentage rent was due under the  leases for the Pro Forma  Properties  during the  period  the  Company  was  assumed to have held the Pro Forma
         Properties.

(2)      See Note (e) under "Unaudited Pro Forma Consolidated Balance Sheet" above.

(3)      Represents  adjustments  to reserve  funds,  which will be used for the  replacement  and renewal of  furniture,  fixtures and equipment  relating to certain  Properties  (the "FF&E  Reserve").  The funds in the FF&E Reserve and all  property  purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4)      Represents  adjustment  to interest  income due to the decrease in the amount of cash  available  for  investment  in interest bearing  accounts  after the  purchase  of the Pro Forma  Properties.  The pro forma  adjustment  is based  upon the fact that interest  income from interest  bearing  accounts was earned at a rate of  approximately  two percent per annum by the Company during the nine months ended September 30, 2003 and the year ended December 31, 2002.

                                                      CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(5)      Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                                      Pro Forma
                                                                                     Adjustment         Pro Forma
                                                                                    for the Year       Adjustment for
                                                                                        Ended         the Nine Months
                                  Mortgage                                          December 31,      Ended September
                                     Loan                Interest Rate                  2002              30, 2003
                                  -----------     -----------------------------     --------------    -----------------
     Holley Court Terrace in         $12,974      Floating at 350 basis                $    90           $        -
     Oak Park, IL, maturing                       points over the 30-day
     October 2003                                 LIBOR, with a LIBOR floor
                                                  of 3.50.  If 30-day LIBOR
                                                  falls below 2.60, interest
                                                  rate will be 30-day LIBOR
                                                  plus 440 basis points.
                                                  During the Pro Forma
                                                  Period, the interest rate
                                                  varied from 6.23% to 6.28%.

     Marriott                         23,520      Floating at 186 basis                    381                    -
     Portfolio One                                points over the rate of
     Properties maturing                          commercial paper graded A1
     June 2007                                    by Standard & Poors or F1
                                                  by Fitch IBCA.  During the
                                                  Pro Forma Period, the
                                                  interest rate varied from
                                                  2.63% to 3.81%.

     Heritage Club in                  9,100      6.50%, with principal and                386                    -
     Greenwood Village, CO,                       interest payable monthly.
     maturing December 2006

     Prime Care Portfolio             20,635      7.83%, with principal and              1,413                  359
     Two Properties maturing                      interest payable monthly.
     October 2008

     Revolving line of                20,000      Floating at 250 basis                    859                  159
     credit secured by Prime                      points over the 30-day
     Care Portfolio                               LIBOR.  During the Pro
     Properties, maturing                         Forma Period, the interest
     March 2005                                   rate varied from 3.88% to
                                                  4.38%.

     Summit Portfolio                 26,000      Floating at 325 basis                  1,308                  318
     Properties, maturing                         points over the 30-day
     March 2005                                   LIBOR with a minimum
                                                  interest rate of 5% and
                                                  principal and interest
                                                  payable monthly.  During
                                                  the Pro Forma Period, the
                                                  interest rate varied from
                                                  5.0% to 5.13%.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                             FOR THE NINE MONTHS ENDED SEPTEMBER, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                      Pro Forma          Pro Forma
                                                                                     Adjustment        Adjustment for
                                                                                    for the Year      the Nine Months
                                                                                        Ended         Ended September
                                  Mortgage                                          December 31,          30, 2003
                                     Loan                Interest Rate                  2002
                                  -----------     -----------------------------     --------------    -----------------
     ARC Somerby Portfolio           $50,400      5.79% with principal and                  $2,655        $ 1,848
     Properties, maturing                         interest payable monthly.
     June 2013

     Sunrise Portfolio Three          92,500      5.13% the first year, 5.38%                5,180          3,406
     Properties, maturing                         the second year, 6.06% the
     July 2010                                    third year with 3%
                                                  increases to the per annum
                                                  rate each calendar year
                                                  thereafter to a maximum of
                                                  7.25% (effective rate of
                                                  interest is 5.60%) to
                                                  maturity.  Monthly interest
                                                  only payments through 2005
                                                  with principal and interest
                                                  payable monthly for the
                                                  remaining term of the loan.

     Sunrise Portfolio Four           79,285      Fixed interest rate of                     4,725          3,544
     Properties and the                           5.96%.  Monthly interest
     Santa Rosa Property,                         only payments for first two
     maturing seven years                         years with principal and
     from funding date                            interest payable monthly
                                                  for the remaining term of
                                                  the loan.

     EdenCare Portfolio Two           45,000      Floating at 260 to 300                     1,996          1,295
     Properties, maturing                         basis points over the
     November 2006                                30-day LIBOR rate.  During
                                                  the Pro Forma Period, the
                                                  interest rate varied from
                                                  3.70% to 4.88%.

     EdenCare Portfolio Two            2,445      8.375%, with principal and                   204            152
     Properties, maturing                         interest payable monthly.
     November 2038

     EdenCare Portfolio Two            4,685      8.25%, with principal and                    386            288
     Properties, maturing                         interest payable monthly.
     March 2038

     Horizon Bay Portfolio           110,445      Floating at 90 basis points                2,933          1,760
     One Properties,                              over the 30-day LIBOR and
     maturing November 2005                       interest only payable
                                                  monthly.  During the Pro
                                                  Forma Period, the interest
                                                  rate varied from 2.0% to
                                                  2.78%.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                             FOR THE NINE MONTHS ENDED SEPTEMBER, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                      Pro Forma
                                                                                     Adjustment          Pro Forma
                                                                                    for the Year       Adjustment for
                                  Mortgage                                              Ended         the Nine Months
                                     Loan                Interest Rate              December 31,      Ended September
                                                                                        2002              30, 2003
                                  -----------     -----------------------------     --------------    -----------------

     Horizon Bay Portfolio           $82,235      Floating at 104 basis                    $ 2,299       $  1,397
     One Properties,                              points over the 30-day
     maturing May 2008                            LIBOR and interest only
                                                  payable monthly.  During
                                                  the Pro Forma Period, the
                                                  interest rate varied from
                                                  2.14% to 2.92%.

     Horizon Bay Portfolio            38,340      Floating at 370 basis                      2,281          1,710
     One Properties,                              points over the 30-day
     maturing May 2008                            LIBOR with a minimum
                                                  interest rate of 5.95%.
                                                  Monthly interest only
                                                  payments through July 2004
                                                  with principal and interest
                                                  payable monthly for the
                                                  remaining term of the
                                                  loan.  During the Pro Forma
                                                  Period, the interest rate
                                                  was 5.95%.

     Horizon Bay Portfolio            33,187      8.17 % with principal and                  2,691          1,987
     One Properties,                              interest payable monthly.
     maturing April 2008

     Horizon Bay Portfolio            10,370      Floating at 370 basis                        617            460
     One Properties,                              points over the 30-day
     maturing May 2008                            LIBOR with a minimum
                                                  interest rate of 5.95%.
                                                  Monthly interest only
                                                  payments through January
                                                  2005 with principal and
                                                  interest payable monthly
                                                  for the remaining term of
                                                  the loan.  During the Pro
                                                  Forma Period, the interest
                                                  rate was 5.95%.

                                                                                    --------------    -----------------
                                                                                           $30,404        $18,683
                                                                                    ==============    =================

         In addition,  loan cost  amortization  was $936 and $2,224 for the nine months ended  September  30, 2003,  and the year ended
         December 31, 2002,  respectively.  Loan costs are amortized using the straight line method (which  approximates  the effective interest method) over the life of the loan.

         If the interest  rates on variable rate loans would have  increased by 0.125% during the Pro Forma  Period,  interest  expense would have  increased  by $347 and $619 for the nine months  ended  September  30, 2003 and the year ended  December 31, 2002, respectively.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                             FOR THE NINE MONTHS ENDED SEPTEMBER, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(6)      Represents  increase  in  asset  management  fees  relating  to the Pro  Forma  Properties  for the Pro  Forma  Period.  Asset
         management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(7)      Represents  increase in depreciation  expense of the buildings and the furniture,  fixture and equipment  ("FF&E") portions of the Pro Forma  Properties  accounted  for as operating  leases using the  straight-line  method of $22,268 and $39,361 for the nine months  ended  September  30,  2003,  and the year ended  December 31, 2002,  respectively.  The  buildings  and FF&E are depreciated  over useful lives of 40 and seven years,  respectively.  Also represents  amortization of lease  intangible costs of $1,660 and $2,989 for the nine  months  ended  September  30,  2003 and the year ended  December  31,  2002,  respectively, related  to the  amounts  associated  with  having  in-place  leases  at the date of each  Property's  acquisition  to a lease intangible asset that is amortized on a straight-line basis over the initial term of the lease (generally 15 years).

         The following presents the amount of land,  building and FF&E for each of the Pro Forma Properties  accounted for as operating leases:

                                                                       Land          Building      FF&E
                                                                     ----------     -----------    ---------
                Holley Court Terrace in Oak Park, IL                    $2,144        $ 16,302        $ 447
                Homewood Residence in Coconut Creek, FL                  1,683           7,634          559
                Heritage Club in Greenwood Village, CO                   1,965          17,263          942
                Marriott Portfolio One Properties                        6,022          52,944        1,530
                Homewood Residence in Nashville, TN                        464           8,020          631
                Marriott Portfolio Two Properties                       16,201          71,761        4,714
                Additional Marriott Portfolio Two Properties            50,817         200,815        9,410
                Summit Portfolio Properties                              3,230          50,210        1,085
                Brighton Gardens in Saddle River, NJ                     2,156          10,458          511
                Balmoral Assisted Living Community in Palm Harbor, FL    1,002          11,134          376
                ARC Somerby Portfolio Properties                         3,404          68,946        3,199
                GreenTree Portfolio Properties                           1,298          21,824          380
                Sunrise Portfolio Four Properties                       16,755         130,456        7,546
                Additional Sunrise Portfolio Four Properties            10,057               -            -
                Sunrise of Santa Rosa in Santa Rosa, CA                  2,508           6,738          345
                Dogwood Forest of Dunwoody in Dunwoody, GA                 855           4,884            -
                EdenCare Portfolio One Properties                        2,216          24,616          953
                EdenCare Portfolio Two Properties                       10,982         158,187        6,854
                Horizon Bay Portfolio One Properties                    38,784         530,914        6,329
                Courtyard Manor Portfolio One Properties                 2,852          15,212          398

(8)      Represents  adjustment  to minority  interest for the purchase of the 23.25  percent  minority  interest in a Joint Venture in which the Company initially owned a 76.75% interest.

(9)      Historical  earnings per share were calculated  based upon the weighted  average number of shares of common stock  outstanding during the nine  months  ended  September  30,  2003 and the year ended  December  31,  2002.  As a result of receipt of gross proceeds  from the sale of shares during the period  October 1, 2003 through  January 5, 2004, as described in Note (a) above, which were  available  to acquire the Pro Forma  Properties  described  in Note (b) above,  pro forma  earnings per share were calculated based upon the weighted average number of shares of common stock  outstanding,  as adjusted for the subsequent sale of shares,  during the nine months ended September 30, 2003 and the year ended  December 31,  2002 needed to fund the purchase of the Pro Forma Properties.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	September 30,	December 31,
ASSETS	2003	2002
Investment properties:
Accounted for using the operating method, net	$ 872,128	$ 247,241
Accounted for using the direct financing method	395,632	134,382
Cash and cash equivalents	49,848	40,800
Restricted cash	12,314	1,685
Notes and other receivables	10,195	3,192
Investment in unconsolidated subsidiary	86	154
Loan costs, less accumulated amortization of $941 and $89	4,057	1,220
Lease intangible costs, less accumulated amortization of $917 and $273	21,181	6,898
Accrued rental income	6,764	1,218
Other assets	7,092	4,975

	$ 1,379,297	$ 441,765

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable	$ 223,382	$ 45,327
Bonds payable	90,631	—
Line of credit	20,000	—
Due to related parties	1,325	348
Accounts payable and accrued expenses	4,625	1,337
Security deposits	7,977	4,867
Rent paid in advance	—	91

Total liabilities	347,940	51,970

Commitments and contingencies (Note 8)

Stockholders' equity:
Preferred stock, without par value
Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share
Authorized and unissued 103,000 shares	—	—
Common stock, $.01 par value per share
Authorized 450,000 and 100,000 shares, respectively,
issued 115,294 and 44,255 shares, respectively,
outstanding 115,174 and 44,211 shares, respectively	1,152	442
Capital in excess of par value	1,034,240	393,308
Accumulated distributions in excess of net earnings	(4,035)	(3,955)

Total stockholders' equity	1,031,357	389,795

	$ 1,379,297	$ 441,765

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(in thousands, except per share data)

	Quarter		Nine Months
	Ended September 30,		Ended September 30,
	2003	2002	2003	2002

Revenues:
Rental income from operating leases	$15,587	$ 3,814	$36,973	$ 8,192
Earned income from direct financing leases	8,854	39	19,623	39
Interest income from mortgage loan receivable	—	23	—	23
Contingent rent	18	4	45	4
FF&E reserve income	611	69	1,468	102
Interest and other income	516	778	1,111	1,340

	25,586	4,727	59,220	9,700

Expenses:
Interest and loan cost amortization	2,556	509	5,245	928
General operating and administrative	1,350	328	3,531	878
Property expenses	7	20	26	20
Asset management fees to related party	1,121	190	2,626	398
Depreciation and amortization	4,747	1,005	10,589	2,170

	9,781	2,052	22,017	4,394

Earnings Before Equity in Earnings of Unconsolidated
Subsidiary and Minority Interest	15,805	2,675	37,203	5,306

Equity in Earnings of Unconsolidated Subsidiary	9	8	28	5

Minority Interest	—	(174)	—	(272)

Net Earnings	$15,814	$ 2,509	$37,231	$ 5,039

Net Earnings Per Share of Common Stock
(Basic and Diluted)	$ 0.16	$ 0.10	$ 0.50	$ 0.30

Weighted Average Number of Shares of
Common Stock Outstanding (Basic and Diluted)	98,567	24,999	74,175	16,932

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Nine Months Ended September 30, 2003 and Year Ended December 31, 2002
(UNAUDITED)
(in thousands, except per share data)

	Common stock		Capital in	Accumulated distributions
	Number of shares	Par Value	excess of par value	in excess of net earnings	Total

Balance at December 31, 2001	7,134	$71	$61,786	$(947)	$60,910

Subscriptions received for common
stock through public offerings and
distribution reinvestment plan	37,114	371	370,764	—	371,135

Stock issuance costs	—	—	(38,899)	—	(38,899)

Retirement of common stock	(37)	—	(343)	—	(343)

Net earnings	—	—	—	11,372	11,372

Distributions declared and paid
($0.7002 per share)	—	—	—	(14,380)	(14,380)

Balance at December 31, 2002	44,211	442	393,308	(3,955)	389,795

Subscriptions received for common
stock through public offerings and
distribution reinvestment plan	71,039	710	709,683	—	710,393

Stock issuance costs	—	—	(68,050)	—	(68,050)

Retirement of common stock	(76)	—	(701)	—	(701)

Net earnings	—	—	—	37,231	37,231

Distributions declared and paid
($.5297 per share)	—	—	—	(37,311)	(37,311)

Balance at September 30, 2003	115,174	$1,152	$1,034,240	$(4,035)	$1,031,357

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2003	2002
Increase (decrease) in cash and cash equivalents:

Net cash provided by operating activities	$37,091	$9,181

Investing activities:
Investment in land, buildings and equipment on
operating leases	(507,796)	(93,623)
Investment in direct financing leases	(221,428)	(109,720)
Investment in lease intangibles	(14,928)	(7,170)
Investment in mortgage loans receivable	—	(1,870)
Collection of note receivable	2,000	—
Investment in note receivable	—	(2,384)
Investment in unconsolidated subsidiary	—	(372)
Distributions received from unconsolidated subsidiary	89	73
Payment of acquisition fees and costs	(54,909)	(8,124)
Increase in restricted cash	(10,629)	(763)

Net cash used in investing activities	(807,601)	(223,953)

Financing activities:
Proceeds from borrowings on mortgages payable	168,900	32,620
Principal payments on mortgages payable	(11,480)	(185)
Payment of loan costs	(3,689)	(885)
Proceeds from borrowings on line of credit	71,370	—
Repayments on line of credit	(51,370)	—
Proceeds from life care bonds	4,521	—
Repayment of life care bonds	(3,655)	—
Contributions received from minority interest	—	8,500
Distributions to minority interest	—	(221)
Subscriptions received from stockholders	710,393	231,061
Payment of stock issuance costs	(67,527)	(25,728)
Distributions to stockholders	(37,311)	(8,236)
Retirement of common stock	(594)	(30)

Net cash provided by financing activities	779,558	236,896

Net increase in cash and cash equivalents	9,048	22,124

Cash and cash equivalents at beginning of period	40,800	26,721

Cash and cash equivalents at end of period	$49,848	$48,845

Supplemental schedule of non-cash
investing and financing activities:
Mortgage assumed on property purchased	$20,635	$12,974

Bonds assumed on property purchased	$88,511	$—

        See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

1.	Summary of Significant Accounting Policies:

Organization – CNL Retirement Properties, Inc. is a corporation, which was organized pursuant to the laws of the State of Maryland on December 22, 1997. Various other wholly owned subsidiaries of CNL Retirement Properties, Inc. have been or will be formed in the future for the purpose of acquiring and owning real estate. The term “Company” includes CNL Retirement Properties, Inc. and its subsidiaries. The Company operates for federal income tax purposes as a real estate investment trust (“REIT”).

The Company acquires investment properties (the “Property” or “Properties”) related to health care and seniors’ housing facilities primarily located across the United States of America. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics and similar types of health care related facilities. The Company may provide mortgage financing (“Mortgage Loans”) in the aggregate principal amount of approximately 5 to 10 percent of the Company’s total assets and may offer furniture, fixture and equipment financing (“Secured Equipment Leases”) to operators of retirement and medical Properties. The Company has retained CNL Retirement Corp. (the “Advisor”) as its advisor to provide management, acquisition, advisory and administrative services.

Basis of Presentation –The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the nine months ended September 30, 2003, may not be indicative of the results that may be expected for the year ending December 31, 2003. Amounts included in the financial statements as of December 31, 2002, have been derived from audited financial statements as of that date.

These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Report on Form 10-K for the year ended December 31, 2002. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Lease Intangibles – In connection with the acquisition of a Property that is subject to an operating lease, the Company allocates the cost associated with having an in-place lease at the date of acquisition to a lease intangible asset that is amortized on a straight-line basis over the initial term of the lease (generally 15 years).

Bonds Payable – In connection with the acquisition of two continuing care retirement communities (“CCRC’s”), the Company assumed non-interest bearing life care bonds payable to certain residents of the CCRC’s. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company issues new bonds to new residents and the proceeds received from the issuance of the new bonds are used to retire the existing bonds. As the maturity of these obligations is not determinable, interest is not imputed on these obligations.

Asset Impairment –Management reviews its Properties and Mortgage Loans for impairment or potential loss as events or circumstances indicate that the carrying amount of the assets may not be recoverable. Management compares the estimated future undiscounted cash flows, including the residual value of the Property or collateral, with the carrying cost of the individual asset. If impairment is indicated, the assets are adjusted to the estimated fair value.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

1.	Summary of Significant Accounting Policies – Continued:

New Accounting Standards– In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” to expand upon and strengthen existing accounting guidance that addresses when a company should consolidate the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003 and to older entities in the first fiscal year or interim period ending after December 15, 2003. The consolidation of these entities, if required, is not expected to have a significant effect on the Company’s financial position or results of operations.

In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150 (“SFAS 150”), “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by SFAS 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer’s shares. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003, except for the provisions related to mandatorily redeemable non-controlling interests with finite lives. On October 29, 2003, the FASB delayed the effective date for the implementation of the provisions that relate to mandatorily redeemable non-controlling interests with finite lives. The Company does not expect the adoption of this statement to have a significant impact on the financial position or results of operations of the Company.

Reclassification –Certain amounts in the 2002 consolidated financial statements have been reclassified to conform to the 2003 presentation. These reclassifications had no effect on stockholders’ equity or net earnings.

2.	Public Offerings:

From its formation in December 1997 through April 3, 2003, the Company completed three public offerings of common stock pursuant to which it received subscription proceeds of $614.7 million (61.5 million shares) (collectively, the “Prior Offerings”). Immediately following the completion of the third public offering on April 3, 2003, the Company commenced a fourth public offering of up to 175 million shares of common stock ($1.75 billion) (the “2003 Offering”). Of the 175 million shares of common stock offered, up to 25 million are available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2003 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as for the Company’s Prior Offerings. As of September 30, 2003, the Company had received total subscription proceeds from its Prior Offerings and the 2003 Offering of $1.2 billion (115.3 million shares), including $5.5 million (0.5 million shares) through the reinvestment plan.

On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission for the proposed sale by the Company of up to 400 million shares of common stock ($4.0 billion) in an offering expected to commence immediately following the completion of the Company’s 2003 Offering. Of the 400 million shares of common stock expected to be offered, up to 50 million shares are expected to be available to stockholders purchasing shares through the reinvestment plan. The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion. The Board of Directors expects to submit this matter to the stockholders for approval at the 2004 annual meeting. Until such time, if any, that the shareholders approve an increase in the number of authorized shares of common stock of the Company, the proposed offering will be limited to 213 million shares.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

3.	Investment Properties:

Investment Properties Acquired– During the nine months ended September 30, 2003, the Company acquired 55 Properties for an aggregate purchase price of $853.5 million. The Properties were recorded at cost which was allocated between (i) land, building and equipment, based on fair value using appraisal data and (ii) lease intangible costs.

The following unaudited condensed pro forma information assumes that the Properties owned as of September 30, 2003, were owned on January 1, 2002. Additionally, it assumes that the effect of the sale of the Company’s common stock and assumption or issuance of mortgage debt had occurred on January 1, 2002, (in thousands):

	For the Nine Months ended September 30,
	2003	2002
Revenues	$103,111	$100,903
Expenses	41,837	38,298
Net earnings	61,303	62,770
Basic and diluted earnings per share	0.57	0.63

Weighted average number of common shares
outstanding - basic and diluted	107,246	99,561

Accounted for Using the Operating Method – As of September 30, 2003, the Company owned 56 Properties that are subject to operating leases. In addition, the Company owned six Properties in various stages of development, five of which are subject to operating leases and one of which is expected to be subject to an operating lease upon completion. Properties accounted for using the operating method consisted of the following at (in thousands):

	September 30, 2003	December 31, 2002
Land	$127,205	$34,967
Buildings	698,922	203,993
Equipment	33,368	11,024

	859,495	249,984
Less accumulated depreciation	(13,796)	(4,148)

	845,699	245,836
Construction in progress	26,429	1,405

	$872,128	$247,241

Operating leases generally have initial terms of 15 years and provide options that allow the tenants to renew the leases from 5 to 25 successive years subject to the same terms and conditions as the initial leases.

The leases provide for minimum and contingent rent and generally require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenues are recognized on a straight-line basis over the initial terms of the leases commencing on the date the Property was placed in service. For the nine months ended September 30, 2003 and 2002, the Company recognized $5.5 million and $0.8 million, respectively ($1.7 million and $0.4 million of which was recognized during the quarters ended September 30, 2003 and 2002, respectively), from straight-lining lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying consolidated statements of earnings.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

3.	Investment Properties - Continued:

Remaining future minimum lease payments contractually due under noncancellable operating leases at September 30, 2003 are as follows (in thousands):

2003	$15,366
2004	68,031
2005	69,761
2006	71,288
2007	73,465
Thereafter	766,164

$1,064,075

Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on certain leases if the Properties achieve specified operating performance thresholds. The amount of contingent rent payable is based on factors such as a percentage of the tenants’ gross revenues or occupancy rates. The Company defers recognition of contingent rental income until the thresholds requiring such payments in accordance with the lease terms are met.

Accounted for Using the Direct Financing Method – As of September 30, 2003, the Company owned 30 Properties that are subject to long-term leases that have been classified as direct financing leases. The components of net investment in direct financing leases consisted of the following at (in thousands):

	September 30, 2003	December 31, 2002
Minimum lease payments receivable	$1,477,437	$739,784
Estimated residual values	379,308	127,104
Less unearned income	(1,461,113)	(732,506)

Net investment in direct financing leases	$395,632	$134,382

Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Lease payments relating to three direct financing leases with a carrying value of $58.0 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. Certain leases contain provisions that allow the tenants to elect to purchase the Properties at the end of the lease terms for the Company’s aggregate initial investment amount plus adjustments, if any, as defined in the lease agreements. Certain leases also permit the Company to require the tenants to purchase the Properties at the end of the lease terms for the same amount.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

3.	Investment Properties – Continued:

Remaining future minimum lease payments to be received on direct financing leases at September 30, 2003, are as follows (in thousands):

2003	$9,627
2004	40,661
2005	41,922
2006	43,644
2007	44,630
Thereafter	1,296,953

$1,477,437

The above table does not include any amounts for contingent rents that may be received on certain leases based on a percentage of gross revenues if the Properties achieve specified occupancy rates.

For the quarter and nine months ended September 30, 2003, the Company recognized $18,000 and $45,000, respectively, in contingent rent related to its investment Properties. The Company recognized $4,000 in contingent rent during the quarter and nine months ended September 30, 2002.

4.	Restricted Cash:

Restricted cash at September 30, 2003 and December 31, 2002, included $2.5 million and $3.2 million, respectively, of FF&E reserves and restricted security deposits. In addition, the balance at September 30, 2003, includes $9.8 million held in escrow to fund the acquisition of a Property pending certain regulatory approvals.

5.	Notes and Other Receivables:

Notes and other receivables included the following at (in thousands):

	September 30, 2003	December 31, 2002
Rental revenues receivable	$8,503	$809
Life care bond proceeds receivable	1,255	—
Other receivables	437	345
Note receivable	—	2,000
Accrued interest receivable	—	38

	$10,195	$3,192

6.	Other Assets:

Other assets as of September 30, 2003 and December 31, 2002, were $7.1 million and $5.0 million, respectively, and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings, equipment, lease intangible costs or investment in direct financing leases upon the purchase of Properties.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

7.	Indebtedness:

Mortgages payable and the net book value (“NBV”) of the associated collateral consisted of the following at (in thousands):

	September 30, 2003		December 31, 2002
	Mortgage Payable	NBV	Mortgage Payable	NBV
Mortgage payable, bearing interest at a variable
rate that ranged from 30-day LIBOR plus 350 basis
points to 8.00 percent, was paid in full on August
29, 2003	$—	$—	$12,743	$18,013

Three mortgages payable, each bearing interest at
30-day LIBOR plus 325 basis points, with a minimum
interest rate of 5.00 percent (5.00 percent at
September 30, 2003), with monthly principal and
interest payments, maturing March 31, 2005	25,786	54,098	—	—

Mortgage payable, bearing interest at 90-day LIBOR
plus 390 basis points, with a minimum interest rate
of 6.50 percent (6.50 percent at September 30,
2003), with monthly principal and interest
payments, maturing August 31, 2007	10,850	19,464	9,064	19,870

Mortgage payable, bearing interest at 262 basis
points over the 30-day LIBOR (3.74 percent at
September 30, 2003), with monthly payments of
interest only, maturing September 7, 2007	23,520	59,298	23,520	60,381

Mortgage payable, bearing interest at 7.83 percent,
with monthly principal and interest payments,
maturing October 2, 2008	20,401	25,827	—	—

Fourteen mortgages payable, each bearing interest
at 5.13 percent until December 31, 2003, with rates
increasing annually to a maximum of 7.25 percent
Interest on the loan is recorded using the
effective interest rate of 5.60 percent. Interest
only payments to December 31, 2005 and principal
and interest payments thereafter until maturity on
September 30, 2010	92,500	194,072	—	—

Two mortgages payable, each bearing interest at
5.79 percent, with monthly principal and interest
payments, maturing September 1, 2012	50,325	75,740	—	—

	$223,382	$428,499	$45,327	$98,264

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

7.	Indebtedness - Continued:

The following is a schedule of contractually due amounts for all mortgages payable at September 30, 2003 (in thousands):

2003	$388
2004	2,072
2005	26,722
2006	3,491
2007	37,488
Thereafter	153,221

Total	$223,382

On March 28, 2003, in connection with the purchase of two CCRC Properties, the Company assumed approximately $88.5 million in non-interest bearing life care bonds payable to certain residents of the two Properties. During the quarter ended September 30, 2003, the tenant of the two CCRC’s retired certain existing bonds and issued additional bonds to new residents on behalf of the Company. At September 30, 2003, approximately $90.6 million was outstanding in bonds payable. In addition, in accordance with the lease agreements relating to these two Properties, the Company has committed to fund capital improvements up to an aggregate amount of $6.3 million, and as of September 30, 2003, the Company had funded $2.6 million.

The Company has a revolving line of credit (the “Revolving LOC”) to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million for a two-year period expiring March 16, 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company’s aggregate amount of debt outstanding in relation to the Company’s total assets, until maturity, and is collateralized by certain Properties with a carrying value of approximately $117.7 million. The Revolving LOC contains provisions that allow the facility to be increased up to $125.0 million upon the Company pledging additional Properties as collateral. This facility has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. At September 30, 2003, $20.0 million was outstanding under the Revolving LOC at an interest rate of 3.74 percent.

On September 9, 2003, the Company entered into a six-month, $50.0 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan will bear interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank’s prime rate plus 100 basis points or (ii) the Federal Funds rate plus 150 basis points, payable monthly, and will require monthly principal payments of $2.5 million until maturity. As of September 30, 2003, there were no amounts outstanding under this loan.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

8.	Commitments and Contingencies:

The following table presents the Company’s commitments, contingencies and guarantees and related expiration periods as of September 30, 2003 (in thousands):

Commitments, Contingencies and Guarantees	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of unsecured
promissory note of
unconsolidated
subsidiary (1)	$ —	$ 2,471	$ —	$ —	$ 2,471
Earnout provisions (2)	1,934	9,900	—	—	11,834
Capital improvements
to investment
Properties	9,585	—	—	—	9,585
Pending investments (3)	14,780	—	—	—	14,780

Total Commitments,
Contingencies and
Guarantees	$26,299	$12,371	$ —	$ —	$38,670

(1)	In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67 percent, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of September 30, 2003, the unsecured promissory note had an outstanding balance of approximately $14.8 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

(2)	In connection with the acquisition of seven Properties, the Company may be required to make additional payments (the “Earnout Amount”) if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company’s initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly. Earnout Amounts related to two Properties are subject to future values and events that are not quantifiable at September 30, 2003, and are not included in the table above.

(3)	As of September 30, 2003, the Company had commitments to acquire two Properties located in two states, subject to the fulfillment of certain conditions.

9.	Redemption of Shares:

The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing occurs, any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company’s outstanding common stock at the beginning of such 12-month period. During the nine months ended September 30, 2003, and the year ended December 31, 2002, 76,288 and 37,306 shares, respectively of common stock were redeemed for $0.7 million and $0.3 million ($9.20 per share), respectively, and retired from shares outstanding of common stock.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

10.	Stock Issuance Costs:

The Company has incurred offering expenses, including selling commissions, marketing support fees and due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees, and due diligence expense reimbursements will not exceed 13 percent of the proceeds raised in connection with the Company’s offerings. During the nine months ended September 30, 2003 and the year ended December 31, 2002, the Company incurred $68.0 million and $38.9 million, respectively, in offering costs, including $56.8 million and $29.7 million, respectively, in selling commissions, marketing support fees and due diligence expense reimbursements. These amounts are treated as stock issuance costs and charged to stockholders’ equity.

11.	Distributions:

For the nine months ended September 30, 2003 and September 30, 2002, approximately 80 percent and 50 percent of the distributions paid to stockholders were considered ordinary income and approximately 20 percent and 50 percent, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2003, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 2003, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2003.

12.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent of the Advisor and the managing dealer of the Company’s public offerings, CNL Securities Corp. (“CNL Securities”). A director of the Company owns a controlling interest in the parent of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing, and the acquisition, management and sale of the assets of the Company.

CNL Securities receives selling commissions amounting to 7.5 percent of the total amount raised from the sale of shares for services in connection with its Prior Offerings and the 2003 Offering. During the nine months ended September 30, 2003 and 2002, the Company incurred $53.3 million and $17.3 million, respectively, of such fees, the majority of which were reallowed to other broker-dealers.

In addition, CNL Securities is entitled to receive a marketing support fee equal to 0.5 percent of the total amount raised from the sale of shares from its Prior Offerings and the 2003 Offering. During the nine months ended September 30, 2003 and 2002, the Company incurred $3.6 million and $1.3 million, respectively, of such fees, the majority of which were reallowed to other broker-dealers.

CNL Securities will also receive, in connection with one of the Company’s Prior Offerings, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003, until such time, if any, as the Company’s common stock is listed on a national securities or over-the-counter market in the amount equal to 0.2 percent of the aggregate investment of stockholders who purchased shares in the applicable offering. CNL Securities in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of September 30, 2003, no such fees had been incurred.

The Advisor receives acquisition fees for services in identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.5 percent of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. In addition, the Advisor will receive an acquisition fee equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time of listing of the Company’s common stock on a national securities exchange or over-the-counter market. During the nine months ended September 30, 2003 and 2002, the Company incurred $40.9 million and $12.4 million, respectively, of such fees, including $8.9 million and $2.1 million, respectively, of acquisition fees on permanent financing. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or lease intangible costs.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

12.	Related Party Arrangements – Continued:

The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company’s real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the nine months ended September 30, 2003 and 2002, the Company incurred $2.6 million and $0.4 million, respectively, of these fees.

The Company incurs operating expenses relating to its administration. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the “Expense Year”) the greater of 2 percent of average invested assets or 25 percent of net income (the “Expense Cap”). Operating expenses for the Expense Years ended September 30, 2003 and 2002 did not exceed the Expense Cap.

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). CCM made the arrangements for the $23.5 million loan described in Note 7. Prior to August 18, 2003, the monthly interest payments due under the loan included a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the loan. From its origination in June 2002, the loan was a commercial paper backed loan with an interest rate at the commercial paper rate, as determined by market demand, plus a margin of 1.86 percent that was inclusive of liquidity fees and administrative costs. CCM was paid $0.2 million and $0.1 million during the nine months ended September 30, 2003 and 2002, respectively, related to these services. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a third party commercial lender. The direct loan bears interest at 30-day LIBOR plus 262 basis points with interest payable monthly.

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were $15.9 million and $5.7 million at September 30, 2003, and December 31, 2002, respectively.

The Company owns a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. The Company periodically receives distributions from the partnership. During each of the nine months ended September 30, 2003 and 2002, the Company received $89,000 in distributions from the partnership.

In March 2003, the Advisor’s parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with six of the Company’s tenants that leased 45 of the Company’s 92 Properties as of September 30, 2003. These six tenants contributed 34.6 percent of total rental income from operating leases and earned income from investments in direct financing leases for the nine months ended September 30, 2003.

The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services were classified as follows for the nine months ended September 30, (in thousands):

	2003	2002
Stock issuance costs	$3,442	$2,068
Investment properties on operating leases and other
assets	—	20
General operating and administrative expenses	941	351

	$4,383	$2,439

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

12.	Related Party Arrangements - Continued:

Amounts due to related parties consisted of the following at (in thousands):

	September 30, 2003	December 31, 2002
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses on behalf
of the Company	$173	$1
Accounting and administrative services	220	76
Acquisition fees and miscellaneous acquisition costs	436	126

	829	203

Due to CNL Securities:
Selling commissions	451	145
Marketing support fees and due diligence expense
reimbursements	45	--

	496	145

	$1,325	$348

13.	Concentration of Credit Risk:

At September 30, 2003, 70 of the 92 Properties owned by the Company were operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc., formerly known as Sunrise Assisted Living, Inc. (“Sunrise”). The 70 Properties include 41 Properties that were previously operated by Marriott Senior Living Services, Inc. In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the long-term management agreements, which the Company’s tenants had entered into with Marriott Senior Living Services, Inc., were assumed by Sunrise Senior Living Services, Inc. Additionally, five Properties owned by the Company as of September 30, 2003, are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, each Property will be operated by Sunrise Senior Living Services, Inc. Four additional operators manage the remaining 17 Properties owned by the Company as of September 30, 2003.

Ninety-one of the Company’s Properties owned as of September 30, 2003, are leased to 12 tenants, five of which individually contributed between 10 percent and 21 percent (an aggregate of 67.8 percent) of the Company’s total rental income from operating leases and earned income from direct financing leases for the nine months ended September 30, 2003. The remaining Property owned by the Company as of September 30, 2003, is a parcel of land on which a retirement facility is being constructed.

To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in the portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of September 30, 2003, the Company had $8.0 million in security deposits related to certain Properties as well as the guarantees described below.

In connection with five Properties previously operated by Marriott Senior Living Services, Inc., Marriott International, Inc, with certain limitations, remains as guarantor of the tenant’s obligation to pay minimum rent due under the leases up to a maximum of $5.9 million. As of September 30, 2003, Marriott International, Inc.‘s remaining guarantee is $3.2 million. Marriott International, Inc. had also guaranteed a tenant’s obligation to pay minimum rent due under a lease for a Property formerly operated by Marriott Senior Living Services, Inc., up to a maximum of $2.8 million. As of September 30, 2003, Sunrise Senior Living Services, Inc. had assumed this obligation and remains liable for the guarantee balance of $0.8 million.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED
(UNAUDITED)
Nine Months Ended September 30, 2003 and 2002

13.	Concentration of Credit Risk – Continued:

An affiliate of Prime Care Properties, LLC (“Prime Care”) has guaranteed the tenants’ obligations to pay minimum rent due under 11 leases up to a maximum of $2.0 million. As of September 30, 2003, the remaining guarantee balance was $0.3 million. An affiliate of Prime Care has also guaranteed two tenants’ obligations to pay minimum rent due under an additional lease up to a maximum of $0.5 million. As of September 30, 2003, the affiliate of Prime Care remained liable for the remaining guarantee balance of $0.3 million.

In connection with the purchase of five Properties that are being developed by Sunrise Development, Inc., Sunrise Senior Living Services, Inc. has guaranteed the tenants’ obligations to pay minimum rent due under the leases from the date of acquisition until the later of (i) 30 months or (ii) 18 months after the final development date.

In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation (“ARC”), ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise brand would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

14.	Subsequent Events:

On October 3, 2003, the Company entered into an initial commitment with a commercial lender for a $130.0 million mortgage loan collateralized by 22 Properties owned by the Company as of September 30, 2003. Prior to loan closing, the Company will select a 5 or 7-year term. A fixed interest rate will be determined one week prior to closing based on a U.S. Treasury rate plus a premium that ranges from 225 basis points to 330 basis points. The Company expects to close on the loan in the fourth quarter of 2003.

On October 9, 2003, the Company entered into an initial commitment with a commercial bank for an $8.0 million mortgage loan collateralized by a Property owned by the Company as of September 30, 2003. Prior to loan closing, the Company will select either a 5-year term with a fixed interest rate of 6.125 percent or a 7-year term with a fixed interest rate of 6.625 percent. The Company expects to close on the loan in the fourth quarter of 2003. An independent director of the Company serves as chairman and chief executive officer of this commercial bank.

On October 23, 2003, the Company obtained an $8.9 million construction loan related to one of the Company’s Properties that is under construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property’s occupancy levels until maturity on December 31, 2005. Concurrent with the loan closing, the Company drew $6.0 million to fund construction costs.

In October 2003, the Company entered into initial commitments to acquire 25 additional Properties for an aggregate purchase price of $198.1 million. The acquisition of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. The Company plans to obtain permanent financing of approximately $52.1 million in connection with the acquisition of ten of these Properties.

During the period October 1, 2003 through November 10, 2003, the Company received subscription proceeds for an additional 14.4 million shares ($143.5 million) of common stock.

On October 1, 2003 and November 1, 2003, the Company declared distributions of $0.0589 per share of common stock (totaling $6.8 million and $7.5 million, respectively), payable by December 31, 2003, to stockholders of record on October 1, 2003 and November 1, 2003, respectively.

                       INDEX TO OTHER FINANCIAL STATEMENTS

The following financial  information is filed as part of this report as a result of the Company  acquiring nine related  Properties  from Marriott  Senior Living
Services,  Inc. The Company does not own any interest in the  operations  of the communities.  For  information on the  Properties and the long-term,  triple-net leases which the Company has or expects to enter into, see "Business -- Property
Acquisitions."

Marriott Senior Living Services Nine Communities
     (Includes the Edgewood, Fairfax, Greenville, Northridge, Palm Springs, Quadrangle, Rancho Mirage,
     Salt Lake City and Yorba Linda Properties)                                                                        F-30

The following financial information is filed as part of this report as a result of the Company acquiring 14 related
Properties from several wholly owned subsidiaries of Marriott International, Inc.  The Company does not own any interest in the operations of the communities.  For information on the Properties and the long-term, triple-net leases which the
Company has entered into, see "Business — Property Acquisitions."

Sunrise Senior Living Services Fourteen Communities
     (Includes the Columbia, Atlanta-Dunwoody, Florham Park, Greensboro, Plymouth, Omaha, Prairie
     Village, St. Charles, Tampa, Rockville, Dayton, Westlake, West Orange and Wheaton Properties)                     F-42

The following financial information is filed as part of this report as a result of the Company acquiring 12 related Properties
(totalling 15 communities) from several wholly owned subsidiaries of Sunrise Senior Living, Inc.  The Company does not own any interest in the operations of the communities.  For information on the Properties and the long-term, triple-net leases which the
Company has entered into, see "Business - Property Acquisitions."

Sunrise Senior Living, Inc. Sixteen Communities
     (Includes the Arlington, Arlington-Bluemont Park, Sterling (Countryside), Falls Church,
     Farmington Hills, Frederick, Leesburg, Mercer Island, Brooklyn-Mill Basin, Poland, Raleigh and
     Brooklyn-Sheepshead Bay Properties, as well as the Santa Rosa Property for which the Company
     has an initial commitment to acquire)                                                                             F-52

The following financial information is filed as part of this report as a result of the Company acquiring 25 related Properties from
EdenCare Senior Living Services, L.P.  The Company does not own any interest in the operations of the communities.  For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business - Property Acquisitions."

EdenCare Senior Living Services, L.P.
     (Includes the Gainesville, Jacksonville, Tallahassee, Aiken, Alpharetta, Buckhead, Champions, Charleston, Columbia, Concord,
     EdenBrook Dunwoody, EdenBrook Louisville, EdenGardens Arlington, EdenGardens Kingwood, EdenTerrace Arlington, EdenTerrace
     Kingwood, EdenTerrace Louisville, Greenwood, Huntsville, Marietta, Plano, Rock Hill, Roswell, Sandy Springs and Woodlands
     Properties)                                                                                                       F-65

The following financial information is filed as part of this report as a result of the Company entering into an initial commitment to acquire 20 related Properties from affiliates of WHSLH Realty, L.L.C.  The Company will not own any interest in the operations of the communities.  For information on the Properties and the long-term, triple-net leases which the Company expects to enter into, see
"Business - Pending Investments."

Horizon Bay Senior Communities Twenty Communities
     (Includes the Hoover, Sun City (Arizona), Fresno, Sun City (California), Niles, Olympia Fields, Cumberland, East Providence,
     Greenwich, Smithfield, South Kingston, Tiverton, Warwick, Dallas, Largo, Palm Beach Gardens, Sarasota and West Palm Beach
     Properties and the two Boynton Beach Properties)                                                                  F-90

                                                 INDEX TO OTHER FINANCIAL INFORMATION

The  following  summarized  financial  information  is filed as part of this  report  as a result  of  Sunrise Senior Living, Inc.
(formerly Sunrise  Assisted  Living,  Inc.)("Sunrise")  managing and operating  several of the Properties  owned by the Company as of
January 5, 2004.  The  summarized  financial information  presented  for Sunrise as of December 31, 2002 and December 31, 2001,  and
for each of the three years ended  December 31, 2002,  was obtained from the Form 10-K filed by Sunrise with the  Securities and Exchange  Commission  for the year ended December 31, 2002.  The  summarized  financial  information  presented for Sunrise as of September 30, 2003 was obtained from the Form 10-Q filed by Sunrise with the Securities and Exchange Commission for the nine months ended September 30, 2003.

Sunrise Senior Living, Inc.:

     Selected Financial Data for the nine months ended September 30, 2003 and the years ended
     December 31, 2002, 2001 and 2000                                                                                  F-106

MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES

Combined Financial Statements

Fiscal Years ended January 3, 2003, December 28, 2001 and December 29, 2000 With
Report of Independent Auditors

Contents

Report of Independent Auditors...........................................................................F-31

Unaudited Combined Statements of Operations for the twelve
     weeks ended March 28, 2003 and March 22, 2002.......................................................F-32

Combined Statements of Operations for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-33

Combined Balance Sheets as of March 28, 2003 (unaudited),
     January 3, 2003 and December 28, 2001...............................................................F-34

Unaudited Combined Statements of Cash Flows for the twelve
     weeks ended March 28, 2003 and March 22, 2002.......................................................F-35

Combined Statements of Cash Flows for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-36

Combined Statement of Equity for the twelve weeks ended March 28, 2003
     (unaudited) and the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-37

Notes to Combined Statements.............................................................................F-38

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

    We  have  audited  the  accompanying  combined  balance  sheets of  Marriott
Senior Living  Services Nine  Communities (as defined) as of January 3, 2003 and
December 28, 2001 and the related combined statements of operations, equity, and cash flows for each of the three  fiscal  years in the period  ended  January 3,
2003.  These financial  statements are the  responsibility  of the management of
Marriott  Senior  Living  Services,  Inc.  Our  responsibility  is to express an opinion on these financial statements based on our audits.

    We conducted our audits in  accordance  with  auditing  standards  generally accepted in the United States.  Those standards require that we plan and perform an audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes  assessing the accounting  principles  used and  significant estimates  made by  management,  as well as  evaluating  the  overall  financial statement  presentation.  We believe that our audits provide a reasonable  basis for our opinion.

    In our opinion,  the financial  statements referred to above present fairly, in all material  respects,  the combined  financial  position of Marriott Senior
Living  Services Nine  Communities,  as of January 3, 2003 and December 28, 2001
and the results of their  operations  and their cash flows for each of the three fiscal years in the period ended January 3, 2003, in conformity  with accounting principles generally accepted in the United States.

                                                       /s/ Ernst & Young LLP
McLean, Virginia
March 28, 2003

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
              Twelve Weeks Ended March 28, 2003 and March 22, 2002
                                 (in thousands)
                                   (unaudited)

                                                                Twelve weeks ended
                                                       --------------------------------------
                                                         March 28, 2003     March 22, 2002
                                                       ------------------- ------------------
     REVENUES

       Resident fees................................... $        19,080     $        16,720
                                                       ------------------- ------------------

     EXPENSES
       Community operating expenses....................          14,127              12,432
       Depreciation and amortization...................           1,874               1,982
       General and administrative......................             954                 836
       Facilities development and pre-opening..........               -                 178
       Provision for doubtful accounts.................              57                  56
                                                       ------------------- ------------------
                                                                 17,012              15,484
                                                       ------------------- ------------------
     INCOME BEFORE INCOME TAXES  ......................           2,068               1,236
       Provision for income taxes......................             807                 482
                                                       ------------------- ------------------
     NET INCOME  ...................................... $         1,261     $           754
                                                       =================== ==================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
   Fiscal Years Ended January 3, 2003, December 28, 2001 and December 29, 2000
                                 (in thousands)

                                                                   2002                2001                2000
                                                           --------------------- ------------------  ------------------

     REVENUES
       Resident fees.......................................   $      77,239        $     63,940       $      47,376
                                                           --------------------- ------------------ -------------------

     EXPENSES

       Community operating expenses........................          57,101              47,701              33,917
       Depreciation and amortization.......................           8,706               7,953               6,452
       General and administrative..........................           3,862               3,197               2,369
       Facilities development and pre-opening..............             180                 907               3,373
       Provision for doubtful accounts.....................             286                 175                  79
                                                           --------------------- ------------------ -------------------
                                                                     70,135              59,933              46,190
                                                           --------------------- ------------------ -------------------
     INCOME BEFORE INCOME TAXES                                       7,104               4,007               1,186
       Provision  for income taxes.........................           2,771               1,563                 462
                                                           --------------------- ------------------ -------------------
     NET INCOME   ........................................    $       4,333        $      2,444       $         724
                                                           ===================== ================== ===================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                             COMBINED BALANCE SHEETS
              March 28, 2003, January 3, 2003 and December 28, 2001
                                 (in thousands)

                                                               March 28, 2003            January 3, 2003         December 28, 2001
                                                            ----------------------    ----------------------    -------------------
                                                                   (unaudited)
                          ASSETS
Current assets
   Cash and equivalents  .................................  $         1,117                 $  424                   $  1,018
   Inventories, at lower of average cost or market  ......              419                    390                        335
   Accounts receivable, net of an allowance of $390,
     $348 and $307, respectively..........................            2,381                  3,583                      2,568
   Other  ................................................              621                    327                        347
                                                              -----------------    -------------------           ------------------
     Total current assets                                             4,538                  4,724                      4,268
                                                              -----------------    -------------------           ------------------

Property and equipment, net ..............................          214,290                213,646                    220,051
Other  ...................................................            2,081                  2,000                      1,290
                                                              -----------------    -------------------           ------------------
     Total assets                                            $      220,909           $    220,370                 $  225,609
                                                             ==================    ===================           ==================

                  LIABILITIES AND EQUITY

Current liabilities

   Accounts payable  .....................................  $         2,175           $         2,143                   $  1,265
   Accrued payroll and benefits  .........................            2,380                     2,926                      2,842
   Current maturities of lifecare bonds..................             8,620                     8,620                      8,669
   Current portion of deferred revenue from
     nonrefundable lifecare fees..........................            9,347                     9,162                      8,025
   Other accrued expenses.................................            2,082                     2,243                      2,230
                                                             ------------------     -------------------         ------------------
     Total current liabilities                                       24,604                    25,094                     23,031
                                                             ------------------     -------------------         ------------------

Lifecare bonds............................................           79,080                    79,459                     80,114
Deferred revenue from nonrefundable lifecare fees.........           17,516                    17,099                     15,875
Security deposits.........................................              116                       133                        166
                                                             ------------------   -------------------            ------------------
     Total liabilities....................................          121,316                   121,785                    119,186

Equity....................................................            99,593                   98,585                    106,423
                                                             ------------------   -------------------            ------------------
Total liabilities and equity..............................   $       220,909           $      220,370                 $  225,609
                                                             ==================   ===================            ==================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
              Twelve Weeks Ended March 28, 2003 and March 22, 2002
                                 (in thousands)
                                   (unaudited)
                                                                              Twelve weeks ended
                                                                   -----------------------------------------
                                                                    March 28, 2003         March 22, 2002
                                                                   ------------------    -------------------

OPERATING ACTIVITIES
   Net income .............................................        $      1,261          $        754
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................                  57                    56
     Depreciation and amortization  .......................               1,874                 1,982
   Working capital changes:
     Accounts receivable  .................................               1,145                   640
     Inventories...........................................                 (29)                  (13)
     Other assets  ........................................                (375)                  319
     Accounts payable and accrued expenses.................                (675)                  300
     Security deposits ....................................                 (17)                  (11)
     Deferred revenue .....................................                 602                   603
                                                                   --------------        ----------------
   Net cash provided by operating activities  .............               3,843                 4,630
                                                                   --------------        ----------------

INVESTING ACTIVITIES
   Capital expenditures  ..................................              (2,518)                 (833)
                                                                   --------------        ----------------
   Net cash used in investing activities  .................              (2,518)                 (833)
                                                                   --------------        ----------------

FINANCING ACTIVITIES
   Repayments of lifecare bonds, net.......................                (379)                 (598)
   Net repayments to Marriott Senior Living
     Services, Inc.........................................                (253)               (2,866)
                                                                   --------------        ----------------
   Net cash used in financing activities  .................                (632)               (3,464)
                                                                   --------------        ----------------

INCREASE IN CASH AND CASH EQUIVALENTS  ....................                 693                   333
CASH AND EQUIVALENTS, beginning of period  ................                 424                 1,018
                                                                   --------------        ----------------
CASH AND EQUIVALENTS, end of period  ......................        $      1,117          $      1,351
                                                                   ==============        ================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
       Fiscal Years Ended January 3, 2003, December 28, 2001 and December
                            29, 2000 (in thousands)

                                                                        2002                2001               2000
                                                                   ---------------     ---------------    ---------------

OPERATING ACTIVITIES
   Net income .............................................        $      4,333        $      2,444       $       724
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................                 286                 175                79
     Depreciation and amortization  .......................               8,706               7,953             6,452
   Working capital changes:
     Accounts receivable  .................................              (1,301)               (438)             (512)
     Inventories...........................................                 (55)                 71               (44)
     Other assets  ........................................                (690)                359             1,162
     Accounts payable and accrued expenses.................                 975                 927               (12)
     Security deposits ....................................                 (33)               (131)               21
     Deferred revenue from nonrefundable fees..............               2,361                 170               506
                                                                       -----------        ------------      ------------
   Net cash provided by operating activities  .............              14,582              11,530             8,376
                                                                       -----------        ------------      ------------

INVESTING ACTIVITIES
   Capital expenditures....................................              (2,301)            (16,032)          (27,451)
                                                                       -----------        ------------       ------------
   Net cash used in investing activities  .................              (2,301)            (16,032)          (27,451)
                                                                       -----------        ------------       ------------

FINANCING ACTIVITIES
   (Repayments of ) proceeds from lifecare bonds, net......                (704)               (114)            1,442
   Net (repayments to) advances from Marriott Senior Living
        Services, Inc......................................             (12,171)              4,256            18,266
                                                                       -----------        ------------       ------------
   Net cash (used in) provided by financing activities  ...             (12,875)              4,142            19,708
                                                                       -----------        ------------       ------------

(DECREASE) INCREASE IN CASH AND
   EQUIVALENTS  ...........................................                (594)               (360)              633
CASH AND EQUIVALENTS, beginning of year  ..................               1,018               1,378               745
                                                                       -----------       ------------        ------------
CASH AND EQUIVALENTS, end of year  ........................            $    424           $   1,018          $  1,378
                                                                       ===========       ============        ============

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
             March 28, 2003, January 3, 2003, December 28, 2001 and
                                December 29, 2000
                                 (in thousands)

                                                                 Equity
--------------------------------------------------------------------------------
 Balance, January 1, 2000...............................      $        80,733
 Net income ............................................                  724
 Net advances from Marriott Senior Living Services, Inc.               18,266
 -------------------------------------------------------------------------------
 Balance, December 29, 2000 ............................               99,723
 Net income  ...........................................                2,444
 Net advances from Marriott Senior Living Services, Inc.                4,256
 -------------------------------------------------------------------------------
 Balance, December 28, 2001.............................              106,423
 Net income.............................................                4,333
 Net repayments to Marriott Senior Living Services, Inc.              (12,171)
 -------------------------------------------------------------------------------
 Balance, January 3,  2003..............................               98,585
 Net income (unaudited).................................                1,261
 Net repayments to Marriott Senior Living Services, Inc.
  (unaudited)...........................................                 (253)
 -------------------------------------------------------------------------------
 Balance, March 28, 2003 (unaudited)....................      $        99,593
 ===============================================================================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    Marriott  Senior  Living  Services,  Inc.  ("MSLS"  or  the  "Company"),   a
wholly-owned  subsidiary of Marriott  International,  Inc.  ("MI") prior to MI's sale of the stock of MSLS to Sunrise  Senior  Living,  Inc.  on March 28,  2003,
operates independent  full-service and assisted living senior living communities
and  provides  related  senior  care  services.   Most  communities  are  rental
communities  with  monthly  rates  that  depend on the  amenities  and  services provided.  The  services  provided by MSLS are  generally  not covered by health insurance and,  therefore,  monthly fees are generally payable by the residents, their family, or another responsible party.

    The combined financial statements present the financial position, results of operations,  and cash flows associated with nine communities  owned by MSLS (the
"Communities").  These communities were sold to CNL Retirement Properties,  Inc.
("CNL") on March 28, 2003 for approximately $167,564,000.

    All material  intercompany  transactions  and balances  between  Communities included  in these  combined  financial  statements  have been  eliminated.  The
Communities are as follows:

Edgewood                                Quadrangle
Fairfax                                 Rancho Mirage
Greenville                              Salt Lake City
Northridge                              Yorba Linda
Palm Springs

    Through March 28, 2003, the Communities  utilized MI's  centralized  systems for cash  management,  payroll,  purchasing and  distribution,  employee benefit plans,  insurance and administrative  services.  As a result,  substantially all cash  received by the  Communities  was  deposited in and  commingled  with MI's general corporate funds.  Similarly,  operating expenses,  including salaries as the Communities do not have any employees,  capital  expenditures and other cash requirements of the properties  were paid by MI and charged to the  Communities.
General and  administrative  expenses were  allocated by MI to MSLS,  which were then allocated to the Communities. In the opinion of management, the methods for allocating costs were reasonable.

Use of Estimates

    The  preparation  of financial  statements  in  conformity  with  accounting principles  generally accepted in the United States requires  management to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities as of the date of the financial statements,  the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

    The interim statements have been prepared without audit. Certain information and footnote  disclosures normally included in financial statements presented in accordance with accounting  principles  generally  accepted in the United States have been condensed or omitted.  MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

    In the opinion of management,  the accompanying  interim  statements reflect all adjustments (which include only normal recurring  adjustments)  necessary to present  fairly the financial  position of the  Communities as of March 28, 2003 and the results of operations and cash flows associated for the 12 weeks periods ended March 28, 2003 and March 22,  2002.  Interim  results are not  necessarily indicative  of fiscal  year  performance  because  of  seasonal  and  short-term variations.

Fiscal Year

    The fiscal year ends on the Friday  nearest to December  31. The 2002 fiscal year includes 53 weeks, while the 2001 and 2000 fiscal years include 52 weeks.

Revenue Recognition

    Resident fees are generated  primarily from monthly  charges for independent living units and assisted  living suites and related senior care  services.  The revenues are recognized monthly based on the terms of the residents' agreements.
Advance  payments  received for  services  are  deferred  until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for  service"  basis  for  supplemental  items  requested  by  residents.
Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

    Residents of certain  communities (the "Lifecare  Communities") are required to sign a continuing  care  agreement  ("Care  Agreement")  with MSLS.  The Care
Agreements  stipulate,  among  other  things,  the  amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition,  the Care
Agreements provide MSLS with the right to increase future monthly fees. The Care
Agreements are terminated upon the receipt of a written  termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by
MI.

    When  the  present  value  of  estimated  costs to be  incurred  under  Care
Agreements  exceeds estimated  revenues,  the present value of such excess costs are accrued currently.  The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected  positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

    The components of the entry fees for Lifecare Communities are as follows:

    a. Lifecare  Bonds - This  component  is  refundable  to the resident or the resident's estate upon termination or cancellation of the Care Agreement.
       Lifecare  Bonds are  non-interest  bearing and,  depending on the type of plan,  are equal to either  100,  95, 90 or 50 percent of the total entry fee less any additional  occupant  lifecare fee. As these obligations are
       considered   security   deposits,   interest  is  not  imputed  on  these
       obligations in accordance with APB 21.

    b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

    The nonrefundable  portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially  expected term of each resident's contract,  which  is  generally  over  7  to  9  years.  Deferred  revenue  from nonrefundable  fees totaled  $26,261,000  and $23,900,000 at January 3, 2003 and
December 28, 2001, respectively.

Future Healthcare Services

    Certain  resident  and  admission  agreements  entitle  residents to receive limited  health care services up to defined  maximums.  A portion of the monthly fees from  residents  entitled to these  services is deferred and  recognized as revenue as the related health care services are provided.

Contractual Adjustments

    A portion of the revenue is attributable to patients whose bills are paid by
Medicare or Medicaid under contractual  arrangements.  In 1999, Medicare changed from finalizing  reimbursed covered costs through retroactive  adjustments based on agency  reviews  to a  Prospective  Payment  System  ("PPS")  for most of the
Communities.  This eliminated the need for provisions for estimated Medicare and
Medicaid  settlements.  There are no receivables for estimated third-party payor settlements at January 3, 2003 or December 28, 2001.

Comprehensive Income

    There are no items of other comprehensive  income in any period presented in these financial statements.

Cash and Equivalents

    All highly  liquid  investments  with a maturity of three  months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

    The Communities  record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

    The carrying values of long-lived assets are reviewed when events or changes in  circumstances  indicate  that the  carrying  amount  of an asset  may not be recoverable.  If an asset is  expected  to  generate  cash  flows  less than the asset's  carrying value at the lowest level of  identifiable  cash flows, a loss for the  difference  between the asset's  carrying  amount and its fair value is recognized.

New Accounting Standards

    The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT

                                                                               2002                 2001
                                                                         ------------------   ------------------
                                                                                     (in thousands)

Land  .................................................................  $       27,973       $       27,915
Building improvements  ................................................         226,616              224,690
Furniture and equipment  ..............................................          20,403               22,505
Construction in progress   ............................................               2                  827
                                                                         ------------------   ------------------
                                                                                274,994              275,937
 Less:  accumulated depreciation and amortization  ....................          61,348               55,886
                                                                         ------------------   ------------------
                                                                         $      213,646       $      220,051
                                                                         ==================   ==================

    Property and equipment are recorded at cost,  including  interest,  rent and real  estate  taxes  incurred  during  development  and  construction.  Interest allocated by MSLS and capitalized as a cost of property and equipment was $ 0 in
2002 and  $1,046,000 in 2001.  The cost of  improvements  that extend the useful life of property and equipment are  capitalized  when incurred.  All repairs and maintenance  costs are expensed as incurred.  Depreciation is computed using the straight-line  method over the  estimated  useful lives of the assets  (three to forty years).

OTHER ASSETS

    Included  in other  long-term  assets are cash escrow  reserves  for working capital,  which are required by various states.  These  restricted cash amounts, which are held in segregated  accounts,  totaled $1,998,000 and $1,289,000 as of
January 3, 2003 and December 28, 2001.

INCOME TAXES

    The  Communities  are owned by MSLS, but do not constitute all of the assets of MSLS. These financial  statements have been prepared  assuming the properties were the only  assets of a  stand-alone  C-  corporation  taxed at a 35% federal income  tax rate and an  assumed  4% state  income  tax rate  (net of a  federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of current assets and current  liabilities are assumed to be equal to their  reported  carrying  amounts.  Valuations  for lifecare bonds are determined based on the expected future payments  discounted at estimated market rates, adjusted, as applicable,  for the existence of guarantees by MI. Lifecare bonds are  repaid  when  tenants  die or move out.  The  average  lifecare  bond maturity was assumed to be 8 years based on mortality tables.  The fair value of
Lifecare  bonds was estimated to be  $65,267,000  and  $60,413,000 at January 3,
2003 and December 28, 2001, respectively.

CONTINGENT LIABILITIES

    MSLS,  as well as MI and other  subsidiaries  of MI,  are named  parties  to pending  legal  proceedings  in the  ordinary  course  of  business,  which,  in management's  opinion,  will not have a  material  impact on the  results of the
Communities.

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

Contents
Report of Independent Auditors	F-43
Combined Statements of Operations for the six months ended
June 30, 2003 and 2002 (unaudited)	F-44
Combined Statements of Operations for the year ended December 31, 2002	F-45
Combined Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002	F-46
Combined Statements of Cash Flows for the six months ended
June 30, 2003 and 2002 (unaudited)	F-47
Combined Statements of Cash Flows for the year ended December 31, 2002	F-48
Notes to Combined Statements	F-49

REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

        We have audited the accompanying combined balance sheet of Sunrise Senior Living Services Fourteen Communities (as defined) as of December 31, 2002 and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the management of CNL Retirement Properties, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

McLean, Virginia
October 14, 2003

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2003 and 2002
(in thousands)
(unaudited)

	Six months ended
	June 30, 2003	June 30, 2002
REVENUES
Resident fees	$32,403	$33,780

EXPENSES
Community operating expenses	21,387	22,700
General and administrative	3,784	2,776
Real estate taxes	1,297	1,253
Rent expense, net of guarantor's fundings	5,790	7,033
Provision for doubtful accounts	145	18

	32,403	33,780

INCOME BEFORE INCOME TAXES	-	-
Provision for income taxes	-	-

NET INCOME	$-	$-

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2002
(in thousands)

REVENUES
Resident fees	$67,788

EXPENSES
Community operating expenses	46,502
General and administrative	5,584
Real estate taxes	2,495
Rent expense, net of guarantor's fundings	12,923
Provision for doubtful accounts	284

67,788

INCOME BEFORE INCOME TAXES	-
Provision for income taxes	-

NET INCOME	$-

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED BALANCE SHEETS
June 30, 2003 and December 31, 2002
(in thousands)

	June 30, 2003	December 31, 2002
	(unaudited)

ASSETS
Current assets
Cash and cash equivalents	$2,324	$522
Restricted cash	523	509
Inventories, at lower of average cost or market	224	231
Accounts receivable, net of an allowance of $402
and $424, respectively	1,330	1,985
Due from Manager	1,312	3,428
Prepaid expenses	6	46

Total current assets	5,719	6,721

Other	223	139

Total assets	$5,942	$6,860

LIABILITIES AND COMMUNITIES’ EQUITY
Current liabilities
Due to Landlord	$2,513	$2,010
Accrued payroll and benefits	1,717	1,893
Accrued real estate taxes	990	736
Accounts payable and other accrued expenses	494	1,865

Total current liabilities	5,714	6,504

Security deposits	228	356

Total liabilities	5,942	6,860
Communities’ equity	-	-

Total liabilities and Communities’ equity	$5,942	$6,860

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2003 and June 30, 2002
(in thousands)
(unaudited)

	Six months ended
	June 30, 2003	June 30, 2002
OPERATING ACTIVITIES
Net income	$-	$-
Adjustments to reconcile to cash provided by operations:
Provision for doubtful accounts	145	18
Working capital changes:
Restricted cash	(14)	(76)
Accounts receivable	510	311
Inventories	7	11
Due from Manager	2,116	537
Other assets	(44)	(127)
Accounts payable and accrued expenses	(1,293)	179
Due to Landlord	503	211
Security deposits	(128)	(42)

Net cash provided by operating activities	1,802	1,022

Net cash provided by investing activities	-	-

Net cash provided by financing activities	-	-

INCREASE IN CASH AND CASH EQUIVALENTS	1,802	1,022
CASH AND CASH EQUIVALENTS, beginning of period	522	737

CASH AND CASH EQUIVALENTS, end of period	$2,324	$1,759

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
COMBINED STATEMENT OF CASH FLOWS
Year Ended December 31, 2002
(in thousands)

OPERATING ACTIVITIES
Net income	$-
Adjustments to reconcile to cash used in operations:
Provision for doubtful accounts	284
Working capital changes:
Restricted cash	122
Accounts receivable	(1,158)
Inventories	6
Due from manager	(476)
Other assets	(138)
Accounts payable and accrued expenses	146
Due to Landlord	1,069
Security deposits	(70)

Net cash used in operating activities	(215)

Net cash used in investing activities	-

Net cash used in financing activities	-

DECREASE IN CASH AND CASH EQUIVALENTS	(215)
CASH AND CASH EQUIVALENTS, beginning of year	737

CASH AND CASH EQUIVALENTS, end of year	$522

See Notes To Combined Financial Statements

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
NOTES TO COMBINED STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS

        The Sunrise Senior Living Services Fourteen Communities (the “Communities”) consists of fourteen assisted living retirement communities. The Communities were developed by Marriott Senior Living Services, Inc. (“MSLS”) between 1997 and 1999 as Brighton Gardens by Marriott facilities. In April 2000, the Communities were sold to a third-party purchaser who then leased the Communities to Senior Care Associates, LLC (the “Tenant”). On January 2, 2003, Marriott International, Inc. (“MI”) purchased 100% of the ownership interests in various limited liability companies that owned the Communities (collectively, the “Landlords”). Prior to March 28, 2003, MSLS was a wholly-owned subsidiary of MI and operated and managed the fourteen Communities. On March 28, 2003, MI sold the stock of MSLS to Sunrise Senior Living, Inc. (“Sunrise”). Upon MI’s sale of stock to Sunrise, Sunrise Senior Living Services, Inc., a wholly-owned subsidiary of Sunrise, assumed operations of the Communities. Additionally, the Brighton Gardens by Marriott brand was changed to a Sunrise brand. On August 29, 2003, the Communities were sold to CNL Retirement Properties, Inc. (“CNL”).

        The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party. The fourteen Communities and their locations are as follows:

Sunrise of Columbia	Columbia, Maryland
Sunrise of Dunwoody	Atlanta, Georgia
Sunrise of Florham Park	Florham Park, New Jersey
Sunrise of Greensboro	Greensboro, North Carolina
Sunrise of Northville	Plymouth, Michigan
Sunrise of Omaha	Omaha, Nebraska
Sunrise of Prairie Village	Prairie Village, Kansas
Sunrise of St. Charles	St. Charles, Illinois
Sunrise of Tampa	Tampa, Florida
Sunrise of Tuckerman Lane	Rockville, Maryland
Sunrise of Washington Township	Dayton, Ohio
Sunrise of Westlake	Westlake, Ohio
Sunrise of West Orange	West Orange, New Jersey
Sunrise of Wheaton	Wheaton, Illinois

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission’s rules and regulations regarding acquired businesses and properties. The Communities are operated under leasing structures, which were treated as operating leases for financial reporting purposes (see Note 3). The combined financial statements reflect the combined operations of the fourteen Communities.

        Prior to March 28, 2003, the Communities utilized MI’s centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI’s general corporate funds. Similarly, operating expenses, including salaries, as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. MI allocated general and administrative expenses to MSLS, which were then allocated to the Communities. Upon MI’s sale of MSLS stock to Sunrise on March 28,2003, Sunrise assumed operations of the Communities. In the opinion of management, the methods for allocating costs were reasonable. Net amounts due from the operators as a result of centralized processing and accounting are recorded as Due from Manager. Management fees incurred were $4,740,000 for the year ended December 31, 2002 and $2,261,000 and $2,330,000 for the six months ended June 30, 2003 and 2002, respectively.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

        The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Communities’ management believes the disclosures made are adequate to make the interim financial information presented not misleading.

        In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of June 30, 2003 and the results of operations and cash flows associated for the six months ended June 30, 2003 and 2002. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

Revenue Recognition

        Resident fees are generated primarily from monthly charges assisted living units and related senior care services. The revenues are recognized monthly based on the terms of the residents’ agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a “fee for service” basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Comprehensive Income

        There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

        All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

        The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Communities’ Equity

        In accordance with the provisions of certain credit enhancement agreements between MI, the Landlords and the Tenant, MI has guaranteed the Tenant’s obligations under the lease agreements described in Note 3, including the payment of minimum annual rent and other operating expenses. The Communities operated at a breakeven level due to MI funding net operating shortfalls during the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002. There were no contributions or distributions made by the Tenant during any period presented.

3. LEASES

        The Communities are operated under leasing structures, which are treated as operating leases for financial reporting purposes. The leases have initial terms of 25 years and provide for minimum annual rent in an aggregate amount of approximately $19,140,000 throughout the term of the leases. In accordance with provisions of the leases and certain credit enhancement agreements between MI, the Landlords and the Tenant, MI guaranteed the Tenant’s obligations to pay minimum rent due under the leases. During the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002, MI funded approximately $6,217,000, $3,780,000 and $2,537,000, respectively, to the Landlords for payment of minimum annual rent. MI’s fundings have not been reflected in the accompanying combined financial statements as the credit enhancement agreements were terminated on August 29, 2003 as part of MI’s sale of the Communities to CNL and MI’s fundings were not repaid.

4. RESTRICTED CASH

        Included in restricted cash are resident security deposits, which are held in segregated accounts as required by various states, and reserves for the replacement of furniture, fixtures and equipment (“FF&E”), as required by provisions of the lease agreements. As of June 30, 2003 and December 31, 2002, restricted cash amounts related to resident security deposits were approximately $197,000 and $316,000, respectively, and deposits held in an FF&E reserve totaled approximately $326,000 and $193,000, respectively.

5. INCOME TAXES

        The Communities operated at a breakeven level for the year ended December 31, 2002 and the six months ended June 30, 2003 and 2002. Additionally, there are no temporary differences. Therefore, no provision or benefit for income taxes has been recorded.

6. COMMITMENTS AND CONTINGENCIES

        The Communities are subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the combined financial position, operations, or liquidity of the Communities.

7. SUBSEQUENT EVENT

        On August 29, 2003, CNL purchased the fourteen Communities from MI and simultaneously amended and restated the existing lease agreements, which were assumed by a new tenant, Solomon Holdings I – The Triangle, LLC. The leases were modified to reflect new economic terms, such as minimum annual rent and required FF&E reserves, for this transaction. In addition, MI was released of its obligation to guarantee minimum annual rent.

As a result of this transaction, the Communities’ aggregate future minimum lease payments due under the leases are as follows (in thousands):

2003	$ 5,555
2004	18,124
2005	19,053
2006	20,447
2007	21,061
Thereafter	484,014

$568,254

SUNRISE SENIOR LIVING, INC. SIXTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

Contents

Report of Independent Auditors......................................................................F-53

Combined Financial Statements

Combined Balance Sheets as of September 30, 2003 (unaudited) and December
     31, 2002.......................................................................................F-54

Combined Statements of Operations for the nine months ended September 30,
     2003 (unaudited) and for the year ended December 31, 2002......................................F-55

Combined Statements of Changes in Partners' Capital for the nine months ended
     September 30, 2003 (unaudited) and for the year ended December 31, 2002........................F-56

Combined Statements of Cash Flows for the nine months ended September 30,
     2003 (unaudited) and for the year ended December 31, 2002......................................F-57

Notes to Combined Financial Statements..............................................................F-58

                                               Report of Independent Auditors

Board of Directors
Sunrise Senior Living, Inc.

We have audited the accompanying combined balance sheet as of December 31, 2002 of Sunrise Senior Living, Inc. Sixteen
Communities (as defined in Note 1), and the related combined statements of operations, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of Sunrise Senior Living, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                                                        /s/Ernst & Young LLP

McLean, Virginia
December 5, 2003

                                       Sunrise Senior Living, Inc. Sixteen Communities

                                                   Combined Balance Sheets

                                                                           September 30,       December 31,
                                                                               2003                2002
                                                                        ----------------------------------------
                                                                         (Unaudited)

Assets held for sale:
Current assets:
   Cash and cash equivalents                                             $      2,387,687    $      1,941,527
   Accounts receivable, less allowance of $218,691 and $266,750,
     respectively                                                                 981,726             686,431
   Notes receivable - affiliate                                                         -           1,162,638
   Prepaid expenses and other current assets                                      137,165             261,521
                                                                        ----------------------------------------
Total current assets                                                            3,506,578           4,052,117

Property and equipment, net                                                   137,484,549         130,509,819
Restricted cash                                                                   759,987             464,385
Deferred financing costs, less accumulated amortization of $1,318,100
  and $997,702, respectively                                                      290,518             425,632
Pre-rental costs, less accumulated amortization of  $2,526,258 and
  $2,259,609, respectively                                                              -             226,127
                                                                        ----------------------------------------
Total assets                                                                 $142,041,632    $    135,678,080
                                                                        ========================================

Liabilities held for sale and partners' capital
Current liabilities:
   Accounts payable and accrued expenses                                 $        774,027    $        899,695
   Net payables to affiliates                                                   7,641,017           7,713,462
   Deferred revenue                                                                74,533              90,034
   Current maturities of long-term debt                                        78,602,525          17,457,437
   Other current liabilities                                                        5,273               5,484
                                                                        ----------------------------------------
Total current liabilities                                                      87,097,375          26,166,112

Long-term debt, less current maturities                                        28,229,086          90,062,210
                                                                        ----------------------------------------
Total liabilities                                                             115,326,461         116,228,322

Partners' capital                                                              26,715,171          19,449,758
                                                                        ----------------------------------------
Total liabilities and partners' capital                                      $142,041,632        $135,678,080
                                                                        ========================================

See accompanying notes.

                                       Sunrise Senior Living, Inc. Sixteen Communities

                                              Combined Statements of Operations

                                                                   Nine months ended         Year ended
                                                                     September 30,          December 31,
                                                                         2003                   2002
                                                               ---------------------------------------------
                                                                      (Unaudited)
Operating revenues:
   Resident fees                                                $     32,849,111          $     40,884,441

Operating expenses:
   Labor                                                              10,483,740                13,507,340
   Food                                                                1,733,841                 2,111,404
   General and administrative                                          9,371,609                10,654,664
   Management fees                                                     2,535,806                 3,307,306
   Depreciation and amortization                                         266,649                 4,783,460
                                                               ---------------------------------------------
                                                                      24,391,645                34,364,174
                                                               ---------------------------------------------
Income from operations                                                 8,457,466                 6,520,267

Other income (expense):
   Interest income                                                        75,874                   129,540
   Interest expense                                                   (4,760,650)               (7,222,198)
                                                               ---------------------------------------------
                                                                      (4,684,776)               (7,092,658)
                                                               ---------------------------------------------
Net income (loss)                                               $      3,772,690          $       (572,391)
                                                               =============================================

See accompanying notes.

                                       Sunrise Senior Living, Inc. Sixteen Communities

                                     Combined Statements of Changes in Partners' Capital

                                                                   Nine months ended         Year ended
                                                                     September 30,          December 31,
                                                                         2003                   2002
                                                               ----------------------------------------------
                                                                       (Unaudited)

Partners' capital, beginning of year                             $   19,449,758            $20,022,149
   Net income (loss)                                                  3,772,690               (572,391)
   Buyout of minority partner's interest, net                         3,492,723                      -
                                                               ----------------------------------------------
Partners' capital, end of year                                   $   26,715,171            $19,449,758
                                                               ==============================================

See accompanying notes.

                                       Sunrise Senior Living, Inc. Sixteen Communities

                                              Combined Statements of Cash Flows

                                                                        Nine months ended            Year ended
                                                                          September 30,             December 31,
                                                                               2003                     2002
                                                                    ----------------------------------------------
                                                                            (Unaudited)
Operating activities
Net income (loss)                                                        $    3,772,690             $     (572,391)
Adjustments to reconcile net income (loss) to net cash provided by
  (used in) operating activities:
   Provision for bad debts                                                      122,417                    106,667
   Depreciation and amortization                                                266,649                  4,783,460
   Amortization of financing costs                                              320,398                    374,072
   Accrued interest on note receivable - affiliate                                    -                    (90,000)
   Changes in operating assets and liabilities:
     Accounts receivable                                                       (417,712)                   (96,170)
     Prepaid expenses and other current assets                                  124,356                   (190,177)
     Accounts payable and accrued expenses                                     (125,668)                (1,037,097)
     Net payables to affiliates                                                 (72,445)                (7,322,711)
     Deferred revenue                                                           (15,501)                   (47,954)
     Other current liabilities                                                     (211)                     1,227
                                                                    ----------------------------------------------
Net cash provided by (used in) operating activities                           3,974,973                 (4,091,074)
                                                                    ----------------------------------------------

Investing activities
Increase in restricted cash                                                    (295,602)                  (100,436)
Investment in property and equipment                                         (2,431,807)                (4,437,104)
Pre-rental costs paid                                                           (40,522)                  (333,686)
                                                                    ----------------------------------------------
Net cash used in investing activities                                        (2,767,931)                (4,871,226)
                                                                    ----------------------------------------------

Financing activities
Financing costs paid                                                           (185,284)                  (378,875)
Repayment of long-term debt                                                  (4,783,981)               (16,874,019)
Additional borrowings under long-term debt                                    4,095,945                 25,201,721
Repayments from notes receivable - affiliate                                    112,438                          -
                                                                    ----------------------------------------------
Net cash (used in) provided by financing activities                            (760,882)                 7,948,827
                                                                    ----------------------------------------------
Net increase (decrease) in cash and cash equivalents                            446,160                 (1,013,473)

Cash and cash equivalents at beginning of year                                1,941,527                  2,955,000
                                                                    ----------------------------------------------
Cash and cash equivalents at end of year                                 $    2,387,687             $    1,941,527
                                                                    ==============================================

See accompanying notes.

                                       Sunrise Senior Living, Inc. Sixteen Communities

                                           Notes to Combined Financial Statements

1. Organization

Sunrise Senior Living, Inc. (formerly Sunrise Assisted Living, Inc.) ("SALI") is a provider of senior living services.
Senior living services include providing a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. The services provided by SALI are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their families, or another responsible party.

The Sunrise Senior Living, Inc. Sixteen Communities include the combined financial statements associated with sixteen communities owned by affiliates of SALI (the "Communities").  The Communities were sold to CNL Retirement Properties Inc.
("CNL") on September 30, 2003 (see Note 7). The Communities are included in the following legal entities, as described below:

ADG on Sheepshead Bay, L.L.C.
Atlantic-Sunrise, L.L.C.
Sunrise Assisted Living Limited Partnership
Sunrise Assisted Living Limited Partnership VIII
Sunrise Farmington Hills Assisted Living, L.L.C.
Sunrise Poland Assisted Living, L.L.C.
Sunrise Raleigh Assisted Living, L.L.C.

ADG on Sheepshead Bay, L.L.C. was formed November 16, 1998 under the laws of the State of New York and will terminate on
December 31, 2098.  ADG on Sheepshead Bay, L.L.C. owns and operates the Sheepshead Bay assisted living facility.

Atlantic-Sunrise, L.L.C. was formed January 19, 1999 and began operations on January 28, 1999 under the laws of the State of New York and will terminate on December 31, 2098.  Atlantic-Sunrise, L.L.C. owns and operates the Mill Basin facility.

Sunrise Assisted Living Limited Partnership ("SALLP") was formed May 5, 1994 under the laws of the Commonwealth of Virginia and began operations on June 8, 1994 and will terminate on January 1, 2044.  SALLP operates fifteen assisted living and independent facilities in the Commonwealth of Virginia, Maryland, Florida, and Washington.  The following communities under
SALLP are included in these combined financial statements: Arlington, Bluemont Park, Countryside, Falls Church, Frederick,
Leesburg, and Mercer Island.  Bluemont Park and Countryside represent three and two communities, respectively.

Sunrise Assisted Living Limited Partnership VIII was formed October 19, 1995 under the laws of the State of California and will terminate on October 1, 2045.  Sunrise Assisted Living Limited Partnership VIII owns and operates the Santa Rosa facility.

1. Organization (continued)

Sunrise Farmington Hills Assisted Living, L.L.C. was formed July 8, 1999 under the laws of the State of Michigan and will terminate on December 31, 2099.  Sunrise Farmington Hills Assisted Living, L.L.C. owns and operates the Farmington Hills
North facility.

Sunrise Poland Assisted Living, L.L.C. was formed December 22, 1997 under the laws of the State of Ohio and will terminate on December 31, 2099.  Sunrise Poland Assisted Living, L.L.C. owns and operates the Poland facility.

Sunrise Raleigh Assisted Living, L.L.C. was formed October 22, 1996 under the laws of the State of North Carolina and will terminate upon dissolution of the L.L.C. agreement or terms of the agreement or by operation of law. Sunrise Raleigh
Assisted Living, L.L.C. owns and operates the Raleigh facility.

Sunrise Senior Living Management, Inc. (previously Sunrise Assisted Living Management Inc.) (SALMI), a wholly owned subsidiary of SALI, is the manager of the Communities (see Note 4).

All material intercompany transactions and balances between the Communities included in these combined financial statements have been eliminated.

As of and for the nine months ended September 30, 2003, the assets and liabilities associated with the Communities were classified as held for sale by SALI due to their intention to sell the Communities within the year.  As such, no depreciation was recorded on the property and equipment from January 1, 2003 through September 30, 2003.  The December 31,
2002 combined balance sheet has presented all assets and liabilities as held for sale in accordance with Statement of
Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Significant Accounting Policies (continued)

Interim Period Financial Statements

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Communities believe the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 30, 2003, and the results of operations and cash flows associated with the nine-month period ended September 30, 2003. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

Cash and Cash Equivalents

The Communities consider all investments purchased with an original maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The Communities provide an allowance for doubtful accounts on their outstanding receivables based on their collection history.

Property and Equipment

Property and equipment are recorded at cost or stepped up value (see Note 6). Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows. Based on management's estimation process, no impairment losses were recorded as of
December 31, 2002.

2. Significant Accounting Policies (continued)

Deferred Financing Costs

Costs incurred in connection with obtaining permanent financing for community-owned facilities have been deferred and amortized over the term of the financing.

Pre-rental Costs

Costs incurred to initially rent facilities are capitalized and amortized over 12 months.  All other pre-rental costs are expensed as incurred.

Revenue Recognition

Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees are received from potential residents upon occupancy. Resident community fees are recognized as income over the first 90 days of the resident's stay and are ratably refundable if the prospective resident does not move into the property or moves out of the property within 90 days. All other resident fee revenue is recognized when services are rendered. Agreements with residents are for a term of one year and are cancelable by residents with 30 days' written notice.

Contingent Liabilities

The Communities are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion will not have a material impact on the results of the Communities.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents and long-term debt approximate their fair values at September 30, 2003
(unaudited) and December 31, 2002.

Income Taxes

The Communities are treated as a Partnership for income tax purposes. Accordingly, no provision for income taxes has been included in the accompanying financial statements, as all attributes of income and loss pass through pro rata to the partners on their respective income tax returns in accordance with the limited partnership or Limited Liability Company agreement.

3. Property and Equipment

Property and equipment consist of the following:

                                              Asset Lives       September 30, 2003     December 31, 2002
                                         -------------------------------------------------------------------
                                                                    (Unaudited)
Land and improvements                            10-15 years    $     24,127,327     $     24,052,969
Buildings and improvements                          40 years         127,203,404          121,625,455
Furniture and equipment                           3-10 years          15,264,633           13,942,210
                                                               ---------------------------------------------
                                                                     166,595,364          159,620,634
Less: accumulated depreciation                                       (29,110,815)         (29,110,815)
                                                               ---------------------------------------------
                                                                $    137,484,549         $130,509,819
                                                               =============================================

Depreciation expense was $0 and $4,279,503 for the nine months ended September 30, 2003 (unaudited) and for the year ended
December 31, 2002, respectively. No depreciation was recorded for the nine months ended September 30, 2003, as the property and equipment was held for sale.

4. Affiliate Transactions

Management Services

The Communities have entered into a management agreement (the "Agreement") with SALMI to manage the Communities. The
Agreement provides for management fees to be paid monthly, based on a percentage of each of the Communities' gross operating revenues.

Note Receivable

In January 1999, Sheepshead Bay, in which SALI has a controlling interest, accepted a $500,000 promissory note ("ADG Note")
from a minority partner. The ADG Note accrues interest at 10% per annum, which is due annually beginning February 22, 2000.
The principal balance plus accrued and unpaid interest is due on February 22, 2009. This note and accrued interest was included as consideration for the buyout of the minority partner's interest on September 29, 2003 (see Note 6).

In 2001, Mill Basin, in which SALI has a controlling interest, accepted a $500,000 promissory note ("AMB Note") from a minority partner. The AMB Note accrues interest at 8% per annum, which is due annually beginning March 2002. The principal balance plus accrued interest and unpaid interest were due in March 2010.

This note and accrued interest was included as consideration for the buyout of the minority partner's interest on September
29, 2003 (see Note 6).

4. Affiliate Transactions (continued)

Receivables and Payables

The Communities have net payables due to SALMI and affiliates of $7,641,017 and $7,713,462 at September 30, 2003
(unaudited) and December 31, 2002, respectively, as a result of management services.

5. Long -Term Debt

Long-term debt consists of the following:

                                               September 30, 2003   December 31, 2002
                                               ----------------------------------------
                                                  (Unaudited)
Multi-property blanket first mortgage           $    59,947,562       $  60,534,206
Revolving credit facilities                           4,760,000           4,760,000
Line of credit                                                -           4,036,000
Other mortgages and notes payable                    42,124,049          38,189,441
                                               ----------------------------------------
                                                $   106,831,611       $ 107,519,647
Current maturities                                  (78,602,525)        (17,457,437)
                                               ----------------------------------------
                                                $    28,229,086       $  90,062,210
                                               ========================================

SALI entered into a multi-property blanket first mortgage in June 1994 that is collateralized by a blanket first mortgage on all assets of SALLP, consisting of 10 properties. In May 2001, SALI modified its multi-property blanket first mortgage to extend the maturity date from May 31, 2001 to May 31, 2004 at a fixed rate of interest equal to 8.20%.

In December 2001, SALI entered into an approximately $4.8 million revolving credit facility collateralized by the Raleigh
Community. The revolving credit facility matures in November 2006, subject to a five-year extension and accrues interest at
LIBOR plus 1.2% (2.32% at September 30, 2003 (unaudited) and 2.58% at December 2002).

At December 31, 2002, the Farmington Hills Community is collateral for approximately $4.0 million of debt under a line of credit associated with a subsidiary of SALI. This debt accrues interest at LIBOR plus 2.0% and is due in June 2004. The debt was repaid in January of 2003 when the Farmington Hills Community obtained debt of $4.1 million, as described below.

5. Long -Term Debt (continued)

The other mortgages and notes payable relate to four properties: Santa Rosa, Mill Basin, Sheepshead Bay, and Farmington
Hills, whereby outstanding balances are collaterized by the total assets of the respective property. Payments of principal and interest are made monthly. Variable interest rates range from LIBOR plus 2.0% to 2.5% (3.12% at September 30, 2003 and
3.88% at December 2002) or the prime rate (4.00% at September 30, 2003 and 4.25% at December 31, 2002). Fixed rate debt is at 6.875%.

The Sheepshead Bay Community had debt with another lender of $16.0 million that was repaid in June 2002. The debt accrued interest at LIBOR plus 1.80%. In conjunction with the repayment, the Community recorded additional interest expense for the unamortized financing costs of approximately $75,000 during the year ended December 31, 2002.

Interest paid totaled $4,482,075 and $6,640,187 for the nine months ended September 30, 2003 (unaudited) and the year ended
December 31, 2002, respectively. Interest capitalized for the year ended December 31, 2002 was approximately $180,000.

Restricted cash consists of real estate tax escrows, operating reserves and capital reserves related to the Communities'
debt agreements and resident deposits.

6. Partner's Capital (Unaudited)

On September 29, 2003, an affiliate of SALI purchased the minority partner's interest of $0.8 million in the Mill Basin and
Sheepshead Bay Communities for approximately $4.3 million in cash and the forgiveness of approximately $1.0 million of the note receivable from affiliate. As a result of the repurchase, property and equipment related to these two communities were stepped up to fair value by approximately $4.5 million, based on the market value of the recapitalized communities. This transaction is considered a non-cash transaction in the combined statement of cash flows as no cash was used by the
Communities to consummate the repurchase of minority interests.

7. Subsequent Events (Unaudited)

On September 30, 2003, SALI completed the sale of its 100 percent interest in the Communities to CNL for an aggregate purchase price of $158 million. SALI will continue to operate the Communities under long-term management contracts.

EDENCARE SENIOR LIVING SERVICES, L.P.

Consolidated Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

Contents

Pro Forma Consolidated Financial Statements (unaudited)

Consolidated Financial Statements

Consolidated Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002...............F-71

Consolidated Statements of Operations for the nine months ended September 30,
     2003 and 2002 (unaudited) and for the year ended December 31, 2002..............................F-72

Consolidated Statements of Partners' Deficit for the nine months ended
     September 30, 2003 (unaudited) and for the year ended December 31, 2002.........................F-73

Consolidated Statements of Cash Flows for the nine months ended September 30,
     2003 and 2002 (unaudited) and for the year ended December 31, 2002..............................F-74

Notes to Consolidated Financial Statements...........................................................F-75

                                             PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On November 25, 2003,  the Company  acquired  substantially  all of the  operating  assets of EdenCare  Senior  Living  Services,  L.P.
("EdenCare").  These  Properties are described as the EdenCare  Portfolio One  Properties and the EdenCare  Portfolio Two Properties in
the "Business - Property  Acquisitions"  section of this Prospectus  Supplement.  The audited financial  statements of EdenCare for the year ended December 31, 2002 are included following the Unaudited Pro Forma  Consolidated  Financial  Statements.  As of September 30,
2003 and December 31, 2002,  EdenCare's assets included one and two Properties,  respectively,  that were not purchased by the Company.
The following  Unaudited Pro Forma  Consolidated  Balance Sheet of EdenCare as of September 30, 2003 gives effect to the elimination of the Property not purchased by the Company.

The  Unaudited  Pro Forma  Consolidated  Statements  of  Operations  for the nine months  ended  September  30, 2003 and the year ended
December 31, 2002,  give effect to the  elimination  of the revenues  and expenses of the  operating  assets of EdenCare  that were not purchased by the Company.

This pro forma financial  information is presented for informational  purposes only and does not purport to be indicative of EdenCare's financial  results or condition if the various  events and  transactions  reflected  herein had occurred on the dates or been in effect during the periods  indicated.  This pro forma  financial  information  should not be viewed as indicative  of the Company's  financial results or conditions in the future.

                                                 EDENCARE SENIOR LIVING SERVICES, L.P.
                                            UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                          SEPTEMBER 30, 2003

                                                                                     Pro Forma
                                                               Historical           Adjustments          Pro Forma
                                                             ----------------     ----------------    ----------------
                          ASSETS

Current assets:
    Cash and cash equivalents                                      $ 1,763,522          $  (514,542)        $ 1,248,980
       Accounts receivable, net                                        188,227              (12,621)            175,606
    Funds held in escrow                                             3,254,723             (103,831)          3,150,892
    Prepaid expenses and other current assets                          105,693              (15,637)             90,056
                                                             ----------------     ----------------    ----------------
Total current assets                                                 5,312,165             (646,631)          4,665,534

Property and equipment, net of accumulated depreciation of
    $20,372,653                                                    167,305,000          (10,001,336)        157,303,664

Deferred financing costs, less accumulated amortization of
    $4,288,095                                                         674,849                   -              674,849
                                                             ----------------     ----------------    ----------------
                                                                  $173,292,014        $ (10,647,967)      $ 162,644,047
                                                             ================     ================    ================

LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
    Trade accounts payable and accrued expenses                    $ 6,285,434         $ (1,355,694)        $ 4,929,740
    Accrued interest                                                14,280,041             (176,485)         14,103,556
    Current maturities of long-term debt                           149,787,930              (69,569)        149,718,361
                                                             ----------------     ----------------    ----------------
Total current liabilities                                          170,353,405           (1,601,748)        168,751,657

Long-term debt, less current maturities                             23,687,769           (8,189,917)         15,497,852

Minority interest                                                    1,111,317                    -           1,111,317

Partners' deficit                                                  (21,860,477)            (856,302)        (22,716,779)
                                                             ----------------     ----------------    ----------------
                                                                 $ 173,292,014          (10,647,967)      $ 162,644,047
                                                             ================     ================    ================

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                 EDENCARE SENIOR LIVING SERVICES, L.P.
                                       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                 NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                                              Pro Forma
                                                          Historical         Adjustments          Pro Forma
                                                        ---------------     ---------------     ---------------

Operating revenue:
    Resident fees                                         $ 42,518,198        $ (2,267,130)      $ 40,251,068
    Management services income and consulting revenues         132,750            (132,750)                 -
                                                        ---------------     ---------------     ---------------
Total operating revenue                                     42,650,948          (2,399,880)        40,251,068

Operating expenses:
    Community operating expenses                            31,589,164          (1,833,823)        29,755,341
    General and administrative expenses                      3,392,371                   -           3,392,371
    Depreciation and amortization                            5,103,469            (274,944)         4,828,525
                                                        ---------------     ---------------     ---------------
Total operating expenses                                    40,085,004          (2,108,767)        37,976,237
                                                        ---------------     ---------------     ---------------

    Income from operations                                   2,565,944            (291,113)         2,274,831

Other income (expense):
    Investment income                                           26,417                   -              26,417
    Gain on disposal of subsidiaries                           192,320            (192,320)                 -
    Interest expense, net of amounts capitalized            (8,552,950)           564,494          (7,988,456)
                                                        ---------------     ---------------     ---------------
Total other expense                                         (8,334,213)           372,174          (7,962,039)

Minority interest in income of consolidated limited
    partnerships                                               (43,913)                 -             (43,913)
                                                        ---------------     ---------------     ---------------

Net loss                                                  $ (5,812,182)        $   81,061        $ (5,731,121)
                                                        ===============     ===============     ===============

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                 EDENCARE SENIOR LIVING SERVICES, L.P.
                                       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                     YEAR ENDED DECEMBER 31, 2002

                                                                               Pro Forma
                                                         Historical           Adjustments          Pro Forma
                                                       ----------------     ----------------    ----------------

Operating revenue:
    Resident fees                                         $ 51,288,313         $ (4,303,881)      $ 46,984,432
    Management services income and consulting revenues         247,303             (230,003)            17,300
                                                       ----------------     ----------------    ----------------
Total operating revenue                                     51,535,616           (4,533,884)        47,001,732

Operating expenses:
    Community operating expenses                            41,368,473           (3,364,880)        38,003,593
    General and administrative expenses                      4,721,949                    -           4,721,949
    Depreciation and amortization                            7,096,480             (482,652)         6,613,828
                                                       ----------------     ----------------    ----------------
Total operating expenses                                    53,186,902           (3,847,532)        49,339,370
                                                       ----------------     ----------------    ----------------

    Loss from operations                                    (1,651,286)           (686,352)        (2,337,638)

Other income (expense):
    Investment income                                           52,105                    -              52,105
    Gain on disposal of subsidiaries                           858,506                    -             858,506
    Interest expense, net of amounts capitalized           (12,723,747)            899,741         (11,824,006)
                                                       ----------------     ----------------    ----------------
Total other expense                                        (11,813,136)            899,741         (10,913,395)

Minority interest in losses of consolidated limited
    partnerships                                                20,498                    -              20,498
                                                       ----------------     ----------------    ----------------

Net loss                                                 $ (13,443,924)         $  213,389       $ (13,230,535)
                                                       ================     ================    ================

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                    Report of Independent Auditors

Board of Directors
EdenCare Senior Living Services, L.P.

We have audited the  accompanying  consolidated  balance sheet of EdenCare  Senior Living  Services,  L.P.  (the  "Partnership")  as of
December 31,  2002, and the related  consolidated  statements of operations,  partners' deficit and cash flows for the year then ended.
These financial  statements are the  responsibility of the  Partnership's  management.  Our  responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain  reasonable  assurance about whether the financial  statements are free of material  misstatement.
An audit includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the financial  statements.  An audit also includes  assessing the  accounting  principles  used and  significant  estimates  made by  management,  as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly,  in all material  respects,  the  consolidated  financial position of EdenCare Senior Living  Services,  L.P. as of  December 31, 2002,  and the  consolidated  results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                                       /s/Ernst & Young LLP
Atlanta, Georgia
April 11, 2003

                                                 EdenCare Senior Living Services, L.P.

                                                      Consolidated Balance Sheets

                                                                    September 30,         December 31,
                                                                        2003                  2002
                                                                --------------------------------------------
                                                                     (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                           $1,763,522            $1,898,916
   Accounts receivable, net of allowance for doubtful accounts            188,227               300,862
     of $112,653 at December 31, 2002
   Funds held in escrow                                                 3,254,723             2,588,903
   Prepaid expenses and other current assets                              105,693               806,199
                                                                --------------------------------------------
 Total current assets                                                   5,312,165             5,594,880

 Property and equipment, net of accumulated depreciation              167,305,000           174,850,650

Deferred financing costs, less accumulated amortization
  of $3,528,546 at December 31, 2002                                      674,849             1,360,360
                                                                --------------------------------------------
                                                                     $173,292,014          $181,805,890
                                                                ============================================

Liabilities and partners' deficit
Current liabilities:
   Trade accounts payable                                                $872,793            $1,171,303
   Accrued interest                                                    14,280,041            11,164,274
   Accrued salaries and benefits                                        1,422,045             1,741,424
   Accrued property taxes                                               1,585,653             1,036,918
   Accrued insurance                                                    1,005,610             1,567,355
   Other accruals                                                       1,399,333             2,778,274
   Current maturities of long-term debt                               149,787,930             1,246,164
                                                                --------------------------------------------
Total current liabilities                                             170,353,405            20,705,712

Long-term debt, less current maturities                                23,687,769           176,081,069
Minority interests                                                      1,111,317             1,067,404

Partners' deficit                                                     (21,860,477)          (16,048,295)
                                                                --------------------------------------------
                                                                     $173,292,014          $181,805,890
                                                                ============================================

See accompanying notes.

                                                 EdenCare Senior Living Services, L.P.

                                                 Consolidated Statements of Operations

                                                              Nine Months ended September 30,          Year ended
                                                                                                      December 31,
                                                                  2003                2002                2002
                                                          -------------------------------------------------------------
                                                              (Unaudited)          (Unaudited)

 Operating revenue:
   Resident fees                                                $ 42,518,198         $ 37,709,752        $ 51,288,313
   Management services income and
     consulting revenues                                             132,750              167,002             247,303
                                                          -------------------------------------------------------------
 Total operating revenue                                          42,650,948           37,876,754          51,535,616

 Operating expenses:
   Community operating expenses                                   31,589,164           30,631,452          41,368,473
   General and administrative expenses                             3,392,371            3,372,376           4,721,949
   Depreciation and amortization                                   5,103,469            5,054,570           7,096,480
                                                          -------------------------------------------------------------
 Total operating expenses                                         40,085,004           39,058,398          53,186,902
                                                          -------------------------------------------------------------
   Income (Loss) from operations                                   2,565,944           (1,181,644)         (1,651,286)

 Other income (expense):
   Investment income                                                  26,417               48,712              52,105
   Gain on disposal of subsidiaries                                  192,320              858,506             858,506
   Interest expense, net of amounts capitalized                   (8,552,950)          (9,614,336)        (12,723,747)
                                                          -------------------------------------------------------------
 Total other expense                                              (8,334,213)          (8,707,118)        (11,813,136)

 Minority interest in (income) losses of consolidated
   limited partnerships                                              (43,913)              17,124              20,498
                                                          -------------------------------------------------------------
 Net loss                                                       $ (5,812,182)        $ (9,871,638)       $(13,443,924)
                                                          =============================================================

See accompanying notes.

                                                 EdenCare Senior Living Services, L.P.

                                             Consolidated Statements of Partners' Deficit

Balance at January 1, 2002                               $  (3,817,896)
   Capital contribution                                         338,999
   Other comprehensive                                          874,526
   Net loss                                                 (13,443,924)
                                                     ---------------------
Balance at December 31, 2002                               (16,048,295)
   Net loss (Unaudited)                                      (5,812,182)
                                                     ---------------------
Balance at September 30, 2003 (Unaudited)                $ (21,860,477)
                                                     =====================

See accompanying notes.

                                                 EdenCare Senior Living Services, L.P.

                                                 Consolidated Statements of Cash Flows

                                                                  Nine Months ended September 30,         Year ended
                                                                                                         December 31,
                                                                      2003                2002               2002
                                                               ----------------------------------------------------------
                                                                   (Unaudited)        (Unaudited)
Operating activities
Net loss                                                            $ (5,812,182)        $(9,871,638)      $(13,443,924)
Adjustment to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                                     5,103,469           5,054,570          7,096,480
     Minority interests                                                   43,913             (17,124)           (20,498)
     Net change in fair value of interest rate collar                          -             874,526            874,526
     Changes in operating assets and liabilities:
       Accounts receivable                                               112,635             (96,553)           (13,522)
       Prepaid expenses, security deposits and other assets              700,506             381,564                868

       Accounts payable and accrued expenses                           1,105,927           1,380,822          4,826,501
                                                               ----------------------------------------------------------
Net cash provided by (used in) operating activities                    1,254,268          (2,293,833)          (679,569)

Investing activities
Disposition of property and equipment                                  3,902,714             385,289            297,126
Purchases of and additions to property and equipment                    (571,686)           (426,657)          (568,876)
                                                               ----------------------------------------------------------
Net cash provided by (used in) investing activities                    3,331,028             (41,368)          (271,750)

Financing activities
Capital contributions by partners                                              -             338,999            338,999
Proceeds from long-term debt borrowings                                        -           1,018,397          1,018,397
Long-term debt payments                                               (3,851,534)           (421,565)          (562,087)
Redemptions of funds held in escrow                                     (665,820)            142,745            142,745
Payment of deferred financing costs                                     (203,336)                  -           (115,228)
                                                               ----------------------------------------------------------
Net cash provided by (used in) financing activities                   (4,720,690)          1,078,576            822,826
                                                               ----------------------------------------------------------
Decrease in cash                                                        (135,394)         (1,256,625)          (128,493)
Cash and cash equivalents at beginning of year                         1,898,916           2,027,409          2,027,409
                                                               ----------------------------------------------------------
Cash and cash equivalents at end of year                        $      1,763,522    $        770,784   $      1,898,916
                                                               ==========================================================

Supplemental cash flow information
 Cash paid for interest, net of amount capitalized              $      5,437,000    $      6,351,000   $      8,201,000
                                                               ==========================================================

See accompanying notes.

                                                 EdenCare Senior Living Services, L.P.

                                              Notes to Consolidated Financial Statements

                                                           December 31, 2002

                                                 EdenCare Senior Living Services, L.P.

                                        Notes to Consolidated Financial Statements (continued)

1. Interim Period Financial Statements

The interim statements have been prepared without audit.  Certain information and footnote  disclosures  normally included in financial statements  presented in accordance with accounting  principles generally accepted in the United States have been condensed or omitted.
Management believes the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management,  the  accompanying  interim  statements  reflect all  adjustments  (which  include only normal  recurring adjustments)  necessary  to present  fairly the  financial  position of the  Partnership  as of  September 30,  2003 and the results of operations  and cash  flows  associated  for the nine  month  periods  ended  September 30,  2003 and  2002.  Interim  results  are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

2. Organization

EdenCare Senior Living Services,  L.P. (the  "Partnership")  was organized in December 1996  for the purpose of developing,  purchasing and managing  assisted  living,  independent  and special care  communities  throughout the United  States.  Assisted  living  services provide a residence,  meals and nonmedical  assistance to elderly  residents for a monthly fee. The  Partnership's  services  generally are not covered by health  insurance.  Accordingly,  monthly fees for assisted  living and other services are generally  payable by the residents,  their  families or other  responsible  parties.  The  Partnership  generally  does not require any  collateral  or security interest from the residents.

The Partnership was capitalized and commenced  operations in January 1997.  On August 28,  1998, the Partnership  agreement was amended and restated to create a new class of equity  whereby the ownership  structure  was divided into Class A Equity (the  original  capital partners)  and Class B Equity.  On  November 6, 2001,  the  Partnership  agreement  was further  amended and  restated to create  three additional  classes of equity  whereby the  ownership  structure  was divided  between  Class A, Class B, Class C,  Class D and Class E
Equity.

2. Organization (continued)

The Partnership's  ownership structure is composed of Class A Equity (32.3%),  Class B Equity (10.2%), Class C Equity (50%) and Class E
Equity (7.5%).  The Class A Equity ownership  structure is as follows:  General Partner- Assisted Living Capital  Partners,  L.P. (60%)
and Limited Partners-  JMI/Greystar Realty Partners,  L.P. (11%), CFP, L.P. (8%) and Manager Assisted Living Partners,  L.P. (21%). The
Class B Equity  ownership  structure is as follows (all Limited  Partners):  ESLS Investment LTD., an Ohio L.L.C.  (80%),  CFP/Assisted
Living Partnership,  L.P. (10%) and JMI/Greystar  Assisted Living Partners,  L.P. (10%). The Class C Equity is wholly owned by EdenCare
Investment  Group,  LLC, an investment  holding company owned by CFP/Assisted  Living Partners,  L.P.  (44.6%),  JMI/Greystar  Assisted
Living Partners,  L.P. (49.1%),  ESLS Investment LTD., an Ohio L.L.C. (4.8%) and certain members of the Partnership's senior management
(1.5%).  The Class D Equity is wholly owned by Assisted  Living Capital  Partners,  L.P. The Class E Equity is wholly owned by EdenCare
Management, L.P.

The  Partnership  expires at the earlier of August 26, 2098 or one of the following  dissolution  events:(1) the  determination  of the management  committee to dissolve the  Partnership;  (2) the  withdrawal or retirement  from the  Partnership  by the General  Partner;
(3) the disposition of all or substantially all of the Partnership's  property and the determination by the management committee not to continue  acquisition  and  development of projects;  (4) the  adjudication  of Partnership  bankruptcy or (5) the filing for relief or reorganization  in bankruptcy.  The General Partner may not withdraw from the  Partnership  without the prior written consent of all of the Limited  Partners,  and a Limited  Partner may not  voluntarily  withdraw from the  Partnership  without the consent of the General
Partner.

Losses are allocated first to the Partners in proportion to their  respective  capital account balances to the extent thereof and based upon the type of partnership  units held, and next, to the General Partner to the extent future  allocations of net losses to a limited partner would cause such limited partner to have a capital account  deficit.  Under the Class A Equity  agreement,  the General Partner made total capital  contributions of $20,000,000.  Under the Class B Equity  agreement,  the Class B Equity Limited Partners made total capital  contributions  of  $25,000,000.  Under the Class C Equity  agreement,  The Class C Equity Limited  Partners made total capital contributions  of $5,502,000.  Under the Class D Equity  agreement,  the General Partner  converted  $5,426,190 of unpaid principal and accrued  interest owed by the  Partnership  to the General  Partner  under a promissory  note into Class D Equity during the year ended
December 31, 2002. Under the Class E Equity agreement, the Class E Equity limited partners made total capital contributions of $999.

2. Organization (continued)

The  Partnership's  financial  statements have been prepared  assuming that the Partnership will continue to meet its obligations.  The
Partnership  has  incurred  losses  from  operations  and  maintains  an  accumulated  deficit at December  31,  2002 of  approximately
$16,048,000.  The financial  statements do not include any adjustments to the  recoverability  and  classification  of liabilities that might be necessary should the Partnership be unable to continue as a going concern.

The  Partnership's  continuation  is  dependent  on its  ability  to  generate  sufficient  cash  flows and  profitability  to meet its obligations  on a timely  basis and comply  with debt  obligations.  The  Partnership  believes  its cash flows and  profitability  are affected by the general  trends in the assisted  living  industry and by the  individual  factors at a community  level that  determine profitability,  such as occupancy level,  expense  controls,  and availability of qualified  staff,  among others.  The Partnership has instituted  plans at each  operating  unit that are designed to increase  profitability  and cash flow from  operations  during  future periods.  The Partnership  expects that these plans,  as well as corporate  initiatives,  will facilitate  improvements in the business operations.  However,  the Partnership  cannot assure future  increased  profitability  and cash flows. The Partnership also intends to refinance or seek new  financing for certain of its debt  obligations  which become due in 2004.  There can be no  assurances  that the
Partnership will be successful in obtaining additional financing.

3. Significant Accounting Policies

Business and Consolidation

The Partnership develops, owns and operates 27 assisted living,  independent and special care communities located in Alabama,  Florida,
Kentucky,  Georgia,  North Carolina,  South Carolina and Texas. In addition,  the Partnership  manages two assisted living  communities located in Georgia and South Carolina.

The consolidated  financial  statements  include wholly and majority owned  subsidiaries  that manage,  own and develop assisted living communities  organized as limited  partnerships whose limited  partnership  interests are directly owned and whose general  partnership interest is directly or  indirectly  owned by the  Partnership.  All  significant  intercompany  transactions  and  accounts  have been eliminated.

3. Significant Accounting Policies (continued)

Revenue Recognition

Operating  revenues consist of resident fee revenue and management  services  income.  Resident fee revenue is recognized when services are rendered.  Agreements  with  residents are for a term of one year and are  cancelable by the  Partnership  or residents with thirty days notice.  Management  services  income is comprised of revenue from  management  contracts and revenue from  consulting  contracts.
Revenue from  management  contracts is  recognized in the month in which it is earned in  accordance  with the terms of the  management contracts.  Revenue from consulting contracts is recognized over the term of the respective consulting contracts.

Property and  equipment  are  recorded at the lower of cost or fair value if  indicators  of  impairment  exist as described  below and include  interest and property  taxes  capitalized  during the  construction  period,  as well as other costs  directly  related to the development  and  construction  of  communities.  Internal  costs  related to the  purchase of  existing  communities  are  expensed as incurred.  Maintenance  and repairs are charged to expense as incurred.  Depreciation  is computed  once the asset is placed in service using the  straight-line  method over the estimated useful lives ranging from three to ten years for furniture and equipment,  15 years for building improvements and forty years for buildings.

Property and Equipment

Effective January 1, 2002, the Partnership  adopted Statement of Financial  Accounting  Standards No. 144 ("SFAS 144"),  Accounting for
the  Impairment or Disposal of Long-Lived  Assets.  SFAS 144  supercedes  Statement of Financial  Accounting  Standards  No. 121 ("SFAS
121"),  Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The adoption of SFAS 144 had no effect on the Partnership's  results of operations.  The Partnership  records impairment losses on long-lived assets used in operations when events or  circumstances  indicate that the assets may be impaired and the  undiscounted  cash flows  estimated to be generated by those assets are less than the net book value of those  assets.  If the carrying  amount  exceeds the expected  future cash flows,  the
Partnership measures the amount of impairment by comparing the book value of the asset to its fair value.

3. Significant Accounting Policies (continued)

Deferred Financing Costs

Deferred  financing costs consist of loan costs,  fees and other expenses  incurred in connection with obtaining  various financing for
Partnership-owned  communities.  Such  costs  have been  deferred  and are  amortized  over the term of the loan  using  the  effective interest method.

Cash and Cash Equivalents

The  Partnership  considers  all highly liquid  investments  with a maturity of three months or less at the date of purchase to be cash equivalents.

Income Taxes

The Partnership was formed as a limited  partnership;  accordingly,  the results of its operations are to be included in the income tax returns of the  partners.  Thus,  no income  taxes are  provided in the  consolidated  financial  statements  of the  Partnership.  The
Partnership's  corporate  subsidiaries  are subject to income taxes.  Income taxes are provided using the liability  method.  Under the liability  method,  deferred tax assets and  liabilities  are recognized for the future tax  consequences  attributable  to differences between the  financial  statement  carrying  amounts of existing  assets and  liabilities  and their  respective  tax basis  (temporary differences).  The  Partnership's  corporate  subsidiaries  did not have income for financial  reporting or income tax purposes for the year ended December 31, 2002, and losses for financial reporting and income tax purposes were insignificant.

Use of Estimates

The  preparation of financial  statements in conformity  with generally  accepted  accounting  principles  requires  management to make estimates and assumptions that affect the amounts reported in the financial  statements and  accompanying  notes.  Actual results could differ from those estimates.

3. Significant Accounting Policies (continued)

Concentrations of Credit Risk

Financial  instruments that potentially  subject the Partnership to significant  concentrations  of credit risk consist  principally of cash,  funds  held in escrow,  accounts  receivable,  and  long-term  debt.  Concentrations  of credit  risk with  respect to  accounts receivable  are  limited  due to the large  number of  residents  comprising  the  Partnership's  resident  base.  The  majority of the
Partnership's long-term debt and related funds held in escrow are through a limited number of financial institutions.

Recent Accounting Pronouncements

In April 2002, the FASB issued  Statement of Financial  Accounting  Standards No. 145,  Rescission of FASB Statements No. 4, 44 and 64,
Amendment of FASB Statement No. 13, and Technical  Corrections  ("SFAS 145").  SFAS 145 rescinds SFAS No. 4, Reporting Gains and Losses from  Extinguishment of Debt. As a result,  gains and losses from  extinguishment  of debt should be classified as extraordinary  items only if they meet the  criteria  in APB No.  30.  SFAS No.  44,  Accounting  for  Intangible  Assets of Motor  Carriers,  was issued to establish  accounting  requirements  for the effects of  transition to the  provisions of the Motor Carrier Act of 1980.  Because those transitions  have  been  completed,  SFAS No.  44 is no  longer  necessary.  SFAS  No.  64,  Extinguishments  of Debt  Made to  Satisfy
Sinking-Fund  Requirements,  amended SFAS No. 4, and is no longer necessary because SFAS No. 4 has been rescinded. SFAS 145 amends SFAS
No. 13, Accounting for Leases, to eliminate an inconsistency  between the required  accounting for sale-leaseback  transactions and the required  accounting for certain lease  modifications that have economic effects that are similar to sale-leaseback  transactions.  The provisions  of SFAS 145  related to the  recision  of SFAS No. 4 will be applied in fiscal  years  beginning  after May 15,  2002.  The provisions of SFAS No. 145 related to SFAS No. 13 are effective for transactions  occurring after May 15, 2002, with early  application encouraged.  All other  provisions  of SFAS 145 are  effective for  financial  statements  issued on or after May 15, 2002,  with early application encouraged. The adoption of SFAS 145 did not have a material impact on the Partnership's financial statements.

3. Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In July 2002,  the FASB issued  Statement of Financial  Accounting  Standards No. 146,  Accounting  for Costs  Associated  with Exit or
Disposal  Activities ("SFAS 146").  SFAS 146  addresses  financial  accounting and reporting for costs associated with exit or disposal activities and supercedes Emerging Issues Task Force Issue No. 94-3,  Liability  Recognition for Certain Employee  Termination Benefits
and Other Costs to Exit an Activity  (including  Certain Costs Incurred in a  Restructuring).  SFAS 146 requires that a liability for a cost associated  with an exit or disposal  activity be recognized when the cost is incurred rather than when a plan of exit or disposal is committed to. The provisions of this statement are effective for exit or disposal  activities that are initiated after  December 31,
2002. The Partnership does not expect there to be a material impact on its consolidated financial position,  results of operations,  or cash flows as a result of adopting this accounting standard.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure  Requirements for Guarantees,  Including
Indirect Guarantees of Indebtedness of Others.  This  interpretation  will significantly  change current practice in the accounting for and disclosure of guarantees.  Guarantees  meeting the  characteristics  described in the  Interpretation  are required to be initially recorded at fair value,  which is different  from the general  current  practice of recording a liability  only when a loss is probable and reasonably estimable.  The interpretation's  initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees  issued or modified after December 31, 2002. The  interpretation  also requires a guarantor to make significant new disclosures  for virtually all  guarantees  even if the  likelihood of the  guarantor's  having to make payments under the guarantee is remote. The interpretation's disclosure requirements are effective for the Partnership's 2002 financial statements.

3. Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In January 2003, the FASB issued  Interpretation No. 46,  Consolidation of Variable Interest Entities.  This interpretation  requires a variable  interest  entity to be  consolidated  by a company if that  company  is  subject  to a majority  of the risk of loss from the variable  interest  entity's  activities or entitled to receive a majority of the entity's  residual returns or both. The consolidation requirements of this  interpretation  apply to variable interest entities created after January 31, 2003 and apply to existing variable interest  entities in years  beginning  after June 15,  2003.  The  Partnership  does not expect  there to be a material  impact on its financial position, results of operations or cash flows as a result of adopting this accounting standard.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses were approximately $1,813,000 for the year ended December 31, 2002.

4. Funds Held in Escrow

Funds held in escrow consist of operating  deficit and working capital  reserve funds under certain  mortgage note  arrangements  which are  available to satisfy  current  obligations  relating to the operating  and working  capital needs of certain of the  Partnership's assisted  living  communities.  In addition,  the  Partnership is required under certain  mortgages  payable to escrow funds to satisfy current  property tax  obligations of certain of the  Partnership's  assisted  living  communities.  Funds held in escrow also contains funds held for insurance  programs in certain  states.  The Partnership has invested such funds in money market accounts and government backed insured deposits.

5. Property and Equipment

Property and equipment consist of the following at December 31, 2002:

                                                                                 2002
                                                                         ---------------------

Land                                                                          $  15,379,000
Buildings and building improvements                                             162,550,000
Furniture and equipment                                                          13,742,000
                                                                         ---------------------
                                                                                191,671,000
Less accumulated depreciation                                                   (16,820,000)
                                                                         ---------------------
                                                                               $174,851,000
                                                                         =====================

6. Joint Ventures

The  Partnership  maintains a joint  venture  agreement  with a third party.  The joint  venture is  structured as single asset limited partnership  whereby the third party has joint  ownership  with the  Partnership.  The  Partnership  holds a 50%  interest in its joint venture  (in  Georgia)  and the  operating  results of the joint  venture  are  included in the  Partnership's  consolidated  financial statements.

7. Disposition

In May 2002, the Partnership  divested an assisted living  community  located in Georgia.  In conjunction  with this  transaction,  the
Partnership  received  gross sale proceeds of $2,975,000  and recorded a net gain on disposal of assets in the amount of  approximately
$859,000. The Partnership repaid the related mortgage note from gross sales proceeds in the amount of approximately $1,750,000.

8. Long-Term Debt

Long-term debt at December 31, 2002 is summarized as follows:

Mortgage notes payable in installments which include interest based on LIBOR plus 2.5% to 3.0% with monthly principal and
   accrued interest payments ranging from $14,000 to $21,000(a)        $  18,038,000

HUD guaranteed mortgage notes payable in installments which
   include interest ranging from 8.25% to 8.55% with monthly
   principal and accrued interest payments ranging from
   $18,000 to $66,000 (b)
                                                                          15,477,000

Construction loans bearing interest based on LIBOR plus 2.4%
   to 3.0% with monthly interest payments ranging from $18,000
   to $56,000 (c)                                                        122,616,000

Loans bearing interest at 15% to 17%, final maturities in 2004
   (d)                                                                    16,550,000

Loans bearing interest at 18% due in full July 30, 2004 (e)
                                                                           3,646,000

Unsecured note payable bearing interest at 9% payable in
   monthly installments, principal due in full January 1, 2004
                                                                           1,000,000
                                                                   --------------------
                                                                         177,327,000
Less current portion of notes payable and long-term debt
                                                                          (1,246,000)
                                                                   --------------------
                                                                        $176,081,000
                                                                   ====================

(a)  Mortgages  payable for assisted  living  communities  acquired  are  collateralized  by the  majority of assets of the  respective communities.  Principal  payments are due in accordance with a 25-year  amortization  schedule with remaining unpaid principal and interest due January 1, 2004.

8. Long-Term Debt (continued)

     The mortgages  contain  provisions  whereby  certain  operating  deficit  reserves are held in escrow and are available to satisfy obligations  relating to the operating and working  capital needs of certain of the assisted living  communities  covered by these mortgage notes. In addition,  the mortgage notes require certain amounts to be escrowed  monthly to satisfy  current  property tax obligations of the communities.

(b)  HUD guaranteed  mortgages payable for three assisted living  communities.  Principal payments are due in accordance with a 40-year amortization schedule.

     The mortgages  contain  provisions  whereby  certain  operating  deficit  reserves are held in escrow and are available to satisfy obligations  relating to the operating and working  capital needs of certain of the assisted living  communities  covered by these mortgage notes. In addition,  the mortgage notes require  certain amounts to be escrowed  monthly to satisfy current  property tax obligations of the communities.

(c)  Construction loans payable for assisted living,  independent living and special care communities.  The loans are collateralized by the majority of assets of the  respective  communities.  The loans bear interest  based on LIBOR plus 2.4% to 3.0%.  The loans are due from January 1, 2004 with extension options to August 31, 2004 upon attainment of certain financial ratios.

     The construction  loans contain  provisions  whereby certain  operating  deficit reserves  are held in escrow and are available to satisfy  obligations  relating to the operating and working capital needs of certain of the assisted living communities covered by these loans. In addition,  the construction  loans require certain amounts to be escrowed  monthly to satisfy current property tax obligations of the communities.

     The aggregate  proceeds  available  under the loans are  approximately  $123,000,000  of which  $122,616,000  had been drawn as of
     December  31,  2002.  The loans  include  proceeds  available  to fund cash  operating  losses of the  communities  subsequent  to completion of construction.  These operating loss fundings are drawn on a monthly basis in arrears.

8. Long-Term Debt (continued)

(d)  The Partnership  maintains an agreement with Prudential Real Estate  Investors  whereby its Strategic  Performance Fund - II, Inc.
     had agreed to provide financing up to an aggregate of $20,000,000 for general corporate purposes.

     The property-specific  financing is fully cross-defaulted and  cross-collateralized.  The loans are designed to approximate 10% of the total  development  costs of the  related  assisted  living or  independent  communities  and are  subordinate  to the primary mortgages at the communities.

     The loans bear  interest  at an annual base rate of 10%.  Upon  maturity,  the  Partnership  will be  required to make  additional interest  payments  based upon the  lender's  stated  internal  rate of return (15% - 17%).  Base  interest is payable  monthly in arrears with the additional  interest  component being due in full upon maturity of the loan. The loans mature at the same date as the primary  mortgage at each  community.  The loans  provide for the deferral of base rate interest  until  certain  consolidated
     Partnership cash flow and liquidity measurements are attained.

(e)  The Partnership  maintains an agreement with Rockbridge  Capital,  Inc. to provide  financing up to an aggregate of $3,794,314 for general corporate  purposes.  The  property-specific  financing is guaranteed by the Partnership and is fully  cross-defaulted and cross-collateralized.

     The loans bear  interest a base annual rate of 10%. Of the  aggregate  loan  amount,  $696,044  was  reserved to be drawn for base interest  payments.  At December 31, 2002,  this reserved  amount had been fully drawn.  Upon maturity,  the  Partnership  will be required to make  additional  interest  payments based upon the lender's  stated  internal rate of return (18%).  Base interest is payable  monthly in arrears  (if there is  available  cash flow) with the  additional  interest  component  being due in full upon maturity of the loan.  The loans mature on January 1, 2004.

8. Long-Term Debt (continued)

Approximate principal maturities of the long-term debt as of December 31, 2002 are as follows:

       2003                                   $      1,246,000
       2004                                        153,051,000
       2005                                          7,953,000
       2006                                            155,000
       2007                                            168,000
       Thereafter                                   14,754,000
                                          ---------------------
                                                  $177,327,000
                                          =====================

In 2000, the Partnership  entered into two three-year  accreting interest rate collars having notional principal amounts of $19,247,148 and  $12,753,170  with a  Strategic  Performance  Fund - II as a result of a  provision  of the  Partnership's  1998  credit  agreement requiring the Partnership to maintain a form of interest rate  protection.  The collars  qualified as a cash flow hedge under Statement of Financial  Accounting  Standards No. 133,  Accounting for Derivative  Instruments and Hedging  Activities  ("SFAS 133").  The collar agreements  included a 30 day settlement  provision for which the Partnership  made payments to the financial  institution in instances in which 30-day LIBOR dropped  below a floor of 6.0% (accreting  floor  beginning at 5.25% and 5.375% in year one,  5.75% in year two,
6.0% in year three) or received  payments from the financial  institution  in instances  where the 30-day LIBOR exceeded the designated rate ceiling of 8.59%.  The interest  rate collars  expired in July and August of 2002,  and the related  liabilities  of $874,526 were reversed through comprehensive income at the expiration dates.

9. Commitments and Contingencies

The  Partnership  leases certain office  equipment and vehicles.  The majority of the leases are for a term of 36 months.  In addition, the  Partnership  leases its  corporate  office  facility  under a 60-month  lease with a third party.  Rent expense  under such leases during the year ended December 31, 2002 totaled approximately $444,000.

9. Commitments and Contingencies (continued)

Future minimum rental commitments for these noncancelable operating leases are as follows in each of the years ended December 31:

        2003                                      $433,000
        2004                                       232,000
        2005                                       183,000
        2006                                        27,000

The  Partnership  is involved  from time to time in various legal  proceedings  incident to the normal  conduct of its business.  Based upon  communication with legal counsel,  in the opinion of management,  the disposition of all such proceedings is not expected to have a material adverse effect on the Partnership's financial position, results of its operations or cash flows.

The Partnership has established a liability  insurance trust related to assisted living and independent  living  communities in certain states.  Reserves  relating to the  insurance  trust are  included in funds held in escrow and accrued  insurance  in the  accompanying consolidated balance sheet.

10. 401(k) Savings Plan

The Partnership has a 401(k) Savings Plan (the "Plan")  covering all eligible  employees.  Employee  contributions to the Plan are made at predetermined  rates elected by the employee,  up to 15 percent of the employee's  salary.  Additionally,  the Partnership may elect to match a portion of the employee's  contribution.  The Partnership made  contributions  of approximately  $41,000 to the Plan for the year ended December 31, 2002.

11. Comprehensive Loss

The components of comprehensive loss are as follows for the year ended December 31, 2002:

Net loss                                                             $(13,443,924)
Net change in fair value of interest rate collar                          874,526
                                                                ---------------------
Comprehensive loss                                                   $(12,569,398)
                                                                =====================

12. Subsequent Events

In March 2003, the Partnership  divested an assisted living community located in North Carolina.  In conjunction with this transaction, the Partnership  received gross sale proceeds of $3,995,000.  The Partnership  repaid the related  mortgage note from gross proceeds of the sale in the amount of approximately $3,179,000.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

Contents

Report of Independent Auditors......................................................................F-91

Combined Financial Statements

Combined Balance Sheets as of September 30, 2003 (unaudited) and December
     31, 2002 and 2001..............................................................................F-92

Combined Statements of Operations for the nine months ended September 30,
     2003 and 2002 (unaudited) and for the twelve months ended December 31, 2002,
     2001 and 2000..................................................................................F-93

Combined Statements of Equity for the nine months ended
     September 30, 2003 (unaudited) and for the tweleve months ended
     December 31, 2002, 2001 and 2000...............................................................F-94

Combined Statements of Cash Flows for the nine months ended September 30,
     2003 and 2002 (unaudited) and for the twelve months ended December 31, 2002, 2001 and 2000.....F-95

Notes to Combined Financial Statements..............................................................F-97

                                                    Report of Independent Auditors

Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in equity and of cash flows present fairly, in all material respects, the financial position of Horizon Bay Senior Communities Twenty Communities
(the "Communities"), as defined in Note 1, at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the
United States of America.  These financial statements are the responsibility of the Communities' management; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 144, Accounting
for the Impairment or Disposal of Long-Lived Assets.

March 13, 2003 except for Notes 4 and 8,
  as to which the date is May 16, 2003

Horizon Bay Senior Communities Twenty Communities
Combined Balance Sheets
As of September 30, 2003 (Unaudited) and December 31, 2002 and 2001
---------------------------------------------------------------------------------------------------------------------------------------

ASSETS                                                             2003               2002              2001
                                                                (unaudited)
                                                            ---------------------------------------------------------
Current assets:
 Cash and cash equivalents                                         $  4,117,216      $  3,071,653       $  2,116,678
  Accounts receivable, net                                            1,271,114         1,284,394          1,338,146
  Prepaid expenses and other current assets                             641,274           527,206          2,754,586

                                                            ---------------------------------------------------------
                          Total current assets                        6,029,604         4,883,253         6,209,410

Restricted assets:
  Life care contract minimum liquid reserve fund                      2,009,397         2,001,731          1,970,478
  Tenant security deposits, restricted cash                           1,192,113         1,561,440          1,840,124
  Debt reserve fund and other deposits                                7,542,287         6,700,998          4,164,467

                                                            ---------------------------------------------------------
                          Total restriced assets                     10,743,797        10,264,169          7,975,069

Property, plant and equipment, net                                  396,232,070       393,817,130        383,062,514
Deferred financing fees, net                                          3,318,936         2,648,679          3,926,887
                                                            ---------------------------------------------------------
                           Total assets                            $416,324,407      $411,613,231       $401,173,880
                                                            =========================================================

LIABILITIES and EQUITY
Current liabilities:
  Accounts payable                                                 $  2,866,981      $  5,064,788       $  2,388,938
  Accrued wages and payroll expenses                                  2,078,356         1,856,495          1,407,070
  Other accrued expenses and prepaid rent                               375,505         2,560,696          1,249,578
  Accrued real estate and property taxes                              4,523,649         2,262,474          3,137,697
  Reserve for workers' compensation                                     210,236           500,000            500,000
  Reserve for general and professional liability                      3,237,497         2,000,000          2,000,000
  Current portion of long-term debt                                   7,357,589         8,303,880          1,998,139

                                                            ---------------------------------------------------------
              Total current liabilities                              20,649,813        22,548,333         12,681,422

Long-term debt, net of current portion                              287,935,435       272,019,095        281,458,745
Refundable security deposits                                            964,375         1,382,515          1,947,883
Refundable deposits                                                   2,197,693         2,732,054          3,076,684
Unearned entrance fees                                                1,742,669         1,863,068          2,263,533

                                                            ---------------------------------------------------------
              Total liabilities                                     313,489,985       300,545,065        301,428,267

Commitments and contingencies

Equity                                                              102,834,422       111,068,166         99,745,613

                                                            ---------------------------------------------------------
              Total liabilities and equity                         $416,324,407      $411,613,231       $401,173,880
                                                            ---------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

Horizon Bay Senior Communities Twenty Communities
Combined Statements of Operations
For the Periods Indicated
---------------------------------------------------------------------------------------------------------------------------------------
                                                                       (unaudited)
                                                         For the Nine Months Ended September 30,           For the Twelve Months Ended December 31,
                                                     ------------------------------------------------ ----------------------------------------------------
                                                              2003                    2002                   2002             2001            2000
                                                     ------------------------------------------------ ----------------------------------------------------
Revenues:
    Monthly service and earned entrance fees                 $   77,444,361          $   76,209,503       $ 101,652,757    $ 93,839,612     $ 87,851,555
     Other                                                        1,178,990               1,222,955           1,536,213       2,286,721        1,432,533

                                                     ------------------------------------------------ ----------------------------------------------------
    Total revenues                                               78,623,351             77,432,458        103,188,970       96,126,333        89,284,088

                                                     ------------------------------------------------ ----------------------------------------------------
Expenses:
     Community operations                                        46,374,044              43,679,754          59,153,208      57,324,633       52,631,239
     Management fees and other related costs                      3,723,226               3,678,356           4,905,488       4,590,377        4,037,202
     Real estate taxes                                            3,265,286               3,250,343           4,270,261       3,766,789        3,796,498
     Depreciation and amortization                                9,022,615               8,850,099          11,826,181      11,393,367       11,455,307
     Start-up and organization cost                                       -                       -                   -               -          810,711
     Impairment of value on operating properties                          -               6,000,000           6,000,000         307,643                -
                                                     ------------------------------------------------ ----------------------------------------------------
                 Total expenses                                  62,385,171              65,458,552          86,155,138      77,382,809       72,730,957

                                                     ------------------------------------------------ ----------------------------------------------------
Operating income                                                 16,238,180              11,973,906          17,033,832      18,743,524       16,553,131

Other income (expense):
     Loss on early retirement of debt                          -                       -                   -                           -        (532,863)
     Interest income                                                 23,374                  68,472              86,124         198,662          497,630
     Interest expense                                           (11,957,990)            (13,573,804)        (18,168,101)    (20,920,014)     (24,393,593)

                                                     ------------------------------------------------ ----------------------------------------------------
     Income (loss)                                                4,303,564              (1,531,426)          (1,048,145)     (1,977,828)      (7,875,695)

                                                     ------------------------------------------------ ----------------------------------------------------
     Net income (loss)                                        $   4,303,564           $   (1,531,426)       $ (1,048,145)    $(1,977,828)     $(7,875,695)
                                                     ------------------------------------------------ ----------------------------------------------------

The accompanying notes are an integral part of these financial statements.

Horizon Bay Senior Communities Twenty Communities
Combined Statements of Equity
For the Periods Indicated
---------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                                                                 $     119,369,529

  Net repayment to WHSLC                                                                           (20,881,215)

      Net loss                                                                                      (7,875,695)

                                                                                            ----------------------
Balance at December 31, 2000                                                                        90,612,619

  Net advances from WHSLC                                                                           11,110,822

      Net loss                                                                                      (1,977,828)

                                                                                            ----------------------
Balance at December 31, 2001                                                                        99,745,613

  Net advances from WHSLC                                                                           12,370,698

      Net loss                                                                                      (1,048,145)

                                                                                            ----------------------
Balance at December 31, 2002                                                                       111,068,166

  Net repayment to WHSLC (unaudited)                                                               (12,537,308)

      Net income (unaudited)                                                                         4,303,564

                                                                                            ----------------------
Balance at September 30, 2003 (unaudited)                                                    $     102,834,422
                                                                                            ======================

The accompanying notes are an integral part of these financial statements.

Horizon Bay Senior Communities Twenty Communities
Combined Statements of Cash Flows
For the Periods Indicated
---------------------------------------------------------------------------------------------------------------------------------------
                                                                          (unaudited)
                                                                  For the Nine Months Ended
                                                                        September 30,                    For the Twelve Months Ended December 31,
                                                              -----------------------------------  -----------------------------------------------------
                                                                     2003             2002                2002             2001             2000
                                                              -----------------------------------  -----------------------------------------------------

Cash flows from operating activities:
  Net income (loss)                                              $4,303,564       $(1,531,426)         $(1,048,145)     $(1,977,828)    $(7,875,695)
  Adjustments and other changes to reconcile net
    income (loss) to net cash provided by operating
    activities - increase (decrease) in cash:
        Depreciation & amortization                               9,022,615        8,850,099          11,826,181       11,393,367      11,455,307
        Amortization of financing fees                            2,893,478        1,171,007           1,546,332        1,439,803         828,349
        Minority interest in partnership loss                             -                -                   -                -        (151,905)
        Early retirement of debt                                          -                -                   -                -         532,863
        Impairment of value on operating properties                       -                -           6,000,000          307,643               -
        Accounts receivable, net                                     13,280          561,442              53,752         (115,659)       (393,926)
        Prepaids and other current assets                          (114,068)       1,832,209           2,227,380       (1,436,627)       (881,201)
        Unearned entrance fees                                     (120,398)        (168,504)           (400,465)       1,412,058      (1,945,716)
        Accounts payable and other current liabilities           (1,899,962)         449,564           3,561,170         (225,348)     (1,422,117)
        Reserve for workers' compensation                          (289,764)               -                   -         (162,282)              -
        Reserve for general and professional liability            1,237,497                -                   -        2,000,000               -
        Refundable security deposits                               (418,140)         291,141            (565,368)        (613,006)        (58,623)

                                                              -----------------------------------  -----------------------------------------------------
         Net cash provided by operating activities               14,628,102       17,455,532          23,200,837       12,022,121          87,336

                                                              -----------------------------------  -----------------------------------------------------

Cash flows from investing activities:
  Purchase of property and equipment, including in progress     (11,437,556)     (17,823,183)        (28,580,797)      (4,062,904)    (38,762,906)
  Increase (decrease) in restricted assets                         (479,628)      (2,496,955)         (2,289,100)        (320,696)       (639,107)
  Capital contribution to partnerships                                    -                -                   -                -       4,558,993

                                                             -------------------------------------------------------------------------------------------
   Net cash used in investing activities                        (11,917,184)     (20,320,138)        (30,869,897)      (4,383,600)    (34,843,020)

                                                             -------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Net increase (decrease) in amounts due to/from WHSLC          (12,537,308)       6,744,351          12,370,698       11,110,822     (20,881,215)
  Proceeds from notes payable and long term debt                120,575,000                -                   -       12,000,000     121,487,000
  Repayment of notes payable and long term debt                (105,604,951)      (2,107,206)         (3,133,909)      (4,494,097)    (88,999,650)
  Payment of deferred financing fees                             (3,563,735)        (240,815)           (268,124)        (447,820)     (3,809,750)
  Refunds of deposits and entrance fees                            (534,361)        (251,531)           (344,630)        (684,157)       (131,685)
  Unsecured accounts receivable from third parties                        -                -                   -      (25,643,644)     25,277,676

                                                              -----------------------------------  -----------------------------------------------------
         Net cash provided by (used in) financing activities      (1,665,355)        4,144,799          8,624,035       (8,158,896)     32,942,376

The accompanying notes are an integral part of these financial statements.

Horizon Bay Senior Communities Twenty Communities
Combined Statements of Cash Flows, continued
---------------------------------------------------------------------------------------------------------------------------------------

 Increase (decrease) in cash and cash equivalents                 1,045,563        1,280,193             954,975         (520,375)     (1,813,308)
 Cash and cash equivalents, beginning of period                   3,071,653        2,116,678           2,116,678        2,637,053       4,450,361

                                                             -------------------------------------------------------------------------------------------
 Cash and cash equivalents, end of period                     $   4,117,216       $3,396,871        $  3,071,653       $2,116,678      $2,637,053

                                                             ===========================================================================================
 Interest paid, including amounts capitalized of $0 , $0
    and $526,832 in 2002, 2001 and 2000, respectively.                                              $ 16,088,560      $ 19,469,265    $ 23,565,244
                                                                                                 =======================================================

The accompanying notes are an integral part of these financial statements.

Horizon Bay Senior Communities Twenty Communities
Notes to Combined Financial Statements
---------------------------------------------------------------------------------------------------------------------------------------

1.       Organization and Nature of Business

         The Horizon Bay Senior Communities Twenty Communities (the "Communities") consists of twenty primarily independent living communities owned by WHSLC Realty, L.L.C. (WHSLC) and WHSLH Realty, L.L.C. (WHSLH).

         WHSLC was formed July 31, 1997 as a limited liability company pursuant to the Delaware Limited Liability Company Act.  The
         Members of WHSLC are WHSLH (affiliated with Whitehall Street Real Estate Limited Partnerships and Goldman,
         Sachs & Co.) and Senior Lifestyle Contribution Company, L.L.C.  WHSLC was established to acquire and hold, directly or indirectly through one or more subsidiaries, equity interests in congregate, assisted living and nursing home properties.

         The Communities are rental communities with monthly rates that depend on the amenities and services provided.  The services provided by the operators are generally not covered by health or other insurance and, therefore, monthly fees are generally payable by the resident, their family or another responsible party.  The twenty communities are as follows:  Carrington
         Point, Cherry Hills Club, East Bay Manor, Emerald Bay Manor, Greenwich Bay Manor, Heritage Palmeras, Heron's Run, Newport
         Place, North Bay Manor, Pinecrest Place, Prosperity Oaks, Sakonnet Bay Manor, South Bay Manor, The Park at Golf Mill, The
         Park at Olympia Fields, The Park at Riverchase, The Pointe at Newport Place, Treemont Retirement Community, Waterside
         Retirement Estates, and West Bay Manor.

         WHSLC has entered into an agreement to sell the Communities to CNL Retirement Properties, Inc. (CNL)
         for approximately $562,000,000.

2.       Significant Accounting Policies

         Basis of Presentation
         The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.  The Communities will be operated under leasing structures between CNL and WHSLC and/or its affiliates.The combined financial statements reflect the combined net assets and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated.

         Interim Period Financial Statements
         The interim statements have been prepared without audit.  Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  The Communities' management believes the disclosures made are adequate to make the interim financial information presented not misleading.

         In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 30, 2003 and the results of operations and cash flows for the nine months ended September 30, 2003 and 2002.  Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

         Use of Estimates
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of
         America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates, and the difference could be material.

         Revenue Recognition
         Operating revenue consists primarily of monthly services and earned entrance fees, including resident community fees and ancillary fees.  Resident and ancillary fees are
         recognized when services are rendered.  Agreements with residents are generally for a term of one year and are cancelable by residents with thirty days notice.  In addition, the Communities have one facility that offers life care contracts whereby the residents pay an entrance fee upon move-in, as well as a monthly rental payment.

         Allowance for Doubtful Accounts
         The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

         Property and Equipment
         Property and equipment are recorded at cost and include interest and property taxes capitalized on long-term construction projects during the construction period, as well as other costs directly related to the development and construction of facilities.  Maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 30 years.  Property and equipment of the
         Communities are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount.  The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount.  Fair value is determined by utilizing the discounted cash flow method.

         Construction in progress includes direct costs related to acquisition, development and construction of facilities.

         Deferred Financing Costs
         Costs incurred in connection with obtaining permanent financing for Communities-owned facilities have been deferred and amortized on a straight-line basis over the term of the related financing, which approximates the effective interest method.  These costs include loan origination fees, legal fees, rate cap fees and other cost directly related to obtaining the financing.  The amortization of these costs is included in interest expense.

         Organization and Start-Up Costs
         The Communities expense the costs of start-up activities, including organization and advertising costs, as incurred.

         Income Taxes
         No provision (benefit) for income taxes is provided on the net income (loss) of the Communities' limited liability companies or partnerships since it is reported by the members or partners on their respective income tax returns.

         Cash and Cash Equivalents
         Cash and cash equivalents consist of life care contract minimum liquid reserve funds, bank demand deposits and highly liquid instruments with maturities of three months or less when purchased.

         Restricted Assets
         Restricted assets include debt service reserve funds under loan agreements, tenant security deposits, escrow for real estate taxes, and cash that is the collateral for issued letters of credit (see note 7).

         Change in Accounting Policy
         On January 1, 2002, the Communities adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets,"
         which addresses financial accounting for the impairment or disposal of long-lived assets, primarily property and equipment.

         Obligation to Provide Future Services
         The Communities annually calculate the present value of the net cost of future services and use of facilities to be provided to current residents and compare that amount with the balance of deferred revenue from unearned entrance fees.  If the present value of the net cost of future services and use of facilities exceeds the deferred revenue from entrance fees, a liability is recorded (obligation to provide future services and use of facilities) with a corresponding charge to income.
         The present value of the net cost of future services and uses of facilities does not exceed the revenue anticipated, and therefore, no future service obligation is recorded at December 31, 2002 or 2001.

         Disclosures about Fair Value of Financial Instruments
         The carrying amounts of cash, accounts receivable, prepaid expenses and other current assets, other assets, accounts payable, refundable security deposits and accrued expenses approximate fair value because of the short-term maturity of these instruments.The carrying amounts of refundable deposits may not approximate fair value since these liabilities are not short-term in nature.  However, since these liabilities do not have specified maturity dates, management believes it is not practicable to determine their fair value.

         Based on the borrowing rates currently available to the Communities' debt with similar terms, management believes that the carrying value of notes payable and long-term debt approximates the fair value of the debt.  Additionally, a significant portion of the Communities' debt bears interest at variable rates.

         Advertising
         All costs associated with advertising and promoting the property are expensed in the year incurred.  Advertising expense was approximately $1,300,000 for the years ended December 31, 2002, 2001 and 2000.

3.       Property and Equipment

         Property and equipment at December 31, 2002 and 2001 consists of the following:

                                                                              2002              2001
         Land and improvements                                           $  34,653,913     $  34,619,030
         Buildings and improvements                                        369,605,904       372,281,443
         Equipment and leasehold improvements                               15,593,975        14,924,488
         Construction in progress                                           25,858,000         1,309,566
                                                                         ---------------   ---------------
                                                                           445,711,792       423,134,527
         Less:  accumulated depreciation                                   (51,894,662)      (40,072,013)
                                                                         ---------------   ---------------
                                                                         $ 393,817,130     $ 383,062,514
                                                                         ---------------   ---------------

         In 2002 and 2001, the Communities recognized impairments on two of its properties due to declining occupancy levels.
         To recognize the impairments, the Communities reduced the carrying value of buildings by $6,000,000 and $307,643 in
         2002 and 2001, respectively.

4.       Long-Term Debt

         Long-term debt at December 31, 2002 and 2001 is as follows:

                                                                                     2002               2001

             DMBS plus 90 basis points (approximately 2.2% and 1.77% at
             December 31, 2002 and 2001, respectively) master credit facility payable to a mortgage corporation and subject to $163,000,000 revolving credit facility, of which $112,287,000 has been drawn by the Communities.  Due in October 2005.  Collateralized by the
             real estate of the underlying facilities.  Cross-defaulted with
             two other WHSLC affiliates' loans in the master credit facility    $ 112,287,000      $ 112,287,000

             LIBOR plus 2.50%, at a minimum of 7.45% (7.45% at December 31,
             2002 and 2001) mortgage notes payable to bank.  Final payment due on April 14, 2003 with a subsequent two-year term option.
             Collateralized by the real estate of the underlying facilities and partially guaranteed by the Communities.  Cross-defaulted with the Communities' other loans with the same bank (see Note
             8).                                                                   54,883,627        58,548,548

                                                                                     2002               2001
             LIBOR plus 4%, at a minimum of 8% at December 31, 2002; master credit facility payable to a mortgage corporation and subject to
             $55,000,000 non-revolving construction and mini-perm facility;
             final payment due March 31, 2005.  Collateralized by the real estate of the underlying facilities and cross-defaulted with the
             Communities' other obligations with the same mortgage
             corporation (see Note 8).                                             22,590,545        23,086,119

             8.17% mortgage note payable in monthly installments of $283,042 including interest; final payment due April 15, 2005.  The mortgage is collateralized by the real estate of one facility.
             The note is guaranteed by WHSLC up to $10 million.                    33,786,550        34,314,876

             LIBOR plus 2.35% (approximately 3.7% and 4.22% at December 31,
             2002 and 2001, respectively) mortgage note payable to bank;
             final payment due September 30, 2003.  The mortgage is
             collateralized by the real estate of two facilities (See note 9).      6,977,154         9,145,931

             7.875% mortgage note, payable in monthly installments of $95,900 including interest; final payment due in December 2038.  The
             mortgage is collateralized by the real estate of one facility.        24,169,451        24,268,512

             8% mortgage note, payable in monthly installments of $64,605 including interest; final payment due in June 2030.  The
             mortgage is collateralized by the real estate of one facility
             (see Note 8).                                                          7,143,620         7,206,880

             10.125% mortgage note, payable in monthly installments of
             $58,600 including interest; final payment due in March 2033.
             The mortgage is collateralized by the real estate of one
             facility (see Note 8).                                                 6,615,028         6,644,018

                                                                                     2002               2001
                                                                                ----------------   ---------------
             LIBOR plus 4$, at a minimum of 7.5% (7.5% at December 31, 2002 and 2001) promissory note payable to a bank in monthly
             installments of $10,000, final payment due October 31, 2005.
             The note is collateralized by real estate, fixed assets, and
             accounts receivable at one facility (see Note 8).                     11,870,000         7,955,000
                                                                                ----------------   ---------------

                                                                                 280,322,975       283,456,884
             Less current portion                                                 (8,303,880)        (1,998,139)
                                                                                ----------------   ---------------
                                                                                 $272,019,095       $281,458,745

         As of December 31, 2002, the Communities were not in compliance with the net operating income and occupancy requirements at one of its properties.  The related loan has a scheduled maturity date of September 30, 2003, and is classified as a current liability at December 31, 2002.

         Scheduled principal payments on long-term debt, as of December 31, 2002, after consideration of the refinancings discussed in Note 8, are as follows:

            Year ending December 31,
            2003                                                                         $     8,303,880
            2004                                                                               1,457,578
            2005                                                                             179,964,567
            2006                                                                                 291,518
            2007                                                                                 316,826
            Subsequent to 2007                                                                89,988,606
                                                                                         ----------------
                                                                                            $280,332,975
                                                                                         ================

         The Communities entered into various interest rate cap transactions to limit interest rate exposure with financial institutions.  The effective dates on these transactions ranged from March 22, 1999 to March 9, 2000 and the termination dates ranged from February 28, 2002 to October 1, 2003.  The fair value of the interest rate cap agreements at December 31,
         2002 was $0.  Changes in value of the cap are recorded in income.

5.       Related Party Transactions

         Pursuant to various management agreements, the Communities pay management fees to Horizon Bay Management, L.L.C., ("Horizon
         Bay") which is owned 100% by WHSLH Realty, L.L.C.  The amounts incurred for management fees were $4,905,488; $4,590,377; and
         $4,081,467 for the years ended December 31, 2002, 2001 and 2000, respectively.  Management fees range from 4% to 5.5% of net revenue of the operating entities.

         The Communities routinely borrow and repay amounts to WHSLC on an uncollateralized and non-interest bearing basis.  Such amounts relate to operational activities, property and equipment expenditures and cash management purposes.  The Communities owed a net amount of $12,370,698 and $11,110,822 as of December 31, 2002 and 2001,
         respectively, and were due a net amount of $20,881,215 at December 31, 2000.  In conjunction with the aforementioned transaction between CNL and WHSLC, such amounts outstanding at the end of 2002, 2001 and 2000 have been reclassified to equity in the accompanying financial statements.

6.       Commitments and Contingencies

         Renovations
         As of December 31, 2002, the Communities had not completed the renovation of several of its facilities.  These renovation costs have been included in construction in progress and are approximately $25,739,000 (Note 9).

         Condominium Interests and Shared Service Agreements
         Two of the Communities' facilities are condominiums and the Communities own an interest in these condominiums.  The
         Communities own and operate the assisted living and congregate care portions of these buildings, and the other owner owns and operates the skilled nursing portion of the facilities.  In addition, the two owners of the condominiums have entered into certain contracts whereby one party provides certain services including housekeeping, dietary and laundry.  These contracts can be canceled by the Communities upon twelve months written notice and upon the sale, lease or other transfer of the Communities' interest in the facility.

         Asserted and Unasserted Claims
         The Communities are involved in various claims and legal proceedings of a routine nature.  Claims have been assessed against the Communities by various claimants.  The claims are in various stages of processing and some may ultimately be brought to trial.  There are no known incidents occurring through December 31, 2002 that may result in the assertion of additional claims, however, other claims may be asserted arising from services provided to residents and patients in the past.  While it is possible that settlement of asserted claims and claims which may be assessed in the future could result in liabilities in excess of amounts provided by insurance, management believes that the excess liability, if any, will not materially affect the consolidated financial position or results of operations and cash flows of the Communities at December 31, 2002.

         Letters of Credit
         In connection with the operation of certain facilities, the Communities are required to maintain letters of credit amounting to $800,000 at December 31, 2002.  See Note 7 for letters of credit related to insurance programs.

7.       Insurance

         The Communities carry various insurance coverages from commercial carriers.  Some of the policies provide for a deductible amount.  Losses related to deductible amounts are accrued based upon the Communities' estimates of the aggregate liability for claims incurred using certain actuarial assumptions and based on prior Communities experience.  The Communities'
         insurance programs consist of the following:

         Workers' Compensation Insurance Program
         The Communities have a pre-funded, incurred retro program which does not include any self-insurance provisions.  The prior self-funded program has continued to process and pay outstanding claims relative to incidents which occurred prior to
         December 1, 2000.  The Communities have estimated claims liability  incurred but not reported of approximately $500,000 as of December 31, 2002 and 2001.

         General Liability and Professional Malpractice Insurance
         Effective January 1, 2001, the Communities' general and professional liability insurance coverages were converted from a guaranty cost with no deductible to a claims-made policy.  All valid claims incurred prior to January 1, 2001 will be the responsibility of the insurance company and the Communities will not have any exposure.  Under the Communities' claims-made policy, valid claims at each location are limited to $1,000,000 per occurrence with a $3,000,000 limit per location and a
         $15,000,000 aggregate policy limit.  The Communities' deductible for valid claims under the claims-made policy range from
         $100,000 to $5,000,000 per occurrence.  The Communities had an estimated claims liability including an accrual for incurred but not reported claims of approximately $2,000,000 as of December 31, 2002 and 2001.

         Employee Health Benefits Program
         Effective December 1, 2001 the Communities converted their self-insured health plan to a fully-insured health and welfare plan which provides benefits to eligible employees.

         The Communities are contingently liable to insurance carriers under general and professional and workers' compensation programs and have provided cash collateralized letters of credit aggregating $2,135,000 and $800,000 as of
         December 31, 2002 and 2001, respectively.

8.       Subsequent Events

         Subsequent to December 31, 2002, the Communities refinanced several of its loan agreements with two financial institutions.

         The new loan balances are as follows:

             DMBS plus 104 basis points (approximately 2.3% at April 28, 2003) master credit facility payable to a mortgage corporation and subject to $74,000,000 revolving credit facility.  The note which is due May 2008 is collateralized by the real estate of the underlying facilities (Note 9).

             LIBOR plus 3.7%, at a minimum of 5.95% (5.95% at May 16, 2003) master credit facility payable to a mortgage corporation and subject to $46,500,000 credit facility.  The note which is due May 2008 is collateralized by the real estate of the underlying facilities (Note 9).

9.       Subsequent Event (Unaudited)

         As of December 31, 2002 the Communities were not in compliance with certain debt covenants for one property (Note 4).  The applicable loan was refinanced in November 2003.

         Subsequent to May 16, 2003, the Communities refinanced the amounts described in Note 8, as follows:

             DMBS plus 104 basis points (approximately 2.2% at December 10, 2003, the date of the refinancing) master credit facility payable to a mortgage corporation and subject to a $82,235,000 revolving credit facility.  This was an increase of
             $8,235,000 to an existing facility.  The note, which is due May 2008, is collateralized by the real estate of the underlying facilities.

             LIBOR plus 3.7%, at a minimum of 5.95% (5.95% at December 24, 2003, the date of the refinancing) master credit facility payable to a mortgage corporation and subject to a $56,900,000 credit facility.  This was an increase of $10,400,000 to an existing facility.  The note, which is due May 2008, is collateralized by the real estate of the underlying facilities.

         Remaining renovation commitments completed in 2003 were approximately $13,000,000.

                                                      Sunrise Senior Living, Inc.
                                                 (formerly Sunrise Assisted Living, Inc.)
                                                        Selected Financial Data
                                                 (in Thousands, except per share data)

Consolidated Balance Sheet Data:

                                                  September 30,           December 31,           December 31,
                                                     2003                   2002                    2001
                                                 -------------           ------------           -------------

Current assets                                      $ 293,771               $254,386               $ 117,477
Noncurrent assets                                     758,362                861,765               1,060,138
Current liabilities                                   207,786                114,747                  78,674
Noncurrent liabilities                                366,156                533,725                 685,789
Minority interests                                      1,420                  1,861                   2,451
Stockholders' equity                                  476,770                465,818                 410,701

Consolidated Statements of Income Data:

                                                  Nine Months Ended         Year Ended          Year Ended           Year Ended
                                                   September 30,           December 31,        December 31,        December 31,
                                                        2003                   2002                2001                2000
                                               -----------------------    ---------------     ----------------    ----------------

Revenues                                                $824,535                $505,912            $428,219            $344,786

Costs and expenses (including income
   tax expense and extraordinary items)                  736,321                 394,164             322,779             264,276
                                                    ------------           -------------       -------------        ------------

Net income                                              $ 46,754                $ 54,661            $ 49,101             $24,278
                                                    ============           =============       =============        ============

Basic earnings per share                                  $ 2.16                  $ 2.44             $  2.25             $  1.12
                                                    ============           =============       =============        ============

Diluted earnings per share                                $ 1.96                  $ 2.23             $  2.08             $  1.10
                                                    ============           =============       =============        ============

                                   ADDENDUM TO
                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

------------------------------------------------------

The Prior Performance  Tables in this addendum update
and  replace  Appendix  B to  the  prospectus,  dated
March 26, 2003.

------------------------------------------------------

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public
Programs") (collectively, the "Sponsor") sponsored by two of the Company's principals and their Affiliates which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality
Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

         A more detailed description of the acquisitions by the Prior Public
Programs is set forth in Part II of the registration statement filed with the
Securities and Exchange Commission for this Offering and is available from the
Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual
Report on Form 10-K filed with the Securities and Exchange Commission for CNL
Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL
Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL
Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL
Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL
Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd.,
CNL Restaurant Properties, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS
IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN
SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER
FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY
ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY
PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2002. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public
Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

                                      B-1

         TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public
Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor in connection with the Prior
Public Programs, the offerings of which became fully subscribed between January
1998 and December 2002. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2002.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 2002, of the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table includes a summary of income or loss of the Prior Public
Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior
Public Programs, as distinguished from cash generated from other sources
(special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public
Programs, but rather are related to items of an investing or financing nature.
These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Appendix B because none of the Prior
Public Programs have completed operations (meaning they no longer hold properties).

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by two of the Prior Public Programs between January 2000 and
December 2002.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                      B-2

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                    CNL Hospitality
                                                                       Properties,
                                                                           Inc.
                                                                    ----------------
                                                                    (Notes 1 and 2)

Dollar amount offered                                               $    875,071,625
                                                                    ================
Dollar amount raised                                                           100.0%
                                                                    ----------------
Less offering expenses:

   Selling commissions and discounts                                            (7.5)
   Organizational expenses                                                      (3.0)
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                                                     (0.5)
                                                                    ----------------
                                                                               (11.0)
                                                                    ----------------
Reserve for operations                                                            --
                                                                    ----------------
Percent available for investment                                                89.0%
                                                                    ================
Acquisition costs:

   Cash down payment                                                            84.5%
   Acquisition fees paid to affiliates                                           4.5
   Loan costs                                                                     --
                                                                    ----------------
Total acquisition costs                                                         89.0%
                                                                    ================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                                          33.8%

Date offering began                                                 7/09/97, 6/17/99
                                                                         and 9/14/00

Length of offering (in months)                                        23, 15 and 20,
                                                                        respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                                              29, 16 and 22,
                                                                        respectively

Note 1:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective July 9, 1997,
                  CNL Hospitality Properties, Inc. (the "Hospitality Properties
                  REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000
                  available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced
                  September 11, 1997, and upon completion of the CHP Initial
                  Offering on June 17, 1999 had received $150,072,637
                  (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration
                  Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties
                  REIT registered for sale up to $275,000,000 of shares of
                  common stock (the "1999 Offering"). The 1999 Offering of the
                  Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon
                  completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including
                  $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23,
                  2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000
                  Offering"). The 2000 Offering of the Hospitality Properties
                  REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000
                  Offering on September 14, 2000, the Company received
                  approximately $450,000,000, including $3,375,474 (337,547
                  shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality
                  Properties REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December
                  31, 2002, the Hospitality Properties REIT had received
                  subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares)
                  issued pursuant to the reinvestment plan.

Note 2:           The amounts shown represent the combined results of the CHP
                  Initial Offering, 1999 and the 2000 Offering only, due to the fact that the 2002 Offering was not yet fully subscribed at
                  December 31, 2002.

                  Past performance is not necessarily indicative of future
                  performance.

                                      B-3

                                    TABLE II
                            COMPENSATION TO SPONSOR

                                                                   CNL Hospitality
                                                                      Properties,
                                                                         Inc.                   Other Programs
                                                                 -------------------            --------------
                                                                    (Notes 2 and 3)                (Note 1)
Date offering commenced                                             7/9/97, 6/17/99,
                                                                 9/15/00 and 4/22/02               (Note 1)

Dollar amount raised                                                  $1,267,821,302               (Note 1)
                                                                 ===================            ==============
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                                    93,481,635
     Real estate commissions                                                      --
     Acquisition fees                                                     55,816,065
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                                              6,128,567
                                                                 -------------------            --------------
Total amount paid to sponsor                                             155,426,267               (Note 1)
                                                                 ===================            ==============
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2002                                                                 78,164,925               167,271,966
     2001                                                                 57,356,723               101,478,002
     2000                                                                 45,528,919              (103,119,307)
     1999                                                                 13,348,795                        NA
     1998                                                                  2,985,455                        NA
     1997                                                                     29,358                        NA
     1996                                                                         --
     1995                                                                         --
     1994                                                                         --
     1993                                                                         --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees):
     2002                                                                  7,824,672                 7,333,973
     2001                                                                  4,418,759                 8,241,644
     2000                                                                  1,878,358                 5,489,273
     1999                                                                    458,634                        NA
     1998                                                                    208,490                        NA
     1997                                                                      6,889                        NA
     1996                                                                         --
     1995                                                                         --
     1994                                                                         --
     1993                                                                         --
Dollar amount of property sales and
   refinancing before deducting payments to
   sponsor:
     Cash                                                                         --               433,519,616
     Notes                                                                        --                        --
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                                      --                        --
     Incentive fees                                                               --                        --
     Other  (Notes 3 and 4)                                               28,888,985                 4,480,309

Note 1:           Other Programs in the table above includes prior public
                  programs sponsored by CNL whose offerings were fully
                  subscribed prior to January 1, 2000. This column present
                  payments to the sponsor during the three years ended December
                  31, 2002 by the CNL Income Funds (18 limited partnerships) and
                  CNL Restaurant Properties, Inc. (the "Restaurant Properties
                  REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 to 1999 for these programs.

Note 2:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective July 9, 1997,
                  CNL Hospitality Properties, Inc. (the "Hospitality Properties
                  REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000
                  available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced
                  September 11, 1997, and upon completion of the CHP Initial
                  Offering on June 17, 1999 had received $150,072,637
                  (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration
                  Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties
                  REIT registered for sale up to $275,000,000 of shares of
                  common stock (the "1999 Offering"). The 1999 Offering of the
                  Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon
                  completion of the 1999 Offering on September 14, 2000,

     Past performance is not necessarily indicative of future performance.

                                      B-4

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 2            the company had received $274,998,988, including $965,194
  (Continued:)    (96,520 shares) issued pursuant to the reinvestment plan.
                  Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to
                  $450,000,000 of shares of common stock (the "2000 Offering").
                  The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14,
                  2000 and upon completion of the 2000 Offering on September 14,
                  2000, the company had received $450,000,000, including
                  $3,375,474 (337,547 shares) issued pursuant to the
                  reinvestment plan. Pursuant to a Registration Statement on
                  Form S-11 under the Securities Act of 1933, as amended,
                  effective April 1, 2002, the Hospitality Properties REIT
                  registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the
                  Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the
                  2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of
                  December 31, 2002.

Note 3:           CNL Hospitality Corp., the advisor of the Hospitality
                  Properties REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from
                  permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance
                  secured equipment leases. During the years ended December 31,
                  2002, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $7.5 million, $8.8 million and $8.0
                  million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality
                  Properties REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hospitality
                  Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a
                  property, generally equal to 4% of project costs. During the years ended December 31, 2002 and 2001, the Hospitality
                  Properties REIT paid the advisor $1,895,579 and $2,107,404, respectively, relating to these fees.

Note 4:           During the years ended December 31, 2000, 2001 and 2002,
                  the Restaurant Properties REIT (included in "Other Programs")
                  incurred $1,493,436, $1,493,436 and $1,493,437, respectively, of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2002 and 2001, the
                  Hospitality Properties REIT incurred $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5:           In connection with its 1999 Offering, the Hospitality
                  Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities
                  Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer.
                  The holder of a Soliciting Dealer Warrant is entitled to
                  purchase one share of common stock from the Hospitality
                  Properties REIT at a price of $12.00 during the five year
                  period commencing the date the 1999 Offering began. No
                  Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the year ended
                  December 31, 2000, the Hospitality Properties REIT issued
                  960,900 Soliciting Dealer Warrants to CNL Securities Corp.

     Past performance is not necessarily indicative of future performance.

                                      B-5

                                  TABLE III
               Operating Results of Prior Programs CNL RESTAURANT
                                PROPERTIES, INC.
                                                                                                        1997
                                                     1994            1995              1996           (Notes 2
                                                   (Note 1)        (Note 23)        (Note 23)         and 23)
                                                 -----------     -----------      ------------     ------------
Continuing Operations:
  Gross revenue (Note 24)                            $    --       $ 539,776        $4,363,456     $ 15,516,102
  Equity in earnings of unconsolidated
    joint venture                                         --              --                --               --
  Gain (loss) on sale of assets (Notes 7,
    15, 18, 21 and 23)                                    --              --                --               --
  Provision for losses on assets (Notes 12,
    14, 17 and 23)                                        --              --                --               --
  Sale of real estate (Notes 23 and 24)                   --              --                --               --
  Interest income                                         --         119,355         1,843,228        3,941,831
  Less:  Operating expenses (Note 23)                     --        (186,145)         (908,924)      (2,066,962)
         Transaction costs                                --              --                --               --
         Loss on investment in securities                 --              --                --               --
         Provision for loss on mortgage
           notes held for sale                            --              --                --               --
         Provision for loss on mortgage,
           equipment and other notes
           receivables                                    --              --                --               --
         Interest expense (Note 23)                       --              --                --               --
         Cost of real estate sold (Notes 23
           and 24)                                        --              --                --               --
         Depreciation and amortization
           (Note 23)                                      --        (104,131)         (521,871)      (1,795,062)
         Loss on termination of cash flow
           hedge accounting                               --              --                --               --
         Advisor acquisition expense
           (Note 16)                                      --              --                --               --
         Minority interest in (income)/loss
           of consolidated joint ventures                 --             (76)          (29,927)         (31,453)
Discontinued Operations:
  Earnings/(loss) from discontinued
    operations, net (Note 23)                             --              --                --               --
  Gain on disposal of discontinued
    operations, net (Note 23)                             --              --                --               --
Cumulative effect of accounting change                    --              --                --               --
                                                 -----------     -----------      ------------    -------------
Net income (loss) - GAAP basis                            --         368,779         4,745,962       15,564,456
                                                 ===========     ===========      ============    =============
Taxable income
  -  from operations (Note 8)                             --         379,935         4,894,262       15,727,311
                                                 ===========     ===========      ============    =============
  -  from gain (loss) on sale (Notes 7, 15,
       18 and 21)                                         --              --                --          (41,115)
                                                 ===========     ===========      ============    =============
Cash generated from (used in) operations
  (Notes 4 and 5)                                         --         498,459         5,482,540       17,076,214
Cash generated from sales (Notes 7, 15, 18
  and 21)                                                 --              --                --        6,289,236
Cash generated from refinancing                           --              --                --               --
                                                 -----------     -----------      ------------    -------------
Cash generated from (used in) operations,
  sales and refinancing                                   --         498,459         5,482,540       23,365,450
Less: Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                --        (498,459)       (5,439,404)     (16,854,297)
      -  from sale of properties                          --              --                --               --
      -  from cash flow from prior period                 --              --                --               --
      -  from return of capital (Note 10)                 --        (136,827)               --               --
                                                 -----------     -----------      ------------    -------------
Cash generated (deficiency) after cash
  distributions                                           --        (136,827)           43,136        6,511,153
Special items (not including sales of real
  estate and refinancing):
      Subscriptions received from
        stockholders                                      --      38,454,158       100,792,991      222,482,560
      Sale of common stock to CNL Fund
        Advisors, Inc.                               200,000              --                --               --
      Retirement of shares of common stock
        (Note 13)                                         --              --                --               --
      Contributions from minority interest
        of consolidated joint venture                     --         200,000            97,419               --
      Distributions to minority interest                  --              --           (39,121)         (34,020)
      Payment of stock issuance costs
        (Note 20)                                        (19)     (3,680,704)       (8,486,188)     (19,542,862)
      Acquisition of land and buildings on
        operating leases (Note 4)                         --     (18,835,969)      (36,104,148)    (143,542,667)
      Investment in direct financing leases
        (Note 4)                                          --      (1,364,960)      (13,372,621)     (39,155,974)

     Past performance is not necessarily indicative of future performance.

                                      B-6

    1998             1999            2000             2001             2002
  (Notes 3         (Notes 3        (Notes 3         (Notes 3         (Notes 3
   and 23)          and 23)         and 23)         and 23)           and 23)
-------------   -------------   -------------   --------------    -------------
$  29,560,219   $  55,511,625   $  86,558,213   $  107,560,301    $  99,358,298

       16,018          97,307          97,559        1,106,775          921,453

           --      (1,851,838)       (721,230)      (1,136,997)        (347,179)

     (269,149)     (6,198,447)     (2,214,159)     (16,900,116)      (8,639,377)
           --              --              --      105,645,379      189,425,562
    8,984,546      13,335,146      29,794,446       48,699,202       40,882,800
   (3,493,160)    (12,047,844)    (28,550,472)     (33,479,222)     (37,889,123)
           --      (6,798,803)    (10,315,116)              --               --
           --              --      (5,347,659)        (121,675)              --

           --              --      (6,854,932)      (5,070,213)      (5,368,261)

           --              --      (1,804,000)     (28,199,674)      (3,098,660)
           --      (8,346,585)    (46,944,260)     (68,371,033)     (58,780,246)

           --              --              --      (97,586,970)    (175,184,763)

   (3,658,617)     (9,554,319)    (16,401,286)     (18,213,287)     (13,732,875)

           --              --              --       (8,060,600)              --

           --     (76,333,516)             --               --               --

      (30,156)        (41,678)      1,023,730         (242,030)      (1,133,798)

    1,042,707       2,391,618       4,606,330       (6,240,436)      (1,892,409)

           --              --              --               --       11,068,271
           --              --              --       (3,840,902)              --
-------------   -------------   -------------   --------------    -------------
   32,152,408     (49,837,334)      2,927,163      (24,451,498)      35,589,693
=============   =============   =============   ==============    =============

   33,553,390      58,152,473      28,881,542       22,681,442        3,205,385
=============   =============   =============   ==============    =============

     (149,948)       (789,861)     (2,696,079)      (9,518,197)     (10,831,314)
=============   =============   =============   ==============    =============

   39,116,275     307,261,214    (155,961,649)      48,203,362      111,493,558

    2,385,941       5,302,433      12,833,063       11,207,122       67,043,108
           --              --              --               --               --
-------------   -------------   -------------   --------------    -------------
   41,502,216     312,563,647    (143,128,586)      59,410,484      178,536,666

  (39,116,275)    (60,078,825)             --      (48,203,362)     (67,990,684)
           --              --              --               --               --
     (265,053)             --     (66,329,582)     (18,263,335)              --
      (67,821)             --              --               --               --
-------------   -------------   -------------   --------------    -------------
    2,053,067     252,484,822    (209,458,168)      (7,056,213)     110,545,982

  385,523,966         210,736              --        3,691,600        9,750,000

           --              --              --               --               --

     (639,528)        (50,891)             --               --           (4,709)

           --         740,621          39,922               --               --
      (34,073)        (66,763)       (146,601)        (234,002)        (242,788)

  (34,579,650)       (737,190)     (1,493,436)      (1,493,436)      (1,493,437)

 (200,101,667)   (286,411,210)   (160,901,355)     (26,051,869)      (7,211,699)

  (47,115,435)    (63,663,720)    (15,368,629)              --               --

     Past performance is not necessarily indicative of future performance.

                                      B-7

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

                                                   1994                                       1997
                                                 (Note 1)       1995           1996         (Note 2)
                                                 --------    ----------    -----------    -----------
      Proceeds from sales of equipment direct
        financing leases                               --            --             --        962,274
      Proceeds from sale of consolidated
        partnership interest (Note 19)                 --            --             --             --
      Proceeds from sale of securities                 --            --             --             --
      Proceeds from borrowing from affiliate
        (Note 22)                                      --            --             --             --
      Investment in joint venture                      --            --             --             --
      Increase in restricted cash                      --            --             --             --
      Purchase of other investments (Note 4)           --            --             --             --
      Investment in mortgage, equipment and
        other notes receivable (Note 4)                --            --    (13,547,264)   (16,923,383)
      Collections on mortgage, equipment and
        other notes receivable (Note 4)                --            --        133,850        250,732
      Redemption of (investment in)
        certificates of deposit                        --            --             --     (2,000,000)
      Proceeds from the issuance of bonds              --            --             --             --
      Payment on bonds                                 --            --             --             --
      Proceeds from borrowing on credit
        facility, note payable and subordinated
        note payable                                   --            --      3,666,896     19,721,804
      Payment on credit facility and note
        payable                                        --            --       (145,080)   (20,784,577)
      Reimbursement of organization,
        acquisition, and deferred offering and
        stock issuance costs paid on behalf of
        CNL Restaurant Properties, Inc.
        by related parties                       (199,036)   (2,500,056)      (939,798)    (2,857,352)
      Decrease (increase) in intangibles and
        other assets                                   --      (628,142)    (1,103,896)            --
      Proceeds from borrowings on mortgage
        warehouse facilities                           --            --             --             --
      Payments on mortgage warehouse
        facilities                                     --            --             --             --
      Payments of loan and bond issuance costs         --            --             --             --
      Other                                            --            --        (54,533)        49,001
                                                 --------    ----------    -----------    -----------
Cash generated (deficiency) after cash
  distributions and special items                     945    11,507,500     30,941,643      5,136,689
                                                 ========    ==========    ===========    ===========

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Notes 8 and 25)                --            20             61             67
                                                 ========    ==========    ===========    ===========
    -  from recapture                                  --            --             --             --
                                                 ========    ==========    ===========    ===========
Capital gain (loss) (Notes 7, 15, 18 and 21)           --            --             --             --
                                                 ========    ==========    ===========    ===========

Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                          --            19             59             66
    -  from capital gain                               --            --             --             --
    -  from investment income from prior               --            --             --             --
       period
    -  from return of capital (Note 10)                --            14              8              6
                                                 --------    ----------    -----------    -----------
Total distributions on GAAP basis (Note 11):           --            33             67             72
                                                 ========    ==========    ===========    ===========
   Source (on cash basis):
    -  from sales                                      --            --             --             --
    -  from refinancing                                --            --             --             --
    -  from operations (Note 4)                        --            26             67             72
    -  from cash flow from prior period                --            --             --             --
    -  from return of capital (Note 10)                --             7             --             --
                                                 --------    ----------    -----------    -----------
Total distributions on cash basis (Note 11)            --            33             67             72
                                                 ========    ==========    ===========    ===========
Total cash distributions as a percentage
    of original $1,000 investment (Note 6)           0.00%         5.34%          7.06%          7.45%
Total cumulative cash distributions per
    $1,000 investment from inception                   --            33            100            172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Notes 7, 15, 18 and 21)                N/A            100%           100%           100%
      Past performance is not necessarily indicative of future performance.

                                      B-8

     1998             1999            2000            2001           2002
   (Notes 3         (Notes 3        (Notes 3        (Notes 3       (Notes 3
   and 23)          and 23)          and 23)        and 23)         and 23)
-----------      -----------    ------------    ------------    -------------
         --        2,252,766       1,848,664       1,451,456          41,500

         --               --       1,187,238              --              --
         --               --       7,720,997         982,050              --

         --               --              --       8,708,400      11,750,000
   (974,696)        (187,452)             --         (10,000)       (664,867)
         --               --      (1,875,838)     (9,055,564)      6,357,321
(16,083,055)              --      (2,831,779)             --              --

(10,724,398)     (31,004,345)    (11,130,607)    (11,457,682)     (6,606,837)

  1,555,623        3,894,067       8,334,231       9,325,173      14,967,959

         --        2,000,000              --              --              --
         --               --     280,906,000     177,222,667              --
         --               --      (2,422,469)    (10,065,808)    (16,557,295)

  7,692,040      439,941,245     397,538,000      63,948,887     249,333,516

     (8,039)     (61,580,289)   (586,425,008)   (159,590,370)    (90,858,385)

 (4,574,925)      (1,492,310)             --              --              --

 (6,281,069)      (1,862,036)       (377,755)             --              --

         --       27,101,067     301,227,438     325,264,212     189,901,470

         --     (352,808,966)     (7,718,739)   (358,859,850)   (474,312,483)
         --       (5,947,397)    (20,891,532)     (9,633,523)        (22,557)
    (95,101)              --              --              --              --
-----------      -----------    ------------    ------------    ------------
 75,613,060      (77,188,245)    (22,239,426)     (2,913,872)     (5,327,309)
===========      ===========    ============    ============    ============

         63               73              30              15              --
===========      ===========    ============    ============    ============
         --               --              --              --              --
===========      ===========    ============    ============    ============
         --               --              --              --              --
===========      ===========    ============    ============    ============
         60               --               3              --              40
         --               --              --              --              --
         --               --              --              --              --
         14               76              73              76              36
-----------      -----------    ------------    ------------    ------------
         74               76              76              76              76
===========      ===========    ============    ============    ============
         --               --              --              --              --
         --               --              --              --              --
         73               76              --              55              76
          1               --              76              21              --
         --               --              --              --              --
-----------      -----------    ------------    ------------    ------------
         74               76              76              76              76
===========      ===========    ============    ============    ============
      7.625%           7.625%          7.625%          7.625%          7.625%

        246              322             398             474             550

        100%             100%            100%            100%            100%
     Past performance is not necessarily indicative of future performance.

                                      B-9

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 1:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective March 29, 1995,
                  CNL Restaurant Properties, Inc. (formerly CNL American
                  Properties Fund, Inc. (the "Restaurant Properties REIT")
                  registered for sale $165,000,000 of shares of common stock
                  (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial
                  Offering on February 6, 1997, had received subscription
                  proceeds of $150,591,765 (7,529,588 shares), including
                  $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31,
                  1997, the Restaurant Properties REIT registered for sale
                  $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders
                  participating in the company's reinvestment plan. The 1997
                  Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT
                  registered for sale $345,000,000 of shares of common stock
                  (the "1998 Offering"). The 1998 Offering of the Restaurant
                  Properties REIT commenced following the completion of the 1997
                  Offering on March 2, 1998. As of January 31, 1999, the
                  Restaurant Properties REIT had received subscriptions
                  totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares)
                  issued pursuant to the company's reinvestment plan. The 1998
                  Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.
                  Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not
                  begun.

Note 2:           The amounts shown represent the combined results of the
                  Initial Offering and the 1997 Offering.

Note 3:           The amounts shown represent the combined results of the
                  Initial Offering, 1997 Offering and 1998 Offering.

Note 4:           Cash generated from operations from inception through
                  September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant
                  Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of
                  mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The
                  Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings,
                  investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:           Cash generated from operations per this table agrees to
                  cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant
                  Properties REIT.

Note 6:           Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions
                  declared for the period.

Note 7:           In May 1997 and July 1997, the Restaurant Properties REIT
                  sold four properties and one property, respectively, to a
                  tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435,
                  respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:           Taxable income presented is before the dividends paid
                  deduction.

Note 9:           For the years ended December 31, 2002, 2001, 2000, 1999,
                  1998, 1997, 1996 and 1995, 0%, 21%, 40%, 97%, 84.87%, 93.33%,
                  90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and
                  100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%,
                  respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998,
                  1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10:          Cash distributions presented above as a return of capital
                  on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items.
                  This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant
                  Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December
                  31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note
                  16). During the year ended December 31, 2001, the Restaurant
                  Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

      Past performance is not necessarily indicative of future performance.

                                      B-10
TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 11:          Tax and distribution data and total distributions on GAAP
                  basis were computed based on the weighted average dollars
                  outstanding during each period presented.

Note 12:          During the year ended December 31, 1998, the Restaurant
                  Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston
                  Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at
                  December 31, 1998 and the estimated net realizable value for these properties.

Note 13:          In October 1998, the Board of Directors of the Restaurant
                  Properties REIT elected to implement the Restaurant Properties
                  REIT's redemption plan. Under the redemption plan, the
                  Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended
                  December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the
                  Restaurant Properties REIT agreed to redeem fractional shares
                  (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:          During the year ended December 31, 1999, the Restaurant
                  Properties REIT recorded provisions for losses on buildings in the amount of $6,198,447 for financial reporting purposes
                  relating to several properties. The tenants of these
                  properties experienced financial difficulties and ceased
                  payment of rents under the terms of their lease agreements.
                  The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:          During the year ended December 31, 1999, the Restaurant
                  Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total
                  aggregate loss of $781,192 for financial reporting purposes.
                  The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on
                  securitization of $1,070,646 for financial reporting purposes.

Note 16:          On September 1, 1999, the Restaurant Properties REIT
                  issued 6,150,000 shares of common stock to affiliates of the
                  Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and
                  securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516
                  relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets
                  acquired.

Note 17:          During the year ended December 31, 2000, 2001 and 2002,
                  the Restaurant Properties REIT recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,214,159, $16,900,116 and $8,639,377, respectively, for financial reporting purposes relating to several properties.
                  The tenants of these properties experienced financial
                  difficulties and/or ceased payment of rents under the terms of their lease agreements. The allowances represent the
                  difference between the carrying value of the properties at
                  December 31, 2000, 2001 and 2002, respectively, and the
                  estimated net realizable value for these properties.

Note 18:          During the year ended December 31, 2000, the Restaurant
                  Properties REIT sold fifteen properties for aggregate net
                  sales proceeds of $12,833,063, which resulted in total
                  aggregate losses of $732,334 for financial reporting purposes
                  (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:          During the year ended December 31, 2000, the Restaurant
                  Properties REIT received $1,187,238 for the sale of
                  consolidated partnership interests.

Note 20:          An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the
                  Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the
                  Restaurant Properties REIT in connection with such offering.
                  An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999,
                  2000, 2001 and 2002 the Restaurant Properties REIT incurred
                  $300,206, $1,493,437, $1,493,436, $1,493,436 and $1,493,437 of
                  such fees, respectively, which were paid in January 1999,
                  2000, 2001, 2002 and 2003, respectively.

Note 21:          During the year ended December 31, 2001 and 2002, the
                  Restaurant Properties REIT sold several properties held for investment for aggregate net sales proceeds of $11,207,122 and
                  $67,043,108, which resulted in total aggregate losses of
                  $1,136,997 and $347,179 for financial reporting purposes. In addition, during the year ended December 31, 2001, the
                  Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:          During the year ended December 31, 2001, an affiliate of
                  the Restaurant Properties REIT advanced $6.0 million to the
                  Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and
                  outstanding principal due upon demand. During the year ended
                  December 31, 2001, the Restaurant

     Past performance is not necessarily indicative of future performance.
                                      B-11

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 22
(Continued):      Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of
                  Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the
                  Restaurant Properties REIT under the same terms of the
                  previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock.
                  As of December 31, 2002, the affiliate had advanced an
                  additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances.

Note 23:          Effective January 1, 2002, the Restaurant Properties REIT
                  adopted Statement of Financial Accounting Standards No. 144
                  "Accounting for the Impairment or Disposal of Long-Lived
                  Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as
                  discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued
                  operations for each of the years ended December 31, 1998,
                  1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended
                  December 31, 1994, 1995, 1996 and 1997 have not been restated
                  or reclassified to conform to the 2002 presentation.

Note 24:          Starting in 2001, the Restaurant Properties REIT began
                  designating certain properties as held for sale and began
                  selling these properties to private investors as an
                  alternative to retaining the properties as a long term
                  investment. The accounting for these properties differs from that of similar properties without this designation as the
                  Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All
                  properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December
                  31, 2001 are presented as discontinued operations (see Note
                  23).

Note 25:          For the year ended December 31, 2002, 100% of the
                  distributions to stockholders were deemed return of capital for federal income tax purposes.

      Past performance is not necessarily indicative of future performance.
                                      B-12

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.

                                                            1996          1997                          1999
                                                          (Note 1)      (Note 1)        1998          (Note 2)
                                                         ---------   -----------   ------------    ------------
Gross revenue                                            $      --   $        --   $  1,316,599    $  4,230,995
Dividend income (Note 10)                                       --            --             --       2,753,506
Interest and other income                                       --        46,071        638,862       3,693,004
Less: Operating expenses                                        --       (22,386)      (257,646)       (802,755)
      Interest expense                                          --            --       (350,322)       (248,094)
      Depreciation and amortization                             --          (833)      (388,554)     (1,267,868)
      Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)                    --            --             --        (778,466)
       Minority interest                                        --            --             --         (64,334)
                                                         ---------   -----------   ------------    ------------
Net income - GAAP basis                                         --        22,852        958,939       7,515,988
                                                         =========   ===========   ============    ============
Taxable income
    -  from operations (Note 6)                                 --        46,071        609,304       7,613,284
                                                         =========   ===========   ============    ============
    -  from gain (loss) on sale                                 --            --             --              --
                                                         =========   ===========   ============    ============
Cash generated from operations (Notes
    3 and 4)                                                    --        22,469      2,776,965      12,890,161
Less: Cash distributions to investors (Note 7)
      -  from operating cash flow                               --       (22,469)    (1,168,145)    (10,765,881)
      -  from sale of properties                                --            --             --              --
      -  from cash flow from prior period                       --            --             --              --
      -  from return of capital (Note 8)                        --        (7,307)            --              --
                                                         ---------   -----------   ------------    ------------
Cash generated (deficiency) after cash
    distributions                                               --        (7,307)     1,608,820       2,124,280
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                             --    11,325,402     31,693,678     245,938,907
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL
       Hospitality Advisors, Inc.)                         200,000            --             --              --
      Proceeds from mortgage loans and other
       notes payable                                            --            --             --              --
      Contribution from minority interest                       --            --             --       7,150,000
      Distributions to holders of minority
       interest                                                 --            --             --              --
      Stock issuance costs                                (197,916)   (1,979,371)    (3,948,669)    (26,472,318)
      Acquisition of land, buildings and
       equipment                                                --            --    (28,752,549)    (85,089,887)
      Investment in unconsolidated subsidiary                   --            --             --     (39,879,638)
      Deposit on property and other investments                 --            --             --              --
      Acquisition of additional interest CNL
       Hotel Investors, Inc.                                    --            --             --              --
      Redemption of (investment in) certificate of
       deposit                                                  --            --     (5,000,000)             --
      Increase in restricted cash                               --            --        (82,407)       (193,223)
      Proceeds of borrowing on line of credit                   --            --      9,600,000              --
      Payment on mortgage loans and line of credit              --            --             --      (9,600,000)
      Payment of other notes                                    --            --             --              --
      Payment of loan costs                                     --            --        (91,262)        (47,334)
      Decrease (increase) in intangibles and
       other assets                                             --      (463,470)      (676,026)     (5,068,727)
      Retirement of shares of common stock                      --            --             --        (118,542)
      Due from related parties - offering expenses              --            --             --              --
      Other                                                     --        (7,500)         7,500              --
                                                         ---------   -----------   ------------    ------------
Cash generated (deficiency) after cash
    distributions and special items                          2,084     8,867,754      4,359,085      88,743,518
                                                         =========   ===========   ============    ============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                 --             7             25              48
                                                         =========   ===========   ============    ============
    -  from recapture                                           --            --             --              --
                                                         =========   ===========   ============    ============
Capital gain (loss) (Note 7)                                    --            --             --              --
                                                         =========   ===========   ============    ============
      Past performance is not necessarily indicative of future performance.

                                      B-13

     2000            2001             2002
   (Note 2)        (Note 2)         (Note 2)
 ------------    ------------     ------------
$  26,681,838   $  67,968,306    $ 142,581,972
    2,780,063              --               --
    6,637,318       3,494,238       13,826,308
   (3,311,988)     (9,491,248)     (77,963,736)
   (2,383,449)    (14,653,011)     (18,330,110)
   (7,830,456)    (19,748,697)     (27,875,955)

     (386,627)     (7,092,674)     (16,164,591)
   (1,516,237)     (1,148,538)        (263,647)
-------------   -------------    -------------
   20,670,462      19,328,376       15,810,241
=============   =============    =============

   14,507,032      16,938,386       24,804,256
=============   =============    =============
           --              --               --
=============   =============    =============

   43,650,561      52,937,964       70,340,253

  (28,082,275)    (48,409,660)     (74,217,458)
           --              --               --
           --              --               --
           --              --               --
 ------------   -------------    -------------
   15,568,286       4,528,304       (3,877,205)

  203,684,044     286,068,626      489,110,645

           --              --               --

  102,081,950      37,989,731       40,070,000
           --              --               --

  (10,217,828)     (2,896,299)        (413,664)
  (24,808,156)    (34,723,430)     (51,639,836)

 (310,711,912)   (117,233,515)    (307,447,324)
  (10,174,209)   (129,032,824)     (95,025,712)
           --              --      (10,300,407)

  (17,872,573)    (32,884,119)              --

    5,000,000              --               --
   (2,988,082)     (5,229,734)     (10,328,235)
           --       7,500,000       16,578,832
           --      (1,171,444)      (1,748,331)
           --              --      (26,606,636)
   (1,342,713)     (2,953,874)      (2,169,338)

    2,510,090     (11,610,690)     (29,643,305)
   (2,503,484)     (2,312,634)      (2,391,110)
           --      (1,410,900)              --
           --              --               --
-------------   -------------    -------------
  (51,774,587)     (5,372,802)       4,168,374
 ============   =============    =============

           38              26               25
 ============   =============    =============
           --              --               --
 ============   =============    =============
           --              --               --
 ============   =============    =============

      Past performance is not necessarily indicative of future performance.

                                      B-14

TABLE III - CNL HOSPITALITY PROPERTIES, INC. (continued)

                                                           1996             1997                               1999
                                                         (Note 1)         (Note 1)            1998           (Note 2)
                                                         --------         --------          -------          --------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                  --                3               40                47
    -  from capital gain                                       --               --               --                --
    -  from investment income from
       prior period                                            --               --               --                --
    -  from return of capital (Note 8)                         --                1                9                21
                                                         --------         --------          -------          --------
Total distributions on GAAP basis (Note 9)                     --                4               49                68
   Source (on cash basis)                                ========         ========          =======          ========

    -  from sales                                              --               --               --                --
    -  from refinancing                                        --               --               --                --
    -  from operations                                         --                3               49                68
    -  from cash flow from prior period                        --               --               --                --
    -  from return of capital (Note 8)                         --                1               --                --
                                                         --------         --------          -------          --------
Total distributions on cash basis (Note 9)                     --                4               49                68
                                                         ========         ========          =======          ========
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                               N/A               3.00%            4.67%             7.19%
Total cumulative cash distributions per
    $1,000 investment from inception                        N/A                  4               53               121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                             N/A              N/A                100%              100%

Note 1:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective July 9, 1997,
                  CNL Hospitality Properties, Inc. (the "Hospitality Properties
                  REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000
                  available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced
                  September 11, 1997, and upon completion of the CHP Initial
                  Offering on June 17, 1999 had received $150,072,637
                  (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration
                  Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties
                  REIT registered for sale up to $275,000,000 of shares of
                  common stock (the "1999 Offering"). The 1999 Offering of the
                  Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon
                  completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality
                  Properties REIT registered for sale up to $450,000,000 of
                  shares of common stock (the "2000 Offering"). The 2000
                  Offering of the Hospitality Properties REIT commenced
                  following the completion of the 1999 Offering on September 14,
                  2000 and upon completion of the 2000 Offering on September 14,
                  2000, the company had received $450,000,000, including
                  $3,375,474 (337,547 shares) issued pursuant to the
                  reinvestment plan. Pursuant to a Registration Statement on
                  Form S-11 under the Securities Act of 1933, as amended,
                  effective April 1, 2002, the Hospitality Properties REIT
                  registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the
                  Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the
                  2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of
                  December 31, 2002.

Note 2:           The amounts shown represent the combined results of the
                  Initial Offering, the 1999 Offering, the 2000 Offering and the
                  2002 Offering, as applicable.

Note 3:           Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4:           Cash generated from operations per this table agrees to
                  cash generated from operations per the statement of cash flows included in the consolidated financial statements of the
                  Hospitality Properties REIT.

Note 5:           Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions
                  declared for the period.

      Past performance is not necessarily indicative of future performance.

                                      B-15

  2000        2001        2002
(Note 2)    (Note 2)    (Note 2)
--------    --------    --------
    53          30         16
    --          --         --

    --          --         --
    20          45         60
------      ------      -----

    73          75         76
======      ======      =====
    --          --         --
    --          --         --
    73          75         76
    --          --         --
    --          --         --
------      ------      -----
    73          75         76
======      ======      =====

  7.38%      7.688%      7.75%

   194         269        345

   100%        100%       100%

Note 6:           Taxable income presented is before the dividends paid
                  deduction.

Note 7:           For the years ended December 31, 2002, 2001, 2000, 1999,
                  1998 and 1997, approximately 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 49%,
                  48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31,
                  2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their
                  invested capital.

Note 8:           Cash distributions presented above as a return of capital
                  on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and
                  amortization expense and income from certain non-cash items.
                  In addition, cash distributions presented as a return of
                  capital on a cash basis represents the amount of cash
                  distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9:           Tax and distribution data and total distributions on GAAP
                  basis were computed based on the weighted average shares
                  outstanding during each period presented.

Note 10:          In February 1999, the company executed a series of
                  agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel
                  Investors, Inc., for the purpose of acquiring seven hotels.
                  During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends,
                  resulting in net earnings of $2,393,436 and $1,975,040,
                  respectively, attributable to this investment. In October
                  2000, the company purchased an additional interest in CNL
                  Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11:          Certain data for columns representing less than 12 months
                  have been annualized.

      Past performance is not necessarily indicative of future performance.

                                      B-16

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                             Selling Price, Net of
                                                                                       Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired     Sale     of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================

CNL Income Fund, Ltd.:
   Popeye's -
      Merritt Island, FL (2)           12/31/86   09/13/00        676,503          --           --          --          676,503
   Golden Corral -
      Salisbury, MD (2) (11)           12/04/86   11/30/00        665,001          --           --          --          665,001
   Wendy's -
      Mesquite, TX (2)                 09/29/86   02/20/02      1,064,259          --           --          --        1,064,259
   Burger King -
      Orlando, FL (30)                 11/12/86   06/18/02        613,553          --           --          --          613,553

CNL Income Fund II, Ltd.:
   KFC -
      Jacksonville, FL (2)             09/01/87   06/15/00        601,400          --           --          --          601,400
   Popeye's -
      Sanford, FL (2)                  06/28/87   09/13/00        631,359          --           --          --          631,359
   Popeye's -
      Altamonte Springs, FL (2)        02/11/87   09/13/00        494,052          --           --          --          494,052
   Popeye's -
      Apopka, FL (2)                   01/19/88   09/13/00        615,618          --           --          --          615,618
   IHOP -
      Peoria, AZ (20)                  11/18/99   08/27/01        836,160          --           --          --          836,160
   KFC -
      Bay City, TX (2)                 12/18/87   09/10/01        548,874          --           --          --          548,874
   Burger King -
      San Antonio, TX (2)              05/15/87   06/26/02        747,510          --           --          --          747,510
   Denny's -
      Casper, WY (2) (38)              09/15/87   08/09/02        346,252          --           --          --          346,252
   Denny's -
      Rock Springs, WY (2)             09/18/87   08/09/02        204,659          --           --          --          204,659
   Golden Corral -
      Tomball, TX                      05/13/87   10/10/02        458,175          --           --          --          458,175
   Golden Corral -
      Pineville, LA                    06/18/97   12/18/02        262,425          --           --          --          262,425

CNL Income Fund III, Ltd.:
   Popeye's -
      Plant City, FL                   04/12/88   09/13/00        507,365          --           --          --          507,365
   Golden Corral -
      Washington, IL (2) (3)           11/20/87   11/29/01        586,132          --           --          --          586,132
   Golden Corral -
      Schereville, IN (2) (23)         11/19/87   09/11/01        810,550          --           --          --          810,550
   Po' Folks -
      Titusville, FL (28)              10/30/87   01/09/02        121,558          --           --          --          121,558
   Burger King -
      Montgomery, AL (2) (36)          01/28/99   05/17/02         78,294          --      320,000          --          398,294
   Golden Corral -
      Altus, OK (2)                    10/14/87   09/27/02        307,785          --           --          --          307,785
   Red Oak Steakhouse -
      Canton Township, MI (2)(37)      08/18/88   09/30/02        106,315          --      640,000          --          746,315

                                                 Cost of Properties
                                                Including Closing and
                                                     Soft Costs
                                      -------------------------------------
                                                                                  Excess
                                                      Total                    (deficiency)
                                                 acquisition cost,             of property
                                      Original       capital                  operating cash
                                      mortgage    improvements                receipts over
                                      financing    closing and                     cash
            Property                     (7)      soft costs (1)     Total   expenditures (19)
==============================================================================================

CNL Income Fund, Ltd.:
   Popeye's -
      Merritt Island, FL (2)             --           518,409       518,409         909,409
   Golden Corral -
      Salisbury, MD (2) (11)             --           741,900       741,900       1,326,574
   Wendy's -
      Mesquite, TX (2)                   --           848,000       848,000       1,351,586
   Burger King -
      Orlando, FL (30)                   --           487,500       487,500         911,938

CNL Income Fund II, Ltd.:
   KFC -
      Jacksonville, FL (2)               --           441,000       441,000         715,685
   Popeye's -
      Sanford, FL (2)                    --           560,000       560,000         850,322
   Popeye's -
      Altamonte Springs, FL (2)          --           426,568       426,568         684,445
   Popeye's -
      Apopka, FL (2)                     --           545,561       545,561         794,039
   IHOP -
      Peoria, AZ (20)                    --           764,975       764,975         125,468
   KFC -
      Bay City, TX (2)                   --           446,827       446,827         767,761
   Burger King -
      San Antonio, TX (2)                --           703,500       703,500       1,251,201
   Denny's -
      Casper, WY (2) (38)                --           566,700       566,700         872,849
   Denny's -
      Rock Springs, WY (2)               --           667,900       667,900         928,587
   Golden Corral -
      Tomball, TX                        --           807,583       807,583       1,434,457
   Golden Corral -
      Pineville, LA                      --           645,400       645,400       1,115,813

CNL Income Fund III, Ltd.:
   Popeye's -
      Plant City, FL                     --           606,409       606,409         616,913
   Golden Corral -
      Washington, IL (2) (3)             --           690,500       690,500       1,083,951
   Golden Corral -
      Schereville, IN (2) (23)           --           694,100       694,100       1,053,524
   Po' Folks -
      Titusville, FL (28)                --           714,117       714,117         166,684
   Burger King -
      Montgomery, AL (2) (36)            --           941,358       941,358         261,836
   Golden Corral -
      Altus, OK (2)                      --           557,900       557,900         920,131
   Red Oak Steakhouse -
      Canton Township, MI (2)(37)        --           924,921       924,921       1,309,270

      Past performance is not necessarily indicative of future performance.

                                      B-17

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                     Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund IV, Ltd.:
   Wendy's
      Detroit, MI (2)                  10/21/88   06/29/00      1,056,475           --         --           --        1,056,475
   Shoney's -
      Temple Terrace, FL (2)           06/27/89   07/06/00      1,293,286           --         --           --        1,293,286
   Shoney's -
      Punta Gorda, FL (2)              02/02/89   07/06/00      1,060,297           --         --           --        1,060,297
   Big Boy -
      Topeka, KS (2)                   12/22/88   11/20/00        496,362           --         --           --          496,362
   Taqueria Jalisco -
      Corpus Christi, TX (2)           04/01/91   06/19/01        390,000           --         --           --          390,000
   Bellissimos Family Restaurant -
      Palm Bay, FL                     01/10/89   08/17/01        289,894           --         --           --          289,894
   Po' Folks -
      Titusville, FL (28)              10/30/87   01/09/02         44,052           --         --           --           44,052

CNL Income Fund V, Ltd.:
   Hardee's -
       Belding, MI                     03/08/89   03/03/00        124,346           --         --           --          124,346
   Denny's -
       Daleville, IN (2)               02/06/89   03/02/01        300,386           --         --           --          300,386
   Denny's -
       Huron, OH (2) (6)               05/19/89   01/15/02        260,956           --         --           --          260,956
   Market Street Buffet and
Bakery -
       West Lebanon, NH (2)            07/10/89   01/17/02        654,530           --         --           --          654,530
   Taco Bell -
       Bountiful, UT (2)               08/17/89   01/28/02      1,039,998           --         --           --        1,039,998
   Burger King -
       Lawrenceville, GA (2)           06/27/89   06/20/02        847,000           --         --           --          847,000

CNL Income Fund VI, Ltd.:
   Popeye's -
      Jacksonville, FL                 04/30/90   09/13/00        478,062           --         --           --          478,062
   Popeye's -
      Tallahassee, FL                  04/30/90   09/13/00        619,696           --         --           --          619,696
   Popeye's -
      Jacksonville, FL                 04/30/90   09/13/00        523,672           --         --           --          523,672
   Popeye's -
      Jacksonville, FL                 04/30/90   09/13/00        450,418           --         --           --          450,418
     Captain D's -
      Chester, PA (4)                  02/09/90   05/22/01         83,000           --         --           --           83,000
   IHOP -
      Dublin, CA (14)                  11/12/99   06/28/01      1,274,672           --         --           --        1,274,672
   IHOP -
      Round Rock, TX (21)              10/27/99   10/05/01      1,163,216           --         --           --        1,163,216
   Denny's -
      Cheyenne, WY                     12/19/89   12/21/01        290,800           --         --           --          290,800
   KFC -
      Caro, MI (35)                    04/02/90   11/15/02        396,840           --         --           --          396,840

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ---------------------------------------
                                                                                       Excess
                                                         Total                      (deficiency)
                                                    acquisition cost,               of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                  receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Income Fund IV, Ltd.:
   Wendy's
      Detroit, MI (2)                        --           614,500        614,500       1,038,530
   Shoney's -
      Temple Terrace, FL (2)                 --         1,155,705      1,155,705       1,496,453
   Shoney's -
      Punta Gorda, FL (2)                    --           947,500        947,500       1,271,574
   Big Boy -
      Topeka, KS (2)                         --           708,800        708,800         878,942
   Taqueria Jalisco -
      Corpus Christi, TX (2)                 --           622,310        622,310         331,788
   Bellissimos Family Restaurant -
       Palm Bay, FL                          --         1,070,822      1,070,822       1,250,729
   Po' Folks -
       Titusville, FL (28)                   --           258,795        258,795          60,406

CNL Income Fund V, Ltd.:
   Hardee's -
       Belding, MI                           --           630,432        630,432         250,715
   Denny's -
       Daleville, IN (2)                     --           547,600        547,600         589,375
   Denny's -
       Huron, OH (2) (6)                     --           448,100        448,100         764,529
   Market Street Buffet and
Bakery -
       West Lebanon, NH (2)                  --         1,159,990      1,159,990         (29,353)
   Taco Bell -
       Bountiful, UT (2)                     --           614,249        614,249       1,053,833
   Burger King -
       Lawrenceville, GA (2)                 --           797,778        797,778       1,290,366

CNL Income Fund VI, Ltd.:
   Popeye's -
      Jacksonville, FL                       --           406,477        406,477         491,262
   Popeye's -
      Tallahassee, FL                        --           488,817        488,817         658,801
   Popeye's -
      Jacksonville, FL                       --           423,591        423,591         530,389
   Popeye's -
      Jacksonville, FL                       --           383,089        383,089         454,566
   Captain D's -
      Chester, PA (4)                        --           550,000        550,000         786,617
   IHOP -
      Dublin, CA (14)                        --         1,166,160      1,166,160         175,195
   IHOP -
      Round Rock, TX (21)                    --         1,076,103      1,076,103         192,394
   Denny's -
      Cheyenne, WY                           --           765,500        765,500       1,058,493
   KFC -
      Caro, MI (35)                          --           348,855        348,855         651,265

      Past performance is not necessarily indicative of future performance.

                                      B-18

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund VII, Ltd.:
   Shoney's
      Pueblo, CO                        08/21/90  06/20/00      1,005,000          --           --          --        1,005,000
   Popeye's -
      Lake City, FL                     04/30/90  09/13/00        598,959          --           --          --          598,959
   Popeye's -
      Jacksonville, FL                  04/30/90  09/13/00        417,581          --           --          --          417,581
   Popeye's -
      Jacksonville, FL                  04/30/90  09/13/00        494,680          --           --          --          494,680
   Popeye's -
      Brunswick, GA                     04/30/90  09/13/00        535,947          --           --          --          535,947
   Popeye's -
      Jacksonville, FL                  04/30/90  09/13/00        345,168          --           --          --          345,168
   KFC -
      Friendswood, TX                   06/13/90  12/14/00        725,000          --           --          --          725,000
   Church's -
      Daytona Beach, FL (22)            01/16/91  11/27/01        213,482          --      103,581          --          317,063
   Church's
      Gainesville, FL                   01/16/91  11/29/01        182,750          --           --          --          182,750
   Johnnies -
      Saddlebrook, FL                   04/04/90  12/21/01        698,050          --           --          --          698,050
   Burger King -
      Columbus, OH (31)                 09/27/91  06/03/02        218,833          --           --          --          218,833
   Burger King -
      Pontiac, MI (31)                  09/27/91  06/27/02        130,073          --           --          --          130,073
   Jack in the Box -
      Mansfield, TX (34)                03/20/97  08/23/02        799,084          --           --          --          799,084

CNL Income Fund VIII, Ltd.:
   Shoney's -
      Bayonet Point, FL                 06/12/91  07/06/00      1,135,380          --           --          --        1,135,380
   Shoney's -
      Brooksville, FL                   02/18/91  07/06/00        940,013          --           --          --          940,013
   Shoney's -
      Sun City, FL                      03/04/91  07/06/00      1,327,317          --           --          --        1,327,317
   Popeye's -
      Jacksonville, FL                  09/28/90  09/13/00        420,006          --           --          --          420,006
   Golden Corral -
      Middleburg Heights, OH (12)       05/31/96  03/21/01        236,740          --           --          --          236,740
   Quincy's -
      Statesville, NC                   10/10/91  05/25/01        877,000          --           --          --          877,000
   Burger King -
      Baseball City, FL                 06/18/91  05/02/02      1,184,559          --           --          --        1,184,559
   Burger King -
      Columbus, OH (31)                 09/27/91  06/03/02        447,392          --           --          --          447,392
   Burger King -
      Pontiac, MI (31)                  09/27/91  06/27/02        265,926          --           --          --          265,926
   Bakers Square -
      Libertyville, IL (33)             08/31/00  09/05/02      1,076,041          --           --           --       1,076,041

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Income Fund VII, Ltd.:
   Shoney's
      Pueblo, CO                           --          961,582         961,582       984,472
   Popeye's -
      Lake City, FL                        --          485,455         485,455       641,608
   Popeye's -
      Jacksonville, FL                     --          376,323         376,323       452,824
   Popeye's -
      Jacksonville, FL                     --          384,936         384,936       515,888
   Popeye's -
      Brunswick, GA                        --          468,797         468,797       574,076
   Popeye's -
      Jacksonville, FL                     --          340,429         340,429       407,175
   KFC -
      Friendswood, TX                      --          485,951         485,951       671,580
   Church's -
      Daytona Beach, FL (22)               --          318,188         318,188       396,488
   Church's
      Gainesville, FL                      --          183,872         183,872       239,254
   Johnnies -
      Saddlebrook, FL                      --        1,100,000       1,100,000     1,324,170
   Burger King -
      Columbus, OH (31)                    --          167,259         167,259       190,438
   Burger King -
      Pontiac, MI (31)                     --          211,050         211,050       238,235
   Jack in the Box -
      Mansfield, TX (34)                   --          617,155         617,155       351,952

CNL Income Fund VIII, Ltd.:
   Shoney's -
      Bayonet Point, FL                    --          924,646         924,646     1,040,086
   Shoney's -
      Brooksville, FL                      --          816,355         816,355       961,418
   Shoney's -
      Sun City, FL                         --        1,055,820       1,055,820     1,238,581
   Popeye's -
      Jacksonville, FL                     --          352,445         352,445       401,169
   Golden Corral -
      Middleburg Heights, OH (12)          --          236,740         236,740       127,155
   Quincy's -
      Statesville, NC                      --          893,422         893,422       997,232
   Burger King -
      Baseball City, FL                    --          873,857         873,857     1,096,005
   Burger King -
      Columbus, OH (31)                    --          341,952         341,952       389,340
   Burger King -
      Pontiac, MI (31)                     --          431,480         431,480       487,058
   Bakers Square -
      Libertyville, IL (33)                --          960,000         960,000       187,961

      Past performance is not necessarily indicative of future performance.

                                      B-19

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                     Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund IX, Ltd.:
   Perkins -
      Williamsville, NY                12/20/91   05/15/00        693,350          --           --           --         693,350
   Denny's -
      Alliance, OH (16)                01/22/92   11/30/00             --          --      200,000           --         200,000
   Denny's -
      Blufton, OH (17)                 10/11/91   11/30/00             --          --      300,000           --         300,000
   IHOP -
      Dublin, CA (14)                  11/12/99   06/28/01        424,891          --           --           --         424,891
   Shoney's -
      Bedford, IN                      07/09/91   07/31/01        900,110          --           --           --         900,110
   Shell's Seafood Restaurant -
      Copley Township, OH              12/17/91   11/28/01      1,086,143          --           --           --       1,086,143
   Hardee's -
      Greenville, SC                   10/21/91   05/03/02        976,798          --           --           --         976,798
   Burger King -
      Greensboro, NC (29)              03/30/92   05/16/02        571,744          --           --           --         571,744
   Burger King -
      Columbus, OH (31)                09/27/91   06/03/02        549,515          --           --           --         549,515
   Burger King -
      Ashland, NH (32)                 06/29/92   06/03/02        402,545          --           --           --         402,545
   Burger King -
      Pontiac, MI (31)                 09/27/91   06/27/02        326,626          --           --           --         326,626
   Shoney's -
      Huntsville, AL                   10/04/91   08/20/02        951,528          --           --           --         951,528
   Bakers Square -
      Libertyville, IL (33)            08/31/00   09/05/02        554,324          --           --           --         554,324
   Hardee's -
      Farragut, TN                     10/09/91   12/18/02        886,300          --           --           --         886,300

CNL Income Fund X, Ltd.:
   Perkins -
      Lancaster, NY                    12/20/91   12/28/00        749,675          --           --           --         749,675
   IHOP -
      Peoria, AZ (20)                  11/18/99   08/27/01        905,840          --           --           --         905,840
   Jack in the Box -
      San Marcos, TX                   03/03/99   04/23/02      1,161,055          --           --           --       1,161,055
   Burger King  -
      Greensboro, NC (29)              03/30/92   05/16/02        571,744          --           --           --         571,744
   Burger King -
      Ashland, NH (32)                 06/29/92   06/03/02        154,802          --           --           --         154,802
   Perkins -
      Ft. Pierce, FL                   02/04/92   12/20/02        329,175          --           --           --         329,175

CNL Income Fund XI, Ltd.:
   IHOP -
      Round Rock, TX (21)              10/27/99   10/05/01        347,454          --           --           --         347,454
   Quincy's -
      Sebring, FL                      09/29/92   11/21/01      1,029,000          --           --           --       1,029,000

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ---------------------------------------
                                                                                       Excess
                                                         Total                      (deficiency)
                                                    acquisition cost,               of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                  receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Income Fund IX, Ltd.:
   Perkins -
      Williamsville, NY                     --           981,482         981,482      692,535
   Denny's -
      Alliance, OH (16)                     --           553,137         553,137      614,999
   Denny's -
      Blufton, OH (17)                      --           642,000         642,000      739,292
   IHOP -
      Dublin, CA (14)                       --           388,720         388,720       58,398
   Shoney's -
      Bedford, IN                           --           754,028         754,028      991,085
   Shell's Seafood Restaurant -
      Copley Township, OH                   --           870,713         870,713      692,662
   Hardee's -
      Greenville, SC                        --           760,405         760,405      957,261
   Burger King -
      Greensboro, NC (29)                   --           460,989         460,989      479,360
   Burger King -
      Columbus, OH (31)                     --           420,008         420,008      478,210
   Burger King -
      Ashland, NH (32)                      --           325,018         325,018      322,154
   Burger King -
      Pontiac, MI (31)                      --           529,969         529,969      598,234
   Shoney's -
      Huntsville, AL                        --           763,901         763,901    1,050,434
   Bakers Square -
      Libertyville, IL (33)                 --           494,545         494,545       96,829
   Hardee's -
      Farragut, TN                          --           707,025         707,025      940,825

CNL Income Fund X, Ltd.:
   Perkins -
      Lancaster, NY                         --         1,111,111       1,111,111      706,575
   IHOP -
      Peoria, AZ (20)                       --           828,723         828,723      135,923
   Jack in the Box -
      San Marcos, TX                        --         1,020,829       1,020,829      288,292
   Burger King  -
      Greensboro, NC (29)                   --           460,989         460,989      479,360
   Burger King -
       Ashland, NH (32)                     --           124,989         124,989      123,887
   Perkins -
       Ft. Pierce, FL                       --         1,002,337       1,002,337      623,996

CNL Income Fund XI, Ltd.:
   IHOP -
      Round Rock, TX (21)                   --           321,434         321,434       57,468
   Quincy's -
      Sebring, FL                           --         1,054,550       1,054,550    1,111,338

      Past performance is not necessarily indicative of future performance.
                                      B-20

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund XI, Ltd.
(Continued):
   Burger King -
      Columbus, OH                     09/01/92   06/03/02        901,125         --          --            --          901,125
   Burger King -
      Ashland, NH (32)                 06/29/92   06/03/02        915,559         --          --            --          915,559
   Burger King -
      East Detroit, MI                 06/29/92   06/20/02        833,247         --          --            --          833,247

CNL Income Fund XII, Ltd.:
   Denny's -
      Cleveland, TN                    12/23/92   03/03/00        797,227         --          --            --          797,227
   Shoney's -
      Bradenton, FL                    03/22/93   07/06/00      1,227,907         --          --            --        1,227,907
   Golden Corral -
      Middleburg Heights, OH (12)      05/31/96   03/21/01      1,663,260         --          --            --        1,663,260
   Jack in the Box -
      Rialto, CA                       01/15/93   09/28/01      1,382,365         --          --            --        1,382,365
   Johnnies -
      Winter Haven, FL                 08/09/93   10/02/01      1,090,297         --          --            --        1,090,297
   Jack in the Box -
      Arlington, TX                    01/15/93   04/23/02      1,248,205         --          --            --        1,248,205
   Burger King -
      Valdosta, GA                     08/24/93   08/30/02        623,661         --          --            --          623,661

CNL Income Fund XIII, Ltd.:
   Quincy's -
      Mount Airy, NC                   07/30/93   04/09/01        947,000         --          --            --          947,000
   Burger King -
      Dayton, OH                       07/30/93   06/03/02      1,049,863         --          --            --        1,049,863
   Lion's Choice -
      Overland Park, KS (5)            12/16/93   08/12/02      1,242,050         --          --            --        1,242,050

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
      Columbus, OH                     11/10/94   09/22/00      1,631,946         --          --            --        1,631,946
   Golden Corral -
      Paris, TX (13)                   07/26/96   05/25/01        400,000         --          --            --          400,000
   Razzleberries -
      Las Vegas, NV                    07/08/94   02/01/02      1,143,753         --          --            --        1,143,753
   Long John Silver's -
      Laurens, SC                      03/25/94   08/05/02        155,249         --          --            --          155,249
   Golden Corral -
      Greeley, CO                      12/13/94   09/25/02      1,306,595         --          --            --        1,306,595
   Checker's -
      Merriam, KS                      03/31/94   11/07/02        323,175         --          --            --          323,175

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Income Fund XI, Ltd.
(Continued):
   Burger King -
       Columbus, OH                       --           714,413         714,413       798,711
   Burger King -
       Ashland, NH (32)                   --           739,228         739,228       732,715
   Burger King -
       East Detroit, MI                   --           761,501         761,501       779,593

CNL Income Fund XII, Ltd.:
   Denny's -
      Cleveland, TN                       --           622,863         622,863       530,741
   Shoney's -
      Bradenton, FL                       --         1,000,000       1,000,000       898,776
   Golden Corral -
      Middleburg Heights, OH (12)         --         1,663,260       1,663,260       893,350
   Jack in the Box -
      Rialto, CA                          --         1,033,072       1,033,072       936,833
   Johnnies -
      Winter Haven, FL                    --         1,172,608       1,172,608     1,117,762
   Jack in the Box -
      Arlington, TX                       --           966,466         966,466       937,794
   Burger King -
      Valdosta, GA                        --           510,432         510,432       648,558

CNL Income Fund XIII, Ltd.:
   Quincy's -
      Mount Airy, NC                      --           968,134         968,134       755,601
   Burger King -
      Dayton, OH                          --           905,717         905,717     1,032,534
   Lion's Choice -
      Overland Park, KS (5)               --         1,029,449       1,029,449       964,561

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
      Columbus, OH                        --         1,631,946       1,631,946     1,103,012
   Golden Corral -
      Paris, TX (13)                      --           501,276         501,276       255,146
   Razzleberries -
      Las Vegas, NV                       --         1,006,514       1,006,514       631,310
   Long John Silver's -
      Laurens, SC                         --           448,796         448,796       257,444
   Golden Corral -
      Greeley, CO                         --         1,184,810       1,184,810     1,015,365
   Checker's -
      Merriam, KS                         --           284,609         284,609       269,328
      Past performance is not necessarily indicative of future performance.

                                      B-21
                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund XV, Ltd.:
   Long John Silver's
      Lexington, NC                    10/22/94   01/12/00         562,130         --           --         --           562,130
   Quincy's -
      Greer, SC (15)                   06/13/94   04/06/01         233,000         --      467,000         --           700,000
   Jack in the Box -
      Woodland Hills, CA               07/29/94   04/19/01       1,253,728         --           --         --         1,253,728
   Golden Corral -
      Paris, TX (13)                   07/26/96   05/25/01         400,000         --           --         --           400,000
   Jack in the Box -
      Altadena, CA                     07/29/94   10/04/01         937,250         --           --         --           937,250
   Jack in the Box -
      Redlands, CA                     07/29/94   02/15/02       1,300,882         --           --         --         1,300,882
   Long John Silver's -
      Medina, OH                       10/05/94   09/30/02         395,205         --           --         --           395,205
   Checker's -
      Stratford, NJ                    05/27/94   12/27/02         350,802         --           --         --           350,802

CNL Income Fund XVI, Ltd.:
   Boston Market -
      Columbia Heights, MN             12/18/95   09/29/00         575,777         --           --         --           575,777
   Denny's -
      Marana, AZ                       02/13/95   03/30/01       1,145,045         --           --         --         1,145,045
   Boston Market -
      St. Cloud, MN                    09/15/95   11/28/01         647,365         --           --         --           647,365
   Big Boy -
      Las Vegas, NV                    05/31/95   12/11/01       1,059,264         --           --         --         1,059,264
   Denny's -
      Mesquite, TX                     08/31/95   03/28/02         448,675         --           --         --           448,675
   Jack in the Box -
      Rancho Cordova, CA               10/31/94   06/04/02       1,325,054         --           --         --         1,325,054
   Denny's -
      Bucyrus, OH (26)                 06/08/95   08/07/02         144,915         --           --         --           144,915

CNL Income Fund XVII, Ltd.:
   Popeye's -
      Warner Robins, GA                11/04/96   09/13/00         607,361         --           --         --           607,361
   Boston Market -
      Long Beach, CA                   12/05/96   10/17/00         529,633         --           --         --           529,633
   Boston Market -
      Houston, TX                      06/19/96   01/19/01         782,648         --           --         --           782,648
   Mr. Fable's -
      Kentwood, MI                     09/05/95   06/21/01         681,300         --           --         --           681,300
   Boston Market -
      Inglewood, CA                    07/24/96   09/06/01         298,300         --           --         --           298,300
   Jack in the Box -
      El Dorado, CA                    09/26/96   09/25/01       1,510,463         --           --         --         1,510,463
     Denny's -
          Mesquite, NV                 04/25/96   03/29/02         771,800         --           --         --           771,800

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Income Fund XV, Ltd.:
   Long John Silver's
      Lexington, NC                       --           646,203         646,203       234,243
   Quincy's -
      Greer, SC (15)                      --           946,933         946,933       649,756
   Jack in the Box -
      Woodland Hills, CA                  --           939,806         939,806       648,254
   Golden Corral -
      Paris, TX (13)                      --           501,276         501,276       255,146
   Jack in the Box -
      Altadena, CA                        --           709,812         709,812       528,007
   Jack in the Box -
      Redlands, CA                        --           973,020         973,020       758,150
   Long John Silver's -
      Medina, OH                          --           812,056         812,056       285,620
   Checker's -
      Stratford, NJ                       --           287,391         287,391       271,787

CNL Income Fund XVI, Ltd.:
   Boston Market -
      Columbia Heights, MN                --           939,972         939,972       226,734
   Denny's -
      Marana, AZ                          --           719,234         719,234       587,377
   Boston Market -
      St. Cloud, MN                       --         1,075,093       1,075,093       502,978
   Big Boy -
      Las Vegas, NV                       --         1,160,553       1,160,553       476,249
   Denny's -
      Mesquite, TX                        --           987,353         987,353       480,530
   Jack in the Box -
      Rancho Cordova, CA                  --           900,290         900,290       705,521
   Denny's -
      Bucyrus, OH (26)                    --           540,000         540,000       385,051

CNL Income Fund XVII, Ltd.:
   Popeye's -
      Warner Robins, GA                   --           563,148         563,148       257,018
   Boston Market -
      Long Beach, CA                      --           832,280         832,280       156,091
   Boston Market -
      Houston, TX                         --           812,696         812,696       323,963
   Mr. Fable's -
      Kentwood, MI                        --           855,609         855,609       272,268
   Boston Market -
      Inglewood, CA                       --           857,488         857,488       196,478
   Jack in the Box -
      El Dorado, CA                       --         1,097,220       1,097,220       581,924
   Denny's -
      Mesquite, NV                        --         1,186,460       1,186,460       494,461

      Past performance is not necessarily indicative of future performance.

                                      B-22

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Income Fund XVII, Ltd.
     (Continued):
   Wendy's -
      Knoxville, TN                    07/30/96   05/31/02      1,045,425          --         --            --        1,045,425
   Bakers Square -
      Wilmette, IL                     01/31/00   06/27/02      1,682,371          --         --            --        1,682,371
   Jack in the Box -
      Mansfield, TX (34)               03/20/97   08/23/02        212,415          --         --            --          212,415

CNL Income Fund XVIII, Ltd.:
   Boston Market -
      Timonium, MD                     07/13/97   06/29/01        848,550          --         --            --          848,550
   Jack in the Box -
      Henderson, NV                    06/30/97   07/12/01      1,278,046          --         --            --        1,278,046
   IHOP -
      Santa Rosa, CA                   05/21/97   12/28/01      1,664,829          --         --            --        1,664,829
   On the Border -
      San Antonio, TX                  09/02/97   05/08/02        470,304          --         --            --          470,304
   Boston Market -
      San Antonio, TX                  08/18/97   05/29/02        481,325          --         --            --          481,325
   Boston Market -
      Raleigh, NC (27)                 01/23/97   08/07/02        714,050          --         --            --          714,050

CNL Restaurant Properties, Inc.:
   Golden Corral -
      Waldorf, MD (9) (10)             04/05/99   01/03/00      2,501,175          --         --            --        2,501,175
   Jack in the Box -
      Los Angeles, CA                  06/30/95   02/18/00      1,516,800          --         --            --        1,516,800
   Golden Corral -
      Dublin, GA                       08/07/98   05/01/00      1,323,205          --         --            --        1,323,205
   Boston Market -
      San Antonio, TX                  04/30/97   05/02/00        517,495          --         --            --          517,495
   Boston Market -
      Corvallis, OR                    07/09/96   06/20/00        717,019          --         --            --          717,019
   Big Boy -
      St. Louis, MO                    01/19/99   06/28/00      1,463,050          --         --            --        1,463,050
   Ground Round -
      Nanuet, NY                       12/02/97   06/30/00        964,825          --         --            --          964,825
   Big Boy -
      Jefferson City, MO               01/19/99   06/30/00        905,250          --         --            --          905,250
   Big Boy -
      Alton, IL                        01/19/99   06/30/00        905,250          --         --            --          905,250
   Boston Market -
      Liberty, MO                      08/18/97   09/13/00        538,800          --         --            --          538,800
   Mr. Fables -
      Grand Rapids, MI                 03/19/96   09/26/00        722,100          --         --            --          722,100
   Pizza Hut -
      Dover, OH                        05/01/97   11/08/00        112,917          --         --            --          112,917
   Big Boy -
      St. Joseph, MO                   04/27/99   11/27/00        646,550          --         --            --          646,550

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Income Fund XVII, Ltd.
(Continued):
   Wendy's -
      Knoxville, TN                       --           783,748         783,748       484,686
   Bakers Square -
      Wilmette, IL                        --         1,627,273       1,627,273       380,572
   Jack in the Box -
      Mansfield, TX (34)                  --           164,054         164,054        93,557

CNL Income Fund XVIII, Ltd.:
   Boston Market -
      Timonium, MD                        --         1,140,100       1,140,100       302,665
   Jack in the Box -
      Henderson, NV                       --         1,067,175       1,067,175       494,105
   IHOP -
      Santa Rosa, CA                      --         1,286,364       1,286,364       598,179
   On the Border -
      San Antonio, TX                     --         1,225,163       1,225,163       190,705
   Boston Market -
      San Antonio, TX                     --           857,595         857,595         9,631
    Boston Market -
      Raleigh, NC (27)                    --         1,225,686       1,225,686       511,581

CNL Restaurant Properties, Inc.:
   Golden Corral -
      Waldorf, MD (9) (10)                --         2,430,686       2,430,686            --
   Jack in the Box -
      Los Angeles, CA                     --         1,119,567       1,119,567       549,658
   Golden Corral -
      Dublin, GA                          --         1,272,765       1,272,765       190,590
   Boston Market -
      San Antonio, TX                     --           757,069         757,069        66,889
   Boston Market -
      Corvallis, OR                       --           925,427         925,427       312,232
   Big Boy -
      St. Louis, MO                       --         1,345,100       1,345,100        65,420
   Ground Round -
      Nanuet, NY                          --           927,273         927,273       245,426
   Big Boy -
      Jefferson City, MO                  --         1,113,383       1,113,383        68,389
   Big Boy -
      Alton, IL                           --         1,012,254       1,012,254        41,032
   Boston Market -
      Liberty, MO                         --           765,530         765,530        84,802
   Mr. Fables -
      Grand Rapids, MI                    --           816,264         816,264       270,873
   Pizza Hut -
      Dover, OH                           --           233,896         233,896        86,601
   Big Boy -
      St. Joseph, MO                      --           885,883         885,883        35,138

      Past performance is not necessarily indicative of future performance.

                                      B-23

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
      Baltimore, MD                    08/19/97   12/14/00         668,753         --         --           --           668,753
   Boston Market -
      Stafford, TX                     07/02/97   12/15/00         881,674         --         --           --           881,674
   Big Boy -
      Guadalupe, AZ                    04/16/97   03/23/01         883,685         --         --           --           883,685
   Tumbleweed's -
      Nashville, TN                    08/01/97   04/20/01         525,050         --         --           --           525,050
   Boston Market -
      Vacaville, CA                    05/06/97   05/08/01       1,064,430         --         --           --         1,064,430
   Big Boy -
      Independence, MO                 01/19/99   05/22/01         524,513         --         --           --           524,513
   Big Boy -
      Belleville, IL (9)               02/26/99   06/13/01         375,000         --         --           --           375,000
   Tumbleweeds -
      Clarksville, TN                  02/10/98   06/15/01         803,050         --         --           --           803,050
   Big Boy -
      Grandview, MO                    02/26/99   06/29/01         516,235         --         --           --           516,235
   Pizza Hut -
      Toledo, OH                       12/05/96   06/29/01         148,528         --         --           --           148,528
   Shoney's -
      Indian Harbor Beach, FL          01/24/97   08/13/01         457,016         --         --           --           457,016
   Black-eyed Pea -
      Wichita, KS                      10/01/97   08/15/01         300,000         --         --           --           300,000
   Tumbleweed Southwest Mesquite
      Grill & Bar
      Hermitage, TN                    02/10/98   09/24/01         871,496         --         --           --           871,496
   Tumbleweed Southwest Mesquite
      Grill & Bar
      Cookeville, TN                   08/01/97   09/26/01         844,905         --         --           --           844,905
   Big Boy -
      Granite City, IL                 01/19/99   09/28/01         595,148         --         --           --           595,148
   Big Boy -
      Taylor, MI                       08/19/99   10/16/01         887,731         --         --           --           887,731
   Boston Market -
      Cedar Park, TX                   04/02/97   10/31/01         875,000         --         --           --           875,000
   Shoney's -
      Phoenix, AZ                      03/24/98   11/26/01         399,285         --         --           --           399,285
   Burger King -
      Atlanta, GA                      06/09/98   12/21/01         418,050         --         --           --           418,050
   Barbwires Steakhouse -
      Lawrence, KS                     08/01/97   12/28/01         718,000         --         --           --           718,000
   Boston Market -
      Jessup, MD                       05/06/97   02/19/02         324,343         --         --           --           324,343
   Black-eyed Pea -
      Herndon, VA                      07/14/98   02/22/02         815,875         --         --           --           815,875
   TGI Friday's -
      El Paso, TX                      08/14/98   03/19/02       1,594,729         --         --           --         1,549,729

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ---------------------------------------
                                                                                       Excess
                                                         Total                      (deficiency)
                                                    acquisition cost,               of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                  receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
      Baltimore, MD                          --        1,378,051       1,378,051      472,895
   Boston Market -
      Stafford, TX                           --        1,077,979       1,077,979      372,102
   Big Boy -
      Guadalupe, AZ                          --        1,706,768       1,706,768      140,439
   Tumbleweed's -
      Nashville, TN                          --        1,308,411       1,308,411      362,588
   Boston Market -
      Vacaville, CA                          --        1,437,474       1,437,474      358,396
   Big Boy -
      Independence, MO                       --        1,253,699       1,253,699       65,156
   Big Boy -
      Belleville, IL (9)                     --          761,074         761,074      (17,597)
   Tumbleweeds -
      Clarksville, TN                        --        1,440,247       1,440,247      229,692
   Big Boy -
      Grandview, MO                          --          962,290         962,290       36,150
   Pizza Hut -
      Toledo, OH                             --          328,381         328,381      (21,742)
   Shoney's -
      Indian Harbor Beach, FL                --          693,304         693,304       68,946
   Black-eyed Pea -
      Wichita, KS                            --          660,748         660,748      305,701
   Tumbleweed Southwest Mesquite
      Grill & Bar
      Hermitage, TN                          --        1,410,719       1,410,719      191,005
   Tumbleweed Southwest Mesquite
      Grill & Bar
      Cookeville, TN                         --        1,471,963       1,471,963      386,178
   Big Boy -
      Granite City, IL                       --        1,037,579       1,037,579       10,800
   Big Boy -
      Taylor, MI                             --        1,227,132       1,227,132       61,898
   Boston Market -
      Cedar Park, TX                         --          827,223         827,223       71,386
   Shoney's -
      Phoenix, AZ                            --          482,368         482,368      (91,021)
   Burger King -
      Atlanta, GA                            --          926,261         926,261      227,653
   Barbwires Steakhouse -
      Lawrence, KS                           --        1,448,598       1,448,598      179,747
   Boston Market -
      Jessup, MD                             --        1,243,060       1,243,060      107,266
   Black-eyed Pea -
      Herndon, VA                            --        1,279,118       1,279,118      354,530
   TGI Friday's -
      El Paso, TX                            --        1,602,944       1,602,944      577,055

      Past performance is not necessarily indicative of future performance.

                                      B-24

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
      Las Vegas, NV                    08/20/97   04/19/02        981,540          --          --          --           981,540
   Big Boy -
      Overland Park, KS                02/26/99   04/26/02        577,580          --          --          --           577,580
   Burger King -
      Tappahannock, VA                 03/16/99   05/16/02      1,089,779          --          --          --         1,089,779
   Burger King -
      Prattville, AL                   01/28/99   05/17/02        497,867          --          --          --           497,867
   Burger King -
      Tuskegee, AL                     01/28/99   05/17/02        397,867          --          --          --           397,867
   Burger King -
      Montgomery, AL                   01/28/99   05/17/02        797,867          --          --          --           797,867
   Burger King -
      Montgomery, AL                   01/28/99   05/17/02        397,867          --          --          --           397,867
   Black-eyed Pea -
      McKinney, TX                     12/30/98   05/31/02      1,149,064          --          --          --         1,149,064
   Black-eyed Pea -
      Forestville, MD                  10/01/97   06/01/02             --          --          --          --                --
   Burger King -
      Coon Rapids, MN                  03/16/99   06/03/02      1,078,973          --          --          --         1,078,973
   Burger King -
      Rochester, NH                    03/16/99   06/03/02      1,193,284          --          --          --         1,193,284
   Burger King -
      Columbus, OH                     03/16/99   06/03/02        950,938          --          --          --           950,938
   Burger King -
      Asheboro, NC                     03/16/99   06/03/02      1,513,213          --          --          --         1,513,213
   Hardee's -
      Gulf Shores, AL                  03/16/99   06/13/02        904,861          --          --          --           904,861
   Steak & Ale -
      Palm Harbor, FL                  06/16/98   06/14/02      1,241,943          --          --          --         1,241,943
   Burger King -
      Lancaster, OH                    03/16/99   06/14/02      1,321,822          --          --          --         1,321,822
   Burger King -
      John's Island, SC                03/16/99   06/14/02      1,289,282          --          --          --         1,289,282
   IHOP -
      Elk Grove, CA                    08/20/97   06/17/02      2,085,346          --          --          --         2,085,346
   Hardee's -
      Tusculum, TN                     03/16/99   06/17/02        653,460          --          --          --           653,460
   Pollo Tropical -
      Miami, FL                        09/22/98   06/20/02      1,302,936          --          --          --         1,302,936
   Burger King -
      St. Paul, MN                     03/16/99   06/26/02        849,273          --          --          --           849,273
   Texas Roadhouse -
      Joilet, IL                       02/25/00   06/27/02      1,940,745          --          --          --         1,940,745
   Black-eyed Pea -
      Phoenix, AZ                      09/30/97   06/28/02        281,000          --          --          --           281,000

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
      Las Vegas, NV                       --          1,658,000      1,658,000      114,934
   Big Boy -
      Overland Park, KS                   --          1,037,383      1,037,383       (7,476)
   Burger King -
      Tappahannock, VA                    --            857,826        857,826      285,470
   Burger King -
      Prattville, AL                      --          1,018,519      1,018,519      285,895
   Burger King -
      Tuskegee, AL                        --            972,222        972,222      267,501
   Burger King -
      Montgomery, AL                      --          1,296,296      1,296,296      362,395
   Burger King -
      Montgomery, AL                      --          1,018,519      1,018,519      289,495
   Black-eyed Pea -
      McKinney, TX                        --          1,644,856      1,644,856      304,736
   Black-eyed Pea -
      Forestville, MD                     --            643,925        643,925      477,253
   Burger King -
      Coon Rapids, MN                     --            844,815        844,815      288,892
   Burger King -
      Rochester, NH                       --            963,499        963,499      318,314
   Burger King -
      Columbus, OH                        --            744,585        744,585      257,877
   Burger King -
      Asheboro, NC                        --          1,228,831      1,228,831      436,666
   Hardee's -
      Gulf Shores, AL                     --            914,337        914,337      320,113
   Steak & Ale -
      Palm Harbor, FL                     --          1,232,558      1,232,558      504,926
   Burger King -
      Lancaster, OH                       --            799,195        799,195      364,070
   Burger King -
      John's Island, SC                   --          1,077,802      1,077,802      367,639
   IHOP -
      Elk Grove, CA                       --          1,540,356      1,540,356      751,308
   Hardee's -
      Tusculum, TN                        --            666,045        666,045      233,604
   Pollo Tropical -
      Miami, FL                           --          1,318,182      1,318,182      392,816
   Burger King -
      St. Paul, MN                        --            747,713        747,713      271,528
   Texas Roadhouse -
      Joilet, IL                          --          1,745,014      1,745,014      384,473
   Black-eyed Pea -
      Phoenix, AZ                         --            641,371        641,371      265,557

      Past performance is not necessarily indicative of future performance.

                                      B-25

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
      Mesa, AZ                         09/30/97   06/28/02      1,710,000         --          --            --        1,710,000
   Black-eyed Pea
      Phoenix, AZ                      09/30/97   06/28/02        425,000         --          --            --          425,000
   Black-eyed Pea
      Tucson, AZ                       09/30/97   06/28/02        234,000         --          --            --          234,000
   Steak & Ale Restaurant -
      Austin, TX                       06/16/98   07/02/02      1,437,468         --          --            --        1,437,468
   Jack in the Box -
      Fresno, CA                       05/22/98   07/18/02      1,244,289         --          --            --        1,244,289
   Black-eyed Pea
      Phoenix, AZ                      09/30/97   07/19/02        580,000         --          --            --          580,000
   Jack in the Box -
      Austin, TX                       10/05/99   07/22/02      1,384,759         --          --            --        1,384,759
   Black-eyed Pea -
      Albuquerque, NM                  01/00/00   07/26/02             --         --          --            --               --
   Big Boy -
      St. Clairsville, OH              12/18/98   07/29/02        339,300         --          --            --          339,300
   Jack in the Box -
      Fort Worth, TX                   01/11/00   08/05/02      1,141,653         --          --            --        1,141,653
   Jack in the Box -
      Menlo Park, CA                   12/30/99   08/22/02      1,772,360         --          --            --        1,772,360
   Arby's -
      Lawrenceville, GA                02/08/00   08/26/02      1,422,750         --          --            --        1,422,750
   Darry's -
      Louisville, KY                   06/11/97   08/28/02      1,840,800         --          --            --        1,840,800
   Black-eyed Pea -
      Killeen, TX                      12/18/98   09/05/02      1,133,800         --          --            --        1,133,800
   IHOP -
      Fairfax, VA                      06/18/97   09/06/02      2,268,911         --          --            --        2,268,911
   Black eyed Pea -
      Oklahoma City, OK                03/26/97   09/10/02        475,000         --          --            --          475,000
   Arby's -
      Circleville, OH                  09/09/99   09/10/02        993,900         --          --            --          993,900
   Black eyed Pea -
      Waco, TX                         10/01/97   09/13/02         70,000         --          --            --           70,000
   Hardee's -
      Iuka, MS                         03/16/99   09/18/02        594,413         --          --            --          594,413
   Hardee's -
      Warrior, AL                      03/16/99   09/18/02        667,050         --          --            --          667,050
   Hardee's -
      Horn Lake, MS                    03/16/99   09/20/02        818,263         --          --            --          818,263
   Jack in the Box -
      Corning, CA                      09/17/99   09/24/02      1,266,556         --          --            --        1,266,556
   Bennigan's -
      Batavia, IL                      10/21/99   09/25/02      2,595,121         --          --            --        2,595,121

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                     Excess
                                                       Total                      (deficiency)
                                                  acquisition cost,               of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                  receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
      Mesa, AZ                            --          1,600,000      1,600,000       522,239
   Black-eyed Pea
      Phoenix, AZ                         --            641,254        641,254       282,585
   Black-eyed Pea
      Tucson, AZ                          --            641,871        641,871       251,809
   Steak & Ale Restaurant -
      Austin, TX                          --          1,372,093      1,372,093       568,339
   Jack in the Box -
      Fresno, CA                          --            972,841        972,841       394,246
   Black-eyed Pea
      Phoenix, AZ                         --            645,471        645,471       207,379
   Jack in the Box -
      Austin, TX                          --          1,289,945      1,289,945       299,499
   Black-eyed Pea -
      Albuquerque, NM                     --            666,355        666,355       238,206
   Big Boy -
      St. Clairsville, OH                 --          1,144,209      1,144,209       169,976
   Jack in the Box -
      Fort Worth, TX                      --          1,062,145      1,062,145       223,450
   Jack in the Box -
      Menlo Park, CA                      --          1,546,740      1,546,740       368,611
   Arby's -
      Lawrenceville, GA                   --          1,374,986      1,374,986       314,054
   Darry's -
      Louisville, KY                      --          1,481,448      1,481,448       514,069
   Black-eyed Pea -
      Killeen, TX                         --          1,386,948      1,386,948       257,250
   IHOP -
      Fairfax, VA                         --          1,709,091      1,709,091       906,669
   Black eyed Pea -
      Oklahoma City, OK                   --            617,022        617,022       268,734
   Arby's -
      Circleville, OH                     --            925,329        925,329       237,321
   Black eyed Pea -
      Waco, TX                            --            661,682        661,682       280,179
   Hardee's -
      Iuka, MS                            --            616,476        616,476       233,121
   Hardee's -
      Warrior, AL                         --            627,937        627,937       238,440
   Hardee's -
      Horn Lake, MS                       --            833,058        833,058       319,101
   Jack in the Box -
      Corning, CA                         --          1,158,524      1,158,524       314,769
   Bennigan's -
      Batavia, IL                         --          2,429,907      2,429,907       729,536

      Past performance is not necessarily indicative of future performance.

                                      B-26

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                             ------------------------------------------------------------------
                                                                                           Purchase
                                                                                Mortgage     money     Adjustments
                                                                                 balance   mortgage   resulting from
                                         Date     Date of    Cash received net   at time  taken back  application of
            Property                   Acquired    Sale      of closing costs    of sale  by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
      Titusville, FL                   03/31/02   09/26/02         686,200         --         --           --           686,200
   Pollo Tropical -
      Sunrise, FL                      09/30/98   09/26/02       1,457,533         --         --           --         1,457,533
   Hardee's -
      Biscoe, NC                       03/16/99   09/27/02         564,984         --         --           --           564,984
   Black-eyed Pea -
      Bedford, TX                      03/26/97   09/30/02         921,175         --         --           --           921,175
   Black-eyed Pea -
      Norman, OK                       11/09/98   09/30/02       1,091,708         --         --           --         1,091,708
   Black-eyed Pea -
      Mesa, AZ                         11/30/98   09/30/02       1,325,500         --         --           --         1,325,000
   Hardee's -
      Aynor, SC                        03/16/99   09/30/02         586,189         --         --           --           586,189
   Denny's
      McKinney, TX                     06/05/96   10/02/02         600,000         --         --           --           600,000
   Black-eyed Pea -
      Scottsdale, AZ                   04/17/97   10/02/02              --         --         --           --                --
   Arby's
      Renton, WA                       09/14/99   10/18/02       1,406,197         --         --           --         1,406,197
   Pizza-Hut -
      Belle, WV                        05/17/96   10/21/02          47,500         --         --           --            47,500
   Pizza Hut -
      Collinsville, IL                 04/02/97   10/25/02         801,953         --         --           --           801,953
   Burger King -
      Tampa, FL                        08/19/99   10/28/02         770,306         --         --           --           770,306
   Big Boy -
      O'Fallon, MO                     01/19/99   10/31/02         679,925         --         --           --           679,925
   Golden Corral -
      Hopkinsville, KY                 02/19/97   11/07/02         924,057         --         --           --           924,057
   Denny's -
      Santee, SC                       03/16/99   11/21/02         583,000         --         --           --           583,000
   Jack in the Box -
      Los Angeles, CA                  01/04/99   12/10/02       1,793,802         --         --           --         1,793,802
   Hardee's
      Columbia, TN                     03/16/99   12/12/02         859,259         --         --           --           859,259
   Golden Corral -
      Olathe, KS                       10/02/97   12/19/02       1,751,760         --         --           --         1,751,760
   Darryl's -
      Hampton, VA                      06/11/97   12/19/02         871,290         --         --           --           871,290
   Jack in the Box -
      Humble, TX                       02/03/97   12/20/02       1,265,506         --         --           --         1,265,506
   Hardee's -
      Chalkville, AL                   03/16/99   12/20/02         680,428         --         --           --           680,428
   TGI Friday's -
      Lakeland, FL                     07/20/99   12/20/02         834,234         --         --           --           834,234

                                                   Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ---------------------------------------
                                                                                      Excess
                                                       Total                       (deficiency)
                                                  acquisition cost,                of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                   receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
      Titusville, FL                      --                --              --       (82,318)
   Pollo Tropical -
      Sunrise, FL                         --         1,454,545       1,454,545       527,258
   Hardee's -
      Biscoe, NC                          --           522,853         522,853       199,708
   Black-eyed Pea -
      Bedford, TX                         --           620,336         620,336       224,003
   Black-eyed Pea -
      Norman, OK                          --         1,429,799       1,429,799       335,124
   Black-eyed Pea -
      Mesa, AZ                            --         1,677,152       1,677,152       228,704
   Hardee's -
      Aynor, SC                           --           546,022         546,022       209,884
   Denny's
      McKinney, TX                        --         1,014,221       1,014,221       484,416
   Black-eyed Pea -
      Scottsdale, AZ                      --           769,863         769,863       (31,203)
   Arby's
      Renton, WA                          --         1,286,545       1,286,545       261,304
   Pizza-Hut -
      Belle, WV                           --            47,485          47,485        13,301
   Pizza Hut -
      Collinsville, IL                    --           795,476         795,476       (55,653)
   Burger King -
      Tampa, FL                           --         1,057,404       1,057,404         5,224
   Big Boy -
      O'Fallon, MO                        --         1,017,250       1,017,250       (54,647)
   Golden Corral -
      Hopkinsville, KY                    --         1,260,576       1,260,576       255,379
   Denny's -
      Santee, SC                          --           678,340         678,340       251,554
   Jack in the Box -
      Los Angeles, CA                     --         1,575,414       1,575,414       591,448
   Hardee's
      Columbia, TN                        --           787,764         787,764       319,094
   Golden Corral -
      Olathe, KS                          --         1,577,340       1,577,340       791,627
   Darryl's -
      Hampton, VA                         --         1,203,391       1,203,391       595,216
   Jack in the Box -
      Humble, TX                          --           932,112         932,112       566,284
   Hardee's -
      Chalkville, AL                      --           608,445         608,445       248,876
   TGI Friday's -
      Lakeland, FL                        --         1,711,517       1,711,517        85,755

      Past performance is not necessarily indicative of future performance.

                                      B-27

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
      Miami, FL                        09/22/98   12/23/02     1,079,144              --      --            --        1,079,144
   Golden Corral -
      Universal City, TX               08/04/95   12/30/02       959,975              --      --            --          959,975

CNL Restaurant Property Services,
 Inc. (18):
   Black Angus -
      Boise, ID                        08/14/00   02/20/01     1,776,590              --      --            --        1,776,590
   Jack in the Box -
      Murietta, CA                     04/13/97   02/23/01     1,129,320              --      --            --        1,129,320
   Arby's -
      Kendallville, IN                 07/10/96   04/06/01       792,940              --      --            --          792,940
   Black Angus -
      Folsom, CA                       12/04/00   04/24/01     2,581,569              --      --            --        2,581,569
   Jack in the Box -
      Kingsburg, CA                    04/10/97   06/11/01     1,169,090              --      --            --        1,168,840
   Jack in the Box -
      Garland, TX                      09/27/97   07/26/01     1,085,654              --      --            --        1,085,654

CNL Restaurant Investors Properties,
 LLC (18):
   Arby's -
      Atlanta, GA                      12/07/00   03/30/01       214,900       1,212,813      --            --        1,427,713
   Arby's -
      Peoria, AZ                       03/03/01   04/19/01       154,871       1,200,463      --            --        1,355,335
   Arby's -
      Baxter, MN                       02/20/01   05/31/01        66,351         892,834      --            --          959,185
   Arby's -
      Eagan, MN                        02/20/01   06/29/01       106,348         880,945      --            --          987,293
   Arby's -
      St. Louis Park, MN               02/20/01   06/29/01       119,843         941,178      --            --        1,061,022
   Arby's -
      Willmar, MN                      02/20/01   07/18/01        44,507         704,324      --            --          748,831
   Arby's -
      Pooler, GA                       09/01/00   07/31/01       109,662       1,212,893      --            --        1,322,555
   Arby's -
      White Bear Township, MN          02/20/01   08/07/01        84,441         955,346      --            --        1,039,787
   Arby's -
      Coon Rapids, MN                  02/20/01   08/28/01       168,982       1,281,068      --            --        1,450,050
   Arby's -
      Eden Prairie, MN                 02/20/01   09/07/01       107,288         936,215      --            --        1,043,503
   Arby's -
      Carmel, IN                       10/13/00   09/26/01       142,925       1,297,484      --            --        1,440,409
   Arby's -
      Winston Salem, NC                04/01/01   10/03/01       123,645       1,090,250      --            --        1,213,895

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        ----------------------------------------
                                                                                        Excess
                                                         Total                       (deficiency)
                                                    acquisition cost,                of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                   receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
      Miami, FL                                 --     1,227,273       1,227,273       402,650
   Golden Corral -
      Universal City, TX                        --       994,152         994,152       747,387

CNL Restaurant Property Services,
 Inc. (18):
   Black Angus -
      Boise, ID                                 --     1,534,238       1,534,238       120,971
   Jack in the Box -
      Murietta, CA                              --       952,485         952,485       377,385
   Arby's -
      Kendallville, IN                          --       739,628         739,628       421,717
   Black Angus -
      Folsom, CA                                --     2,166,867       2,166,867       146,487
   Jack in the Box -
      Kingsburg, CA                             --     1,001,073       1,001,073       428,186
   Jack in the Box -
      Garland, TX                               --       936,119         936,119       367,842

CNL Restaurant Investors Properties,
 LLC (18):
   Arby's -
      Atlanta, GA                        1,212,813            --       1,212,813        60,359
   Arby's -
      Peoria, AZ                         1,200,463            --       1,200,463        40,467
   Arby's -
      Baxter, MN                           893,855            --         893,855        26,023
   Arby's -
      Eagan, MN                            882,968            --         882,968        33,246
   Arby's -
      St. Louis Park, MN                   943,340            --         943,340        35,241
   Arby's -
      Willmar, MN                          707,592            --         707,592        41,253
   Arby's -
      Pooler, GA                         1,223,108            --       1,223,108       117,724
   Arby's -
      White Bear Township, MN              960,915            --         960,915       148,790
   Arby's -
      Coon Rapids, MN                    1,288,536            --       1,288,536        90,298
   Arby's -
      Eden Prairie, MN                     942,798            --         942,798        51,912
   Arby's -
      Carmel, IN                         1,308,411            --       1,308,411       131,560
   Arby's -
      Winston Salem, NC                  1,098,081            --       1,098,081        58,269

      Past performance is not necessarily indicative of future performance.

                                      B-28

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================

CNL Restaurant Investors Properties,
   LLC (18)
   (Continued):
   Arby's -
      Carrboro, NC                     11/16/00   10/11/01        155,473      1,111,725      --            --        1,267,198
   Arby's -
      Cottage Grove, MN                02/02/01   11/27/01         61,878        703,412      --            --          765,290
   Arby's -
      Minnetonka, MN                   02/02/01   12/13/01        120,202        907,130      --            --        1,027,332
   Arby's -
      Maple Grove, MN                  02/02/01   12/14/01        150,455      1,176,200      --            --        1,326,655
   Arby's -
      Plymouth, MN                     02/02/01   12/21/01        100,063        846,616      --            --          946,679
   Arby's -
      Plymouth, MN                     02/02/01   12/21/01        120,817        899,893      --            --        1,020,710
   Arby's -
      New Castle, PA                   09/21/00   12/28/01         70,999      1,074,459      --            --        1,145,458
   Arby's -
      Oak Park Heights, MN             02/20/01   02/08/02        968,599        860,199      --            --        1,828,798
   Arby's -
      Greenwood, IN                    09/07/01   02/21/02      1,157,535      1,051,402      --            --        2,208,937
   Arby's -
      Hudson, WI                       02/20/01   03/06/02      1,091,160        949,356      --            --        2,040,516
   Arby's -
      Wauseon, OH                      04/10/01   03/11/02        801,488        700,080      --            --        1,501,568
   Arby's -
      St. Paul, MN                     02/20/01   03/21/02        801,651        713,993      --            --        1,515,644
   Arby's -
      Richfield, MN                    02/20/01   04/03/02      1,155,650      1,035,063      --            --        2,190,713
   Arby's -
      Crystal, MN                      02/20/01   04/17/02      1,059,550        945,740      --            --        2,005,290
   Arby's -
      Hopkins, MN                      02/20/01   04/26/02        920,326        829,399      --            --        1,749,725
   Arby's =
      Rochester, MN                    02/20/01   05/02/02        919,488        817,845      --            --        1,737,333
   Arby's -
      Apple Valley, MN                 02/20/01   05/17/02      1,493,264      1,315,159      --            --        2,808,423
   Arby's -
      Pell City, AL                    09/18/01   06/21/02      1,039,537        936,662      --            --        1,976,199
   Arby's -
      East Huntington, PA              09/01/01   07/15/02      1,256,360      1,103,332      --            --        2,359,692
   Arby's -
      Florence, AL                     10/01/01   08/22/02      1,358,100      1,182,056      --            --        2,540,156
   Arby's -
      Troy, AL                         09/21/01   08/22/02      1,055,313        920,681      --            --        1,975,994
   Arby's -
      Muskegon, MI                     11/15/01   08/29/02      1,439,390      1,255,825      --            --        2,695,215

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        ----------------------------------------
                                                                                        Excess
                                                         Total                       (deficiency)
                                                    acquisition cost,                of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                   receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Restaurant Investors Properties,
   LLC (18)
   (Continued):
   Arby's -
      Carrboro, NC                       1,123,886        --           1,123,886      106,362
   Arby's -
      Cottage Grove, MN                    710,074        --             710,074       63,567
   Arby's -
      Minnetonka, MN                       916,844        --             916,844       78,525
   Arby's -
      Maple Grove, MN                    1,188,796        --           1,188,796      102,167
   Arby's -
      Plymouth, MN                         855,682        --             855,682       75,302
   Arby's -
      Plymouth, MN                         909,529        --             909,529       80,041
   Arby's -
      New Castle, PA                     1,088,971        --           1,088,971      145,107
   Arby's -
      Oak Park Heights, MN                 870,487        --             870,487       10,593
   Arby's -
      Greenwood, IN                      1,051,402        --           1,051,402          330
   Arby's -
      Hudson, WI                           963,121        --             963,121       15,707
   Arby's -
      Wauseon, OH                          704,249        --             704,249        7,174
   Arby's -
      St. Paul, MN                         724,346        --             724,346        9,604
   Arby's -
      Richfield, MN                      1,051,406        --           1,051,406       16,798
   Arby's -
      Crystal, MN                          960,672        --             960,672       15,913
   Arby's -
      Hopkins, MN                          842,495        --             842,495       14,275
   Arby's =
      Rochester, MN                        831,824        --             831,824       15,757
   Arby's -
      Apple Valley, MN                   1,337,639        --           1,337,639       23,636
   Arby's -
      Pell City, AL                        938,824        --             938,824        2,860
   Arby's -
      East Huntington, PA                1,115,401        --           1,115,401       18,068
   Arby's -
      Florence, AL                       1,196,262        --           1,196,262       17,628
   Arby's -
      Troy, AL                             931,745        --             931,745       10,910
   Arby's -
      Muskegon, MI                       1,261,682        --           1,261,682        6,545

      Past performance is not necessarily indicative of future performance.

                                      B-29

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                     Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Restaurant Investors Properties,
 LLC (18) (Continued):
   Arby's -
      Greenville, MI                   07/25/02   10/31/02     1,270,860       1,074,766      --            --        2,345,626
   Arby's -
      Cullman, AL                      09/05/01   11/13/02     1,169,087         993,620      --            --        2,162,707
   Arby's -
      Evansville, IN                   04/01/02   11/15/02     1,247,229       1,080,328      --            --        2,327,557
   Arby's -
      Youngstown, OH                   04/10/02   11/27/02     1,012,310         903,118      --            --        1,915,428
   Arby's -
      Union City, TN                   09/04/02   12/30/02     1,366,005       1,158,879      --            --        2,524,884

CNL Funding 2001-A, LP (18):
   Jack in the Box -
      Surprise, AZ                     09/25/00   01/19/01       159,023       1,379,621      --            --        1,538,644
   Jack in the Box -
      Baton Rouge, LA                  07/06/00   01/31/01         9,972       1,473,571      --            --        1,483,542
   Jack in the Box -
      Burley, ID                       09/22/00   01/31/01            --         951,027      --            --          951,027
   Jack in the Box -
      Las Vegas, NV                    10/01/00   01/03/01       254,521       1,615,000      --            --        1,869,521
   Jack in the Box -
      Peoria, AZ                       09/15/00   03/08/01       112,352       1,247,170      --            --        1,359,522
   Jack in the Box -
      Cleburne, TX                     09/21/00   01/31/01         4,598       1,118,539      --            --        1,123,137
   Jack in the Box -
      Fresno, CA                       09/15/00   04/26/01       129,458         950,196      --            --        1,079,653
   Jack in the Box -
      Bakersfield, CA                  09/19/00   03/27/01        80,199         973,493      --            --        1,053,692
   Pizza Hut -
      Miami, FL                        10/06/00   06/29/01        69,130         588,593      --            --          657,723
   IHOP -
      Hiram, GA                        10/12/00   04/16/01        97,519       1,432,800      --            --        1,530,319
   IHOP -
      Jacksonville, NC                 10/12/00   06/25/01        47,442       1,367,919      --            --        1,415,361
   IHOP -
      Pueblo, CO                       10/12/00   06/19/01        91,901       1,296,394      --            --        1,388,295
   Jack in the Box -
      Bermuda Dunes, CA                03/28/01   06/29/01       210,654       1,256,197      --            --        1,466,851
   Jack in the Box -
      Manteca, CA                      05/14/01   06/11/01       236,673       1,432,260      --            --        1,668,934
   Jack in the Box -
      Austin, TX (9)                   07/20/00   05/25/01            --         550,587      --            --          550,587

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        ----------------------------------------
                                                                                        Excess
                                                         Total                       (deficiency)
                                                    acquisition cost,                of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                   receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Restaurant Investors Properties,
 LLC (18)
   (Continued): Arby's -
      Greenville, MI                     1,074,766      --             1,074,766        (198)
   Arby's -
      Cullman, AL                        1,001,853      --             1,001,853       8,373
   Arby's -
      Evansville, IN                     1,089,280      --             1,089,280      26,999
   Arby's -
      Youngstown, OH                       909,500      --               909,500       8,019
   Arby's -
      Union City, TN                     1,158,879      --             1,158,879      (2,918)

CNL Funding 2001-A, LP (18):
   Jack in the Box -
      Surprise, AZ                       1,379,621      --             1,379,621      49,506
   Jack in the Box -
      Baton Rouge, LA                    1,483,542      --             1,483,542      80,121
   Jack in the Box -
      Burley, ID                           951,027      --               951,027      41,109
   Jack in the Box -
      Las Vegas, NV                      1,615,000      --             1,615,000      62,903
   Jack in the Box -
      Peoria, AZ                         1,254,037      --             1,254,037      53,180
   Jack in the Box -
      Cleburne, TX                       1,123,137      --             1,123,137      38,489
   Jack in the Box -
      Fresno, CA                           958,117      --               958,117      56,075
   Jack in the Box -
      Bakersfield, CA                      978,854      --               978,854      45,750
   Pizza Hut -
      Miami, FL                            589,199      --               589,199      44,786
   IHOP -
      Hiram, GA                          1,438,400      --             1,438,400      70,497
   IHOP -
      Jacksonville, NC                   1,371,599      --             1,371,599      92,458
   IHOP -
      Pueblo, CO                         1,303,550      --             1,303,550      85,560
   Jack in the Box -
      Bermuda Dunes, CA                  1,259,276      --             1,259,276      32,187
   Jack in the Box -
      Manteca, CA                        1,432,260      --             1,432,260      10,937
   Jack in the Box -
      Austin, TX (9)                       550,587      --               550,587          --

      Past performance is not necessarily indicative of future performance.

                                      B-30

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            -------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Littleton, CO                    12/28/00   07/20/01       141,982       1,860,395      --            --        2,002,377
   IHOP -
      Oklahoma City, OK                10/12/00   07/26/01       165,306       1,831,346      --            --        1,996,652
   Baker's Square -
      Anaheim, CA                      05/14/01   07/26/01       306,267       1,576,144      --            --        1,882,411
   Arby's -
      Southington, CT                  07/21/00   07/27/01       125,178         908,371      --            --        1,033,549
   Vicorp Village Inn -
      Scottsdale, AZ                   05/14/01   07/30/01       151,366         999,284      --            --        1,150,650
   IHOP -
      Shreveport, LA                   10/12/00   08/03/01        87,476       1,450,490      --            --        1,537,966
   Baker's Square -
      Rohnert Park, CA                 05/14/01   08/06/01       246,540       1,270,898      --            --        1,517,438
   Village Inn -
      Aurora, CO                       05/14/01   08/08/01        40,903       1,543,233      --            --        1,584,136
   Village Inn -
      Denver, CO                       05/14/01   08/08/01       142,900         880,551      --            --        1,023,451
   IHOP -
      Huntsville, AL                   10/12/00   08/14/01        97,307       1,593,307      --            --        1,690,614
   Ruby Tuesday's -
      Orlando, FL                      05/30/00   08/17/01       156,571       1,598,221      --            --        1,754,792
   Pizza Hut -
      Miami, FL                        10/06/00   08/17/01        84,357         646,698      --            --          731,055
   IHOP -
      Statesboro, GA                   10/12/00   08/21/01        68,915       1,072,888      --            --        1,141,803
   Village Inn -
      Tempe, AZ                        05/14/01   08/24/01       149,028       1,043,952      --            --        1,192,980
   IHOP -
      San Antonio, TX                  12/28/00   08/27/01        76,227       1,594,606      --            --        1,670,833
   Jack in the Box -
      Coppell, TX                      03/28/01   08/29/01       170,623       1,608,077      --            --        1,778,700
   Village Inn -
      Denver, CO                       05/14/01   08/30/01       168,884       1,270,898      --            --        1,439,782
   TGI Friday's -
      Roseville, CA                    03/12/01   08/31/01       109,946       2,931,613      --            --        3,041,559
   Pizza Hut -
      Pembroke Pines, FL               10/06/00   08/31/01        52,912         397,968      --            --          450,880
   Village Inn -
      Ogden, UT                        05/14/01   09/18/01       146,763         907,784      --            --        1,054,547
   Pizza Hut -
      Key Largo, FL                    10/06/00   09/20/01        73,845         578,862      --            --          652,707
   Baker's Square -
      Hoffman Estates, IL              05/14/01   09/20/01       151,812       1,089,341      --            --        1,241,153
   Village Inn -
      Broomfield, CO                   05/14/01   09/20/01       184,629       1,134,730      --            --        1,319,359

                                                 Cost of Properties
                                                Including Closing and
                                                     Soft Costs
                                       ---------------------------------------
                                                                                      Excess
                                                       Total                       (deficiency)
                                                  acquisition cost,                of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                   receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Littleton, CO                    1,869,159         --          1,869,159        90,731
   IHOP -
      Oklahoma City, OK                1,842,950         --          1,842,950       126,315
   Baker's Square -
      Anaheim, CA                      1,577,273         --          1,577,273        34,744
   Arby's -
      Southington, CT                    909,091         --            909,091        95,881
   Vicorp Village Inn -
      Scottsdale, AZ                   1,000,000         --          1,000,000        26,369
   IHOP -
      Shreveport, LA                   1,460,875         --          1,460,875       112,077
   Baker's Square -
      Rohnert Park, CA                 1,272,727         --          1,272,727        31,889
   Village Inn -
      Aurora, CO                       1,545,456         --          1,545,456        40,127
   Village Inn -
      Denver, CO                         881,818         --            881,818        28,503
   IHOP -
      Huntsville, AL                   1,604,715         --          1,604,715       128,194
   Ruby Tuesday's -
      Orlando, FL                      1,611,142         --          1,611,142       193,571
   Pizza Hut -
      Miami, FL                          650,000         --            650,000        70,642
   IHOP -
      Statesboro, GA                   1,078,800         --          1,078,800        94,429
   Village Inn -
      Tempe, AZ                        1,045,455         --          1,045,455        32,022
   IHOP -
      San Antonio, TX                  1,603,687         --          1,603,687        89,761
   Jack in the Box -
      Coppell, TX                      1,616,034         --          1,616,034        67,526
   Village Inn -
      Denver, CO                       1,272,727         --          1,272,727        33,045
   TGI Friday's -
      Roseville, CA                    2,949,827         --          2,949,827       141,497
   Pizza Hut -
      Pembroke Pines, FL                 400,000         --            400,000        37,304
   Village Inn -
      Ogden, UT                          909,091         --            909,091        34,339
   Pizza Hut -
      Key Largo, FL                      581,818         --            581,818        57,260
   Baker's Square -
      Hoffman Estates, IL              1,090,909         --          1,090,909        41,867
   Village Inn -
      Broomfield, CO                   1,136,364         --          1,136,364        43,611

      Past performance is not necessarily indicative of future performance.

                                      B-31

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Harrisonburg, VA                 12/28/01   09/21/01      129,619        1,426,704      --          --          1,556,323
   Pizza Hut -
      Miami, FL                        10/06/00   09/21/01       95,727          710,011      --          --            805,738
   Jack in the Box -
      The Colony, TX                   09/15/00   09/28/01       86,043        1,313,521      --          --          1,399,564
   IHOP -
      Birmingham, AL                   10/12/00   10/12/01      178,092        1,362,594      --          --          1,540,686
   Village Inn -
      Naperville, IL                   05/14/01   10/24/01      155,181        1,019,762      --          --          1,174,943
   Village Inn -
      Tucson, AZ                       05/14/01   10/25/01      178,784        1,133,069      --          --          1,311,853
   RT -
      Las Vegas, NV                    07/17/00   11/05/01      199,079        1,785,377      --          --          1,984,456
   Jack in the Box -
      Charlotte, NC                    08/28/00   11/08/01       62,882        1,282,493      --          --          1,345,375
   Bakers Square -
      Rolling Meadows, FL              05/14/01   11/27/01      123,563          928,427      --          --          1,051,990
   TGIF Friday's -
      Albuquerque, NM                  01/08/01   12/14/01      137,493        2,401,376      --          --          2,538,869
   Bakers Square -
      Blaine, MN                       05/14/01   12/20/01        5,880        1,335,029      --          --          1,340,909
   Village Inn -
      Omaha, NE                        05/14/01   12/21/01      147,260        1,185,687      --          --          1,332,947
   Village Inn -
      Lincoln, NE                      05/14/01   12/19/01      148,006        1,040,870      --          --          1,188,876
   IHOP -
      Macon, GA                        12/28/00   12/10/01       28,518        1,246,710      --          --          1,275,228
   Bakers Square -
      Elk Grove, IL                    05/14/01   12/21/01      134,250          995,615      --          --          1,129,865
   Bakers Square -
      Gurnee, IL                       05/14/01   12/03/01      268,799        1,855,464      --          --          2,124,263
   Taco Cabana -
      Plugerville, TX                  12/29/00   12/05/01       30,596        1,444,219      --          --          1,474,815
   Taco Cabana -
      Pasadena, TX                     12/29/00   12/05/01       20,240          955,406      --          --            975,646
   Taco Cabana -
      Austin, TX                       12/29/00   12/05/01       24,947        1,177,594      --          --          1,202,541
   Taco Cabana -
      Houston, TX #177                 02/29/00   12/05/01       19,769          933,188      --          --            952,957
   Taco Cabana -
      Houston, TX #144                 12/29/00   12/05/01       29,653        1,399,782      --          --          1,429,435
   Taco Cabana -
      San Antonio, TX                  12/29/00   12/14/01       23,534        1,110,938      --          --          1,134,472
   Taco Cabana -
      Houston, TX                      12/29/00   12/14/01       28,242        1,333,125      --          --          1,361,367

                                                 Cost of properties
                                                Including Closing and
                                                     Soft Costs
                                       ---------------------------------------
                                                                                      Excess
                                                       Total                       (deficiency)
                                                  acquisition cost,                of property
                                       Original       capital                    operating cash
                                       mortgage    improvements                   receipts over
                                       financing    closing and                       cash
            Property                      (7)      soft costs (1)      Total    expenditures (19)
=================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Harrisonburg, VA                 1,434,579        --           1,434,579        99,922
   Pizza Hut -
      Miami, FL                          713,636        --             713,636        58,013
   Jack in the Box -
      The Colony, TX                   1,332,122        --           1,332,122       131,045
   IHOP -
      Birmingham, AL                   1,370,975        --           1,370,975       135,065
   Village Inn -
      Naperville, IL                   1,022,727        --           1,022,727        42,657
   Village Inn -
      Tucson, AZ                       1,136,364        --           1,136,364        47,518
   RT -
      Las Vegas, NV                    1,800,000        --           1,800,000        55,017
   Jack in the Box -
      Charlotte, NC                    1,308,411        --           1,308,411       146,378
   Bakers Square -
      Rolling Meadows, FL                931,818        --             931,818        47,329
   TGIF Friday's -
      Albuquerque, NM                  2,430,996        --           2,430,996       141,808
   Bakers Square -
      Blaine, MN                       1,340,909        --           1,340,909        80,287
   Village Inn -
      Omaha, NE                        1,190,909        --           1,190,909        71,306
   Village Inn -
      Lincoln, NE                      1,045,455        --           1,045,455        62,597
   IHOP -
      Macon, GA                        1,258,065        --           1,258,065       109,912
   Bakers Square -
      Elk Grove, IL                    1,000,000        --           1,000,000        59,875
   Bakers Square -
      Gurnee, IL                       1,863,636        --           1,863,636       111,586
   Taco Cabana -
      Plugerville, TX                  1,474,815        --           1,474,815       131,766
   Taco Cabana -
      Pasadena, TX                       975,646        --             975,646        87,168
   Taco Cabana -
      Austin, TX                       1,202,541        --           1,202,541       107,440
   Taco Cabana -
      Houston, TX #177                   952,957        --             952,957        85,140
   Taco Cabana -
      Houston, TX #144                 1,429,435        --           1,429,435       127,711
   Taco Cabana -
      San Antonio, TX                  1,134,472        --           1,134,472       101,358
   Taco Cabana -
      Houston, TX                      1,361,367        --           1,361,367       121,630

      Past performance is not necessarily indicative of future performance.
                                      B-32

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                     Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
      Houston, TX                      12/29/00   01/04/02     1,179,851       1,153,066      --            --        2,332,917
   Taco Cabana -
      Austin, TX                       12/29/00   01/04/02     1,107,245       1,082,108      --            --        2,189,353
   Bakers Square -
      Normal, IL                       05/14/01   01/09/02     1,658,260       1,469,683      --            --        3,127,943
   IHOP -
      Nacogdoches, TX                  12/28/00   01/18/02     1,494,210       1,388,437      --            --        2,882,647
   IHOP -
      McAllen, TX                      12/28/00   02/15/02     1,548,521       1,427,813      --            --        2,976,334
   Pizza Hut -
      Dania, FL                        10/06/00   2/19/02        333,812         292,892      --            --          626,704
   Jack in the Box -
      Plano, TX                        09/25/01   02/26/02     1,867,493       1,719,706      --            --        3,587,199
   IHOP -
      Kennewick, WA                    12/20/01   02/27/02     1,779,334       1,626,400      --            --        3,405,734
   Jack in the Box -
      Stephenville, TX                 03/28/01   02/28/02     1,508,567       1,344,498      --            --        2,853,065
   Village Inn -
      Coralville, IA                   05/14/01   02/28/02     1,230,046       1,070,921      --            --        2,300,967
   Taco Cabana -
      San Antonio, TX                  12/29/00   03/05/02     1,247,920       1,214,659      --            --        2,462,579
   Jack in the Box -
      San Antonio, TX                  09/26/01   03/06/02     1,578,322       1,442,978      --            --        3,021,300
   Krystal -
      Rincon, GA                       09/15/00   03/11/02     1,072,800       1,015,712      --            --        2,088,512
   Village Inn -
      Davenport, IA                    05/14/01   03/15/02     1,401,481       1,219,097      --            --        2,620,578
   Jack in the Box
      Katy, TX                         09/25/01   03/18/02     1,499,170       1,376,098      --            --        2,875,268
   IHOP -
      Albuquerque, NM                  10/29/01   03/19/02     1,821,676       1,660,447      --            --        3,482,123
   IHOP -
      Lafayette, LA                    12/28/00   03/19/02     1,636,540       1,548,629      --            --        3,185,169
   Jack in the Box -
      Round Rock, TX                   09/19/00   03/20/02     1,361,104       1,226,470      --            --        2,587,574
   Jack in the Box -
      Concord, NC                      07/07/00   03/22/02     1,422,410       1,296,102      --            --        2,718,512
   Jack in the Box -
      Cedar Hill, TX                   12/20/01   03/22/02     1,509,211       1,388,773      --            --        2,897,984
   IHOP -
      Brownsville, TX                  12/28/00   03/28/02     1,544,680       1,456,628      --            --        3,001,308
   IHOP -
      San Marco, TX                    12/20/01   03/28/02     1,665,800       1,509,200      --            --        3,175,000
   Bakers Square -
      Maple Grove, MN                  05/14/01   03/29/02     1,554,629       1,354,552      --            --        2,909,181

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        ----------------------------------------
                                                                                        Excess
                                                         Total                       (deficiency)
                                                    acquisition cost,                of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                   receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
      Houston, TX                        1,179,852         --          1,179,852        26,766
   Taco Cabana -
      Austin, TX                         1,107,246         --          1,107,246        25,119
   Bakers Square -
      Normal, IL                         1,477,273         --          1,477,273         6,796
   IHOP -
      Nacogdoches, TX                    1,401,869         --          1,401,869        15,380
   IHOP -
      McAllen, TX                        1,443,318         --          1,443,318        18,025
   Pizza Hut -
      Dania, FL                            295,455         --            295,455         5,279
   Jack in the Box -
      Plano, TX                          1,728,972         --          1,728,972        14,854
   IHOP -
      Kennewick, WA                      1,627,500         --          1,627,500         2,842
   Jack in the Box -
      Stephenville, TX                   1,361,617         --          1,361,617        19,729
   Village Inn -
      Coralville, IA                     1,077,273         --          1,077,273         8,156
   Taco Cabana -
      San Antonio, TX                    1,247,920         --          1,247,920        34,289
   Jack in the Box -
      San Antonio, TX                    1,456,085         --          1,456,085        11,979
   Krystal -
      Rincon, GA                         1,028,215         --          1,028,215        21,369
   Village Inn -
      Davenport, IA                      1,227,273         --          1,227,273         8,905
   Jack in the Box
      Katy, TX                           1,385,410         --          1,385,410        12,373
   IHOP -
      Albuquerque, NM                    1,664,998         --          1,664,998         4,653
   IHOP -
      Lafayette, LA                      1,566,820         --          1,566,820        20,424
   Jack in the Box -
      Round Rock, TX                     1,257,009         --          1,257,009        40,447
   Jack in the Box -
      Concord, NC                        1,331,738         --          1,331,738        46,935
   Jack in the Box -
      Cedar Hill, TX                     1,392,479         --          1,392,479         5,497
   IHOP -
      Brownsville, TX                    1,471,963         --          1,471,963        18,921
   IHOP -
      San Marco, TX                      1,511,250         --          1,511,250         2,990
   Bakers Square -
      Maple Grove, MN                    1,363,636         --          1,363,636        10,198

      Past performance is not necessarily indicative of future performance.

                                      B-33

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                     Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------

                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Ammon, ID                        12/28/00   04/05/02     1,516,968       1,433,491      --            --        2,950,459
   Home Town Buffet -
      Visalia, CA                      12/28/01   04/10/02     2,739,205       2,409,694      --            --        5,148,899
   TB/KFC
      Gun Barrel City, TX              10/31/00   04/19/02       952,006         922,295      --            --        1,874,301
   Tahoe Joes
      Roseville, CA                    12/28/01   04/23/02     3,380,332       2,965,855      --            --        6,346,187
   Old Country Buffet
      Glendale, AZ                     12/28/01   04/25/02     2,065,108       1,818,524      --            --        3,883,632
   Home Town Buffet
      Temecula, CA                     12/28/01   04/26/02     2,299,308       2,000,577      --            --        4,299,884
   Village Inn
      Johnston, IA                     05/14/01   04/29/02       933,565         812,100      --            --        1,745,665
   Old Country Buffet
      Woodbury, MN                     12/28/01   04/29/02     1,792,378       1,600,461      --            --        3,392,839
   Bakers Square -
      Orland Park, IL                  05/14/01   04/30/02     2,232,482       1,940,017      --            --        4,172,499
   Pizza-Hut
      Oakland Park, FL                 10/06/00   05/03/02       735,910         652,145      --            --        1,388,055
   Jack in the Box
      Magnolia, TX                     08/30/01   05/03/02     1,347,135       1,245,406      --            --        2,592,541
   IHOP -
      Westminister, CO                 12/20/01   05/03/02     2,060,953       1,831,730      --            --        3,892,683
   Jack in the Box -
      Baton Rouge, LA                  12/20/01   05/03/02     1,591,284       1,405,359      --            --        2,996,643
   Village Inn
      Roy, UT                          05/14/01   05/06/02     1,075,575         933,183      --            --        2,008,758
   Home Town Buffet -
      Loma Linda, CA                   12/28/01   05/07/02     3,493,621       3,046,175      --            --        6,539,796
   Home Town Buffet -
      Champaign, IL                    12/28/01   05/08/02     1,964,259       1,768,682      --            --        3,732,941
   Jack in the Box -
      Baytown, TX                      09/19/00   05/10/02     1,249,196       1,141,081      --            --        2,390,277
   IHOP -
      Norman, OK                       10/12/00   05/13/02     1,773,886       1,554,570      --            --        3,328,456
   IHOP -
      Rockford, IL                     12/20/01   05/15/02     1,794,561       1,646,238      --            --        3,440,799
   Rio Bravo -
      Fayetteville, AR                 06/29/00   05/17/02     1,318,381       1,171,240      --            --        2,489,621
   Bakers Square -
      Onalaska, WI                     05/14/01   05/17/02     1,043,860         924,167      --            --        1,968,027
   Ruby Tuesday -
      University Place, WA             08/23/00   05/31/02     1,707,844       1,574,504      --            --        3,282,348
   Pizza Hut -
      Pembroke Pines, FL               10/06/00   05/31/02       380,495         359,803      --            --          740,298

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        ----------------------------------------
                                                                                        Excess
                                                         Total                       (deficiency)
                                                    acquisition cost,                of property
                                         Original       capital                    operating cash
                                         mortgage    improvements                   receipts over
                                         financing    closing and                       cash
            Property                        (7)      soft costs (1)      Total    expenditures (19)
===================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
      Ammon, ID                          1,451,613         --          1,451,613        19,833
   Home Town Buffet -
      Visalia, CA                        2,409,000         --          2,409,000          (773)
   TB/KFC
      Gun Barrel City, TX                  931,818         --            931,818        17,313
   Tahoe Joes
      Roseville, CA                      2,965,000         --          2,965,000        (1,077)
   Old Country Buffet
      Glendale, AZ                       1,818,000         --          1,818,000        (1,856)
   Home Town Buffet
      Temecula, CA                       2,000,000         --          2,000,000          (746)
   Village Inn
      Johnston, IA                         818,182         --            818,182         6,761
   Old Country Buffet
      Woodbury, MN                       1,600,000         --          1,600,000          (612)
   Bakers Square -
      Orland Park, IL                    1,954,545         --          1,954,545        16,742
   Pizza-Hut
      Oakland Park, FL                     659,091         --            659,091         6,512
   Jack in the Box
      Magnolia, TX                       1,260,198         --          1,260,198        13,660
   IHOP -
      Westminister, CO                   1,836,750         --          1,836,750         5,100
   Jack in the Box -
      Baton Rouge, LA                    1,412,154         --          1,412,154         7,539
   Village Inn
      Roy, UT                              940,909         --            940,909         8,152
   Home Town Buffet -
      Loma Linda, CA                     3,045,000         --          3,045,000          (619)
   Home Town Buffet -
      Champaign, IL                      1,768,000         --          1,768,000          (848)
   Jack in the Box -
      Baytown, TX                        1,173,149         --          1,173,149        40,830
   IHOP -
      Norman, OK                         1,577,745         --          1,577,745        51,274
   IHOP -
      Rockford, IL                       1,650,750         --          1,650,750         5,243
   Rio Bravo -
      Fayetteville, AR                   1,200,000         --          1,200,000        39,827
   Bakers Square -
      Onalaska, WI                         931,818         --            931,818         8,241
   Ruby Tuesday -
      University Place, WA               1,590,909         --          1,590,909        40,555
   Pizza Hut -
      Pembroke Pines, FL                   363,636         --            363,636        13,021

      Past performance is not necessarily indicative of future performance.

                                      B-34

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
      N. Miami, FL                     10/06/00   05/31/02        282,519        267,154      --            --          549,673
   Bakers Square -
      Rochester, MN                    05/14/01   05/31/02      1,525,200      1,352,440      --            --        2,877,640
   Bakers Square -
      Stillwater, MN                   05/14/01   05/31/02      1,133,136        991,789      --            --        2,124,925
   Home Town Buffet -
      Louisville, KY                   12/28/01   05/31/02      1,700,470      1,500,579      --            --        3,201,049
   Old Country Buffet -
      Mesa, AZ                         12/28/01   06/03/02      2,421,648      2,115,024      --            --        4,536,672
   IHOP -
      Shreveport, LA                   10/12/00   06/04/02      1,850,808      1,643,127      --            --        3,493,935
   IHOP -
      Jonesboro, AR                    10/12/00   06/05/02      1,480,800      1,328,505      --            --        2,809,305
   Taco Cabana -
      Dallas, Texas                    12/29/00   06/06/02      1,021,026        987,667      --            --        2,008,693
   HomeTown Buffet -
      Oklahoma City, OK #737           12/28/01   06/13/02      1,592,205      1,455,705      --            --        3,047,910
   HomeTown Buffet -
      Oklahoma City, OK                12/28/01   06/13/02      2,160,510      1,955,947      --            --        4,116,457
   Jack in the Box -
      Corsicana, TX                    06/30/00   06/14/02      1,153,488      1,083,639      --            --        2,237,127
   Ruby Tuesday
      Port Lucie, FL                   06/06/00   06/14/02      1,702,571      1,583,384      --            --        3,285,955
   Bakers Square -
      Bradley, IL                      05/14/01   06/20/02      1,765,990      1,509,030      --            --        3,275,020
   IHOP -
      Evansville, IN                   03/29/02   06/20/02      1,635,890      1,469,696      --            --        3,105,586
   IHOP -
      Buford, GA                       03/29/02   06/20/02      1,892,911      1,679,961      --            --        3,572,872
   Taco Cabana -
      San Antonio, TX #107             12/29/00   06/26/02        887,111        921,822      --            --        1,808,933
   Taco Cabana -
      Universal City, TX               12/29/00   06/26/02      1,034,963      1,075,459      --            --        2,110,422
   Taco Cabana -
      Austin, TX                       12/29/00   06/26/02      1,394,031      1,448,578      --            --        2,842,609
   Taco Cabana -
      San Antonio, TX #130             12/29/00   06/26/02      1,330,666      1,382,733      --            --        2,713,399
   Taco Cabana -
      Dallas, TX #136                  12/29/00   06/26/02      1,136,347      1,180,810      --            --        2,317,157
   Taco Cabana -
      Houston, TX #143                 12/29/00   06/26/02      1,203,936      1,251,044      --            --        2,454,980
   Taco Cabana -
      San Antonio, TX #158             12/29/00   06/26/02      1,275,750      1,325,668      --            --        2,601,418
   Taco Cabana -
      Schertz, TX                      12/29/00   06/26/02      1,030,738      1,071,069      --            --        2,101,807

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        -----------------------------------------
                                                                                          Excess
                                                         Total                         (deficiency)
                                                    acquisition cost,                  of property
                                         Original       capital                      operating cash
                                         mortgage    improvements                     receipts over
                                         financing    closing and                         cash
            Property                        (7)      soft costs (1)      Total      expenditures (19)
=====================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
      N. Miami, FL                         270,000         --             270,000        5,191
   Bakers Square -
      Rochester, MN                      1,363,636         --           1,363,636       12,750
   Bakers Square -
      Stillwater, MN                     1,000,000         --           1,000,000        9,350
   Home Town Buffet -
      Louisville, KY                     1,500,000         --           1,500,000         (726)
   Old Country Buffet -
      Mesa, AZ                           2,114,000         --          2,1114,000       (1,045)
   IHOP -
      Shreveport, LA                     1,663,150         --           1,663,150       33,799
   IHOP -
      Jonesboro, AR                      1,348,500         --           1,348,500       56,238
   Taco Cabana -
      Dallas, Texas                      1,021,026         --           1,021,026       27,228
   HomeTown Buffet -
      Oklahoma City, OK #737             1,455,000         --           1,455,000       (1,031)
   HomeTown Buffet -
      Oklahoma City, OK                  1,955,000         --           1,955,000         (767)
   Jack in the Box -
      Corsicana, TX                      1,118,650         --           1,118,650       52,045
   Ruby Tuesday
      Port Lucie, FL                     1,607,399         --           1,607,399       12,328
   Bakers Square -
      Bradley, IL                        1,522,727         --           1,522,727       15,133
   IHOP -
      Evansville, IN                     1,471,963         --           1,471,963        2,753
   IHOP -
      Buford, GA                         1,682,243         --           1,682,243        2,729
   Taco Cabana -
      San Antonio, TX #107                 952,957         --             952,957       33,569
   Taco Cabana -
      Universal City, TX                 1,111,783         --           1,111,783       39,164
   Taco Cabana -
      Austin, TX                         1,497,504         --           1,497,504       52,752
   Taco Cabana -
      San Antonio, TX #130               1,429,436         --           1,429,436       50,354
   Taco Cabana -
      Dallas, TX #136                    1,220,693         --           1,220,693       38,129
   Taco Cabana -
      Houston, TX #143                   1,293,299         --           1,293,299       45,558
   Taco Cabana -
      San Antonio, TX #158               1,370,443         --           1,370,443       76,694
   Taco Cabana -
      Schertz, TX                        1,107,246         --           1,107,246       39,004

      Past performance is not necessarily indicative of future performance.

                                      B-35

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
      Houston, TX                      12/29/00   06/26/02     1,351,748       1,404,681      --           --         2,756,429
   Taco Cabana -
      Houston, TX #174                 12/29/00   06/26/02       908,233         943,770      --           --         1,852,003
   Taco Cabana -
      Katy, TX                         12/29/00   06/26/02     1,030,738       1,071,069      --           --         2,101,807
   Taco Cabana -
      Arlington, TX                    12/29/00   06/26/02       992,719       1,031,563      --           --         2,024,282
   Taco Cabana -
      Houston, TX #241                 12/29/00   06/26/02     1,269,414       1,319,084      --           --         2,588,498
   Taco Cabana -
      Denton, TX                       12/29/00   06/26/02     1,136,347       1,180,810      --           --         2,317,157
   Baker Square -
      Bolingbrook, IL                  05/14/01   06/28/02     1,911,305       1,621,644      --           --         3,532,949
   IHOP -
      Harlingen, TX                    09/28/01   06/28/02     1,780,269       1,611,009      --           --         3,391,278
   Old Country Buffet -
      Madison, WI                      12/28/01   06/28/02     2,325,120       2,092,013      --           --         4,417,133
   HomeTown Buffet -
      Wichita, KS                      12/28/01   06/28/02     2,225,704       2,000,969      --           --         4,226,673
   Old Country Buffet -
      Mechanicsburg, PA                12/28/01   06/28/02     1,972,429       1,818,880      --           --         3,791,309
   IHOP -
      Rocky Mount, NC                  10/12/00   06/28/02     1,578,350       1,504,517      --           --         3,082,867
   JIB -
      Hickory, NC                      03/28/01   06/28/02     1,651,770       1,455,112      --           --         3,106,882
   HomeTown Buffet -
      Louisville, KY                   12/28/01   06/28/02     1,258,853       1,145,554      --           --         2,404,407
   Old Country Buffet -
      Franklin, OH                     12/28/01   06/28/02     1,448,568       1,318,638      --           --         2,767,206
   Pizza Hut -
      El Reno, OK                      01/18/02   06/28/02       419,270         367,573      --           --           786,843
   Bakers Square -
      Mt. Prospect, IL                 05/14/01   07/02/02     2,192,978       1,914,440      --           --         4,107,418
   Old Country Buffet -
      Onalaska, WI                     12/28/01   07/10/02     1,602,511       1,455,705      --           --         3,058,216
   Pizza Hut -
      Taylor, TX                       01/25/02   07/11/02       295,390         251,186      --           --           546,576
   IHOP -
      Cathedral City, CA               03/29/02   07/18/02     1,759,896       1,506,263      --           --         3,266,159
   Jack in the Box -
      Shelby, NC                       09/19/00   07/19/02     1,413,282       1,282,602      --           --         2,695,884
   Jack in the Box -
      Simpsonville, SC                 09/26/01   07/19/02     1,587,630       1,485,174      --           --         3,072,804
   Old Country Buffet -
      Cincinnati, OH                   12/28/01   07/22/02     1,116,247         975,569      --           --         2,091,816

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        -----------------------------------------
                                                                                          Excess
                                                         Total                         (deficiency)
                                                    acquisition cost,                  of property
                                         Original       capital                      operating cash
                                         mortgage    improvements                     receipts over
                                         financing    closing and                         cash
            Property                        (7)      soft costs (1)      Total      expenditures (19)
=====================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
      Houston, TX                        1,452,125       --            1,452,125         51,153
   Taco Cabana -
      Houston, TX #174                     975,647       --              975,647         34,369
   Taco Cabana -
      Katy, TX                           1,107,246       --            1,107,246         21,178
   Taco Cabana -
      Arlington, TX                      1,066,404       --            1,066,404         28,981
   Taco Cabana -
      Houston, TX #241                   1,363,637       --            1,363,637         48,036
   Taco Cabana -
      Denton, TX                         1,220,693       --            1,220,693         43,001
   Baker Square -
      Bolingbrook, IL                    1,636,364       --            1,636,364         16,147
   IHOP -
      Harlingen, TX                      1,619,998       --            1,619,998         (1,134)
   Old Country Buffet -
      Madison, WI                        2,091,000       --            2,091,000         (1,199)
   HomeTown Buffet -
      Wichita, KS                        2,000,000       --            2,000,000         (1,147)
   Old Country Buffet -
      Mechanicsburg, PA                  1,818,000       --            1,818,000         (1,523)
   IHOP -
      Rocky Mount, NC                    1,528,300       --            1,528,300         33,625
   JIB -
      Hickory, NC                        1,481,564       --            1,481,564         28,329
   HomeTown Buffet -
      Louisville, KY                     1,145,000       --            1,145,000           (660)
   Old Country Buffet -
      Franklin, OH                       1,318,000       --            1,318,000           (760)
   Pizza Hut -
      El Reno, OK                          368,764       --              368,764          1,591
   Bakers Square -
      Mt. Prospect, IL                   1,931,818       --            1,931,818         19,310
   Old Country Buffet -
      Onalaska, WI                       1,455,000       --            1,455,000         (1,020)
   Pizza Hut -
      Taylor, TX                           252,000       --              252,000          1,112
   IHOP -
      Cathedral City, CA                 1,509,346       --            1,509,346          3,182
   Jack in the Box -
      Shelby, NC                         1,322,836       --            1,322,836         50,638
   Jack in the Box -
      Simpsonville, SC                   1,503,608       --            1,503,608         21,487
   Old Country Buffet -
      Cincinnati, OH                       975,000       --              975,000           (821)

      Past performance is not necessarily indicative of future performance.

                                      B-36

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                     Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            -------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   OCB -
      Bourbonnais, IL                  12/28/01   07/23/02     1,401,789       1,273,743      --            --        2,675,532
   HomeTown Buffet -
      Rockford, IL                     12/28/01   07/23/02     2,534,814       2,274,326      --            --        4,809,140
   Pizza-Hut -
      Belton, TX                       01/25/02   07/24/02       724,812         615,776      --            --        1,340,588
   IHOP -
      Covington, LA                    03/29/02   07/26/02     1,939,187       1,716,670      --            --        3,655,857
   IHOP -
      Flourissant, MO                  03/29/02   07/30/02     1,699,850       1,548,233      --            --        3,248,083
   Jack in the Box -
      Rock Hill, SC                    09/15/00   08/05/02     1,250,338       1,143,510      --            --        2,393,848
   Jack in the Box -
      Greer, SC                        09/25/01   08/05/02     1,565,361       1,454,109      --            --        3,019,470
   Jack in the Box -
      Conroe, TX                       09/15/00   08/09/02     1,556,376       1,412,719      --            --        2,969,095
   Pizza Hut -
      Waco, TX (Baylor)                01/18/02   08/13/02       649,092         550,444      --            --        1,199,536
   Jack in the Box -
      Greenville, SC                   09/25/01   08/16/02     1,647,054       1,530,054      --            --        3,177,108
   Bakers Square -
      Eau Claire, WI                   05/14/01   08/20/02     1,359,362       1,169,094      --            --        2,528,456
   Bakers Square -
      Springfield, IL                  05/14/01   08/20/02     1,230,330       1,079,164      --            --        2,309,494
   Old Country Buffet -
      Mankato, MN                      12/28/01   08/20/02     1,816,605       1,637,118      --            --        3,453,723
   Jack in the Box -
      Baton Rouge, LA                  08/23/00   08/22/02     1,207,920       1,127,994      --            --        2,335,914
   TB/KFC -
      Center, TX                       10/31/00   08/30/02       868,185         852,554      --            --        1,720,739
   IHOP -
      Shawnee, OK                      12/20/01   08/30/02     1,579,070       1,434,527      --            --        3,013,597
   HomeTown Buffet -
      Medford, OR                      02/15/02   09/05/02     2,800,571       2,410,406      --            --        5,210,977
   HomeTown Buffet -
      Manchester, CT                   12/28/01   09/13/02     1,945,681       1,774,390      --            --        3,720,071
   Jack in the Box -
      Kilgore, TX                      06/27/02   09/18/02     1,188,992       1,093,811      --            --        2,282,803
   IHOP -
      Bristol, VA                      12/28/00   09/20/02     1,432,612       1,350,001      --            --        2,782,613
   Bakers Square -
      Akron, OH                        05/14/01   09/27/02     1,501,502       1,257,883      --            --        2,759,385
   Texas Roadhouse -
      Peoria, IL                       06/25/02   09/30/02     2,550,000       2,127,261      --            --        4,677,261
   Jack in the Box -
      Mesa, AZ                         06/27/02   10/04/02     1,678,254       1,475,706      --            --        3,153,960

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        -----------------------------------------
                                                                                          Excess
                                                         Total                         (deficiency)
                                                    acquisition cost,                  of property
                                         Original       capital                      operating cash
                                         mortgage    improvements                     receipts over
                                         financing    closing and                         cash
            Property                        (7)      soft costs (1)      Total      expenditures (19)
=====================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   OCB -
      Bourbonnais, IL                    1,273,000       --            1,273,000        (1,087)
   HomeTown Buffet -
      Rockford, IL                       2,273,000       --            2,273,000        (1,941)
   Pizza-Hut -
      Belton, TX                           618,282       --              618,282         2,875
   IHOP -
      Covington, LA                      1,720,183       --            1,720,183         2,971
   IHOP -
      Flourissant, MO                    1,551,402       --            1,551,402         3,922
   Jack in the Box -
      Rock Hill, SC                      1,181,275       --            1,181,275        46,288
   Jack in the Box -
      Greer, SC                          1,474,257       --            1,474,257        22,417
   Jack in the Box -
      Conroe, TX                         1,459,375       --            1,459,375        57,750
   Pizza Hut -
      Waco, TX (Baylor)                    553,145       --              553,145         3,009
   Jack in the Box -
      Greenville, SC                     1,551,255       --            1,551,255        24,584
   Bakers Square -
      Eau Claire, WI                     1,181,818       --            1,181,818        13,617
   Bakers Square -
      Springfield, IL                    1,090,909       --            1,090,909        12,569
   Old Country Buffet -
      Mankato, MN                        1,636,000       --            1,636,000        (1,503)
   Jack in the Box -
      Baton Rouge, LA                    1,167,135       --            1,167,135        48,323
   TB/KFC -
      Center, TX                           863,636       --              863,636        10,412
   IHOP -
      Shawnee, OK                        1,441,500       --            1,441,500         7,947
   HomeTown Buffet -
      Medford, OR                        2,409,000       --            2,409,000        (2,071)
   HomeTown Buffet -
      Manchester, CT                     1,773,000       --            1,773,000        (1,469)
   Jack in the Box -
      Kilgore, TX                        1,097,200       --            1,097,200         4,625
   IHOP -
      Bristol, VA                        1,373,272       --            1,373,272        25,525
   Bakers Square -
      Akron, OH                          1,272,727       --            1,272,727        16,331
   Texas Roadhouse -
      Peoria, IL                         2,134,177       --            2,134,177        10,527
   Jack in the Box -
      Mesa, AZ                           1,482,598       --            1,482,598         7,435

      Past performance is not necessarily indicative of future performance.

                                      B-37

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                     Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
================================================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
      Rockmart, GA                     01/18/02   11/06/02        432,906        366,030      --           --           798,936
   Ruby Tuesday -
      Angola, IN                       07/01/01   11/08/02      1,499,694      1,415,770      --           --         2,915,464
   Krystals -
      Pelham, AL                       09/15/00   11/14/02      1,013,642        910,619      --           --         1,924,261
   HomeTown Buffets -
      Hilliard, OH                     12/28/01   11/22/02      1,816,424      1,615,595      --           --         3,432,019
   IHOP -
      Enid, OK                         09/28/01   12/05/02      1,537,046      1,323,224      --           --         2,860,270
   IHOP -
      Kansas City, MO                  03/29/02   12/05/02      1,719,949      1,500,970      --           --         3,220,919
   Perkins -
      Millington, TN                   05/24/02   12/06/02      1,274,829      1,111,111      --           --         2,385,940
   Perkins -
      Mankato, MN                      09/13/02   12/10/02      1,373,747      1,193,299      --           --         2,567,046
   Ruby Tuesday -
      Island Park, NY                  02/27/01   12/18/02      1,882,592      1,782,108      --           --         3,664,700
   Pizza Hut -
      Woodville, TX                    01/18/02   12/19/02        392,396        351,085      --           --           743,481
   Krystals -
      Trenton, GA                      09/15/00   12/20/02      1,027,940        896,970      --           --         1,924,910

CNL Funding 2002-A, LP (18):
   Jack in the Box -
      Marana, AZ                       05/15/01   08/17/01        163,730      1,076,685      --           --         1,240,414
   Jack in the Box -
      St. George, UT                   07/12/01   12/04/01        231,916      1,580,962      --           --         1,812,878
   Jack in the Box -
      Pumpkin Center, CA               08/30/02   11/09/01        128,563      1,206,531      --           --         1,335,094
   Black Angus -
      Las Vegas, NV                    10/11/01   11/19/01        545,658      2,675,155      --           --         3,220,813
   Jack in the Box -
      Harrington, TX                   05/31/01   11/29/01        144,639      1,280,652      --           --         1,430,291
   Black Angus -
      Phoenix, AZ                      08/02/01   03/29/02      2,271,337      1,962,499      --           --         4,233,836
   Black Angus -
      Goodyear, AZ                     07/23/01   05/01/02      2,161,317      1,855,849      --           --         4,017,166
   Jack in the Box -
      Charlotte, NC                    08/30/01   06/14/02      1,603,500      1,450,809      --           --         3,054,309
   Jack in the Box -
      Baton Rouge, LA                  08/30/01   07/12/02      1,225,654      1,145,280      --           --         2,370,934
   Jack in the Box -
      Lake Zurich, IL                  09/26/01   12/20/02      2,655,920      2,215,642      --           --         4,871,562
   Bennigans -
      Killeen, TX                      08/07/01   12/30/02      2,182,142      1,897,117      --           --         4,079,259

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        -----------------------------------------
                                                                                          Excess
                                                         Total                         (deficiency)
                                                    acquisition cost,                  of property
                                         Original       capital                      operating cash
                                         mortgage    improvements                     receipts over
                                         financing    closing and                         cash
            Property                        (7)      soft costs (1)      Total      expenditures (19)
=====================================================================================================
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
      Rockmart, GA                         368,764         --            368,764         2,914
   Ruby Tuesday -
      Angola, IN                         1,426,713         --          1,426,713        29,521
   Krystals -
      Pelham, AL                           928,108         --            928,108        26,012
   HomeTown Buffets -
      Hilliard, OH                       1,614,000         --          1,614,000        (1,717)
   IHOP -
      Enid, OK                           1,336,499         --          1,336,499         4,742
   IHOP -
      Kansas City, MO                    1,509,346         --          1,509,346         8,575
   Perkins -
      Millington, TN                     1,111,111         --          1,111,111           756
   Perkins -
      Mankato, MN                        1,193,299         --          1,193,299         1,108
   Ruby Tuesday -
      Island Park, NY                    1,800,000         --          1,800,000        21,046
   Pizza Hut -
      Woodville, TX                        354,013         --            354,013         3,077
   Krystals -
      Trenton, GA                          915,294         --            915,294        26,769

CNL Funding 2002-A, LP (18):
   Jack in the Box -
      Marana, AZ                         1,078,143         --          1,078,143        27,638
   Jack in the Box -
      St. George, UT                     1,588,785         --          1,588,785        62,317
   Jack in the Box -
      Pumpkin Center, CA                 1,210,280         --          1,210,280        22,265
   Black Angus -
      Las Vegas, NV                      2,675,155         --          2,675,155        31,169
   Jack in the Box -
      Harrington, TX                     1,285,047         --          1,285,047        68,509
   Black Angus -
      Phoenix, AZ                        1,967,245         --          1,967,245        13,445
   Black Angus -
      Goodyear, AZ                       1,862,193         --          1,862,193        11,485
   Jack in the Box -
      Charlotte, NC                      1,467,708         --          1,467,708        17,149
   Jack in the Box -
      Baton Rouge, LA                    1,160,007         --          1,160,007        16,487
   Jack in the Box -
      Lake Zurich, IL                    2,246,512         --          2,246,512        39,380
   Bennigans -
      Killeen, TX                        1,925,583         --          1,925,583        31,785

      Past performance is not necessarily indicative of future performance.
                                      B-38

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Net Lease Investors, LP (18):
   JIB -
      Arlington, TX (8)                09/25/02   09/25/02     1,096,799              --      --            --        1,096,799
   Burger King -
      Jackson, MI (8)                  09/25/02   09/25/02       958,464              --      --            --          958,464
   IHOP -
      Buffalo Grove, IL (8)            09/25/02   09/25/02     1,591,656              --      --            --        1,591,656
   Arby's-Lee's
      Summit, MO (8)                   09/25/02   09/25/02       956,778              --      --            --          956,778
   Krispy Kreme -
      Clive, IA (8)                    09/25/02   09/25/02       719,193              --      --            --          719,193
   Boston Market
      Eden Prairie, MN (8)             09/25/02   09/25/02     1,096,256              --      --            --        1,096,256
   Denny's -
      Glenwood Springs, CO             09/25/02   09/30/02       795,710         724,289      --            --        1,519,999
   JIB -
      Apple Valley, CA                 09/25/02   10/29/02     1,321,825       1,125,979      --            --        2,447,804
   Jack in the Box -
      Calexico, CA                     09/25/02   11/08/02     1,648,680       1,380,933      --            --        3,029,613
   IHOP -
      Smyrna, GA                       09/25/02   11/15/02     1,745,706       1,487,570      --            --        3,233,276
   IHOP -
      Las Vegas, NV                    09/25/02   11/19/02     1,757,708       1,532,903      --            --        3,290,611
   Arby's -
      Lafayette, IN                    09/25/02   11/21/02     1,375,742       1,233,489      --            --        2,609,231
   JIB -
      Pomona, CA                       09/25/02   12/06/02     1,487,290       1,256,692      --            --        2,743,982
   IHOP -
      Bend, OR                         09/25/02   12/10/02     1,531,730       1,335,109      --            --        2,866,839
   JIB -
      Woodinville, WA                  09/25/02   12/12/02     1,655,360       1,416,445      --            --        3,071,805
   IHOP -
      Chico, CA                        09/25/02   12/16/02     1,941,672       1,704,094      --            --        3,645,766
   IHOP -
      Phoenix, AZ                      09/25/02   12/16/02     1,678,713       1,421,205      --            --        3,099,918
   Denny's -
      Grand Prairie, TX                09/25/02   12/18/02       808,300         641,605      --            --        1,449,905
   JIB -
      Stockton, CA                     09/25/02   12/19/02     1,318,360       1,194,990      --            --        2,513,350
   JIB -
      Altadena, CA                     09/25/02   12/19/02     1,807,332       1,568,973      --            --        3,376,305
   IHOP -
      Madera, CA                       09/25/02   12/20/02     1,738,750       1,517,381      --            --        3,256,131
   JIB -
      Los Angeles, CA                  09/25/02   12/20/02     1,722,484       1,440,875      --            --        3,163,359
   Stone Grill -
      Henderson, NV                    09/25/02   12/20/02       444,977         315,790      --            --          760,767

                                                 Cost of Properties
                                                Including Closing and
                                                     Soft Costs
                                       ---------------------------------------
                                                                                        Excess
                                                       Total                         (deficiency)
                                                  acquisition cost,                  of property
                                       Original       capital                      operating cash
                                       mortgage    improvements                     receipts over
                                       financing    closing and                         cash
            Property                      (7)      soft costs (1)      Total      expenditures (19)
===================================================================================================
CNL Net Lease Investors, LP (18):
   JIB -
      Arlington, TX (8)                       --     1,096,799       1,096,799           --
   Burger King -
      Jackson, MI (8)                         --       958,464         958,464           --
   IHOP -
      Buffalo Grove, IL (8)                   --     1,591,656       1,591,656           --
   Arby's-Lee's
      Summit, MO (8)                          --       956,778         956,778           --
   Krispy Kreme -
      Clive, IA (8)                           --       719,193         719,193           --
   Boston Market
      Eden Prairie, MN (8)                    --     1,096,256       1,096,256           --
   Denny's -
      Glenwood Springs, CO               724,289            --         724,289       (2,560)
   JIB -
      Apple Valley, CA                 1,125,979            --       1,125,979         (390)
   Jack in the Box -
      Calexico, CA                     1,380,873            --       1,380,873         (431)
   IHOP -
      Smyrna, GA                       1,487,640            --       1,487,640         (255)
   IHOP -
      Las Vegas, NV                    1,533,114            --       1,533,114            4
   Arby's -
      Lafayette, IN                    1,234,521            --       1,234,521        1,632
   JIB -
      Pomona, CA                       1,256,583            --       1,256,583         (501)
   IHOP -
      Bend, OR                         1,334,916            --       1,334,916         (674)
   JIB -
      Woodinville, WA                  1,416,512            --       1,416,512         (421)
   IHOP -
      Chico, CA                        1,706,088            --       1,706,088        2,084
   IHOP -
      Phoenix, AZ                      1,422,679            --       1,422,679        1,492
   Denny's -
      Grand Prairie, TX                  643,812            --         643,812      (17,570)
   JIB -
      Stockton, CA                     1,195,358            --       1,195,358           44
   JIB -
      Altadena, CA                     1,569,349            --       1,569,349         (104)
   IHOP -
      Madera, CA                       1,517,799            --       1,517,799          (23)
   JIB -
      Los Angeles, CA                  1,441,506            --       1,441,506          319
   Stone Grill -
      Henderson, NV                      316,876            --         316,876         (501)

      Past performance is not necessarily indicative of future performance.

                                      B-39

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                               Closing Costs and GAAP Adjustments
                                                            ------------------------------------------------------------------
                                                                                           Purchase
                                                                               Mortgage      money     Adjustments
                                                                                balance    mortgage   resulting from
                                         Date     Date of   Cash received net   at time   taken back  application of
            Property                   Acquired    Sale     of closing costs    of sale   by program       GAAP         Total
===============================================================================================================================
CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
      Veradale, WA                     09/25/02   12/20/02      1,584,962      1,432,938      --            --        3,017,900
   Denny's -
      Tulsa, OK                        09/25/02   12/23/02        198,995         87,719      --            --          286,714
   Chipolte Mexican Grill -
      Redlands, CA                     09/25/02   12/26/02      1,131,950        947,782      --            --        2,079,732
   Arby's -
      Boise, ID                        09/25/02   12/27/02      1,024,456        880,157      --            --        1,904,613
   IHOP -
      Las Vegas, NV - 752              09/25/02   12/30/02      1,956,162      1,654,627      --            --        3,610,789
   IHOP -
      Chesapeake, VA                   09/25/02   12/30/02      1,820,540      1,596,258      --            --        3,416,798
   JIB -
      Sacramento, CA                   09/25/02   12/31/02      1,351,820      1,230,480      --            --        2,582,300
   JIB -
      Delano, CA                       09/25/02   12/31/02      1,411,817      1,193,558      --            --        2,605,375

CNL Franchise Network, LP (24)
   Applebees -
      Salinas, CA                      02/10/97   04/26/02      2,049,350             --      --            --        2,649,350
   Fazoli's -
      Cordova, TN (25)                 12/28/01   06/28/02        638,052             --      --            --          638,052
   Fazoli's -
      Collierville, TN (25)            12/23/99   08/08/02        667,882             --      --            --          667,882

                                                   Cost of Properties
                                                  Including Closing and
                                                       Soft Costs
                                        -----------------------------------------
                                                                                          Excess
                                                         Total                         (deficiency)
                                                    acquisition cost,                  of property
                                         Original       capital                      operating cash
                                         mortgage    improvements                     receipts over
                                         financing    closing and                         cash
            Property                        (7)      soft costs (1)      Total      expenditures (19)
=====================================================================================================
CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
      Veradale, WA                       1,434,470              --     1,434,470         1,591
   Denny's -
      Tulsa, OK                             88,021              --        88,021        (8,056)
   Chipolte Mexican Grill -
      Redlands, CA                         948,249              --       948,249           229
   Arby's -
      Boise, ID                            879,752              --       879,752        (1,105)
   IHOP -
      Las Vegas, NV - 752                1,654,674              --     1,654,674          (737)
   IHOP -
      Chesapeake, VA                     1,595,915              --     1,595,915        (1,328)
   JIB -
      Sacramento, CA                     1,230,859              --     1,230,859           (85)
   JIB -
      Delano, CA                         1,193,846              --     1,193,846          (125)

CNL Franchise Network, LP (24)
   Applebees -
      Salinas, CA                               --       1,748,118     1,496,871            --
   Fazoli's -
      Cordova, TN (25)                          --         501,969       501,969            --
   Fazoli's -
      Collierville, TN (25)                     --         621,070            --          (207)

(1)  Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2)  Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors,
     Inc. or its affiliates.

(3)  Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.

(4)  Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.

(5)  Cash received net of closing costs includes $147,750 of lease termination income.

(6)  Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7)  Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.

(8)  Each property was sold to one of the CNL Income Funds, which are Prior
     Public Programs and affiliates of the Chairman and Vice Chairman of the
     Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease
     Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.

(9)  This property was being constructed and was sold prior to completion of construction.

(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL Restaurant Properties, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL Restaurant Properties, Inc.

(11) Cash received net of closing costs includes $35,863 received as a lease termination fee.

(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income
     Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII,
     Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

      Past performance is not necessarily indicative of future performance.

                                      B-40

(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund
     XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd.
     represent each partnership's percentage interest in the property owned by
     Woodridge Joint Venture.

(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund
     IX, Ltd. owned a 25 percent interest in the property in Dublin, California.
     The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX,
     Ltd. represent each partnership percentage interest in the property.

(15) Amount shown is face value and does not represent discounted current value.
     The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.

(16) Amount shown is face value and does not represent discounted current value.
     The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.

(17) Amount shown is face value and does not represent discounted current value.
     The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.

(18) Information in this table includes properties sold by CNL Restaurant
     Property Services, Inc., CNL Restaurant Investors Properties, LLC, CNL
     Funding 2001-A, LP, CNL Funding 2002 - A LP and CNL Net Lease Investors LP,
     subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.

(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X,
     Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd.
     represent each partnership's percentage interest owned by Peoria Joint
     Venture.

(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund
     XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas.
     The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI,
     Ltd. represent each partnership's percentage interest in the property.

(22) Amount shown is face value and does not represent discounted current value.
     The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.

(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

(24) Information in this table includes properties sold by CNL Financial
     Services, LP and CNL Franchise Network, LP, subsidiaries of CNL Restaurant
     Properties, Inc.

(25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26) Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27) Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund
     IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd.
     represent each partnership's percentage interest in the property owned by
     Titusville Joint Venture.

(29) CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL
     Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant
     Investments III.

(30) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture.
     The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31) CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund
     VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for
     CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund
     IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.

(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X,
     Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a
     62.16 percent interest in this joint venture. The amounts presented for CNL
     Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd.
     represent each partnership's percentage interest in the property owned by
     Ashland Joint Venture.

(33) CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund
     IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL
     Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34) CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund
     XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd.
     represent each partnership's percentage interest in the property owned by
     CNL Mansfield Joint Venture.

(35) CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36) Amount shown is face value and does not represent discounted current value.
     The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37) Amount shown is face value and does not represent discounted current value.
     The mortgage note bore interest at a rate of 10.5 percent per annum. In
     December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38) Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

      Past performance is not necessarily indicative of future performance.

                                      B-41